Filed Pursuant to
                                                                  Rule 424(b)(3)
                                                                Registration No:
                                                                       333-69793
                                                                       333-69753
================================================================================


                TRAVELERS RETIREMENT ACCOUNT ANNUITY PROSPECTUS:
           THE TRAVELERS SEPARATE ACCOUNT FIVE FOR VARIABLE ANNUITIES
            THE TRAVELERS SEPARATE ACCOUNT SIX FOR VARIABLE ANNUITIES

This prospectus describes TRAVELERS RETIREMENT ACCOUNT ANNUITY, a flexible premium deferred variable annuity contract (the "Contract") issued by The Travelers Insurance Company or The Travelers Life and Annuity Company. The Travelers Life and Annuity Company does not solicit or issue insurance products in the state of New York. Refer to the first page of your Contract for the name of your issuing company. The Contract is available in connection with certain retirement plans that qualify for special federal income tax treatment ("Qualified Contracts".) We may issue it as an individual Contract or as a group Contract. When we issue a group Contract, you will receive a certificate summarizing the Contract's provisions. For convenience, we refer to Contracts and certificates as "Contracts." You can choose to have your premium ("Purchase Payments") and any applicable Purchase Payment Credits accumulate on a variable and, subject to availability, fixed basis in one of our funding options. Your Contract Value before the Maturity Date and the amount of monthly income afterwards will vary daily to reflect the investment experience of the Variable Funding Options you select. You bear the investment risk of investing in the Variable Funding Options. The Variable Funding Options are:

Capital Appreciation Fund                                              PUTNAM VARIABLE TRUST
High Yield Bond Trust                                                      Putnam VT Small Cap Value Fund -- Class IB Shares
Managed Assets Trust                                                   SALOMON BROTHERS VARIABLE SERIES FUNDS INC.
Money Market Portfolio                                                     All Cap Fund -- Class I
AMERICAN FUNDS INSURANCE SERIES                                            Investors Fund -- Class I
   Global Growth Fund -- Class 2 Shares                                THE TRAVELERS SERIES TRUST
   Growth Fund -- Class 2 Shares                                           Convertible Securities Portfolio
   Growth-Income Fund -- Class 2 Shares                                    Disciplined Mid Cap Stock Portfolio
CITISTREET FUNDS, INC.                                                     Equity Income Portfolio
   CitiStreet Diversified Bond Fund -- Class I                             Large Cap Portfolio
   CitiStreet International Stock Fund -- Class I                          Mercury Large Cap Core Portfolio(1)
   CitiStreet Large Company Stock Fund -- Class I                          MFS Mid Cap Growth Portfolio
    CitiStreet Small Company Stock Fund -- Class I                         MFS Value Portfolio
DELAWARE VIP TRUST                                                         Mondrian International Stock Portfolio(2)
   Delaware VIP REIT Series -- Standard Class                              Pioneer Fund Portfolio
   Delaware VIP Small Cap Value Series -- Standard Class                   Pioneer Mid Cap Value Portfolio
DREYFUS VARIABLE INVESTMENT FUND                                           Social Awareness Stock Portfolio
   Appreciation Portfolio -- Initial Shares                                Style Focus Series: Small Cap Growth Portfolio
   Developing Leaders Portfolio --                                         Style Focus Series: Small Cap Value Portfolio
     Initial Shares                                                        Travelers Quality Bond Portfolio
FRANKLIN TEMPLETON VARIABLE INSURANCE PRODUCTS TRUST                       U.S. Government Securities Portfolio
   Mutual Shares Securities Fund -- Class 2 Shares                      TRAVELERS SERIES FUND INC.
   Templeton Developing Markets Securities Fund -- Class 2 Shares          AIM Capital Appreciation Portfolio
   Templeton Foreign Securities Fund -- Class 2 Shares                     MFS Total Return Portfolio
   Templeton Growth Securities Fund -- Class 2 Shares                      Pioneer Strategic Income Portfolio
GREENWICH STREET SERIES FUND                                               SB Adjustable Rate Income Portfolio Smith Barney Class
   Appreciation Portfolio                                                  Smith Barney Aggressive Growth Portfolio
   Equity Index Portfolio -- Class II Shares                               Smith Barney High Income Portfolio
JANUS ASPEN SERIES                                                         Smith Barney Large Capitalization Growth Portfolio
   Mid Cap Growth Portfolio -- Service Shares                              Strategic Equity Portfolio
LAZARD RETIREMENT SERIES, INC.                                         VAN KAMPEN LIFE INVESTMENT TRUST
   Lazard Retirement Small Cap Portfolio                                   Comstock Portfolio Class II Shares
LORD ABBETT SERIES FUND, INC.                                          VARIABLE ANNUITY PORTFOLIOS
   Growth and Income Portfolio                                             Smith Barney Small Cap Growth Opportunities Portfolio
   Mid-Cap Value Portfolio                                             VARIABLE INSURANCE PRODUCTS FUND II
OPPENHEIMER VARIABLE ACCOUNT FUNDS                                         Contrafund(R) Portfolio -- Service Class 2
   Oppenheimer Main Street Fund/VA -- Service Shares                    VARIABLE INSURANCE PRODUCTS FUND III
PIMCO VARIABLE INSURANCE TRUST                                             Mid Cap Portfolio -- Service Class 2
   Real Return Portfolio -- Administrative Class
   Total Return Portfolio -- Administrative Class
------------------------------
(1)  Formerly Merrill Lynch Large Cap Core Portfolio                   (2) Formerly Lazard International Stock Portfolio


We also offer variable annuity Contracts that do not have Purchase Payment Credits, and therefore may have lower fees. Over time, the value of the Purchase Payment Credits could be more than offset by higher charges. You should carefully consider whether or not this Contract is the most appropriate investment for you.

The Contract, certain Contract features and/or some of the funding options may not be available in all states. This prospectus provides the information that you should know before investing in the Contract. Please keep this prospectus for future reference. You can receive additional information about your Contract by requesting a copy of the Statement of Additional Information ("SAI") dated May 2, 2005. We filed the SAI with the Securities and Exchange Commission ("SEC"), and it is incorporated by reference into this prospectus. To request a copy, write to The Travelers Insurance Company, Annuity Investor Services, One Cityplace, 3 CP, Hartford, Connecticut 06103-3415, call 1-800-842-9406 or access the SEC's website (http://www.sec.gov). See Appendix E for the SAI's table of contents.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR THE ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

VARIABLE ANNUITY CONTRACTS ARE NOT DEPOSITS OF ANY BANK, AND ARE NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.

                          PROSPECTUS DATED MAY 2, 2005

                                TABLE OF CONTENTS


Glossary.............................................   3        Annuity Options.....................................   36
Summary..............................................   5     Miscellaneous Contract Provisions......................   36
Fee Table............................................   8        Right to Return.....................................   36
Condensed Financial Information......................  16        Termination.........................................   36
The Annuity Contract.................................  16        Required Reports....................................   37
   Contract Owner Inquiries..........................  17        Suspension of Payments..............................   37
   Purchase Payments.................................  17     The Separate Accounts..................................   37
   Purchase Payment Credits .........................  17        Performance Information.............................   37
   Conservation Credit...............................  17     Federal Tax Considerations.............................   38
   Accumulation Units................................  18        General Taxation of Annuities.......................   38
   The Variable Funding Options......................  18        Types of Contracts: Qualified and Non-qualified.....   38
Fixed Account .......................................  24        Qualified Annuity Contracts.........................   38
Charges and Deductions...............................  24          Taxation of Qualified Annuity Contracts...........   39
   General...........................................  24          Mandatory Distributions for Qualified Plans.......   39
   Withdrawal Charge.................................  25        Non-qualified Annuity Contracts.....................   39
   Free Withdrawal Allowance.........................  26          Diversification Requirements for Variable
   Transfer Charge...................................  26            Annuities.......................................   40
   Mortality and Expense Risk Charge.................  26          Ownership of the Investments......................   40
   Variable Funding Option Expenses..................  27          Taxation of Death Benefit Proceeds................   40
   Floor Benefit/Liquidity Benefit Charges...........  27        Other Tax Considerations............................   40
   CHART Asset Allocation Program Charges ...........  27          Treatment of Charges for Optional Benefits........   40
   Premium Tax.......................................  27          Penalty Tax for Premature Distribution............   41
   Changes in Taxes Based upon Premium or                          Puerto Rico Tax Considerations....................   41
   Value.............................................  27          Non-Resident Aliens...............................   41
Transfers............................................  27     Available Information..................................   41
Access to Your Money.................................  29     Incorporation of Certain Documents by
   Systematic Withdrawals............................  29        Reference...........................................   42
Ownership Provisions.................................  30     Other Information......................................   42
   Types of Ownership................................  30        The Insurance Companies.............................   42
     Contract Owner..................................  30        Financial Statements................................   43
     Beneficiary.....................................  30        Distribution of Variable Annuity Contracts..........   43
Death Benefit........................................  30        Conformity with State and Federal Laws..............   45
   Death Proceeds before the Maturity Date...........  30        Voting Rights.......................................   45
   Step-Up Death Benefit Value.......................  31        Restrictions on Financial Transactions..............   45
   Payment of Proceeds...............................  31        Legal Proceedings and Opinions......................   45
   Beneficiary Contract Continuance..................  32     Appendix A: Condensed Financial
   Planned Death Benefit.............................  32        Information for The Travelers Insurance
   Death Proceeds after the Maturity Date............  33        Company: Separate Account Five......................  A-1
The Annuity Period...................................  33     Appendix B: Condensed Financial Information
   Maturity Date.....................................  33        for The Travelers Life and Annuity
   Liquidity Benefit ................................  32        Company: Separate Account Six.......................  B-1
   Allocation of Annuity.............................  34     Appendix C: Waiver of Withdrawal Charge
   Variable Annuity..................................  34        for Nursing Home Confinement........................  C-1
   Fixed Annuity.....................................  35     Appendix D: Market Value Adjustment....................  D-1
Payment Options........................................35     Appendix E: Contents of the Statement
   Election of Options.................................35        of Additional Information...........................  E-1


                                    GLOSSARY

ACCUMULATION UNIT -- an accounting unit of measure used to calculate the value of this Contract before Annuity Payments begin.

ANNUITANT -- the person on whose life the Maturity Date and Annuity Payments depend.

ANNUITY PAYMENTS -- a series of periodic payments (a) for life; (b) for life with a minimum number of payments; (c) for the joint lifetime of the Annuitant and another person, and thereafter during the lifetime of the survivor; or (d) for a fixed period.

ANNUITY UNIT -- an accounting unit of measure used to calculate the amount of Annuity Payments.

CASH SURRENDER VALUE -- the Contract Value less any withdrawal charge and premium tax not previously deducted.

CODE -- the Internal Revenue Code of 1986, as amended, and all related laws and regulations that are in effect during the term of this Contract.

CONTINGENT ANNUITANT -- the individual who becomes the Annuitant when the Annuitant who is not the owner dies prior to the Maturity Date.

CONTRACT DATE -- the date on which the Contract is issued.

CONTRACT OWNER (you) -- the person named in the Contract (on the specifications page) as the owner of the Contract.

CONTRACT VALUE -- Purchase Payments and any associated Purchase Payment Credits, plus or minus any investment experience on the amounts allocated to the variable funds or interest on amounts allocated to the Fixed Account, adjusted by any applicable charges and withdrawals.

CONTRACT YEARS -- twelve month periods beginning with the Contract Date.

DEATH REPORT DATE -- the day on which we have received 1) Due Proof of Death and
2) written payment instructions or election of spousal or beneficiary contract continuation.

DUE PROOF OF DEATH -- (i) a copy of a certified death certificate; (ii) a copy of a certified decree of a court of competent jurisdiction as to the finding of death; (iii) a written statement by a medical doctor who attended the deceased; or (iv) any other proof satisfactory to us.

FIXED ACCOUNT -- an account that consists of all of the assets under this Contract other than those in the Separate Account.

HOME OFFICE -- the Home Office of The Travelers Insurance Company or The Travelers Life and Annuity Company or any other office that we may designate for the purpose of administering this Contract.

MATURITY DATE -- the date on which the Annuity Payments are to begin.

PAYMENT OPTION -- an Annuity or Income option elected under your Contract.

PURCHASE PAYMENT -- any premium paid by you to initiate or supplement this Contract.

PURCHASE PAYMENT CREDIT -- an amount credited to your Contract Value that equals a percentage of each Purchase Payment made.

QUALIFIED CONTRACT -- a contract used in a retirement plan or program that is intended to qualify under Sections 401, 403, 408, or 414(d) of the Code.

SEPARATE ACCOUNT -- a segregated account registered with the Securities and Exchange Commission ("SEC"), the assets of which are invested solely in the Underlying Funds. The assets of the Separate Account are held exclusively for the benefit of Contract Owners.

SUBACCOUNT -- that portion of the assets of a Separate Account that is allocated to a particular Underlying Fund.

UNDERLYING FUND -- a portfolio of an open-end management investment company that is registered with the SEC in which the Subaccounts invest.

VALUATION DATE -- a date on which a Subaccount is valued.

VALUATION PERIOD -- the period between successive valuations.

VARIABLE FUNDING OPTION -- an open-end diversified management investment company that serves as an investment option under the Separate Account.

WE, US, OUR -- The Travelers Insurance Company or the Travelers Life and Annuity Company.

WRITTEN REQUEST -- written information sent to us in a form and content satisfactory to us and received at our Home Office.

YOU, YOUR -- the Contract Owner.

                                    SUMMARY:
                          TRAVELERS RETIREMENT ACCOUNT

THIS SUMMARY DETAILS SOME OF THE MORE IMPORTANT POINTS THAT YOU SHOULD KNOW AND CONSIDER BEFORE PURCHASING THE CONTRACT. PLEASE READ THE ENTIRE PROSPECTUS CAREFULLY.

WHAT COMPANY WILL ISSUE MY CONTRACT? Your issuing company is either The Travelers Insurance Company or The Travelers Life and Annuity Company, ("the Company," "we" or "us"). The Travelers Life and Annuity Company does not solicit or issue insurance products in the state of New York. Refer to your Contract for the name of your issuing Company. Each company sponsors its own segregated account ("Separate Account"). The Travelers Insurance Company sponsors the Travelers Separate Account Five for Variable Annuities ("Separate Account Five"); The Travelers Life and Annuity Company sponsors the Travelers Separate Account Six for Variable Annuities ("Separate Account Six"). When we refer to the Separate Account, we are referring to either Separate Account Five or Separate Account Six, depending upon your issuing Company. The Contract may not currently be available for sale in all states.

CAN YOU GIVE ME A GENERAL DESCRIPTION OF THE CONTRACT? We designed the Contract for retirement savings or other long-term investment purposes. The Contract provides a death benefit as well as guaranteed payout options. You direct your payment(s) to one or more of the Variable Funding Options and/or to the Fixed Account that is part of our general account (the "Fixed Account"). We guarantee money directed to the Fixed Account as to principal and interest. The Variable Funding Options fluctuate with the investment performance of the Underlying Funds and are not guaranteed. You can also lose money in the Variable Funding Options.

The Contract, like all deferred variable annuity contracts, has two phases: the accumulation phase and the payout phase (annuity period). During the accumulation phase generally, your pre-tax contributions accumulate on a tax-deferred basis and are taxed as income when you make a withdrawal, presumably when you are in a lower tax bracket. The payout phase occurs when you begin receiving payments from your Contract. The amount of money you accumulate in your Contract determines the amount of income (Annuity Payments) you receive during the payout phase.

During the payout phase, you may choose one of a number of annuity options. You may receive income payments from the Variable Funding Options and/or the Fixed Account. If you elect variable income payments, the dollar amount of your payments may increase or decrease. Once you choose one of the annuity options and begin to receive payments, it cannot be changed.

WHO CAN PURCHASE THIS CONTRACT? The Contract is currently only available for use in connection with tax qualified retirement plans ("Plans"), which include Contracts qualifying under Section 401(a), 403(b), 408 or 457 of the Internal Revenue Code of 1986, as amended, as well as beneficiary-directed transfers of death benefit proceeds from another contract. Purchase of this Contract through a Plan does not provide any additional tax deferral benefits beyond those provided by the Plan. Accordingly, you should consider purchasing this Contract for its death benefit, annuity option benefits, and other non-tax-related benefits.

You may purchase the Contract with an initial payment of at least $20,000. You may make additional payments of at least $5,000 at any time during the accumulation phase.

On or after May 2, 2005, the Contract is not available for purchase if the proposed owner or Annuitant is age 81 or older.

CAN I EXCHANGE MY CURRENT ANNUITY CONTRACT FOR THIS CONTRACT? The Code generally permits you to exchange one annuity contract for another in a "tax-free exchange." Therefore, you can transfer the proceeds from another annuity contract to make Purchase Payments under this Contract. Before making an exchange to acquire this Contract, you should carefully compare this Contract to your current contract. You may have to pay a surrender charge under your current contract to exchange it for this Contract, and this Contract has its own surrender charges that would apply to you. The other fees and charges under this Contract may be higher or lower and the benefits may be different than those of your current contract. In addition, you may have to pay federal income or penalty taxes on the exchange if it does not qualify for tax-free treatment. You should not exchange another contract for this Contract unless you determine, after evaluating all the facts, that the exchange is in your best interests. Remember that the person selling you the Contract generally will earn a commission on the sale.

WHO IS THE CONTRACT ISSUED TO? If you purchase an individual Contract, you are the Contract Owner. If a group Contract is purchased, we issue certificates to the individual participants. Where we refer to "you," we are referring to the individual Contract Owner or the group participant, as applicable. We refer to both contracts and certificates as "Contracts." If a group unallocated Contract is purchased, we issue only the Contract.

We issue group Contracts in connection with retirement plans. Depending on your Plan, certain features and/or Variable Funding Options described in this prospectus may not be available to you. Your Plan provisions supercede the prospectus. If you have any questions about your specific Plan, contact your Plan administrator.

IS THERE A RIGHT TO RETURN PERIOD? If you cancel the Contract within ten days after you receive it, you will receive a full refund of your Contract Value plus any Contract charges and premium taxes you paid (but not fees and charges assessed by the Underlying Funds). Where state law requires a different right to return period, or the return of Purchase Payments, the Company will comply. You bear the investment risk on the Purchase Payment allocated to a Variable Funding Option during the right to return period; therefore, the Contract Value we return may be greater or less than your Purchase Payment.

If you purchased your Contract as an Individual Retirement Annuity, and you return it within the first seven days after delivery, or longer if your state permits, we will refund your full Purchase Payment. During the remainder of the right to return period, we will refund your Contract Value (including charges we assessed). We will determine your Contract Value at the close of business on the day we receive a Written Request for a refund.

During the right to return period, you will not bear any Contract fees associated with the Purchase Payment Credits. If you exercise your right to return, you will be in the same position as if you had exercised the right to return in a variable annuity Contract with no Purchase Payment Credit. You would, however, receive any gains, and we would bear any losses attributable to the Purchase Payment Credits.

CAN YOU GIVE A GENERAL DESCRIPTION OF THE VARIABLE FUNDING OPTIONS AND HOW THEY OPERATE? Through its Subaccounts, the Separate Account uses your Purchase Payments to purchase shares, at your direction, of one or more of the Variable Funding Options. In turn, each Variable Funding Option invests in an underlying mutual fund ("Underlying Fund") that holds securities consistent with its own investment policy. Depending on market conditions, you may make or lose money in any of these Variable Funding Options.

You can transfer among the Variable Funding Options as frequently as you wish without any current tax implications. Currently there is no charge for transfers, nor a limit to the number of transfers allowed. We may, in the future, charge a fee for any transfer request, or limit the number of transfers allowed. At a minimum, we would always allow one transfer every six months. We reserve the right to restrict transfers that we determine will disadvantage other Contract Owners.

WHAT EXPENSES WILL BE ASSESSED UNDER THE CONTRACT? The Contract has insurance features and investment features, and there are costs related to each. We deduct a mortality and expense risk ("M&E") charge daily from the amounts you allocate to the Separate Account. We deduct the M&E at an annual rate of 0.80% for the Standard Death Benefit, and 1.25% for the Optional Death Benefit. Each Underlying Fund also charges for management costs and other expenses.

We will apply a withdrawal charge to withdrawals from the Contract, and will calculate it as a percentage of the Purchase Payments and any associated Purchase Payment Credits withdrawn. The maximum percentage is 5%, decreasing to 0% in years six and later.

Upon annuitization, if you select the Variable Annuitization Floor Benefit, there is a Floor Benefit charge assessed. This charge will vary based upon market conditions, and will be set at the time you choose this option. Once established, this charge will remain the same throughout the term of the annuitization. If you select the Liquidity Benefit, there is a charge of 5% of the amounts withdrawn.

HOW WILL MY PURCHASE PAYMENTS AND WITHDRAWALS BE TAXED? Generally, the payments you make to a Qualified Contract during the accumulation phase are made with before-tax dollars. Generally, you will be taxed on your Purchase Payments, Purchase Payment Credits and on any earnings when you make a withdrawal or begin receiving Annuity Payments. Payments to the Contract are made with after-tax dollars, and any credits and earnings will generally accumulate tax-deferred. You will be taxed on these earnings when they are withdrawn from the Contract. If you are younger than 59 1/2 when you take money out, you may be charged a 10% federal penalty tax on the amount withdrawn.

HOW MAY I ACCESS MY MONEY? You can take withdrawals any time during the accumulation phase. Withdrawal charges may apply, and income taxes, and/or a penalty tax may apply to taxable amounts withdrawn.

WHAT IS THE DEATH BENEFIT UNDER THE CONTRACT? You may choose to purchase the Standard or Optional Death Benefit. If you die before the Contract is in the payout phase, the person you have chosen as your beneficiary will receive a death benefit. We calculate the death benefit value at the close of the business day on which our Home Office receives (1) Due Proof of Death and (2) written payment instructions or the election of beneficiary contract continuance. Please refer to the Death Benefit section in the prospectus for more details.

WHERE MAY I FIND OUT MORE ABOUT ACCUMULATION UNIT VALUES? The Condensed Financial Information in Appendix A or Appendix B to this prospectus provides more information about Accumulation Unit values.

ARE THERE ANY ADDITIONAL FEATURES? This Contract has other features you may be interested in. These include:

       o DOLLAR COST AVERAGING. This is a program that allows you to invest a fixed amount of money in Variable Funding Options each month, theoretically giving you a lower average cost per unit over time than a single one-time purchase. Dollar Cost Averaging requires regular investments regardless of fluctuating price levels, and does not guarantee profits or prevent losses in a declining market. Potential investors should consider their financial ability to continue purchases through periods of low price levels.

       o SYSTEMATIC WITHDRAWAL OPTION. Before the Maturity Date, you can arrange to have money sent to you at set intervals throughout the year. Of course, any applicable income and penalty taxes will apply on amounts withdrawn. Withdrawals in excess of the free withdrawal allowance may be subject to a withdrawal charge.

       o MANAGED DISTRIBUTION PROGRAM. This program allows us to automatically calculate and distribute to you, in November of the applicable tax year, an amount that will satisfy the Internal Revenue Service's minimum distribution requirements imposed on certain Contracts once the owner reaches age 70 1/2or retires. These minimum distributions occur during the accumulation phase.

       o ASSET ALLOCATION ADVICE. If allowed, you may elect to enter into a separate advisory agreement with CitiStreet Financial Services LLC. ("CitiStreet"), an affiliate of the Company, for the purpose of receiving asset allocation advice under CitiStreet's CHART Program. The CHART Program allocates all Purchase Payments among the CitiStreet Funds. The CHART Program and applicable fees are fully described in a separate disclosure statement.

       O BENEFICIARY CONTRACT CONTINUANCE (NOT PERMITTED FOR NON-NATURAL BENEFICIARIES). If you die before the Maturity Date, and if the value of any beneficiary's portion of the death benefit is between $20,000 and $1,000,000 as of the date of your death, that beneficiary(s) may elect to continue his/her portion of the Contract.

                                    FEE TABLE
--------------------------------------------------------------------------------

The following tables describe the fees and expenses that you will pay when buying, owning, and surrendering the Contract. The first table describes the fees and expenses that you will pay at the time that you buy the Contract, surrender the Contract, or transfer Contract Value between Variable Funding Options. Expenses shown do not include premium taxes, which may be applicable.

CONTRACT OWNER TRANSACTION EXPENSES

   WITHDRAWAL CHARGE.............................................  5%(1)
   (AS A PERCENTAGE OF THE PURCHASE PAYMENTS AND ANY APPLICABLE PURCHASE PAYMENT CREDITS WITHDRAWN)


   TRANSFER CHARGE...............................................  $10(2)
   (ASSESSED ON TRANSFERS THAT EXCEED 12 PER YEAR)


   LIQUIDITY BENEFIT CHARGE......................................  5%
   (DURING THE ANNUITY PERIOD, IF YOU HAVE ELECTED THE LIQUIDITY BENEFIT, A SURRENDER CHARGE OF 5% OF THE AMOUNT WITHDRAWN WILL BE ASSESSED. SEE "LIQUIDITY BENEFIT").
--------------
 (1) The withdrawal charge declines to zero after the Purchase Payment has been in the Contract for 5 years. The charge is as follows:

           YEARS SINCE PURCHASE                  WITHDRAWAL
               PAYMENT MADE                        CHARGE
------------------------------------------- ----------------------
GREATER THAN OR EQUAL TO   BUT LESS THAN
        0 years               1 years                5%
        1 years               2 years                4%
        2 years               3 years                3%
        3 years               4 years                2%
        4 years               5 years                1%
        5 years+                                     0%
 (2) We do not currently assess the transfer charge.

The next table describes the fees and expenses that you will pay periodically during the time that you own the Contract, not including Underlying Fund fees and expenses.

ANNUAL SEPARATE ACCOUNT CHARGES
(AS A PERCENTAGE OF THE AVERAGE DAILY NET ASSETS OF THE SEPARATE ACCOUNT)

             STANDARD DEATH BENEFIT:                                       OPTIONAL DEATH BENEFIT:
--------------------------------------------------              -----------------------------------------------
Mortality and Expense Risk Charge...............     0.80%      Mortality and Expense Risk Charge.............    1.25%
Administrative Expense Charge...................      None      Administrative Expense Charge.................     None
                                                    ---------                                                    ---------
     Total Annual Separate Account Charges......     0.80%           Total Annual Separate Account Charges....    1.25%

During the annuity period, if you have elected the Variable Annuitization Floor Benefit, a total annual separate account charge of up to 3.80% or 4.25% may apply. See "Variable Annuitization Floor Benefit".

UNDERLYING FUND EXPENSES AS OF DECEMBER 31, 2004 (UNLESS OTHERWISE INDICATED):

The first table below shows the range (minimum and maximum) of the total annual operating expenses charged by all of the Underlying Funds, before any voluntary or contractual fee waivers and/or expense reimbursements. The second table shows each Underlying Fund's management fee, distribution and/or service fees (12b-1) if applicable, and other expenses. The Underlying Funds provided this information and we have not independently verified it. More detail concerning each Underlying Fund's fees and expenses is contained in the prospectus for each Underlying Fund. Current prospectuses for the Underlying Funds can be obtained by calling 1-800-842-9406.


MINIMUM AND MAXIMUM TOTAL ANNUAL UNDERLYING FUND OPERATING EXPENSES


                                                            MINIMUM      MAXIMUM
TOTAL ANNUAL FUND OPERATING EXPENSES                        ------       -------
(expenses that are deducted from Underlying Fund
assets, including management fees, distribution
and/or service fees (12b-1) fees, and other expenses.)....    0.42%        1.79%

UNDERLYING FUND FEES AND EXPENSES
(AS A PERCENTAGE OF AVERAGE DAILY NET ASSETS)


                                                DISTRIBUTION
                                                   AND/OR                     TOTAL        CONTRACTUAL        NET TOTAL
                                                  SERVICE                    ANNUAL        FEE WAIVER          ANNUAL
                                 MANAGEMENT       (12B-1)        OTHER      OPERATING    AND/OR EXPENSE       OPERATING
UNDERLYING FUND:                     FEE            FEES       EXPENSES     EXPENSES      REIMBURSEMENT       EXPENSES
-----------------               --------------  -------------  ----------  ------------  ----------------  ----------------
Capital Appreciation Fund....       0.70%            --           0.08%        0.78%             --                    --(1), (38)

High Yield Bond Trust........                                                                                          --(2), (38)
                                    0.45%            --           0.18%        0.63%             --
Managed Assets Trust.........                                                                                          --(17), (38)
                                    0.50%            --           0.11%        0.61%             --
Money Market Portfolio.......                                                                                          --(17), (38)
                                    0.32%            --           0.10%        0.42%             --
AIM VARIABLE INSURANCE FUNDS
   AIM V.I. Premier Equity
     Fund -- Series I Shares+.      0.61%            --           0.30%        0.91%             --                  0.91%(3)
AMERICAN FUNDS INSURANCE
   SERIES
   Global Growth Fund --
     Class 2 Shares*.........       0.61%          0.25%          0.04%        0.90%             --                    --(38)
   Growth Fund -- Class 2
     Shares*.................       0.35%          0.25%          0.01%        0.61%             --                  0.61%
   Growth-Income Fund --
     Class 2 Shares*.........       0.29%          0.25%          0.02%        0.56%             --                    --(38)
CITISTREET FUNDS, INC.
   CitiStreet Diversified
     Bond Fund -- Class I.....      0.44%            --           0.10%        0.54%             --                  0.54%
   CitiStreet International
     Stock Fund -- Class I....      0.71%            --           0.18%        0.89%             --                  0.89%
   CitiStreet Large Company
     Stock Fund -- Class I....      0.53%            --           0.11%        0.64%             --                  0.64%
   CitiStreet Small Company
     Stock Fund -- Class I....      0.59%            --           0.15%        0.74%             --                  0.74%
CITISTREET FUNDS, INC. **
   CitiStreet Diversified
     Bond Fund -- Class I.....      0.44%            --           1.35%        1.79%             --                  1.79%
   CitiStreet International
     Stock Fund -- Class I....      0.71%            --           1.43%        2.14%             --                  2.14%
   CitiStreet Large Company
     Stock Fund -- Class I....      0.53%            --           1.36%        1.89%             --                  1.89%
   CitiStreet Small Company
     Stock Fund -- Class I....      0.59%            --           1.40%        1.99%             --                  1.99%



                                               DISTRIBUTION
                                                   AND/OR                     TOTAL        CONTRACTUAL        NET TOTAL
                                                  SERVICE                    ANNUAL        FEE WAIVER          ANNUAL
                                 MANAGEMENT       (12B-1)        OTHER      OPERATING    AND/OR EXPENSE       OPERATING
UNDERLYING FUND:                     FEE            FEES       EXPENSES     EXPENSES     REIMBURSEMENT        EXPENSES
-----------------               --------------  -------------  ----------  ------------  ----------------  ----------------
CREDIT SUISSE TRUST
   Credit Suisse Trust
     Emerging Market                                                                                                   --(4), (38)
     Portfolio+..............       1.25%            --           0.44%        1.69%             --
DELAWARE VIP TRUST
   Delaware VIP REIT Series
     -- Standard Class........      0.74%            --           0.10%        0.84%             --                  0.84%(5)
   Delaware VIP Small Cap
     Value Series -- Standard
     Class...................       0.74%            --           0.09%        0.83%             --                  0.83%(5)
DREYFUS VARIABLE INVESTMENT
   FUND
   Dreyfus Variable
     Investment Fund --
     Appreciation Portfolio
     -- Initial Shares........      0.75%            --           0.04%        0.79%             --                  0.79%
   Dreyfus Variable
     Investment Fund --
     Developing Leaders
     Portfolio -- Initial
     Shares..................       0.75%            --           0.04%        0.79%             --                  0.79%
FRANKLIN TEMPLETON VARIABLE
   INSURANCE PRODUCTS TRUST
   Mutual Shares Securities
     Fund -- Class 2 Shares*..      0.60%          0.25%          0.15%        1.00%             --                  1.00%(6)
   Templeton Developing
     Markets Securities Fund
     -- Class 2 Shares*.......      1.25%          0.25%          0.29%        1.79%             --                  1.79%
   Templeton Foreign
     Securities Fund -- Class
     2 Shares*...............       0.68%          0.25%          0.19%        1.12%           0.05%                 1.07%(7)
   Templeton Growth
     Securities Fund -- Class
     2 Shares*...............       0.79%          0.25%          0.07%        1.11%             --                  1.11%(8)
GREENWICH STREET SERIES FUND
   Appreciation Portfolio....       0.73%            --           0.02%        0.75%             --                  0.75%(9)
   Equity Index Portfolio --
     Class II Shares*........       0.31%          0.25%          0.03%        0.59%             --                  0.59%
   Fundamental Value
     Portfolio+..............       0.75%            --           0.02%        0.77%             --                  0.77%(10)
JANUS ASPEN SERIES
   Balanced Portfolio --
     Service Shares*+........       0.55%          0.25%          0.01%        0.81%             --                  0.81%
   Mid Cap Growth Portfolio
     -- Service Shares*.......      0.64%          0.25%          0.01%        0.90%             --                  0.90%
   Worldwide Growth
     Portfolio -- Service
     Shares*+................       0.60%          0.25%          0.03%        0.88%             --                  0.88%
LAZARD RETIREMENT SERIES,
   INC.
   Lazard Retirement Small
     Cap Portfolio*..........       0.75%          0.25%          0.37%        1.37%           0.12%                 1.25%(11)
LORD ABBETT SERIES FUND, INC.
   Growth and Income
     Portfolio...............       0.50%            --           0.39%        0.89%             --                  0.89%
   Mid-Cap Value Portfolio...       0.75%            --           0.42%        1.17%             --                  1.17%
OPPENHEIMER VARIABLE ACCOUNT
   FUNDS
   Oppenheimer Main Street
     Fund/VA -- Service
     Shares*.................       0.66%          0.25%          0.01%        0.92%             --                  0.92%
PIMCO VARIABLE INSURANCE
   TRUST
   Real Return Portfolio --
     Administrative Class*...       0.25%          0.15%          0.25%        0.65%             --                  0.65%(12)
   Total Return Portfolio --
     Administrative Class*...       0.25%          0.15%          0.25%        0.65%             --                  0.65%(12)



                                               DISTRIBUTION
                                                   AND/OR                     TOTAL        CONTRACTUAL        NET TOTAL
                                                  SERVICE                    ANNUAL        FEE WAIVER          ANNUAL
                                 MANAGEMENT       (12B-1)        OTHER      OPERATING    AND/OR EXPENSE       OPERATING
UNDERLYING FUND:                     FEE            FEES       EXPENSES     EXPENSES     REIMBURSEMENT        EXPENSES
-----------------               --------------  -------------  ----------  ------------  ----------------  ----------------
PUTNAM VARIABLE TRUST
   Putnam VT Discovery
     Growth Fund -- Class IB
     Shares*+................       0.70%          0.25%          0.38%         1.33%            --                  1.33%(13)
   Putnam VT International
     Equity Fund -- Class IB
     Shares*+................       0.75%          0.25%          0.19%         1.19%            --                  1.19%
   Putnam VT Small Cap Value
     Fund -- Class IB Shares*.      0.77%          0.25%          0.10%         1.12%            --                  1.12%
SALOMON BROTHERS VARIABLE
   SERIES FUNDS INC.
   All Cap Fund -- Class I....      0.81%            --           0.08%         0.89%            --                  0.89%(14)
   Investors Fund -- Class I..      0.68%            --           0.09%         0.77%            --                  0.77%(15)
   Small Cap Growth Fund --
     Class I+................       0.75%            --           0.28%         1.03%            --                  1.03%
   Total Return Fund --
     Class I+................       0.78%            --           0.18%         0.96%            --                  0.96%
SMITH BARNEY INVESTMENT
   SERIES
   Smith Barney Dividend
     Strategy Portfolio+.....       0.73%            --           0.15%         0.88%            --                  0.88%(16)
   Smith Barney Premier
     Selections All Cap
     Growth Portfolio+.......       0.75%            --           0.19%         0.94%            --                  0.94%
THE TRAVELERS SERIES TRUST
   Convertible Securities                                                                                              --(17), (38)
     Portfolio...............       0.60%            --           0.15%         0.75%            --
   Disciplined Mid Cap Stock                                                                                           --(17), (38)
     Portfolio...............       0.70%            --           0.12%         0.82%            --
   Equity Income Portfolio...       0.73%            --           0.11%         0.84%            --
   Federated Stock
     Portfolio+ .............       0.63%            --           0.31%         0.94%            --
   Large Cap Portfolio.......       0.75%            --           0.11%         0.86%            --                  0.86%(18)
   Mercury Large Cap Core                                                                                              --(19), (38)
     Portfolio...............       0.79%            --           0.16%         0.95%            --
   MFS Mid Cap Growth                                                                                                  --(20), (38)
     Portfolio...............       0.75%            --           0.13%         0.88%            --                    --(21), (38)
   MFS Value Portfolio.......       0.72%            --           0.39%         1.11%            --
   Mondrian International                                                                                              --(22), (38)
     Stock Portfolio.........       0.72%            --           0.19%         0.91%            --                    --(23), (38)
   Pioneer Fund Portfolio....       0.75%            --           0.37%         1.12%            --
   Pioneer Mid Cap Value
     Portfolio...............       0.75%            --           0.43%         1.18%          0.18%                 1.00%(24)
   Social Awareness Stock                                                                                              --(25), (38)
     Portfolio...............       0.61%            --           0.14%         0.75%            --
   Style Focus Series: Small
     Cap Growth Portfolio....       0.85%            --           0.43%         1.28%          0.18%                 1.10%(26)
   Style Focus Series: Small
     Cap Value Portfolio.....       0.83%            --           0.43%         1.26%          0.16%                 1.10%(27)
   Travelers Quality Bond
     Portfolio...............       0.32%            --           0.12%         0.44%            --                    --(17), (38)
   U.S. Government
     Securities Portfolio....       0.32%            --           0.11%         0.43%            --                    --(17), (38)



                                               DISTRIBUTION
                                                   AND/OR                     TOTAL        CONTRACTUAL        NET TOTAL
                                                  SERVICE                    ANNUAL        FEE WAIVER          ANNUAL
                                 MANAGEMENT       (12B-1)        OTHER      OPERATING    AND/OR EXPENSE       OPERATING
UNDERLYING FUND:                     FEE            FEES       EXPENSES     EXPENSES     REIMBURSEMENT        EXPENSES
-----------------               --------------  -------------  ----------  ------------  ----------------  ----------------
TRAVELERS SERIES FUND INC.
   AIM Capital Appreciation
     Portfolio...............       0.80%            --           0.05%         0.85%            --                  0.85%
   MFS Total Return
     Portfolio ..............       0.77%            --           0.02%         0.79%            --                  0.79%(28)
   Pioneer Strategic Income
     Portfolio...............       0.75%            --           0.15%         0.90%            --                  0.90%
   SB Adjustable Rate Income
     Portfolio Smith Barney
     Class*..................       0.60%          0.25%          0.46%         1.31%            --                  1.31%
   Smith Barney Aggressive
     Growth Portfolio........       0.80%            --           0.02%         0.82%            --                  0.82%(29)
   Smith Barney High Income
     Portfolio...............       0.60%            --           0.06%         0.66%            --                  0.66%
   Smith Barney
     International All Cap
     Growth Portfolio+.......       0.88%            --           0.13%         1.01%            --                  1.01%(30)
   Smith Barney Large
     Capitalization Growth
     Portfolio...............       0.75%            --           0.03%         0.78%            --                  0.78%(31)
   Strategic Equity
     Portfolio ..............       0.80%            --           0.05%         0.85%            --                  0.85%
VAN KAMPEN LIFE INVESTMENT
   TRUST
   Comstock Portfolio Class
     II Shares*..............       0.57%          0.25%          0.04%         0.86%            --                  0.86%
   Emerging Growth Portfolio
     Class II Shares*+.......       0.70%          0.25%          0.07%         1.02%            --                  1.02%
   Enterprise Portfolio
     Class II Shares*+.......       0.50%          0.25%          0.13%         0.88%            --                    --(32), (38)
VARIABLE ANNUITY PORTFOLIOS
   Smith Barney Small Cap
     Growth Opportunities
     Portfolio...............       0.75%            --           0.35%         1.10%            --                    --(38)
VARIABLE INSURANCE PRODUCTS
   FUND
   Asset Manager SM
     Portfolio -- Service
     Class 2*+...............       0.53%          0.25%          0.14%         0.92%            --                    --(33), (38)
   Contrafund(R) Portfolio --
     Service Class 2*........       0.57%          0.25%          0.11%         0.93%            --                    --(34), (38)
   Dynamic Capital
     Appreciation Portfolio
     -- Service Class 2*+.....      0.58%          0.25%          0.38%         1.21%            --                    --(35), (38)
   Mid Cap Portfolio --
     Service Class 2*........       0.57%          0.25%          0.14%         0.96%            --                    --(36), (38)
WELLS FARGO VARIABLE TRUST
   Wells Fargo Advantage
     Multi Cap Value Fund*+..       0.75%          0.25%          0.36%         1.36%          0.22%                 1.14%(37)

--------------
 * The 12b-1 fees deducted from these classes cover certain distribution, shareholder support and administrative services provided by intermediaries (the insurance company, broker dealer or other service provider).

 **    Includes CHART asset allocation fee.

 +     Closed to new investors.

NOTES

(1) Effective September 1, 2004, the investment advisory fee was revised from the annual rate of 0.75% to the following breakpoints: 0.70% on first $1.5 billion of net assets and 0.65% on assets in excess of $1.5 billion. The Fund has a voluntary expense cap of 1.25%.

(2) Management fee is based on 0.50% on first $50 million of net assets; 0.40% on the next $100 million; 0.30% on the next $100 million and 0.25% on assets in excess of $250 million.

(3) Except as otherwise noted, figures shown in the table are for the year ended December 31, 2004 and are expressed as a percentage of the Fund's average daily net assets. There is no guarantee that actual expenses will be the same as those shown in the table. The Fund's advisor has contractually agreed to waive advisory fees and/or reimburse expenses of Series I shares to the extent necessary to limit Total Annual Fund Operating Expenses (excluding certain items discussed below) of Series I shares to 1.30% of average daily nets assets for each series portfolio of AIM Variable Insurance Funds. In determining the advisor's obligation to waive advisory fees and/or reimburse expenses, the following expenses are not taken into account, and could cause the Total Annual Fund Operating Expenses to exceed the limit stated above: (i) Rule 12b-1 plan fees, if any; (ii) interest; (iii) taxes; (iv) dividend expense on short sales; (v) extraordinary items (these are expenses that are not anticipated to arise from the Fund's day-to day operations), or items designated as such by the Fund's Board of Trustees; (vi) expenses related to a merger or reorganization, as approved by the Fund's Board of Trustees; and (vii) expenses that the Fund has incurred but did not actually pay because of an expense offset arrangement. Currently, the only expense offset arrangements from which the Fund benefits are in the form of credits that the Fund receives from banks where the Fund or its transfer agent has deposit accounts in which it holds uninvested cash. Those credits are used to pay certain expenses incurred by the Fund. The expense limitation is in effect through April 30, 2006.


(4) Fee waivers and or expense reimbursements reduced expenses for the Portfolio, without which the performance would be lower. Waivers and/or reimbursements may be discontinued at any time.

(5) The investment advisor for the Delaware VIP REIT Series and the Delaware VIP Small Cap Value Series is Delaware Management Company ("DMC"). For the period May 1, 2002 through April 30, 2005, the advisor contractually waived its management fee and/or reimbursed the Series for expenses to the extent that total expenses (excluding any taxes, interest, brokerage fees, extraordinary expenses and certain insurance expenses) would not exceed 0.95%. Effective May 1, 2005 through April 30, 2006, DMC has contractually agreed to waive its management fee and/or reimburse the Series for expenses to the extent that total expenses (excluding any taxes, interest, brokerage fees, extraordinary expenses and certain insurance expenses) will not exceed 0.95%. Under its Management Agreement, the Series pays a management fee based on average daily net assets as follows: 0.75% on the first $500 million, 0.70% on the next $500 million, 0.65% on the next $1.5 billion, 0.60% on assets in excess of $2.5 billion million, all per year.

(6) While the maximum amount payable under the Fund's Class 2 rule 12b-1 plan is 0.35% through May 1, 2006 of the Fund's Class 2 average annual net assets, the Fund's Board of Trustees has set the current rate at 0.25% through May 1, 2006.

(7) The Fund's manager has agreed in advance to reduce its fees from assets invested by the Fund in a Franklin Templeton Money Market Fund (the Sweep Money Fund). This reduction is required by the Board and an order of the Securities and Exchange Commission.

(8) The Fund administration fee is paid indirectly through the management fee. While the maximum amount payable under the Fund's Class 2 rule 12b-1 plan is 0.35% through May 1, 2006 of the Fund's Class 2 average annual net assets, the Fund's Board of Trustees has set the current rate at 0.25% through May 1, 2006. (9) Effective August 1, 2004, the management fee (including the administration fee), was reduced from 0.75% to the following breakpoints: 0.75% on first $250 million of net assets; 0.70% on next $250 million; 0.65% on next $500 million; 0.60% on the next $1 billion; 0.55% on the next $1 billion; and 0.50% on net assets in excess of $3 billion.

(10) Effective August 1, 2004, the management fee (including the administration fee), was reduced from 0.75% to the following breakpoints: 0.75% on first $1.5 billion of net assets; 0.70% on next $0.5 billion; 0.65% on next $0.5 billion; 0.60% on the next $1 billion; and 0.50% on net assets in excess of $3.5 billion.

(11) Reflects a contractual obligation by the Investment Manager to waive its fee and, if necessary, reimburse the Portfolio through December 31, 2005 to the extent Total Annual Portfolio Operating Expenses exceed 1.25% of the Portfolio's average daily net assets.

(12) "Other Expenses" reflects a 0.25% administrative fee. PIMCO has contractually agreed, for the Portfolio's current fiscal year, to reduce total annual portfolio operating expenses for the Administrative Class shares to the extent they would exceed, due to the payment of Trustees' fees, 0.65% of average daily net assets. Under the Expense Limitation Agreement, PIMCO may recoup these waivers and reimbursements in future periods, not exceeding three years, provided total expenses, including such recoupment, do not exceed the annual expense limit.

(13) Putnam Management has agreed to limit fund expenses through December 31, 2005. Including such limitations, Net Total Annual Operating Expenses are 1.19%.

(14) Effective August 1, 2004, the management fees were reduced from 0.85% to the following breakpoints: First $1.5 billion 0.75%; next $0.5 billion 0.70%; next $0.5 billion 0.65%; next $1 billion 0.60%; over $3.5 billion 0.50%.

(15) Effective August 1, 2004, the management fees were reduced from 0.70% to the following breakpoints: First $350 million 0.65%; next $150 million 0.55%; next $250 million 0.53%; next $250 million 0.50%; over $1 billion 0.45%.

(16) Effective September 1, 2004, the management fees were reduced from 0.75% to the following breakpoints: First $1 billion 0.65%; next $1 billion 0.60%; next $1 billion 0.55%; next $1 billion 0.50%; over $4 billion 0.45%.

(17) Other expenses include 0.06% administrative services fee the Fund pays to The Travelers Insurance Company.

(18) Effective September 1, 2004, the investment advisory fee was revised from the annual rate of 0.75% to the following breakpoints: 0.75% on first $250 million of net assets; 0.70% on the next $500 million and 0.65% on assets in excess of $2 billion. Other Expenses include 0.06% administrative services fee the Fund pays to The Travelers Insurance Company. The expense information in the table has been restated to reflect the current fee schedule.

(19) Effective September 1, 2004, the investment advisory fee was revised from the annual rate of 0.80% to the following breakpoints: 0.775% on first $250 million of net assets; 0.75% on the next $250 million; 0.725% on next $500 million; 0.70% on next $1 billion and 0.65% on assets in excess of $2 billion. Other Expenses include 0.06% administrative services fee the Fund pays to The Travelers Insurance Company.

(20) Effective February 25, 2005, the investment advisory fee was revised to the following breakpoints: For the first $500 million of average daily net assets the advisory fee is 0.7775%; the next $300 million 0.7525%; the next $600 million 0.7275%; the next $1 billion 0.7025%; over $2.5 billion 0.625%. Also effective February 25, 2005, for purposes of meeting the various asset levels and determining an effective fee rate, the combined average daily net assets of: (1) the Fund; and (2) other portfolios of The Travelers Series Trust that are subadvised by MFS; and (3) another portfolio of the Travelers Series Fund that is subadvised by MFS, are used in performing the calculation. The expense information in the table has been restated to reflect the current fee schedule. Between February 25, 2004 and February 24, 2005 the investment advisory fee was as follows: for the first $600 million of average daily net assets the advisor fee is 0.800%; the next $300 million 0.775%; the next $600 million 0.750%; the next $1 billion 0.725%; over $2.5 billion 0.675%. Previous to September 1, 2004 the fee was an annual rate of 0.80%. Other expenses include a 0.06% administrative services fee the Fund pays to The Travelers Insurance Company.

 (21) Effective September 1, 2004, the investment advisory fee was revised from the annual rate of 0.75% to the following breakpoints: 0.75% on first $600 million of net assets; 0.725% on the next $300 million; 0.70% on the next $600 million; 0.675% on the next $1 billion and 0.625% on assets in excess of $2.5 billion. Other Expenses include 0.06% administrative services fee the Fund pays to The Travelers Insurance Company. Fund has a voluntary waiver of 1.00%. Effective February 25, 2005, for purposes of meeting the various asset levels and determining an effective fee rate, the combined average daily net assets of: (1) the Fund; and (2) other portfolios of The Travelers Series Trust that are subadvised by MFS; and
     (3) another portfolio of the Travelers Series Fund that is subadvised by MFS, are used in performing the calculation. The expense information in the table has been restated to reflect the current fee schedule.

(22) Effective May 1, 2005, the investment advisory fee is revised to the following schedule: 0.775% on the first $100 million in assets and 0.65% on assets in excess of $100 million. The expense information in the table has been restated to reflect the current fee schedule. Between September 1, 2004 and May 1, 2005, the investment advisory fee was as follows: 0.825% on the first $100 million of assets, 0.775% on the next $400 million of assets, 0.725% on the next $500 million, and 0.700% on assets in excess of $1 billion. Previous to September 1, 2004, the investment advisory fee was an annual rate of 0.825%.

(23) Effective December 1, 2004, the Management fee was reduced from 0.75% to the following breakpoints: 0.75% on the first $250 million of net assets; 0.70% on the next $250 million; 0.675% on the next $500 million; 0.65% on the next $1 billion and 0.60% on assets in excess of $2 billion. Other expenses include a 0.06% administrative services fee the Fund pays to The Travelers Insurance Company.

(24) The Fund has a contractual expense cap of 1.00% that continues to May 1, 2006. Other expenses are estimates and include a 0.06% administrative service fee the Fund pays to The Travelers Insurance Company.

(25) Management fee is based on 0.65% on first $50 million of net assets; 0.55% on the next $50 million; 0.45% on the next $100 million and 0.40% on assets in excess of $200 million. Other Expenses include a 0.06% administrative services fee the Fund pays to The Travelers Insurance Company.

(26) The Fund has a contractual expense cap of 1.10% that continues to May 1, 2006. Other expenses are estimates and include a 0.06% administrative service fee the Fund pays to The Travelers Insurance Company.

(27) The Fund has a contractual expense cap of 1.10% that continues to May 1, 2006. Other expenses are estimates and include a 0.06% administrative service fee the Fund pays to The Travelers Insurance Company.

(28) Effective November 1, 2004, the advisory fee was reduced from 0.80% to the following breakpoints: 0.80% on first $600 million of net assets; 0.775% on next $300 million; 0.75% on next $600 million; 0.725% on next $1 billion and 0.675% in excess of $2.5 billion. Effective February 25, 2005, for purposes of meeting the various asset levels and determining an effective fee rate, the combined average daily net assets of: (1) the Fund; and (2) other portfolios of The Travelers Series Trust that are subadvised by MFS are used in performing the calculation. The expense information in the table has been restated to reflect the current fee schedule.

(29) Effective July 1, 2004, the advisory fee was reduced from 0.80% to the following breakpoints: 0.80% on first $5 billion of net assets; 0.775% on next $2.5 billion; 0.75% on next $2.5 billion and 0.70% in excess of $10 billion.

(30) Effective July 1, 2004, the management fee was reduced from 0.90% to 0.85% of the Fund's daily net assets.

(31) Effective July 1, 2004, the management fee was reduced from 0.75% to the following breakpoints: 0.75% on the first $5 billion of net assets; 0.725% on the next $2.5 billion; 0.70% on the next $2.5 billion and 0.65% on assets in excess of $10 billion.

(32) Under the terms of the Advisory agreement, if the total ordinary business expenses, exclusive of taxes, distribution fees and interest, exceed .95% of the average daily net assets of the Portfolio, the Adviser will reimburse the Portfolio for the amount of the excess. Additionally, the Adviser has voluntarily agreed to reimburse the Portfolio for all expenses as a percentage of average daily net assets in excess of .60% and .85% for Classes I and II, respectively. For the year ended December 31, 2004, the Adviser waived $49,190 of its investment advisory fees. This waiver is voluntary in nature and can be discontinued at the Adviser's discretion.

(33) The annual class operating expenses for the fund are based on historical expenses adjusted to reflect current fees. A portion of the brokerage commissions that the fund pays may be reimbursed and used to reduce the fund's expenses. In addition, through arrangements with the fund's custodian, credits realized as a result of uninvested cash balances are used to reduce the fund's custodian expenses. Including these reductions, the total class operating expenses would have been 0.91%. These offsets may be discontinued at any time.

(34) A portion of the brokerage commissions that the fund pays may be reimbursed and used to reduce the fund's expenses. In addition, through arrangements with the fund's custodian, credits realized as a result of uninvested cash balances are used to reduce the fund's custodian expenses. Including these reductions, the total class operating expenses would have been 0.91%. These offsets may be discontinued at any time.

(35) The annual class operating expenses for the fund are based on historical expenses adjusted to reflect current fees. A portion of the brokerage commissions that the fund pays may be reimbursed and used to reduce the fund's expenses. In addition, through arrangements with the fund's custodian, credits realized as a result of uninvested cash balances are used to reduce the fund's custodian expenses. Including these reductions, the total class operating expenses would have been 1.02%. These offsets may be discontinued at any time. The fund's manager has voluntarily agreed to reimburse the class to the extent that the total operating expenses (excluding interest, taxes, certain securities lending costs, brokerage commissions and extraordinary expenses) exceed 1.10%. The expense ratio shown reflects the expense cap in effect at February 1, 2005. This arrangement can be discontinued by the fund's manager at any time.

(36) A portion of the brokerage commissions that the fund pays may be reimbursed and used to reduce the fund's expenses. In addition, through arrangements with the fund's custodian, credits realized as a result of uninvested cash balances are used to reduce the fund's custodian expenses. Including these reductions, the total class operating expenses would have been 0.93%. These offsets may be discontinued at any time.

(37) On May 25, 2004, Wells Fargo & Company entered into a purchase agreement with Strong Financial Corporation ("SFC") to acquire the assets of SFC and certain of its affiliates, including Strong Capital Management, Inc., the investment adviser to the Strong Family of Funds. Pursuant to the receipt of approval from the Strong Board, shareholders of the Strong Funds met and approved the reorganization of each Strong Fund into a Wells Fargo Fund on December 10 and December 22, 2004. Effective on or about April 11, 2005, the Strong Multi Cap Value Fund II reorganized into the Wells Fargo Advantage Multi Cap Value Fund. The Funds' investment adviser has implemented a breakpoint schedule for the Funds' management fees. The management fees charged to the Funds will decline as a Fund's assets grow and will continue to be based on a percentage of the Fund's average daily net assets. The breakpoint schedule for the Multi Cap Value is as follows:
     0.75% for assets from $0 to $499 million; 0.70% for assets from $500 million to $999 million; 0.65% for assets from $1 billion to $2.99 billion; 0.625% for assets from $3 billion to $4.99 billion; and 0.60% for assets $5 billion and higher. Other expenses may include expenses payable to affiliates of Wells Fargo & Company. Other expenses for the Multi Cap Value Funds are based on estimates for the current fiscal year. The adviser has committed through April 30, 2006 to waive fees and/or reimburse expenses to the extent necessary to maintain the net operating expense ratio shown, except for the Multi Cap Value Funds. For the Multi Cap Value Funds, the adviser has committed through April 30, 2007 to waive fees and/ or reimburse expenses to the extent necessary to maintain the net operating expense ratios shown.

(38) The table below shows the amount of the waiver or reimbursement and the net total annual operating expenses for underlying funds that have entered into a voluntary fee waiver and/or expense reimbursement arrangement. The net total annual operating expense figure reflects the fee waivers and/or expense reimbursements that were in effect as of the underlying fund's fiscal year end. However, as these arrangements are voluntary, they may be changed or terminated at any time, in which case the underlying fund would be subject to different net total annual operating expenses. Without such waivers performance would be lower.


                                                                                     VOLUNTARY FEE
                                                                                     WAIVER AND/OR
                                                                                        EXPENSE              NET TOTAL ANNUAL
        FUNDING OPTION                                                               REIMBURSEMENT          OPERATING EXPENSES
        ----------------                                                         ----------------------    ----------------------
        Capital Appreciation Fund..........................................              0.01%                     0.77%
        High Yield Bond Trust..............................................              0.03%                     0.60%
        Managed Assets Trust...............................................              0.01%                     0.60%
        Money Market Portfolio.............................................              0.02%                     0.40%
        Global Growth Fund -- Class 2 Shares...............................              0.01%                     0.89%
        Growth-Income Fund -- Class 2 Shares...............................              0.01%                     0.55%
        Credit Suisse Trust Emerging Market Portfolio......................              0.29%                     1.40%
        Convertible Securities Portfolio...................................              0.01%                     0.74%
        Disciplined Mid Cap Stock Portfolio................................              0.02%                     0.80%
        Equity Income Portfolio............................................              0.01%                     0.83%
        Federated Stock Portfolio..........................................              0.11%                     0.83%
        Mercury Large Cap Core Portfolio...................................              0.03%                     0.92%
        MFS Mid Cap Growth Portfolio.......................................              0.02%                     0.86%
        MFS Value Portfolio................................................              0.11%                     1.00%
        Mondrian International Stock Portfolio.............................              0.02%                     0.89%
        Pioneer Fund Portfolio.............................................              0.13%                     0.99%
        Social Awareness Stock Portfolio...................................              0.04%                     0.71%
        Travelers Quality Bond Portfolio...................................              0.02%                     0.42%
        U.S. Government Securities Portfolio...............................              0.01%                     0.42%
        Enterprise Portfolio Class II Shares...............................              0.03%                     0.85%
        Smith Barney Small Cap Growth Opportunities Portfolio..............              0.20%                     0.90%
        Asset Manager SM Portfolio -- Service Class 2......................              0.01%                     0.91%
        Contrafund(R) Portfolio -- Service Class 2.........................              0.02%                     0.91%
        Dynamic Capital Appreciation Portfolio -- Service Class 2..........              0.19%                     1.02%
        Mid Cap Portfolio -- Service Class 2...............................              0.03%                     0.93%


EXAMPLES

These examples are intended to help you compare the cost of investing in the Contract with the cost of investing in other variable annuity Contracts. These costs include Contract Owner transaction expenses, Contract fees, separate account annual expenses, and Underlying Fund total annual operating expenses. These examples do not represent past or future expenses. Your actual expenses may be more or less than those shown.

These examples assume that you invest $10,000 in the Contract for the time periods indicated and that your investment has a 5% return each year. The examples reflect the annual Contract administrative charge, factoring in that the charge is waived for contracts over a certain value. Additionally, the examples are based on the minimum and maximum Underlying Fund total annual operating expenses shown above, and do not reflect any Underlying Fund fee waivers and/or expense reimbursements.

The examples assume you have elected the Optional Death Benefit and that you have allocated all of your Contract Value to either the Underlying Fund with the maximum total annual operating expenses or the Underlying Fund with the minimum total annual operating expenses. Your actual expenses will be less than those shown if you do not elect the Optional Death Benefit.

EXAMPLE MAXIMUM CHARGES (ASSUMING YOU SELECT THE OPTIONAL DEATH BENEFIT)


                                                IF CONTRACT IS SURRENDERED AT THE         IF CONTRACT IS NOT SURRENDERED OR
                                                      END OF PERIOD SHOWN:               ANNUITIZED AT END OF PERIOD SHOWN:
                                             ---------------------------------------- ------------------------------------------
 FUNDING OPTION                              1 YEAR   3 YEARS    5 YEARS   10 YEARS   1 YEAR    3 YEARS    5 YEARS    10 YEARS
-----------------                            -------- --------- ---------- ---------- --------  --------- ---------- -----------
Underlying Fund with Minimum Total Annual      670       826       1007       1976      170        526       907        1976
Operating Expenses........................
Underlying Fund with Maximum Total Annual
Operating Expenses                             807      1239       1696       3355      307        939       1596       3355



                         CONDENSED FINANCIAL INFORMATION
--------------------------------------------------------------------------------

See Appendices A and B.

                              THE ANNUITY CONTRACT
--------------------------------------------------------------------------------

Travelers Retirement Account Annuity is a Contract between the Contract Owner ("you") and the Company. This is the prospectus -- it is not the Contract. The prospectus highlights many Contract provisions to focus your attention on the Contract's essential features. Your rights and obligations under the Contract will be determined by the language of the Contract itself. When you receive your Contract, we suggest you read it promptly and carefully. There may be differences in your Contract from the descriptions in this prospectus because of the requirements of the state where we issued your Contract. We will include any such differences in your Contract.

The Company offers several different annuities that your investment professional may be authorized to offer to you. Each annuity offers different features and benefits that may be appropriate for you. In particular, the annuities differ based on variations in the standard and optional death benefit protection provided for your beneficiaries, the availability of optional living benefits, the ability to access your Contract Value if necessary and the charges that you will be subject to if you make a withdrawal or surrender the annuity. The separate account charges and other charges may be different between each annuity we offer. Optional death benefits and living benefits are subject to a separate charge for the additional protections they offer to you and your beneficiaries. Furthermore, annuities that offer greater flexibility to access your Contract Value generally are subject to higher separate account charges than annuities that deduct charges if you make a withdrawal or surrender.

We encourage you to evaluate the fees, expenses, benefits and features of this annuity against those of other investment products, including other annuity products offered by us and other insurance companies. Before purchasing this or any other investment product you should consider whether the product you purchase is consistent with your risk tolerance, investment objectives, investment time horizon, financial and tax situation, liquidity needs and how you intend to use the annuity.

You make Purchase Payments to us and we credit them to your Contract. We promise to pay you an income, in the form of Annuity Payments, beginning on a future date that you choose, the Maturity Date. The Purchase Payments accumulate tax deferred in the funding options of your choice. We offer multiple Variable Funding Options. We may also offer a Fixed Account option. Where permitted by law, we reserve the right to restrict Purchase Payments into the Fixed Account whenever the credited interest rate on the Fixed Account is equal to the minimum guaranteed interest rate specified under the Contract. The Contract Owner assumes the risk of gain or loss according to the performance of the Variable Funding Options. The Contract Value is the amount of Purchase Payments and any associated Purchase Payment Credits, plus or minus any investment experience on the amounts you allocate to the Separate Account ("Separate Account Contract Value") or interest on the amounts you allocate to the Fixed Account ("Fixed Account Contract Value"). The Contract Value also reflects all withdrawals made and charges deducted. There is generally no guarantee that at the Maturity Date the Contract Value will equal or exceed the total Purchase Payments made under the Contract. The date the Contract and its benefits become effective is referred to as the Contract Date. Each 12-month period following the Contract Date is called a Contract Year.

Certain changes and elections must be made in writing to the Company. Where the term "Written Request" is used, it means that you must send written information to our Home Office in a form and content satisfactory to us.

On or after May 2, 2005, the Contract is not available for purchase if the proposed owner or Annuitant is age 81 or older.

Purchase of this Contract through a tax qualified retirement plan or IRA does not provide any additional tax deferral benefits beyond those provided by the plan or the IRA. Accordingly, if you are purchasing this Contract through a plan or IRA, you should consider purchasing this Contract for its Death Benefit, Annuity Option Benefits, and other non-tax-related benefits. You should consult with your financial adviser to determine if this Contract is appropriate for you.

CONTRACT OWNER INQUIRIES

Any questions you have about your Contract should be directed to our Home Office at 1-800-842-9406.

PURCHASE PAYMENTS

Your initial Purchase Payment is due and payable before the Contract becomes effective. The initial Purchase Payment must be at least $20,000. You may make additional payments of at least $5,000 at any time. No additional payments are allowed if this Contract is purchased with a beneficiary-directed transfer of death benefit proceeds. Under certain circumstances, we may waive the minimum Purchase Payment requirement. Purchase Payments over $1,000,000 may be made only with our prior consent.

We will apply the initial Purchase Payment less any applicable premium tax within two business days after we receive it at our Home Office with a properly completed application or order request. If your request or other information accompanying the initial Purchase Payment is incomplete when received, we will hold the Purchase Payment for up to five business days. If we cannot obtain the necessary information within five business days, we will return the Purchase Payment in full, unless you specifically consent for us to keep it until you provide the necessary information.

We will credit subsequent Purchase Payments to a Contract on the same business day we receive it, if it is received in good order by our Home Office by 4:00 p.m. Eastern time. A business day is any day that the New York Stock Exchange is open for regular trading (except when trading is restricted due to an emergency as defined by the Securities and Exchange Commission). Purchase Payments allocated to the Fixed Account are not eligible for Purchase Payment Credits.

Where permitted by state law, we reserve the right to restrict Purchase Payments into the Fixed Account whenever the credited interest rate on the Fixed Account is equal to the minimum guaranteed interest rate specified under the Contract.

PURCHASE PAYMENT CREDITS

If, for an additional charge, you select the Optional Death Benefit, we will add a credit to your Contract with each Purchase Payment. Each credit is added to the Contract Value when the corresponding Purchase Payment is applied, and will equal 2% of each Purchase Payment. These credits are applied pro rata to the same Variable Funding Options to which your Purchase Payment was applied. Purchase Payments allocated to the Fixed Account are not eligible for Purchase Payment Credits.

You should know that over time and under certain circumstances (such as a period of poor market performance) the costs associated with the Purchase Payment Credits may more than offset the Purchase Payment Credits and related earnings. You should consider this possibility before purchasing the Optional Death Benefit.

CONSERVATION CREDIT

If you are purchasing this Contract with funds from another Contract issued by us or our affiliates, you may receive a conservation credit to your Purchase Payments. If applied, we will determine the amount of such credit.

ACCUMULATION UNITS

The period between the Contract Date and the Maturity Date is the Accumulation Period. During the Accumulation Period, and Accumulation Unit is used to calculate the value of a Contract. Each Variable Funding Option has a corresponding Accumulation Unit value. The Accumulation Units are valued each business day and their values may increase or decrease from day to day. The daily change in value of an Accumulation Unit each day is based on the investment performance of the corresponding Underlying Fund, and the deduction of separate account charges shown in the Fee Table in this prospectus. The number of Accumulation Units we will credit to your Contract once we receive a Purchase Payment is determined by dividing the amount directed to each Variable Funding Option by the value of its Accumulation Unit. Normally, we calculate the value of an Accumulation Unit for each Variable Funding Option as of the close of regular trading (generally 4:00 p.m. Eastern time) each day the New York Stock Exchange is open. After the value is calculated, we credit your Contract. During the Annuity Period (i.e., after the Maturity Date), you are credited with Annuity Units.

THE VARIABLE FUNDING OPTIONS

You choose the Variable Funding Options to which you allocate your Purchase Payments. These Variable Funding Options are Subaccounts of the Separate Account. The Subaccounts invest in the Underlying Funds. You are not investing directly in the Underlying Fund. Each Underlying Fund is a portfolio of an open-end management investment company that is registered with the SEC under the Investment Company Act of 1940. These Underlying Funds are not publicly traded and are offered only through variable annuity and variable life insurance products. They are not the same retail mutual funds as those offered outside of a variable annuity or variable life insurance product, although the investment practices and fund names may be similar, and the portfolio managers may be identical. Accordingly, the performance of the retail mutual fund is likely to be different from that of the Underlying Fund, and Contract Owners should not compare the two.

The Underlying Funds offered though this product are selected by the Company based on several criteria, including asset class coverage, the strength of the manager's reputation and tenure, brand recognition, performance, and the capability and qualification of each sponsoring investment firm. Another factor the Company considers during the initial selection process is whether the Underlying Fund or an affiliate of the Underlying Fund will compensate the Company for providing administrative, marketing, and support services that would otherwise be provided by the Fund, the Fund's investment advisor, or its distributor. Finally, when the Company develops a variable annuity product in cooperation with a fund family or distributor (e.g. a "private label" product), the Company will generally include Underlying Funds based on recommendations made by the fund family or distributor, whose selection criteria may differ from the Company's selection criteria.

Each Underlying Fund is reviewed periodically after having been selected. Upon review, the Company may remove an Underlying Fund or restrict allocation of additional Purchase Payments to an Underlying Fund if the Company determines the Underlying Fund no longer meets one or more of the criteria and/or if the Underlying Fund has not attracted significant contract owner assets.

In addition, if any of the Underlying Funds become unavailable for allocating Purchase Payments, or if we believe that further investment in an Underlying Fund is inappropriate for the purposes of the Contract, we may substitute another funding option. However, we will not make any substitutions without notifying you and obtaining any state and SEC approval, if necessary. From time to time we may make new funding options available.

You will find detailed information about the Underlying Funds and their inherent risks in the current prospectuses for the Underlying Funds. Since each option has varying degrees of risk, please read the prospectuses carefully. There is no assurance that any of the Underlying Funds will meet its investment objectives. Contact your registered representative or call 1-800-842-9406 to request copies of the prospectuses.

ADMINISTRATIVE, MARKETING AND SUPPORT SERVICE FEES. As described above, the Company and TDLLC have arrangements with the investment adviser, subadviser, distributor, and/or affiliated companies of most of the Underlying Funds under which the Company and TDLLC receive payments in connection with our provision of administrative, marketing or other support services to the Funds. Proceeds of these payments may be used for any corporate purpose, including payment of expenses that the Company and TDLLC incur in promoting, issuing, distributing and administering the contracts. The Company and its affiliates may profit from these fees.

The payments are generally based on a percentage of the average assets of each Underlying Fund allocated to the Variable Funding Options under the Contract or other contracts offered by the Company. The amount of the fee that an Underlying Fund and its affiliates pay the Company and/or the Company's affiliates is negotiated and varies with each Underlying Fund. Aggregate fees relating to the different Underlying Funds may be as much as 0.65% of the average net assets of an Underlying Fund attributable to the relevant contracts. A portion of these payments may come from revenue derived from the Distribution and/or Service Fees (12b-1 fees) that are paid by an Underlying Fund out its assets as part of its Total Annual Operating Expenses.

The current Variable Funding Options are listed below, along with their investment advisers and any subadviser:


               FUNDING                                   INVESTMENT                               INVESTMENT
                OPTION                                   OBJECTIVE                            ADVISER/SUBADVISER
---------------------------------------   -----------------------------------------   ------------------------------------
Capital Appreciation Fund                 Seeks growth of capital. The Fund           Travelers Asset Management
                                          normally invests in equity securities       International Company LLC ("TAMIC")
                                          of issuers of any size and in any           Subadviser: Janus Capital Corp.
                                          industry.

High Yield Bond Trust                     Seeks high current income. The Fund         TAMIC
                                          normally invests in below
                                          investment-grade bonds and debt
                                          securities.

Managed Assets Trust                      Seeks high total return. The Fund           TAMIC
                                          normally invests in equities,               Subadviser: Travelers Investment
                                          convertible and fixed-income                Management Company ("TIMCO")
                                          securities. The Fund's policy is to
                                          allocate investments among asset
                                          classes.

Money Market Portfolio                    Seeks high current return with              TAMIC
                                          preservation of capital and liquidity.
                                          The Fund normally invests in
                                          high-quality short term money market
                                          instruments.

AIM VARIABLE INSURANCE FUNDS
   AIM V.I. Premier Equity Fund --        Seeks to achieve long-term growth of        A I M Advisors, Inc.
     Series I Shares+                     capital. Income is a secondary
                                          objective. The Fund invests, normally,
                                          at least 80% of its net assets, plus
                                          the amount of any borrowings for
                                          investment purposes, in equity
                                          securities, including convertible
                                          securities.

AMERICAN FUNDS INSURANCE SERIES
   Global Growth Fund -- Class 2 Shares   Seeks capital appreciation. The Fund        Capital Research and Management
                                          normally invests in common stocks of        Co. ("CRM")
                                          companies located around the world.

   Growth Fund -- Class 2 Shares          Seeks capital appreciation. The Fund        CRM
                                          normally invests in common stocks of
                                          companies that appear to offer superior
                                          opportunities for growth of capital.

   Growth-Income Fund -- Class 2 Shares   Seeks capital appreciation and income.      CRM
                                          The Fund normally invests in common
                                          stocks or other securities that
                                          demonstrate the potential for
                                          appreciation and/or dividends.
CITISTREET FUNDS, INC.
   CitiStreet Diversified Bond Fund --    Seeks maximum long-term total return.       CitiStreet Funds Management LLC
     Class I                              The Fund primarily invests in fixed         ("CitiStreet")
                                          income securities.                          Subadviser: Western
                                                                                      AssetManagement Company; Salomon
                                                                                      Brothers Asset Management
                                                                                      ("SBAM"); and SSgA Funds
                                                                                      Management ("SSgA")

   CitiStreet International Stock         Seeks maximum long-term total return.       CitiStreet
     Fund -- Class I                      The Fund primarily invests in the           Subadviser: Alliance Capital
                                          common stocks of established non-U.S.       Management L.P.; Oechsle
                                          companies.                                  International
                                                                                      Advisors
                                                                                      LLC;
                                                                                      and
                                                                                      SSgA

   CitiStreet Large Company Stock         Seeks maximum long-term total return.       CitiStreet
     Fund -- Class I                      The Fund primarily invests in the           Subadviser: Wellington Management
                                          common stocks of well established           Company; Smith Barney Fund
                                          companies.                                  Management LLC ("SBFM"), and SSgA

   CitiStreet Small Company Stock         Seeks maximum long-term total return.       CitiStreet
     Fund -- Class I                      The Fund primarily invests in the           Subadviser: TCW Investment
                                          common stocks of small companies.           Management; Babson Capital
                                                                                      Management LLC; and SSgA


               FUNDING                                   INVESTMENT                               INVESTMENT
                OPTION                                   OBJECTIVE                            ADVISER/SUBADVISER
---------------------------------------   -----------------------------------------   ------------------------------------
CREDIT SUISSE TRUST
   Credit Suisse Trust Emerging           Seeks long term growth of capital. The      Credit Suisse Asset Management, LLC
     Market Portfolio+                    Fund normally invests in equity             Subadviser: Credit Suisse Asset
                                          securities of companies located in, or      Management Limited (U.K.),
                                          conducting a majority of their              (Australia)
                                          business, in emerging markets.
DELAWARE VIP TRUST
   Delaware VIP REIT Series --            Seeks to achieve maximum long term          Delaware Management
     Standard Class                       total return with capital appreciation      Company("Delaware")
                                          as a secondary objective. The Fund
                                          normally invests in companies that
                                          manage a portfolio of real estate to
                                          earn profits for shareholders (REITS).
   Delaware VIP Small Cap Value           Seeks capital appreciation. The Fund        Delaware
     Series -- Standard Class             normally invests in securities of small
                                          capitalization companies.
DREYFUS VARIABLE INVESTMENT FUND
   Dreyfus Variable Investment Fund --    Seeks long term capital growth              The Dreyfus Corporation ("Dreyfus")
     Appreciation Portfolio -- Initial    consistent with the preservation of         Subadviser: Fayez Sarofim & Co.
     Shares                               capital. Current income is a secondary
                                          objective. The Fund normally invests
                                          in common stocks of established
                                          companies.

   Dreyfus Variable Investment Fund --    Seeks to maximize capital appreciation.     Dreyfus
     Developing Leaders Portfolio --      The Fund normally invests in companies
     Initial Shares                       with market capitalizations of less
                                          than $2 billion at the time of purchase.

FRANKLIN TEMPLETON VARIABLE INSURANCE
   PRODUCTS TRUST
   Mutual Shares Securities Fund --       Seeks capital appreciation. Income is a     Franklin Mutual Advisers, LLC
     Class 2 Shares                       secondary objective. The Fund normally
                                          invests in U.S. equity securities, and
                                          substantially in undervalued stocks,
                                          risk arbitrage securities and
                                          distressed companies.

   Templeton Developing Markets           Seeks long-term capital appreciation.       Templeton Asset Management Ltd.
     Securities Fund -- Class 2 Shares    The Fund normally invests at least 80%
                                          of its net assets in the emerging
                                          market investments, and invests
                                          primarily to predominantly in equity
                                          securities.

   Templeton Foreign Securities Fund      Seeks long-term capital growth. The         Templeton Investment Counsel, LLC
     -- Class 2 Shares                    Fund normally invests at least 80% of
                                          its net assets in investments of
                                          issuers located outside of the U.S.,
                                          including those in emerging markets.

   Templeton Growth Securities Fund --    Seeks long-term capital growth. The         Templeton Global Advisors Limited
     Class 2 Shares                       Fund normally invests in equity
                                          securities of companies located
                                          anywhere in the world, including the
                                          U.S. and emerging markets.

GREENWICH STREET SERIES FUND
   Appreciation Portfolio                 Seeks long- term appreciation of            SBFM
                                          capital. The Fund normally invests in
                                          equity securities of U.S. companies of
                                          medium and large capitalization.

   Equity Index Portfolio -- Class II     Seeks investment results that, before       TIMCO
     Shares                               expenses, correspond to the price and
                                          yield performance of the S&P 500
                                          Index. The Fund normally invests in
                                          equity securities, or other
                                          investments with similar economic
                                          characteristics that are included in
                                          the S&P 500 Index.

   Fundamental Value Portfolio+           Seeks long-term capital growth. Current     SBFM
                                          income is a secondary consideration.
                                          The Fund normally invests in common
                                          stocks, and common stock equivalents of
                                          companies, the manager believes are
                                          undervalued.


               FUNDING                                   INVESTMENT                               INVESTMENT
                OPTION                                   OBJECTIVE                            ADVISER/SUBADVISER
---------------------------------------   -----------------------------------------   ------------------------------------
JANUS ASPEN SERIES
   Balanced Portfolio -- Service          Seeks long term capital growth,             Janus Capital Management
     Shares+                              consistent with preservation of capital     LLC("Janus Capital")
                                          and balanced by current income. The
                                          Fund normally invests in common stocks
                                          selected for their growth potential
                                          and other securities selected for
                                          their income potential.

   Mid Cap Growth Portfolio --            Seeks capital growth. The Fund normally     Janus Capital
     Service Shares                       invests in equity securities of
                                          mid-sized companies.

   Worldwide Growth Portfolio --          Seeks growth of capital in a manner         Janus Capital
     Service Shares+                      consistent with the preservation of
                                          capital. The Fund normally invests in
                                          the common stocks of companies of any
                                          size throughout the world.
LAZARD RETIREMENT SERIES, INC.
   Lazard Retirement Small Cap            Seeks long-term capital appreciation.       Lazard Asset Management, LLC
     Portfolio                            The Fund normally invests in equity
                                          securities, principally common stocks,
                                          of relatively small U.S. companies that
                                          are believed to be undervalued based on
                                          their earnings, cash flow or asset
                                          values.
LORD ABBETT SERIES FUND, INC.
   Growth and Income Portfolio            Seeks long-term growth of capital and       Lord Abbett & Co.
                                          income without excessive fluctuations
                                          in market value. The Fund primarily
                                          invests in equity securities of large,
                                          seasoned, U.S. and multinational
                                          companies believed to be undervalued.

   Mid-Cap Value Portfolio                Seeks capital appreciation. The Fund        Lord Abbett & Co.
                                          normally invests primarily in equity
                                          securities, which are believed to be
                                          undervalued in the marketplace.

OPPENHEIMER VARIABLE ACCOUNT FUNDS
   Oppenheimer Main Street Fund/VA --     Seeks high total return (which includes     Oppenheimer Funds, Inc.
     Service Shares                       growth in the value of its shares as
                                          well as current income) from equity and
                                          debt securities.
PIMCO VARIABLE INSURANCE TRUST
   Real Return Portfolio --               Seeks maximum real return, consistent       Pacific Investment Management
     Administrative Class                 with preservation of real capital and       Company LLC
                                          prudent investment management.

   Total Return Portfolio --              Seeks maximum total return, consistent      Pacific Investment Management
     Administrative Class                 with preservation of capital and            Company LLC
                                          prudent investment management. The Fund
                                          normally invests in intermediate
                                          maturity fixed income securities.
PUTNAM VARIABLE TRUST
   Putnam VT Discovery Growth Fund --     Seeks long-term growth of capital. The      Putnam Investment Management
     Class IB Shares+                     Fund invests mainly in common stocks of
                                          U.S. companies, with a focus on growth
                                          stocks. Growth stocks are issued by
                                          companies that Putnam Management
                                          believes are fast-growing and whose
                                          earnings are likely to increase over
                                          time.

   Putnam VT International Equity         Seeks capital appreciation. The Fund        Putnam Investment Management
     Fund -- Class IB Shares+             invests mainly in common stocks of
                                          companies outside the United States
                                          that Putnam Management believes have
                                          investment potential.

   Putnam VT Small Cap Value Fund --      Seeks capital appreciation. The Fund        Putnam Investment Management
     Class IB Shares                      invests mainly in common stocks of U.S.
                                          companies, with a focus on value
                                          stocks. Value stocks are those that
                                          Putnam Management believes are
                                          currently undervalued by the market.


               FUNDING                                   INVESTMENT                               INVESTMENT
                OPTION                                   OBJECTIVE                            ADVISER/SUBADVISER
---------------------------------------   -----------------------------------------   ------------------------------------
SALOMON BROTHERS VARIABLE SERIES
   FUNDS INC.
   All Cap Fund -- Class I                Seeks capital appreciation. The Fund        SBAM
                                          normally invests in common stocks and
                                          their equivalents of companies the
                                          manager believes are undervalued in
                                          the marketplace.

   Investors Fund -- Class I              Seeks long term growth of capital.          SBAM
                                          Secondarily seeks current income. The
                                          Fund normally invests in common stocks
                                          of established companies.

   Small Cap Growth Fund -- Class I+      Seeks long term growth of capital. The      SBAM
                                          Fund normally invests in equity
                                          securities of companies with small
                                          market capitalizations.

   Total Return Fund -- Class I+          Seeks above average income (compared to     SBAM
                                          a portfolio invested entirely in equity
                                          securities). Secondarily seeks growth
                                          of capital and income.  The Fund
                                          normally invests in a broad range of
                                          equity and fixed-income securities of
                                          U.S. and foreign issuers.
SMITH BARNEY INVESTMENT SERIES
   Smith Barney Dividend Strategy         Seeks capital appreciation. Principally     SBFM
     Portfolio+                           through investing in dividend paying
                                          stocks.

   Smith Barney Premier Selections        Seeks long term capital growth. The         SBFM
          All Cap Growth Portfolio+       Fund consists of a Large Cap Growth
                                          segment, Mid Cap Growth segment and
                                          Small Cap Growth segment. All three
                                          segments normally invest in equity
                                          securities. The Large Cap Growth
                                          segment invests in large sized
                                          companies. The Mid Cap Growth segment
                                          invests in medium sized companies. The
                                          Small Cap Growth segment invests in
                                          small sized companies.
THE TRAVELERS SERIES TRUST
   Convertible Securities Portfolio       Seeks current income and capital            TAMIC
                                          appreciation. The Fund normally invests
                                          in convertible securities.

  Disciplined Mid Cap Stock Portfolio     Seeks growth of capital. The Fund           TAMIC
                                          normally invests in the equity              Subadviser: TIMCO
                                          securities of companies with mid-size
                                          market capitalizations.

   Equity Income Portfolio                Seeks reasonable income by investing        TAMIC
                                          primarily in income producing equity        Subadviser: Fidelity Management &
                                          securities. In choosing these               Research Company ("FMR")
                                          securities, the fund will also consider
                                          the potential for capital appreciation.
                                          The fund's goal is to achieve a yield
                                          which exceeds the composite yield on
                                          the securities compromising the S&P
                                          500.

   Federated Stock Portfolio+             Seeks growth of income and capital. The     TAMIC
                                          Fund normally invests in equity             Subadviser: Federated Equity
                                          securities of high quality companies.       Management Company of Pennsylvania

   Large Cap Portfolio                    Seeks long term growth of capital.          TAMIC
                                          The Fund normally invests in                Subadviser: FMR
                                          the securities of companies with large
                                          market capitalizations.

   Mercury Large Cap Core Portfolio       Seeks long-term capital growth. The         TAMIC
                                          Fund normally invests in a diversified      Subadviser: Merrill Lynch
                                          portfolio of equity securities of large     Investment Managers, L.P. ("MLIM")
                                          cap companies.

   MFS Mid Cap Growth Portfolio           Seeks long term growth of capital. The      TAMIC
                                          Fund normally invests in equity
                                          Subadviser: Massachusetts Fund
                                          securities of companies with medium
                                          Services ("MFS") market
                                          capitalization.

   MFS Value Portfolio                    Seeks capital appreciation and              TAMIC
                                          reasonable income. The Fund normally        Subadviser: MFS
                                          invests in income producing equity
                                          securities of companies believed to be
                                          undervalued in the market.

   Mondrian International Stock           Seeks capital appreciation. The Fund        TAMIC
     Portfolio                            normally invests in equity securities       Subadviser: Mondrian Investment
                                          of relatively large non-U.S. companies.     Partners Ltd.




               FUNDING                                   INVESTMENT                               INVESTMENT
                OPTION                                   OBJECTIVE                            ADVISER/SUBADVISER
---------------------------------------   -----------------------------------------   ------------------------------------
   Pioneer Fund Portfolio                 Seeks reasonable income and capital         TAMIC
                                          growth. The Fund invests in equity
                                          Subadviser: Pioneer Investment
                                          securities, primarily of U.S. issuers.
                                          Management, Inc.

   Pioneer Mid Cap Value Portfolio        Seeks capital appreciation. The Fund        TAMIC
                                          normally invests in the equity              Subadviser: Pioneer Investment
                                          securities of mid-size companies.           Management, Inc.

   Social Awareness Stock Portfolio       Seeks long term capital appreciation and    SBFM
                                          retention of net investment income. The
                                          Fund normally invests in equity
                                          securities of large and mid-size
                                          companies that meet certain investment
                                          and social criteria.

   Style Focus Series: Small Cap          Seeks capital appreciation. The Fund        TAMIC
     Growth Portfolio                     normally invests in common stocks and       Subadviser: TIMCO and Janus
                                          other equity securities of small U.S.       Capital
                                          companies.

   Style Focus Series: Small Cap          Seeks capital appreciation. The Fund        TAMIC
     Value Portfolio                      normally invests in common stocks and       Subadviser: TIMCO and Dreman Value
                                          other equity securities of small U.S.       Management L.L.C. ("Dreman")
                                          companies.

   Travelers                              Quality Bond Portfolio Seeks current
                                          income and total return TAMIC with
                                          moderate capital volatility. The Fund
                                          normally invests in investment-grade
                                          bonds and debt securities.

   U.S. Government Securities             Seeks current income, total return and      TAMIC
     Portfolio                            high credit quality. The Fund normally
                                          invests in securities issued or
                                          guaranteed by the U.S. Government, its
                                          agencies or instrumentalities.

TRAVELERS SERIES FUND INC.
   AIM Capital Appreciation Portfolio     Seeks capital appreciation. The Fund        Travelers Investment Adviser Inc.
                                          normally invests in common stocks of        ("TIA")
                                          companies that are likely to benefit        Subadviser:  AIM Capital
                                          from new products, services or              Management Inc.
                                          processes or have experienced
                                          above-average earnings growth.

   MFS Total Return Portfolio             Seeks above average income consistent       TIA
                                          with the prudent employment of capital.     Subadviser: MFS
                                          Secondarily, seeks growth of capital
                                          and income. The Fund normally invests
                                          in a broad range of equity and
                                          fixed-income securities of both U.S.
                                          and foreign issuers.

   Pioneer Strategic Income Portfolio     Seeks high current income. The Fund         TIA
                                          normally invests in debt securities and     Subadviser: Pioneer Investment
                                          has the flexibility to invest in a          Management, Inc.
                                          broad range of issuers and segments of
                                          the debt securities market.

   SB Adjustable Rate Income              Seeks high current income and to limit      SBFM
     Portfolio Smith Barney Class         the degree of fluctuation of its net
                                          asset value resulting from movements in
                                          interest rates.

   Smith Barney Aggressive Growth         Seeks long-term capital appreciation.       SBFM
     Portfolio                            The Fund normally invests in common
                                          stocks of companies that are
                                          experiencing, or are expected to
                                          experience, growth in earnings that
                                          exceeds the average rate earnings
                                          growth of the companies comprising the
                                          S&P 500 Index.

   Smith Barney High Income Portfolio     Seeks high current income. Secondarily,     SBFM
                                          seeks capital appreciation. The Fund
                                          normally invests in high yield
                                          corporate debt and preferred stock of
                                          U.S. and foreign issuers.

   Smith Barney International All Cap     Seeks total return on assets from           SBFM
     Growth Portfolio+                    growth of capital and income. The Fund
                                          normally invests in equity securities
                                          of foreign companies.

   Smith Barney Large Capitalization      Seeks long term growth of capital. The      SBFM
     Growth Portfolio                     Fund normally invests in equities, or
                                          similar securities, of companies with
                                          large market capitalizations.

   Strategic Equity Portfolio             Seeks capital appreciation. The Fund        TIA
                                          normally invests in U.S. and foreign        Subadviser: FMR
                                          equity securities.




               FUNDING                                   INVESTMENT                               INVESTMENT
                OPTION                                   OBJECTIVE                            ADVISER/SUBADVISER
---------------------------------------   -----------------------------------------   ------------------------------------
VAN KAMPEN LIFE INVESTMENT TRUST
   Comstock Portfolio Class II Shares     Seeks capital growth and income. The        Van  Kampen Asset Management
                                          normally invests in common and preferred    Fund Inc. ("Van Kampen")
                                          stocks, and convertible securities, of
                                          well established undervalued companies.


   Emerging Growth Portfolio Class II     Seeks capital appreciation. The Fund        Van Kampen
     Shares+                              normally invests in common stocks of
                                          companies that the manager believes
                                          are experiencing or will experience
                                          growth in earnings and/or cash flow
                                          that exceeds the average rate of
                                          earnings growth of the companies that
                                          comprise the S&P 500.

   Enterprise Portfolio Class II          Seeks capital appreciation. The Fund        Van Kampen
     Shares+                              normally invests in common stocks of
                                          companies believed to have
                                          above-average potential for capital
                                          appreciation.

VARIABLE ANNUITY PORTFOLIOS
   Smith Barney Small Cap Growth          Seeks long term capital growth. The         Citi Fund Management, Inc.
     Opportunities Portfolio              Fund normally invests in equity
                                          securities of small cap companies and
                                          related investments.

VARIABLE INSURANCE PRODUCTS FUND
   Asset Manager SM Portfolio --          Seeks high total return with reduced        FMR
     Service Class 2+                     risk over the long-term. The Fund
                                          normally invests by allocating assets
                                          among stocks, bonds and short-term
                                          instruments.

   Contrafund(R) Portfolio -- Service     Seeks long-term capital appreciation by     FMR
     Class 2                              investing in common stocks of companies
                                          whose value Fidelity Management &
                                          Research Co. believes is not fully
                                          recognized by the public.

   Dynamic Capital Appreciation           Seeks capital appreciation by investing     FMR
     Portfolio -- Service Class 2+        in common stocks of domestic and
                                          foreign issuers.

   Mid Cap Portfolio -- Service Class 2   Seeks long-term growth of capital by        FMR
                                          investing in common stocks of companies
                                          with medium market capitalizations.
WELLS FARGO VARIABLE TRUST
   Wells Fargo Advantage Multi Cap        Seeks long term capital growth. Current     Wells Fargo Funds Management, LLC
     Value Fund+                          income is a secondary objective. The        Subadviser: Wells Capital
                                          Fund normally invests in the common         Management, Inc.
                                          stocks of U.S. companies believed to be
                                          undervalued relative to the market.

--------------
 +     Closed to new investors.

                                  FIXED ACCOUNT
--------------------------------------------------------------------------------

We may offer our Fixed Account as a funding option. Please see separate prospectus for more information.

                             CHARGES AND DEDUCTIONS
--------------------------------------------------------------------------------

GENERAL

We deduct the charges described below. The charges are for the service and benefits we provide, costs and expenses we incur, and risks we assume under the Contracts. Services and benefits we provide include:

       o the ability for you to make withdrawals and surrenders under the Contracts

       o the death benefit paid on the death of the Contract Owner, Annuitant, or first of the joint owners

       o the available funding options and related programs (including dollar cost averaging, portfolio rebalancing, and systematic withdrawal programs)

       o   administration of the annuity options available under the Contracts

       o   the distribution of various reports to Contract Owners

Costs and expenses we incur include:

       o losses associated with various overhead and other expenses associated with providing the services and benefits provided by the Contracts

       o sales and marketing expenses including commission payments to your sales agent

       o   other costs of doing business.

Risks we assume include:

       o that Annuitants may live longer than estimated when the annuity factors under the Contracts were established

       o that the amount of the death benefit will be greater than the Contract Value

       o that the costs of providing the services and benefits under the Contracts will exceed the charges deducted.

We may also deduct a charge for taxes.

Unless otherwise specified, charges are deducted proportionately from all funding options in which you are invested.

We may reduce or eliminate the withdrawal charge and/or the mortality and expense risk charge under the Contract when certain sales or administration of the Contract result in savings or reduced expenses and/or risks. For certain trusts, we may change the order in which Purchase Payments and earnings are withdrawn in order to determine the withdrawal charge. We will not reduce or eliminate the withdrawal charge where such reduction or elimination would be unfairly discriminatory to any person.

The amount of a charge may not necessarily correspond to the costs associated with providing the services or benefits indicated by the designated charge. For example, the withdrawal charge we collect may not fully cover all of the sales and distribution expenses we actually incur. The amount of any fee or charge is not impacted by an outstanding loan. We may also profit on one or more of the charges. We may use any such profits for any corporate purpose, including the payment of sales expenses.

WITHDRAWAL CHARGE

We do not deduct a sales charge from Purchase Payments when they are made to the Contract. However, a withdrawal charge will apply if Purchase Payments and any applicable Purchase Payment Credits are withdrawn before they have been in the Contract for five years. We will assess the charge as a percentage of the Purchase Payment and any applicable Purchase Payment Credits withdrawn as follows:

                         YEARS SINCE PURCHASE WITHDRAWAL
                               PAYMENT MADE CHARGE
                    --------------------------------------------- --------------
                     GREATER THAN OR EQUAL TO    BUT LESS THAN
                             0 years                1 year                 5%
                              1 year                2 years                4%
                             2 years                3 years                3%
                             3 years                4 years                2%
                             4 years                5 years                1%
                             5+ years                                      0%


For purposes of the withdrawal charge calculation, withdrawals are deemed to be taken first from:

       (a) any Purchase Payment and any applicable Purchase Payment Credits to which no withdrawal charge applies then;

       (b) any remaining free withdrawal allowance (as described below) (after being reduced by (a), then;

       (c) any remaining Purchase Payment and any applicable Purchase Payment Credits to which a withdrawal charge applies (on a first-in, first-out basis), then;

       (d)   any Contract earnings.

Unless you instruct us otherwise, we will deduct the withdrawal charge from the amount requested.

IF YOU DID NOT PURCHASE YOUR CONTRACT UNDER A 457 OR 403(B) QUALIFIED PLAN, WE WILL NOT DEDUCT A WITHDRAWAL CHARGE:

       o   from payments we make due to the death of the Annuitant

       o if a life annuity payout has begun, other than the Liquidity Benefit Option (See "Liquidity Benefit")

       o   if an income option of at least ten years' duration is elected

       o from amounts withdrawn which are deposited to other contracts issued by us or our affiliate, subject to our approval

       o if withdrawals are taken under our Managed Distribution Program, if elected by you (see Access to Your Money) or

       o if you are confined to an eligible nursing home, as described in Appendix C

IF YOU PURCHASED YOUR CONTRACT UNDER A 457 OR 403(B) QUALIFIED PLAN, WE WILL NOT DEDUCT A WITHDRAWAL CHARGE:

       o   from payments we make due to the death of the Annuitant

       o   if a life annuity payout has begun

       o   if payments for a period of at least five years have begun

       o from amounts withdrawn which are deposited to other contracts issued by us or our affiliate, subject to our approval

       o if withdrawals are taken as a minimum distribution, as defined under The Code

       o   if withdrawals are taken due to a hardship, as defined under The Code

       o if withdrawals are taken due to a disability, as defined under The Code, of the Annuitant;

       o if you are confined to an eligible nursing home, as described in Appendix C (403 (B) PLANS ONLY).

FREE WITHDRAWAL ALLOWANCE

Beginning in the second Contract Year, you may withdraw up to 20% of the Contract Value annually. We calculate the available withdrawal amount as of the end of the previous Contract Year. The free withdrawal provision applies to all withdrawals except those transferred directly to annuity contracts issued by other financial institutions. We reserve the right to modify the free withdrawal provision.

Any withdrawal is subject to federal income taxes on the taxable portion. In addition, a 10% federal penalty may be assessed on any withdrawal if the Contract Owner is under age 59 1/2. You should consult with your tax adviser regarding the tax consequences of a withdrawal.

TRANSFER CHARGE

We reserve the right to assess a transfer charge of up to $10.00 on transfers exceeding 12 per year. We will notify you in writing at your last known address at least 31 days before we impose any such transfer charge.

MORTALITY AND EXPENSE RISK CHARGE

Each business day, we deduct a mortality and expense risk ("M&E") charge from amounts we hold in the Variable Funding Options. We reflect the deduction in our calculation of accumulation and Annuity Unit values. The charges stated are the maximum for this product. We reserve the right to lower this charge at any time. If you choose the Standard Death Benefit, the M&E charge is 0.80% annually. If you choose the Optional Death

Benefit, the M&E charge is 1.25% annually. This charge compensates the Company for risks assumed, benefits provided and expenses incurred, including the payment of commissions to your sales agent.

VARIABLE FUNDING OPTION EXPENSES

We summarized the charges and expenses of the Underlying Funds in the fee table. Please review the prospectus for each Underlying Fund for a more complete description of that fund and its expenses. Underlying Fund expenses are not fixed or guaranteed and are subject to change by the Fund.

FLOOR BENEFIT/LIQUIDITY BENEFIT CHARGES

If you select the Variable Annuitization Floor Benefit, we deduct a charge upon election of this benefit. This charge compensates us for guaranteeing a minimum variable Annuity Payment regardless of the performance of the Variable Funding Options you selected. This charge will vary based upon market conditions, but will never increase your annual Separate Account charge by more than 3%. The charge will be set at the time of election, and will remain level throughout the term of annuitization. If the Liquidity Benefit is selected, there is a surrender charge of 5% of the amounts withdrawn. Please refer to Payment Options for a description of these benefits.

CHART ASSET ALLOCATION PROGRAM CHARGES

Under the CHART Program, Purchase Payments and cash values are allocated among the specified asset allocation funds. The charge for this advisory service is equal to a maximum of 0.80% of the assets subject to the CHART Program. The CHART Program fee will be paid by quarterly withdrawals from the cash values allocated to the asset allocation funds. We will not treat these withdrawals as taxable distributions. Please refer to Miscellaneous Contract Provisions for further information.

PREMIUM TAX

Certain state and local governments charge premium taxes ranging from 0% to 5%, depending upon jurisdiction. We are responsible for paying these taxes and will determine the method used to recover premium tax expenses incurred. We will deduct any applicable premium taxes from your Contract Value either upon death, surrender, annuitization, or at the time you make Purchase Payments to the Contract, but no earlier than when we have a tax liability under state law.

CHANGES IN TAXES BASED UPON PREMIUM OR VALUE

If there is any change in a law assessing taxes against the Company based upon premiums, Contract gains or value of the Contract, we reserve the right to charge you proportionately for this tax.

                                    TRANSFERS
--------------------------------------------------------------------------------

Subject to the limitations described below, you may transfer all or part of your Contract Value between Variable Funding Options at any time up to 30 days before the Maturity Date. After the Maturity Date, you may make transfers only if allowed by your Contract or with our consent. Transfer requests received at our Home Office that are in good order before the close of the New York Stock Exchange (NYSE) will be processed according to the value(s) next computed following the close of business. Transfer requests received on a non-business day or after the close of the NYSE will be processed based on the value(s) next computed on the next business day.

Where permitted by state law, we reserve the right to restrict transfers from the Variable Funding Options to the Fixed Account whenever the credited interest rate on the Fixed Account is equal to the minimum guaranteed interest rate specified under the Contract.

Currently, there are no charges for transfers; however, we reserve the right to charge a fee for any transfer request which exceeds twelve per year. Since each Underlying Fund may have different overall expenses, a transfer of Contract Values from one Variable Funding Option to another could result in your investment becoming subject to higher or lower expenses. Also, when making transfers, you should consider the inherent risks associated with the Variable Funding Options to which your Contract Value is allocated.

MARKET TIMING/EXCESSIVE TRADING

THE CONTRACT IS INTENDED FOR USE AS A LONG-TERM INVESTMENT VEHICLE AND IS NOT DESIGNED TO SERVE AS A VEHICLE FOR EXCESSIVE TRADING OR MARKET TIMING IN AN ATTEMPT TO TAKE ADVANTAGE OF SHORT-TERM FLUCTUATIONS IN THE STOCK market. EXCESSIVE TRADING IS DISRUPTIVE TO THE MANAGEMENT OF AN UNDERLYING FUND AND INCREASES OVERALL COSTS TO ALL INVESTORS IN THE UNDERLYING FUND. If, in our sole discretion, we determine you are engaging in excessive trading activity, trading activity that we believe is indicative of market timing, or any similar trading activity which will potentially hurt the rights or interests of other Contract Owners, we will exercise our contractual right to restrict your number of transfers to one every six months. We will notify you in writing if we choose to exercise our contractual right to restrict your transfers.

In determining whether we believe you are engaged in excessive trading or market timing activity, we will consider, among other things, the following factors:

                o   the dollar amount you request to transfer;

                o the number of transfers you made within the previous three months;

                o whether your transfers follow a pattern designed to take advantage of short term market fluctuations; and

                o whether your transfers are part of a group of transfers made by a third party on behalf of several individual Contract Owners.

Transfers made under a Dollar Cost Averaging Program, a rebalancing program, or, if applicable, any asset allocation program described in this prospectus are not treated as a transfer when we evaluate trading patterns for market timing or excessive trading.

In addition to the above, we also reserve the right, but do not have the obligation, to further restrict the right to request transfers by any market timing firm or any other third party who has been authorized to initiate transfers on behalf of multiple Contract Owners. We may, among other things:

                o reject the transfer instructions of any agent acting under a power of attorney on behalf of more than one owner, or

                o reject the transfer or exchange instructions of individual owners who have executed pre-authorized transfer forms which are submitted by market timing firms or other third parties on behalf of more than one owner.

We will notify you in writing before we restrict your right to request transfers through such market timing firm or other third party.

The policy of the Company is to seek to apply its anti-market timing and excessive trading procedures uniformly. These procedures, however, will not prevent all excessive trading and market timing activity from occurring. For example:

     o Some of the Underlying Funds are available as investments for variable insurance contracts offered by other insurance companies. These other insurance companies may have different procedures to prevent excessive trading and market timing activity or may not have any such procedures because of contractual limitations.

     o The Company issues Contracts to qualified retirement plans that request financial transactions with the Company on an omnibus basis on behalf of all plan participants. These plans generally employ a record-keeper to maintain records of participant financial activity. Because the Company does not have the records to monitor the trading activity of the individual participants, the Company may not be able to identify plan participants who may be engaging in excessive trading or market timing activity and/or may not be able to apply its contractual trade restrictions to such participants.

o There may be other circumstances where the Company does not identify trading activity as market timing or excessive trading or take action to restrict trading activity that does not qualify as excessive trading or market timing activity under our current anti-market timing procedures. For example, Contract Owners may engage in trading activity involving dollar amounts that are less than the threshold that we use for trade surveillance. Or, Contract Owners may request trades in a frequency or pattern that does not qualify as excessive trading or market timing activity under our current anti-market timing procedures.

Excessive trading and market timing activity increases the overall transaction costs of an Underlying Fund, which may serve to decrease the Underlying Fund's performance. Further, excessive trading and market timing activity may disrupt the management of an Underlying Fund because the portfolio's advisor must react to frequent requests to purchase and redeem investments.

FUTURE MODIFICATIONS. We will continue to monitor the transfer activity occurring among the Variable Funding Options, and may modify these transfer restrictions at any time if we deem it necessary to protect the interest of all Contract Owners. These modifications may include curtailing or eliminating, without notice, the ability to use the Internet, facsimile or telephone in making transfers.

                              ACCESS TO YOUR MONEY
--------------------------------------------------------------------------------

Any time before the Maturity Date, you may redeem all or any portion of the Cash Surrender Value, that is, the Contract Value less any withdrawal charge and any premium tax not previously deducted. Unless you submit a Written Request specifying the fixed or Variable Funding Option(s) from which we are to withdraw amounts, we will make the withdrawal on a pro rata basis. We will determine the Cash Surrender Value as of the close of business after we receive your surrender request at our Home Office. The Cash Surrender Value may be more or less than the Purchase Payments you made. You may not make withdrawals during the annuity period.

For amounts allocated to the Variable Funding Options, we may defer payment of any Cash Surrender Value for a period of up to five business days after the Written Request is received. For amounts allocated to the Fixed Account, we may defer payment of any Cash Surrender Value for a period up to six months. In either case, it is our intent to pay as soon as possible. We cannot process requests for withdrawals that are not in good order. We will contact you if there is a deficiency causing a delay and will advise what is needed to act upon the withdrawal request.

If your Contract is issued as part of a 403(b) plan, there are restrictions on your ability to make withdrawals from your Contract. You may not withdraw contributions or earnings made to your Contract after December 31, 1988 unless you are (a) age 59 1/2, (b) no longer employed, (c) deceased, (d) disabled, or
(e) experiencing a financial hardship. Even if you are experiencing a financial hardship, you may only withdraw contributions, not earnings. You should consult with your tax adviser before making a withdrawal from your Contract.

SYSTEMATIC WITHDRAWALS

Before the Maturity Date, you may choose to withdraw a specified dollar amount (at least $100) on a monthly, quarterly, semiannual or annual basis. We will deduct any applicable premium taxes and withdrawal charge. To elect systematic withdrawals, you must have a Contract Value of at least $15,000 and you must make the election on the form we provide. We will surrender Accumulation Units pro rata from all funding options in which you have an interest, unless you instruct us otherwise. You may begin or discontinue systematic withdrawals at any time by notifying us in writing, but you must give at least 30 days notice to change any systematic withdrawal instructions that are currently in place.

We reserve the right to discontinue offering systematic withdrawals or to assess a processing fee for this service upon 30 days written notice to Contract Owners (where allowed by state law).

Each systematic withdrawal is subject to federal income taxes on the taxable portion. In addition, a 10% federal penalty tax may be assessed on systematic withdrawals if the Contract Owner is under age 59 1/2. There is no additional fee for electing systematic withdrawals. You should consult with your tax adviser regarding the tax consequences of systematic withdrawals.

MANAGED DISTRIBUTION PROGRAM. Under the systematic withdrawal option, you may choose to participate in the Managed Distribution Program. At no cost to you, you may instruct us to calculate and make minimum distributions that may be required by the IRS upon reaching age 701/2. (See Federal Tax Considerations") These payments will not be subject to the withdrawal charge and will be in lieu of the free withdrawal allowance. No Dollar Cost Averaging will be permitted if you are participating in the Managed Distribution Program.

                              OWNERSHIP PROVISIONS
--------------------------------------------------------------------------------

TYPES OF OWNERSHIP

CONTRACT OWNER

The Contract belongs to the Contract Owner named in the Contract (on the Contract Specifications page). The Annuitant is the individual upon whose life the Maturity Date and the amount of monthly payments depend. Because this is a Qualified Contract, the owner and the Annuitant must always be the same person, and there can be only one Contract Owner. You have sole power to exercise any rights and to receive all benefits given in the Contract provided you have not named an irrevocable beneficiary.

If this Contract is purchased by a beneficiary of another contract who directly transferred the death proceeds due under that contract, he/she will be granted the same rights the owner has under the Contract except that he/she cannot take a loan or make additional Purchase Payments.

BENEFICIARY

You name the beneficiary in a Written Request. The beneficiary has the right to receive any death benefit proceeds remaining under the Contract upon the death of the Contract Owner. If more than one beneficiary survives the Annuitant or Contract Owner, they will share equally in benefits unless you recorded different shares with the Company by Written Request before the death of the Contract Owner. In the case of a non-spousal beneficiary or a spousal beneficiary who has not chosen to assume the Contract, we will not transfer or otherwise remove the death benefit proceeds from either the Variable Funding Options or the Fixed Account, as most recently elected by the Contract Owner, until the Death Report Date.

Unless you have named an irrevocable beneficiary you have the right to change any beneficiary by Written Request during the lifetime of the Annuitant and while the Contract continues.

                                  DEATH BENEFIT
--------------------------------------------------------------------------------

Before the Maturity Date, generally, a death benefit is payable when you die. At purchase, you elect either the standard death benefit or the optional death benefit. We calculate the death benefit at the close of the business day on which our Home Office receives (1) Due Proof of Death and (2) written payment instructions or election of beneficiary contract continuance ("Death Report Date").

DEATH PROCEEDS BEFORE THE MATURITY DATE

STANDARD DEATH BENEFIT

---------------------------------------- -- ------------------------------------
 ANNUITANT'S AGE ON THE CONTRACT DATE       DEATH BENEFIT PAYABLE
---------------------------------------- -- ------------------------------------
Before Age 80                               Greater of:
                                            ------------------------------------
                                            1) Contract Value on the Death
                                               Report Date, or

                                            2) Total Purchase Payments
                                               less the total of any
                                               withdrawals (and
                                               related charges).
---------------------------------------- -- ------------------------------------
On or after Age 80                          Contract Value
---------------------------------------- -- ------------------------------------

OPTIONAL DEATH BENEFIT AND CREDIT

The Optional Death Benefit and Credit varies depending on the Annuitant's age on the Contract Date.

-------------------------------------- -- --------------------------------------
ANNUITANT'S AGE ON THE CONTRACT DATE      DEATH BENEFIT PAYABLE
-------------------------------------- -- --------------------------------------
Under Age 70                              Greater of:
                                          1)  Contract Value on the Death Report
Date, or
                                          2)  Total Purchase Payments less
                                              the total of any withdrawals
                                              (and related charges); or

                                          3)  Maximum Step-Up death benefit
                                              value (described below)
                                              associated with Contract Date
                                              anniversaries beginning with
                                              the 5th, and ending with the
                                              last before the Annuitant's
                                              76th birthday.
-------------------------------------- -- --------------------------------------
Age 70-75                                 Greater of:
                                          1)       Contract Value, or

                                          2)       Total Purchase Payments less
                                                   the total of any withdrawals
                                                   (and related charges); or

                                          3)       Step-Up death benefit value
                                                   (described below) associated
                                                   with the 5th Contract Date
                                                   anniversary.
-------------------------------------- -- --------------------------------------
Age 76-80                                 Greater of (1) or (2) above.
-------------------------------------- -- --------------------------------------
Age over 80                               Contract Value
-------------------------------------- -- --------------------------------------

STEP-UP DEATH BENEFIT VALUE

We will establish a separate Step-Up death benefit value on the fifth Contract Date anniversary and on each subsequent Contract Date anniversary on or before the Death Report Date. The Step-Up death benefit value will initially equal the Contract Value on that anniversary. After a Step-Up death benefit value has been established, we will recalculate it each time a Purchase Payment is made or a withdrawal is taken until the Death Report Date. We will recalculate Step-Up death benefit values by increasing them by the amount of each applicable Purchase Payment and by reducing them by a partial surrender reduction (as described below) for each applicable withdrawal. Recalculations of Step-Up death benefit values related to any Purchase Payments or any withdrawals will be made in the order that such Purchase Payments or partial surrender reductions occur.

PARTIAL SURRENDER REDUCTION. If you make a withdrawal, we will reduce the Step-Up value by a partial surrender reduction which equals: (1) the step-up value immediately prior to the withdrawal, multiplied by (2) the amount of the withdrawal, divided by (3) the Contract Value before the withdrawal.

For example, assume your current Contract Value is $55,000. If your step-up value immediately prior to the withdrawal is $50,000, and you decide to make a withdrawal of $10,000, we would reduce the step-up value as follows:

       50,000 x (10,000/55,000) = 9,090

Your new step-up value would be 50,000-9,090, or $40,910.

The following example shows what would happen in a declining market. Assume your current Contract Value is $30,000. If your step-up value immediately prior to the withdrawal is $50,000, and you decide to make a withdrawal of $10,000, we would reduce the step-up value as follows:

       50,000 x (10,000/30,000) = 16,666

Your new step-up value would be 50,000-16,666, or $33,334.

PAYMENT OF PROCEEDS

We describe the process of paying death benefit proceeds before the Maturity Date in the chart below. The chart does not encompass every situation and is merely intended as a general guide. More detailed information is provided in your Contract. Generally, the person(s) receiving the benefit may request that the proceeds be paid in a lump sum, or be applied to one of the settlement options available under the Contract.

--------------------------------------- --- ---------------------------------------- --- ----------------------------------
                                                                                              MANDATORY
        BEFORE THE MATURITY DATE,                      THE COMPANY WILL                      PAYOUT RULES
         UPON THE DEATH OF THE                        PAY THE PROCEEDS TO:                      APPLY*
--------------------------------------- --- ---------------------------------------- --- ----------------------------------
OWNER/ANNUITANT                             The beneficiary (ies), or if none, to        Yes
                                            the CONTRACT OWNER's estate.
--------------------------------------- --- ---------------------------------------- --- ----------------------------------
BENEFICIARY                                 No death proceeds are payable;               N/A
                                            Contract continues.
--------------------------------------- --- ---------------------------------------- --- ----------------------------------
CONTINGENT BENEFICIARY                      No death proceeds are payable;               N/A
                                            Contract continues.
--------------------------------------- --- ---------------------------------------- --- ----------------------------------

--------------
* Certain payout rules of the Internal Revenue Code (IRC) are triggered upon the death of the Owner. Non-spousal beneficiaries (as well as spousal beneficiaries who choose not to assume the Contract) must begin taking distributions based on the beneficiary's life expectancy within one year of death or take a complete distribution of Contract proceeds within 5 years of death. If mandatory distributions have begun, the 5 year payout option is not available.

BENEFICIARY CONTRACT CONTINUANCE (NOT PERMITTED FOR NON-NATURAL BENEFICIARIES)

If you die before the Maturity Date, and if the value of any beneficiary's portion of the death benefit is between $20,000 and $1,000,000 as of the Death Report Date, (more than $1,000,000 is subject to Home Office approval), your beneficiary(s) may elect to continue his/her portion of the Contract subject to applicable Internal Revenue Code distribution requirements, rather than receive the death benefit in a lump sum. If the beneficiary chooses to continue the Contract, the beneficiary can extend the payout phase of the Contract enabling the beneficiary to "stretch" the death benefit distributions out over his life expectancy as permitted by the Internal Revenue Code.

If your beneficiary elects to continue the Contract, the death benefit will be calculated as of the Death Report Date. The initial Contract Value of the continued Contract (the "adjusted Contract Value") will equal the greater of the Contract Value or the death benefit calculated on the Death Report Date and will be allocated to the funding options in the same proportion as prior to the Death Report Date. If the adjusted Contract Value is allocated to the Variable Funding Options, the beneficiary bears the investment risk.

The beneficiary who continues the Contract will be granted the same rights as the owner under the original Contract, except the beneficiary cannot:

       o   take a loan

       o   make additional Purchase Payments

The beneficiary may also name his/her own beneficiary ("succeeding beneficiary") and has the right to take withdrawals at any time after the Death Report Date without a withdrawal charge. All other fees and charges applicable to the original Contract will also apply to the continued Contract. All benefits and features of the continued Contract will be based on the beneficiary's age on the Death Report Date as if the beneficiary had purchased the Contract with the adjusted Contract Value on the Death Report Date.

PLANNED DEATH BENEFIT (INDIVIDUAL CONTRACTS ONLY)

You may request that rather than receive a lump-sum death benefit, the beneficiary(ies) receive all or a portion of the death benefit proceeds either:

       o through an annuity for life or a period that does not exceed the beneficiary's life expectancy or

       o under the terms of the Beneficiary Continuance provision described above. If the Beneficiary Continuance provision is selected as a planned death benefit, no surrenders will be allowed other than payments meant to satisfy minimum distribution amounts or systematic withdrawal amounts, if greater.

You must make the planned death benefit request as well as any revocation of this request in writing. Upon your death, your beneficiary(s) cannot revoke or modify this request. If the death benefit at the time we receive Due Proof of Death is less than $2,000, we will only pay a lump sum to the beneficiary. If periodic payments due under the planned death benefit election are less than $100, we reserve the right to make Annuity Payments at less frequent intervals, resulting in a payment of at least $100 per year. If no beneficiary is alive when death benefits become payable, we will pay the death benefit as provided in your Contract.

DEATH PROCEEDS AFTER THE MATURITY DATE

If any Contract Owner or the Annuitant dies on or after the Maturity Date, the Company will pay the beneficiary a death benefit consisting of any benefit remaining under the annuity or income option then in effect.

                               THE ANNUITY PERIOD
--------------------------------------------------------------------------------

MATURITY DATE

Under the Contract, you can receive regular payments ("Annuity Payments"). You can choose the month and the year in which those payments begin ("Maturity Date"). You can also choose among income payouts (annuity options) or elect a lump sum distribution. While the Annuitant is alive, you can change your selection any time up to the Maturity Date. Annuity Payments will begin on the Maturity Date stated in the Contract unless (1) you fully surrendered the Contract; (2) we paid the proceeds to the beneficiary before that date; or (3) you elected another date. Annuity Payments are a series of periodic payments (a) for life; (b) for life with either a minimum number of payments or a specific amount assured; or (c) for the joint lifetime of the Annuitant and another person, and thereafter during the lifetime of the survivor. We may require proof that the Annuitant is alive before we make Annuity Payments. Not all options may be available in all states.

You may choose to annuitize at any time after you purchase your Contract. Unless you elect otherwise, the Maturity Date will be the Annuitant's 90th birthday or ten years after the effective date of the Contract, if later.

At least 30 days before the original Maturity Date, you may elect to extend the Maturity Date to any time prior to the Annuitant's 90th birthday or to a later date with our consent. You may use certain annuity options taken at the Maturity Date to meet the minimum required distribution requirements of federal tax law, or you may use a program of withdrawals instead. These mandatory distribution requirements take effect generally upon the death of the Contract Owner, or with certain Qualified Contracts upon either the later of the Contract Owner's attainment of age 70 1/2 or year of retirement; or the death of the Contract Owner. You should seek independent tax advice regarding the election of minimum required distributions.

LIQUIDITY BENEFIT (BENEFIT NOT AVAILABLE UNDER 457 PLANS)

If you select any annuity option that guarantees you payments for a minimum period of time ("period certain"), you may take a lump sum payment (equal to a portion or all of the value of the remaining payments) any time after the first Contract Year. There is a charge of 5% of the amount withdrawn under this option.

For variable Annuity Payments, we use the Assumed Net Investment Factor, ("ANIF") as the interest rate to determine the lump sum amount. If you request only a percentage of the amount available, we will reduce the amount of each payment during the rest of the period certain by that percentage. After the period expires, your payments will increase to the level they would have been had no liquidation taken place.

For fixed Annuity Payments, we calculate the present value of the remaining period certain payments using a current interest rate. The current interest rate used depends on the amount of time left in the annuity option you elected. The current rate will be the same rate we would give someone electing an annuity option for that same amount of time. If you request a percentage of the amount available during the period certain, we will reduce the amount of each payment during the rest of the period certain by that percentage. After the period certain expires, your payments will increase to the level they would have been had no liquidation taken place.

The market value adjustment formula for calculating the present value described above for fixed Annuity Payments is as follows:

                                               n
                       Present Value = Sigma [Payments X (1/1 + iC)(t/365)
                                              s = 1
Where
--------------------------------------------------------------------------------

       iC = the interest rate described above

       n = the number of payments remaining in the Contract Owner's period certain at the time of request for this benefit

       t = the number of days remaining until that payment is made, adjusting for leap years.

See Appendix E for examples of this market value adjustment.

ALLOCATION OF ANNUITY

You may elect to receive your Annuity Payments in the form of a variable annuity, a fixed annuity, or a combination of both. If, at the time Annuity Payments begin, you have not made an election, we will apply your Contract Value to provide an annuity funded by the same funding options as you have selected during the accumulation period. At least 30 days before the Maturity Date, you may transfer the Contract Value among the funding options in order to change the basis on which we will determine Annuity Payments. (See Transfers.)

ANNUITIZATION CREDIT. This credit is applied to the Contract Value used to purchase one of the annuity options described below. The credit equals 0.5% of your Contract Value if you annuitize during Contract Years 2-5, 1% during Contract Years 6-10, and 2% after Contract Year 10. There is no credit applied to Contracts held less than 1 year.

VARIABLE ANNUITY

You may choose an annuity payout that fluctuates depending on the investment experience of the Variable Funding Options. We determine the number of Annuity Units credited to the Contract by dividing the first monthly Annuity Payment attributable to each Variable Funding Option by the corresponding Accumulation Unit value as of 14 days before the date Annuity Payments begin. We use an Annuity Unit to measure the dollar value of an Annuity Payment. The number of Annuity Units (but not their value) remains fixed during the annuity period.

DETERMINATION OF FIRST ANNUITY PAYMENT. Your Contract contains the tables we use to determine your first monthly Annuity Payment. If you elect a variable annuity, the amount we apply to it will be the Contract Value as of 14 days before the date Annuity Payments begin, less any applicable premium taxes not previously deducted.

The amount of your first monthly payment depends on the annuity option you elected and the Annuitant's adjusted age. Your Contract contains the formula for determining the adjusted age. We determine the total first monthly Annuity Payment by multiplying the benefit per $1,000 of value shown in the Contract tables by the number of thousands of dollars of Contract Value you apply to that annuity option. The Contract tables factor in an assumed daily net investment factor of 3.0%. We call this your net investment rate. Your net investment rate of 3% corresponds to an annual interest rate of 3%. This means that if the annualized investment performance, after expenses, of your Variable Funding Options is less than 3%, then the dollar amount of your variable Annuity Payments will decrease. However, if the annualized investment performance, after expenses, of your Variable Funding Options is greater than 3%, then the dollar amount of your variable Annuity Payments will increase.

DETERMINATION OF SECOND AND SUBSEQUENT ANNUITY PAYMENTS. The dollar amount of all subsequent Annuity Payments changes from month to month based on the investment experience, as described above, of the applicable funding options. The total amount of each Annuity Payment will equal the sum of the basic payments in each funding option. We determine the actual amounts of these payments by multiplying the number of Annuity Units we credited to each funding option by the corresponding Annuity Unit value as of the date 14 days before the date the payment is due.

FIXED ANNUITY

You may choose a fixed annuity that provides payments that do not vary during the annuity period. We will calculate the dollar amount of the first fixed Annuity Payment as described under Variable Annuity, except that the amount we apply to begin the annuity will be your Contract Value as of the date Annuity Payments begin. Payout rates will not be lower than that shown in the Contract. If it would produce a larger payment, the first fixed Annuity Payment will be determined using the Life Annuity Tables in effect on the Maturity Date.

If you have elected the Increasing Benefit Option, the payments will be calculated as above. However, the initial payment will be less than that reflected in the table and the subsequent payments will be increased by the percentage you elected.

                                 PAYMENT OPTIONS
--------------------------------------------------------------------------------

ELECTION OF OPTIONS

While the Annuitant is alive, you can change your annuity option selection any time up to the Maturity Date. Once Annuity Payments have begun, no further elections are allowed.

During the Annuitant's lifetime, if you do not elect otherwise before the Maturity Date, we will pay you (or another designated payee) the first of a series of monthly Annuity Payments based on the life of the Annuitant, in accordance with Annuity Option 2 (Life Annuity with 120 monthly payments assured). For certain Qualified Contracts, Annuity Option 4 (Joint and Last Survivor Life Annuity -- Annuity Reduced on Death of Primary Payee) will be the automatic option as described in the Contract.

The minimum amount that can be placed under an annuity option will be $2,000 unless we agree to a lesser amount. If any monthly periodic payment due is less than $100, the Company reserves the right to make payments at less frequent intervals, or to pay the Contract Value in a lump-sum.

On the Maturity Date, we will pay the amount due under the Contract in accordance with the Payment Option that you select. You may choose to receive a single lump-sum payment. You must elect an option in writing, in a form satisfactory to the Company. Any election made during the lifetime of the Annuitant must be made by the Contract Owner.

VARIABLE ANNUITIZATION FLOOR BENEFIT (BENEFIT NOT AVAILABLE UNDER 457 PLANS). This benefit may not be available, or may only be available under certain annuity options, if we determine market conditions so dictate. If available, we will guarantee that, regardless of the performance of the Variable Funding Options selected by you, your Annuity Payments will never be less than a certain percentage of your first Annuity Payment. This percentage will vary depending on market conditions, but will never be less than 50%. You may not elect this benefit if you are over age 80. Additionally, you must select from certain funds available under this guarantee. Currently, these funds are the Equity Index Portfolio Class II, the Travelers Quality Bond Portfolio, and the U.S. Government Securities Portfolio. We may, at our discretion, increase or decrease the number of funds available under this benefit. This benefit is not currently available under Annuity Option 5. The benefit is not available with the 5% ANIF under any Option. If you select this benefit, you may not elect to liquidate any portion of your Contract.

There is a charge for this guarantee, which will begin upon election of this benefit. This charge will vary based upon market conditions, and will be established at the time the benefit is elected. Once established, the charge will remain level throughout the remainder of the annuitization, and will never increase your annual Separate Account charge by more than 3% per year.

We reserve the right to restrict the amount of Contract Value to be annuitized under this benefit.

ANNUITY OPTIONS

Subject to the conditions described in "Election of Options" above, we may pay all or any part of the Cash Surrender Value under one or more of the following annuity options. Payments under the annuity options are generally made on a monthly basis. We may offer additional options.

Option 1 -- Life Annuity -- No Refund. The Company will make Annuity Payments during the lifetime of the Annuitant ending with the last payment before death. This option offers the maximum periodic payment, since there is no assurance of a minimum number of payments or provision for a death benefit for beneficiaries.

Option 2 -- Life Annuity with 120, 180 or 240 Monthly Payments Assured. The Company will make monthly Annuity Payments during the lifetime of the Annuitant, with the agreement that if, at the death of that person, payments have been made for less than 120, 180 or 240 months, as elected, we will continue making payments to the beneficiary during the remainder of the period.

Option 3 -- Joint and Last Survivor Life Annuity -- No Refund. The Company will make regular Annuity Payments during the lifetime of the Annuitant and a second person. When either person dies, we will continue making payments to the survivor. No further payments will be made following the death of the survivor.

Option 4 -- Joint and Last Survivor Life Annuity -- Annuity Reduced on Death of Primary Payee. The Company will make Annuity Payments during the lifetimes of the Annuitant and a second person. You will designate one as primary payee, and the other will be designated as secondary payee. On the death of the secondary payee, the Company will continue to make monthly Annuity Payments to the primary payee in the same amount that would have been payable during the joint lifetime of the two persons. On the death of the primary payee, the Company will continue to make Annuity Payments to the secondary payee in an amount equal to 50% of the payments, which would have been made during the lifetime of the primary payee. No further payments will be made once both payees have died.

Option 5 -- Payments for a Fixed Period without Life Contingency. We will make periodic payments for the period selected.

Option 6 -- Other Annuity Options. We will make any other arrangements for Annuity Payments as may be mutually agreed upon.

                        MISCELLANEOUS CONTRACT PROVISIONS
--------------------------------------------------------------------------------

RIGHT TO RETURN

You may return the Contract for a full refund of the Contract Value plus any Contract charges and premium taxes you paid (but not any fees and charges the Underlying Fund assessed) within ten days after you receive it (the "right to return period"). You bear the investment risk of investing in the Variable Funding Options during the right to return period; therefore, the Contract Value we return may be greater or less than your Purchase Payment.

If you purchase the Contract as an Individual Retirement Annuity, and return it within the first seven days after delivery, or longer if your state permits, we will refund your Purchase Payment in full; during the remainder of the right to return period, we will refund the Contract Value (including charges).

We will determine the Contract Value following the close of the business day on which we receive your Contract and a Written Request for a refund. Where state law requires a different period, or the return of Purchase Payments or other variations of this provision, we will comply. Refer to your Contract for any state-specific information.

TERMINATION

We reserve the right to terminate the Contract on any business day if your Contract Value as of that date is less than $2,000 and you have not made Purchase Payments for at least two years, unless otherwise specified by state law. Termination will not occur until 31 days after we have mailed notice of termination to your last known address and to any assignee of record. If we terminate the Contract, we will pay you the Cash Surrender Value less any applicable taxes.

REQUIRED REPORTS

As often as required by law, but at least once in each Contract Year before the due date of the first Annuity Payment, we will furnish a report showing the number of Accumulation Units credited to the Contract and the corresponding Accumulation Unit value(s) as of the report date for each funding option to which the Contract Owner has allocated amounts during the applicable period. The Company will keep all records required under federal and state laws.

SUSPENSION OF PAYMENTS

The Company reserves the right to suspend or postpone the date of any payment or determination of values on any business day (1) when the New York Stock Exchange ("the Exchange") is closed; (2) when trading on the Exchange is restricted; (3) when an emergency exists, as determined by the SEC, so that the sale of securities held in the Separate Account may not reasonably occur, or so that the Company may not reasonably determine the value the Separate Account's net assets; or (4) during any other period when the SEC, by order, so permits for the protection of security holders. Payments from the Fixed Account may be delayed up to 6 months.

                              THE SEPARATE ACCOUNTS
--------------------------------------------------------------------------------

The Travelers Insurance Company and The Travelers Life and Annuity Company each sponsor Separate Accounts: Separate Account Five and Separate Account Six, respectively. Both Separate Account Five and Separate Account Six were established on March 27, 1997 and are registered with the SEC as unit investment trusts ("Separate Account") under the Investment Company Act of 1940, as amended. We will invest Separate Account assets attributable to the Contracts exclusively in the shares of the Variable Funding Options.

We hold the assets of Separate Account Five and Separate Account Six for the exclusive and separate benefit of the owners of each Separate Account, according to the laws of Connecticut. Income, gains and losses, whether or not realized, from assets allocated to the Separate Account are, in accordance with the Contracts, credited to or charged against the Separate Account without regard to other income, gains and losses of the Company. The assets held by the Separate Account are not chargeable with liabilities arising out of any other business that we may conduct. Obligations under the Contract are obligations of the Company.

All investment income and other distributions of the funding options are payable to the Separate Account. We reinvest all such income and/or distributions in shares of the respective funding option at net asset value. Shares of the funding options are currently sold only to life insurance company Separate Accounts to fund variable annuity and variable life insurance contracts.

Certain variable annuity Separate Accounts and variable life insurance Separate Accounts may invest in the funding options simultaneously (called "mixed" and "shared" funding). It is conceivable that in the future it may be disadvantageous to do so. Although the Company and the Variable Funding Options do not currently foresee any such disadvantages either to variable annuity Contract Owners or variable life policy owners, each Variable Funding Option's Board of Directors intends to monitor events in order to identify any material conflicts between them and to determine what action, if any, should be taken. If a Board of Directors was to conclude that separate funds should be established for variable life and variable annuity Separate Accounts, the variable annuity Contract Owners would not bear any of the related expenses, but variable annuity Contract Owners and variable life insurance policy owners would no longer have the economies of scale resulting from a larger combined fund.

PERFORMANCE INFORMATION

In advertisements for the Contract, we may include performance figures to show you how a Variable Funding Option has performed in the past. These figures are rates of return or yield quotations shown as a percent. These figures show past performance of a Variable Funding Option and are not an indication of how a Variable Funding Option will perform in the future.

Our advertisements may show performance figures assuming that you do not elect any optional features such as the Optional Death Benefit. However, if you elect optional features, they involve additional charges that will serve to decrease the performance of your Variable Funding Options. You may wish to speak with your registered representative to obtain performance information specific to the optional features you may wish to select.

Performance figures for each Variable Funding Option are based in part on the performance of a corresponding Underlying Fund. In some cases, the Underlying Fund may have existed before the technical inception of the corresponding Variable Fund Option. In those cases, we can create "hypothetical historical performance" of a Variable Fund Option. These figures show the performance that the Variable Fund Option would have achieved had it been available during the entire history of the Underlying Fund.

In a low interest rate environment, yields for money market Subaccounts, after deduction of the Mortality and Expense Risk Charge, Administrative Expense Charge and the charge for any optional benefit riders (if applicable), may be negative even though the Underlying Fund's yield, before deducting for such charges, is positive. If you allocate a portion of your Contract Value to a money market Subaccount or participate in an asset allocation program where Contract Value is allocated to a money market Subaccount under the applicable asset allocation model, that portion of your Contract Value may decrease in value.

                           FEDERAL TAX CONSIDERATIONS
--------------------------------------------------------------------------------

The following general discussion of the federal income tax consequences related to your investment in this Contract is not intended to cover all situations, and is not meant to provide tax or legal advice. Because of the complexity of the law and the fact that the tax results will vary depending on many factors, you should consult your tax and/or legal adviser regarding the tax implications of purchasing this Contract based upon your individual situation. For further tax information, an additional discussion of certain tax matters is contained in the SAI.

GENERAL TAXATION OF ANNUITIES

Congress has recognized the value of saving for retirement by providing certain tax benefits, in the form of tax deferral, for premiums paid under an annuity and permitting tax-free transfers between the various investment options offered under the Contract. The Internal Revenue Code ("Code") governs how earnings on your investment in the Contract are ultimately taxed, depending upon the type of Contract, Qualified or Non-qualified, and the manner in which the money is distributed, as briefly described below. In analyzing the benefits of tax deferral it is important to note that the Jobs and Growth Tax Relief Reconciliation Act of 2003 amended Code Section 1 to reduce the marginal tax rates on long-term capital gains and dividends to 5% and 15%. The reduced rates apply during 2003 through 2008, and thereafter will increase to prior levels. Earnings under annuity Contracts, like interest payable as fixed investments (notes, bonds, etc.), continue to be taxed as ordinary income (top rate of 35%).

TAX-FREE EXCHANGES: Code Section 1035 provides that, if certain conditions are met, no gain or loss is recognized when an annuity contract is received in exchange for a life, endowment, or annuity Contract. Since different annuity contracts have different expenses, fees and benefits, a tax-free exchange could result in your investment becoming subject to higher or lower fees and/or expenses.

TYPES OF CONTRACTS: QUALIFIED AND NON-QUALIFIED

QUALIFIED ANNUITY CONTRACTS

If you purchase your Contract with proceeds of an eligible rollover distribution from any qualified employee pension plan or individual retirement annuity (IRA), your Contract is referred to as a Qualified Contract. Some examples of Qualified Contracts are: IRAs, tax-sheltered annuities established by public school systems or certain tax-exempt organizations under Code Section 403(b), corporate sponsored pension and profit-sharing plans (including 401(k) plans), Keogh Plans (for self-employed individuals), and certain other qualified deferred compensation plans. Another type of Qualified Contract is a Roth IRA, under which after-tax contributions accumulate until maturity, when amounts (including earnings) may be withdrawn tax-free. The rights and benefits under a Qualified Contract may be limited by the terms of the retirement plan, regardless of the terms and conditions of the Contract. Plan participants making contributions to Qualified Contracts will be subject to the required minimum distribution rules as provided by the Code and described below.

TAXATION OF QUALIFIED ANNUITY CONTRACTS

Under a qualified annuity, since amounts paid into the Contract have generally not yet been taxed, the full amount of such distributions, including the amount attributable to Purchase Payments, whether paid in the form of lump-sum withdrawals or Annuity Payments, are generally taxed at the ordinary income tax rate unless the distribution is transferred to an eligible rollover account or Contract. The Contract is available as a vehicle for IRA rollovers and for other Qualified Contracts. There are special rules which govern the taxation of Qualified Contracts, including withdrawal restrictions, requirements for mandatory distributions, and contribution limits. Amounts rolled over to the Contract from other qualified plan funding vehicles are generally not subject to current taxation. We have provided a more complete discussion in the SAI.

MANDATORY DISTRIBUTIONS FOR QUALIFIED PLANS

Federal tax law requires that minimum annual distributions begin by April 1st of the calendar year following the calendar year in which an IRA owner attains age 701/2. Participants in qualified plans and 403(b) annuities may defer minimum distributions until the later of April 1st of the calendar year following the calendar year in which they attain age 701/2 or the year of retirement. If you own more than one individual retirement annuity and/or account, you may satisfy the minimum distribution rules on an aggregate basis (i.e. determine the total amount of required distributions from all IRAs and take the required amount from any one or more IRAs). A similar aggregate approach is available to meet your 403(b) minimum distribution requirements if you have multiple 403(b) annuities. Recently promulgated Treasury regulations changed the distribution requirements; therefore, it is important that you consult your tax adviser as to the impact of these regulations on your personal situation.

MINIMUM DISTRIBUTIONS FOR BENEFICIARIES UPON THE CONTRACT OWNER'S DEATH: Upon the death of the Contract Owner and/or Annuitant of a Qualified Contract, the funds remaining in the Contract must be completely withdrawn within 5 years from the date of death (including in a single lump sum) or minimum distributions may be taken over the life expectancy of the individual beneficiaries (and in certain situations, trusts for individuals), provided such distributions are payable at least annually and begin within one year from the date of death. Special rules apply where the beneficiary is the surviving spouse, which allow the spouse to assume the Contract and defer the minimum distribution requirements.

NOTE TO PARTICIPANTS IN QUALIFIED PLANS INCLUDING 401, 403(B), 457 AS WELL AS IRA OWNERS: While annual plan contribution limits may be increased from time to time by Congress and the IRS for federal income tax purposes, these limits must be adopted by each state for the higher limits to be effective at a state income tax level. In other words, the permissible contribution limit for income tax purposes may be different at the federal level from your state's income tax laws. Therefore, in certain states, a portion of the contributions may not be excludible or deductible from state income taxes. Please consult your employer or tax adviser regarding this issue.

NON-QUALIFIED ANNUITY CONTRACTS

If you purchase the Contract on an individual basis with after-tax dollars and not under one of the programs described above, your Contract is referred to as non-qualified.

As the owner of a non-qualified annuity, you do not receive any tax benefit (deduction or deferral of income) on Purchase Payments, but you will not be taxed on increases in the value of your Contract until a distribution occurs -- either as a withdrawal (distribution made prior to the Maturity Date), or as periodic Annuity Payments. When a withdrawal is made, you are taxed on the amount of the withdrawal that is considered earnings under federal tax laws. Similarly, when you receive an Annuity Payment, part of each periodic payment is considered a return of your Purchase Payments and will not be taxed. The remaining portion of the Annuity Payment (i.e., any earnings) will be considered ordinary income for federal income tax purposes.

If a non-qualified annuity is owned by other than an individual, however, (e.g., by a corporation), increases in the value of the Contract attributable to Purchase Payments made after February 28, 1986 are includable in income annually and taxed at ordinary income tax rates. Furthermore, for Contracts issued after April 22, 1987, if you transfer the Contract to another person or entity without adequate consideration, all deferred increases in value will be includable in your income for federal income tax purposes at the time of the transfer.

If you make a partial withdrawal of your annuity balance, the distribution will generally be taxed as first coming from earnings, (income in the contract), and then from your Purchase Payments. These withdrawn earnings are includable in your taxable income. (See Penalty Tax for Premature Distributions below.) As a general rule, there is income in the Contract to the extent the Contract Value exceeds your investment in the Contract. The investment in the Contract equals the total Purchase Payments you paid less any amount received previously which was excludible from gross income. Any direct or indirect borrowing against the value of the Contract or pledging of the Contract as security for a loan will be treated as a cash distribution under the tax law, and will have tax consequences in the year taken. It should be noted that there is no guidance as to the determination of the amount of income in a Contract if it is issued with a guaranteed minimum withdrawal benefit. Therefore, you should consult with your tax adviser as to the potential tax consequences of a partial surrender if your Contract is issued with a guaranteed minimum withdrawal benefit.

Code Section 72(s) requires that non-qualified annuity Contracts meet minimum mandatory distribution requirements upon the death of the Contract Owner, including the death of either of the joint owners. If these requirements are not met, the Contract will not be treated as an annuity Contract for federal income tax purposes and earnings under the Contract will be taxable currently, not when distributed. The distribution required depends, among other things, upon whether an annuity option is elected or whether the succeeding Contract Owner is the surviving spouse. We will administer Contracts in accordance with these rules and we will notify you when you should begin receiving payments. There is a more complete discussion of these rules in the SAI.

DIVERSIFICATION REQUIREMENTS FOR VARIABLE ANNUITIES

The Code requires that any non-qualified variable annuity Contracts based on a Separate Account must meet specific diversification standards. Non-qualified variable annuity contracts shall not be treated as an annuity for Federal income tax purposes if investments made in the account are not adequately diversified. Final tax regulations define how Separate Accounts must be diversified. The Company monitors the diversification of investments constantly and believes that its accounts are adequately diversified. The consequence of any failure to diversify is essentially the loss to the Contract Owner of tax-deferred treatment, requiring the current inclusion of a proportionate share of the income and gains from the Separate Account assets in the income of each Contract Owner. The Company intends to administer all Contracts subject to this provision of law in a manner that will maintain adequate diversification.

OWNERSHIP OF THE INVESTMENTS

In certain circumstances, owners of variable annuity contracts have been considered to be the owners of the assets of the underlying Separate Account for Federal income tax purposes due to their ability to exercise investment control over those assets. When this is the case, the contract owners have been currently taxed on income and gains attributable to the variable account assets. There is little guidance in this area, and some features of the Contract, such as the number of funds available and the flexibility of the Contract Owner to allocate premium payments and transfer amounts among the funding options, have not been addressed in public rulings. While we believe that the Contract does not give the Contract Owner investment control over Separate Account assets, we reserve the right to modify the Contract as necessary to prevent a Contract Owner from being treated as the owner of the Separate Account assets supporting the Contract.

TAXATION OF DEATH BENEFIT PROCEEDS

Amounts may be distributed from a Non-qualified Contract because of the death of an owner or Annuitant. Generally, such amounts are includable in the income of the recipient as follows: (i) if distributed in a lump sum, they are taxed in the same manner as a full surrender of the contract; or (ii) if distributed under a payment option, they are taxed in the same way as Annuity Payments.

OTHER TAX CONSIDERATIONS

TREATMENT OF CHARGES FOR OPTIONAL BENEFITS

The Contract may provide one or more optional enhanced death benefits or other minimum guaranteed benefit that in some cases may exceed the greater of purchase price or the Contract Value. It is possible that the Internal Revenue Service may take the position that the charges for the optional enhanced benefit(s) are deemed to be taxable distributions to you. Although we do not believe that a charge under such optional enhanced benefit should be treated as a taxable withdrawal, you should consult with your tax adviser before selecting any rider or endorsement to the Contract.

PENALTY TAX FOR PREMATURE DISTRIBUTIONS

For both Qualified and Non-qualified Contracts, taxable distributions taken before the Contract Owner has reached the age of 591/2 will be subject to a 10% additional tax penalty unless the distribution is taken in a series of periodic distributions, for life or life expectancy, or unless the distribution follows the death or disability of the Contract Owner. Other exceptions may be available in certain qualified plans. The 10% additional tax is in addition to any penalties that may apply under your Contract and the normal income taxes due on the distribution.

PUERTO RICO TAX CONSIDERATIONS

The Puerto Rico Internal Revenue Code of 1994 (the "1994 Code") taxes distributions from non-qualified annuity contracts differently than in the U.S. Distributions that are not in the form of an annuity (including partial surrenders and period certain payments) are treated under the 1994 Code first as a return of investment. Therefore, no taxable income is recognized for Puerto Rico tax purposes until the cumulative amount paid exceeds your tax basis. The amount of income on annuity distributions (payable over your lifetime) is also calculated differently under the 1994 Code. Since Puerto Rico residents are also subject to U.S. income tax on all income other than income sourced to Puerto Rico, and the Internal Revenue Service issued guidance in 2004 which indicated that the income from an annuity contract issued by a U.S. life insurer would be considered U.S. source income, the timing of recognition of income from an annuity contract could vary between the two jurisdictions. Although the 1994 Code provides a credit against the Puerto Rico income tax for U.S. income taxes paid, an individual may not get full credit because of the timing differences. You should consult with a personal tax adviser regarding the tax consequences of purchasing an annuity contract and/or any proposed distribution, particularly a partial distribution or election to annuitize.

NON-RESIDENT ALIENS

Distributions to non-resident aliens ("NRAs") are subject to special and complex tax and withholding rules under the Code with respect to U.S. source income, some of which are based upon the particular facts and circumstances of the Contract Owner, the beneficiary and the transaction itself. As stated above, the IRS has taken the position that income from the Contract received by NRAs is considered U.S. source income. In addition, Annuity Payments to NRAs in many countries are exempt from U.S. tax (or subject to lower rates) based upon a tax treaty, provided that the Contract Owner complies with the applicable requirements. NRAs should seek guidance from a tax adviser regarding their personal situation.

                              AVAILABLE INFORMATION
--------------------------------------------------------------------------------
The Companies are both subject to the information requirements of the Securities and Exchange Act of 1934 ("the 1934 Act"), as amended, and file reports, proxy statements and other information with the Securities and Exchange Commission ("Commission"). You may read and copy this information and other information at the following locations:

       o public reference facilities of the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C., 20549

       o the Commission's Regional Offices located at 233 Broadway, New York, New York 10279

       o the Commission's Regional Offices located at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661.

Under the Securities Act of 1933, the Companies have each filed with the Commission registration statements (the "Registration Statement") relating to the Contracts offered by this prospectus. This prospectus has been filed as a part of the Registration Statement and does not contain all of the information set forth in the Registration Statement and the exhibits. Reference is hereby made to such Registration Statement and exhibits for further information about the Companies and the Contracts. The Registration Statement and the exhibits may be inspected and copied as described above. Although the Companies each furnish the annual reports on Form 10-K for the year ended December 31, 2004 to owners of Contracts or certificates, we do not plan to furnish subsequent annual reports containing financial information to the owners of Contracts or certificates described in this prospectus.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
--------------------------------------------------------------------------------

The latest annual report on Form 10-K for The Travelers Insurance Company and the latest annual report on Form 10-K for The Travelers Life and Annuity Company have been filed with the Securities and Exchange Commission. Both annual reports are incorporated by reference into this prospectus and a copy of both annual reports must accompany this prospectus.

The Forms 10-K for the fiscal year ended December 31, 2004 contain additional information about each Company including audited financial statements for the latest fiscal year. The Travelers Insurance Company filed its Form 10-K on March 30, 2005 via Edgar, File No. 33-03094. The Travelers Life and Annuity Company filed its Form 10-K on March 30, 2005 via Edgar, File No. 33-58677.

If requested, we will furnish, without charge, a copy of any and all of the documents incorporated by reference, other than exhibits to those documents (unless such exhibits are specifically incorporated by reference in those documents.) You may direct your requests to: The Travelers Insurance Company, One Cityplace, 3 CP, Hartford, Connecticut 06103-3415, Attention: Annuity Services. The telephone number is (800) 842-9406. You may also obtain copies of any documents, incorporated by reference into this prospectus by accessing the SEC's website (http://www.sec.gov).

                                OTHER INFORMATION
--------------------------------------------------------------------------------

THE INSURANCE COMPANIES

Please refer to your Contract to determine which Company issued your Contract.

The Travelers Insurance Company is a stock insurance company chartered in 1863 in Connecticut and continuously engaged in the insurance business since that time. It is licensed to conduct life insurance business in all states of the United States, the District of Columbia, Puerto Rico, Guam, the U.S. and British Virgin Islands and the Bahamas. The Company is an indirect wholly owned subsidiary of Citigroup Inc. The Company's Home Office is located at One Cityplace, Hartford, Connecticut 06103-3415.

The Travelers Life and Annuity Company is a stock insurance company chartered in 1973 in Connecticut and continuously engaged in the insurance business since that time. It is licensed to conduct life insurance business in all states of the United States (except New York), the District of Columbia and Puerto Rico. The Company is an indirect wholly-owned subsidiary of Citigroup Inc. The Company's Home Office is located at One Cityplace, Hartford, Connecticut 06103-3415.


On January 31, 2005, CITIGROUP INC. announced that it has agreed to sell its life insurance and annuity businesses to METLIFE, INC. The proposed sale would include the following insurance companies that issue the variable annuity or variable life insurance contract described in your prospectus:

     o   The Travelers Insurance Company ("TIC")
     o   The Travelers Life and Annuity Company ("TLAC")

The proposed sale would also include TIC and TLAC's affiliated investment advisory companies, Travelers Asset Management International Company LLC, and Travelers Investment Adviser Inc., each of which serves as the investment advisor for certain of the funding options that may be available under your variable contract.

The transaction is subject to certain domestic and international regulatory approvals, as well as other customary conditions to closing. The transaction is expected to close this summer. Under the terms of the transaction, The Travelers Insurance Company will distribute its ownership of Primerica Life Insurance Company and certain other assets, including shares of Citigroup preferred stock, to Citigroup Inc., or its subsidiaries prior to the closing. The Travelers Insurance Company has filed a current report on Form 8-K on February 2, 2005 with additional information about the transaction, including pro forma financial information. The filing can be found at the SEC's Internet website at http://www.sec.gov.

The transaction will not affect the terms or conditions of your variable annuity or variable life insurance contract, and The Travelers Insurance Company or The Travelers Life and Annuity Company will remain fully responsible for their respective contractual obligations to variable annuity or variable life insurance contract owners.

FINANCIAL STATEMENTS

The financial statements for the Company and its Separate Account are located in the Statement of Additional Information.

DISTRIBUTION OF VARIABLE ANNUITY CONTRACTS

DISTRIBUTION AND PRINCIPAL UNDERWRITING AGREEMENT. The Travelers Insurance Company and The Travelers Life and Annuity Company (together the "Company") have appointed Travelers Distribution LLC ("TDLLC") to serve as the principal underwriter and distributor of the securities offered through this Prospectus, pursuant to the terms of a Distribution and Principal Underwriting Agreement. TDLLC, which is an affiliate of the Company, also acts as the principal underwriter and distributor of other variable annuity contracts and variable life insurance policies issued by the Company and its affiliated companies. The Company reimburses TDLLC for expenses TDLLC incurs in distributing the Contracts (e.g. commissions payable to retail broker-dealers who sell the Contracts). TDLLC does not retain any fees under the Contracts; however, TDLLC may receive 12b-1 fees from the Underlying Funds.

TDLLC's principal executive offices are located at One Cityplace, Hartford, Connecticut 06103. TDLLC is registered as a broker-dealer with the Securities and Exchange Commission ("SEC") under the Securities Exchange Act of 1934, as well as the securities commissions in the states in which it operates, and is a member of the National Association of Securities Dealers, Inc. ("NASD").

TDLLC and the Company enter into selling agreements with broker-dealers who are registered with the SEC and are members of the NASD, and with entities that may offer the Contracts but are exempt from registration. Applications for the Contract are solicited by registered representatives who are associated persons of such broker-dealer firms. Such representatives act as appointed agents of the Company under applicable state insurance law and must be licensed to sell variable insurance products. The Company intends to offer the Contract in all jurisdictions where it is licensed to do business and where the Contract is approved. The Contracts are offered on a continuous basis.

COMPENSATION. Broker-dealers who have selling agreements with TDLLC and the Company are paid compensation for the promotion and sale of the Contracts. Registered representatives who solicit sales of the Contract typically receive a portion of the compensation payable to the broker-dealer firm, depending on the agreement between the firm and the registered representative. A broker-dealer firm or registered representative of a firm may receive different compensation for selling one product over another and/or may be inclined to favor or disfavor one product provider over another product provider due to differing compensation rates.

We generally pay compensation as a percentage of purchase payments invested in the Contract. Alternatively, we may pay lower compensation on purchase payments but pay periodic asset-based compensation based on all or a portion of the Contract Value. The amount and timing of compensation may vary depending on the selling agreement but is not expected to exceed 7.50% of Purchase Payments (if up-front compensation is paid to registered representatives) and up to 1.50% annually of average Contract Value (if asset-based compensation is paid to registered representatives). We may periodically establish compensation specials whereby we pay a higher amount for sales of the Contract during a specified period. While a compensation special is in effect, registered representatives may be inclined to favor a product that pays a higher compensation over another product where a compensation special is not in effect. We are not currently offering any compensation specials.

This Contract does not assess a front-end sales charge, so you do not directly pay for sales and distribution expenses. Instead, you indirectly pay for sales and distribution expenses through the overall charges and fees assessed under your Contract. For example, any profits the Company may realize through assessing the mortality and expense risk charge under your Contract may be used to pay for sales and distribution expenses.

The Company may also pay for sales and distribution expenses out of any payments the Company or TDLLC may receive from the Underlying Funds for providing administrative, marketing and other support and services to the Underlying Funds. If your Contract assesses a Contingent Deferred Sales Charge, proceeds from this charge may be used to reimburse the Company for sales and distribution expenses. No additional sales compensation is paid if you select any optional benefits under your Contract.

To the extent permitted by NASD rules and other applicable laws and regulations, TDLLC may pay or allow other promotional incentives or payments in the form of cash or other compensation.

The Company and TDLLC have also entered into preferred distribution arrangements with certain broker-dealer firms. These arrangements are sometimes called "shelf space" arrangements. Under these arrangements, the Company and TDLLC pay separate, additional compensation to the broker-dealer firm for services the broker-dealer provides in connection with the distribution of the Company's products. These services may include providing the Company with access to the distribution network of the broker-dealer, the hiring and training of the broker-dealer's sales personnel, the sponsoring of conferences and seminars by the broker-dealer, or general marketing services performed by the broker-dealer. The broker-dealer may also provide other services or incur other costs in connection with distributing the Company's products.

These preferred distribution arrangements will not be offered to all broker-dealer firms and the terms of such arrangements may differ between broker-dealer firms. Compensation payable under such arrangements may be based on aggregate, net or anticipated sales of the Contracts, total assets attributable to sales of the Contract by registered representatives of the broker-dealer firm or based on the length of time that a Contract owner has owned the Contract. Any such compensation payable to a broker-dealer firm will be made by TDLLC or the Company out of their own assets and will not result in any additional direct charge to you. Such compensation may cause the broker-dealer firm and its registered representatives to favor the Company's products. The Company and TDLLC have entered into preferred distribution arrangements with AIG Advisor Group (including Advantage Capital Corporation, FSC Securities Corporation, Royal Alliance Associates, Inc., Sentra Securities Corporation, Spelman & Co., Inc. and SunAmerica Securities, Inc.), CitiStreet Equities LLC, Piper Jaffray & Co.and Tower Square Securities, Inc.

SALE OF VARIABLE ANNUITIES BY AFFILIATES OF THE COMPANY. The Company and TDLLC may offer the Contracts through retail broker-dealer firms that are affiliates of the Company. Because of the affiliation, these broker-dealer firms and their registered representatives may favor the Company's products.

TOWER SQUARE SECURITIES. The Company and TDLLC have entered into a selling agreement with Tower Square Securities, Inc. ("Tower Square"), which is affiliated with the Company. Registered representatives of Tower Square, who are properly licensed and appointed, may offer the Contract to customers. In addition to compensation described above, Tower Square representatives are eligible for various cash benefits, such as bonuses, commission advances and non-cash compensation programs offered by the Company, such as retirement and other benefit plans for agents and the ability to purchase Citigroup common stock at a discount. Sales of the Contracts may help qualify a Tower Square representative for such benefits. Sales representatives may receive other payments from the Company for services that do not directly involve the sale of the Contracts, including payments made for the recruitment and training of personnel, production of promotional literature, and similar services. In addition, sales representatives who meet certain Company productivity, persistency and length of the services standards may be eligible for additional compensation. In addition to the compensation described above, Tower Square receives compensation for meeting certain gross sales goals and net sales goals (sales less redemptions) which may cause Tower Square or its representatives to favor the Company's products.

CITISTREET EQUITIES LLC/CITISTREET ASSOCIATES LLC. The Company and TDLLC have entered into a selling agreement with CitiStreet Equities LLC. CitiStreet Equities LLC and its affiliate, CitiStreet Associates LLC, are part of a joint venture between Citigroup Inc., the Company's ultimate parent, and State Street Corporation. Registered representatives of CitiStreet Equities LLC, who are properly licensed and appointed, may offer the Contract to customers. In addition to compensation described above, CitiStreet Equities LLC receives compensation for the hiring and training of sales representatives and for meeting certain gross sales goals and net sales goals (sales less redemptions) which may cause CitiStreet Equities LLC or its representatives to favor the Company's products. The Company has also entered into an agreement with CitiStreet Associates LLC whereby the Company pays CitiStreet Associates LLC fees in connection with CitiStreet Associates' provision of certain administrative, recordkeeping, marketing and support services in relation to annuity contracts sold by CitiStreet Equities LLC in connection with Section 401(a), 401(k), 403(b), 457(b) and 408(b) plans. Any compensation payable to CitiStreet Associates LLC or CitiStreet Equities LLC will be made by TDLLC or the Company out of its own assets and will not result in any additional direct charge to you.

CONFORMITY WITH STATE AND FEDERAL LAWS

The laws of the state in which the Contract is issued govern that Contract. Where a state has not approved a Contract feature or funding option, it will not be available in that state. Any paid-up annuity, Cash Surrender Value or death benefits that are available under the Contract are not less than the minimum benefits required by the statutes of the state in which we delivered the Contract. We reserve the right to make any changes, including retroactive changes, in the Contract to the extent that the change is required to meet the requirements of any law or regulation issued by any governmental agency to which the Company, the Contract or the Contract Owner is subject.

VOTING RIGHTS

The Company is the legal owner of the shares of the Underlying Funds. However, we believe that when an Underlying Fund solicits proxies in conjunction with a vote of shareholders we are required to obtain from you and from other owners instructions on how to vote those shares. We will vote all shares, including those we may own on our own behalf, and those where we have not received instructions from Contract Owners, in the same proportion as shares for which we received voting instructions. Should we determine that we are no longer required to comply with the above, we will vote on the shares in our own right. In certain limited circumstances, and when permitted by law, we may disregard voting instructions. If we do disregard voting instructions, a summary of that action and the reasons for such action would be included in the next annual report to Contract Owners.

RESTRICTIONS ON FINANCIAL TRANSACTIONS

Federal laws designed to counter terrorism and prevent money laundering might, in certain circumstances, require us to block a Contract Owner's ability to make certain transactions and thereby refuse to accept any request for transfers, withdrawals, surrenders, or death benefits, until the instructions are received from the appropriate regulator. We may also be required to provide additional information about you and your Contract to government regulators.

LEGAL PROCEEDINGS AND OPINIONS
Legal matters in connection with the federal laws and regulations affecting the issue and sale of the contract described in this prospectus, as well as the organization of the Companies, their authority to issue variable annuity contracts under Connecticut law and the validity of the forms of the variable annuity contracts under Connecticut law, have been passed on by the Deputy General Counsel of the Companies.

In 2003 and 2004, several issues in the mutual fund and variable insurance product industries have come under the scrutiny of federal and state regulators. Like many other companies in our industry, the Company has received a request for information from the Securities and Exchange Commission (SEC) and a subpoena from the New York Attorney General regarding market timing and late trading. During 2004 the SEC requested additional information about the Company's variable product operations on market timing, late trading and revenue sharing, and the SEC, the National Association of Securities Dealers and the New York Insurance Department have made inquiries into these issues and other matters associated with the sale and distribution of insurance products. In addition, like many insurance companies and agencies, in 2004 and 2005 the Company received inquiries from certain state Departments of Insurance regarding producer compensation and bidding practices. The Company is cooperating fully with all of these requests and is not able to predict their outcomes.

Notwithstanding the above, there are no pending legal proceedings affecting either the Separate Account or the principal underwriter. There are no pending legal proceedings against either Company likely to have a material adverse affect on the ability of either Company to meet its obligations under the applicable Contract.

                       THIS PAGE INTENTIONALLY LEFT BLANK.

                  APPENDIX A -- CONDENSED FINANCIAL INFORMATION
--------------------------------------------------------------------------------

           THE TRAVELERS SEPARATE ACCOUNT FIVE FOR VARIABLE ANNUITIES
                      ACCUMULATION UNIT VALUES (IN DOLLARS)

The following Accumulation Unit Value ("AUV") information should be read in conjunction with the Separate Account's audited financial statement and notes, which are included in the Statement of Additional Information ("SAI"). The first table provides the AUV information for the MINIMUM Separate Account Charge available under the contract. The second table provides the AUV information for the MAXIMUM Separate Account Charge available under the contract. The Separate Account Charges that fall in between this range are included in the SAI, which is free of charge. You may request a copy of the SAI by calling the toll-free number found on the first page of this prospectus or by mailing in the coupon attached in Appendix E. Please refer to the Fee Table section of this prospectus for more information on Separate Account Charges.


                      SEPARATE ACCOUNT CHARGES 0.80% 3% AIR


                                                                       UNIT VALUE AT                     NUMBER OF UNITS
                                                                       BEGINNING OF      UNIT VALUE AT    OUTSTANDING AT
PORTFOLIO NAME                                                 YEAR        YEAR           END OF YEAR      END OF YEAR
----------------                                              ------- ---------------- --------------- ---------------------

   Capital Appreciation Fund (5/00).........................   2004        0.503           0.597                 286,860
                                                               2003        0.406           0.503                 148,185
                                                               2002        0.547           0.406                 213,843
                                                               2001        0.745           0.547                   6,402
                                                               2000        1.000           0.745                      --

   High Yield Bond Trust (9/99).............................   2004        1.418           1.530                 100,536
                                                               2003        1.107           1.418                  27,244
                                                               2002        1.067           1.107                      --
                                                               2001        0.982           1.067                      --
                                                               2000        0.980           0.982                      --
                                                               1999        1.000           0.980                      --

   Managed Assets Trust (6/99)..............................   2004        1.111           1.206                  41,606
                                                               2003        0.918           1.111                  25,510
                                                               2002        1.013           0.918                  25,510
                                                               2001        1.076           1.013                  25,510
                                                               2000        1.102           1.076                  20,767
                                                               1999        1.000           1.102                  13,609

   Money Market Portfolio (9/99)............................   2004        1.125           1.127                 236,987
                                                               2003        1.125           1.125                 289,912
                                                               2002        1.119           1.125                 264,365
                                                               2001        1.087           1.119                  77,342
                                                               2000        1.032           1.087                  76,073
                                                               1999        1.000           1.032                  36,453


                      ACCUMULATION UNIT VALUES (IN DOLLARS)



                SEPARATE ACCOUNT CHARGES 0.80% 3% AIR (CONTINUED)



                                                                       UNIT VALUE AT                     NUMBER OF UNITS
                                                                       BEGINNING OF      UNIT VALUE AT    OUTSTANDING AT
PORTFOLIO NAME                                                 YEAR        YEAR           END OF YEAR      END OF YEAR
----------------                                              ------- ---------------- --------------- ---------------------
AIM Variable Insurance Funds, Inc.
   AIM V.I. Premier Equity Fund -- Series I (5/01)...........  2004        0.763           0.800                      --
                                                               2003        0.615           0.763                      --
                                                               2002        0.888           0.615                      --
                                                               2001        1.000           0.888                      --

American Funds Insurance Series
   Global Growth Fund -- Class 2 Shares (5/04)...............  2004        1.000           1.109                      --

   Growth Fund -- Class 2 Shares (5/04)......................  2004        1.000           1.091                  14,605

   Growth-Income Fund -- Class 2 Shares (5/04)...............  2004        1.000           1.082                  18,354

CitiStreet Funds, Inc.
   CitiStreet Diversified Bond Fund -- Class I (9/99)........  2004        1.310           1.360                 764,591
                                                               2003        1.251           1.310                 481,357
                                                               2002        1.157           1.251                 470,261
                                                               2001        1.092           1.157                      --
                                                               2000        0.979           1.092                  12,041
                                                               1999        1.000           0.979                  37,502

   CitiStreet International Stock Fund -- Class I (7/99).....  2004        0.899           1.024                 349,627
                                                               2003        0.697           0.899                 291,178
                                                               2002        0.904           0.697                 223,222
                                                               2001        1.160           0.904                      --
                                                               2000        1.272           1.160                   1,916
                                                               1999        1.000           1.272                   6,933

   CitiStreet Large Company Stock Fund -- Class I (9/99).....  2004        0.683           0.746                 656,590
                                                               2003        0.537           0.683                 525,471
                                                               2002        0.702           0.537                 430,013
                                                               2001        0.840           0.702                      --
                                                               2000        0.995           0.840                  10,384
                                                               1999        1.000           0.995                  21,459

   CitiStreet Small Company Stock Fund -- Class I (9/99).....  2004        1.732           1.974                 107,116
                                                               2003        1.220           1.732                  83,489
                                                               2002        1.612           1.220                  66,192
                                                               2001        1.600           1.612                      --

                      ACCUMULATION UNIT VALUES (IN DOLLARS)



                SEPARATE ACCOUNT CHARGES 0.80% 3% AIR (CONTINUED)


                                                                       UNIT VALUE AT                     NUMBER OF UNITS
                                                                       BEGINNING OF      UNIT VALUE AT    OUTSTANDING AT
PORTFOLIO NAME                                                 YEAR        YEAR           END OF YEAR      END OF YEAR
----------------                                              ------- ---------------- --------------- ---------------------
   CitiStreet Small Company Stock Fund -- Class I
   (continued)..............................................   2000        1.465           1.600                   1,472
                                                               1999        1.000           1.465                   6,201

Credit Suisse Trust
   Credit Suisse Trust Emerging Markets Portfolio (10/99)...   2004        1.140           1.412                  11,251
                                                               2003        0.804           1.140                  11,251
                                                               2002        0.916           0.804                  11,251
                                                               2001        1.022           0.916                      --
                                                               2000        1.506           1.022                      --
                                                               1999        1.000           1.506                      --

Delaware VIP Trust
   Delaware VIP REIT Series -- Standard Class (9/00).........  2004        1.816           2.368                  85,371
                                                               2003        1.366           1.816                  31,398
                                                               2002        1.318           1.366                  19,794
                                                               2001        1.221           1.318                      --
                                                               2000        1.000           1.221                      --

   Delaware VIP Small Cap Value Series -- Standard
   Class (10/99)............................................   2004        1.701           2.050                  22,455
                                                               2003        1.208           1.701                  22,455
                                                               2002        1.289           1.208                  10,600
                                                               2001        1.162           1.289                      --
                                                               2000        0.991           1.162                      --
                                                               1999        1.000           0.991                      --

Dreyfus Variable Investment Fund
   Dreyfus Variable Investment Fund -- Developing Leaders
   Portfolio -- Initial Shares (10/99).......................  2004        1.360           1.503                 102,644
                                                               2003        1.041           1.360                  57,302
                                                               2002        1.298           1.041                  58,130
                                                               2001        1.394           1.298                  13,264
                                                               2000        1.240           1.394                   3,246
                                                               1999        1.000           1.240                      --

   Dreyfus Variable Investment Fund -- Appreciation
   Portfolio -- Initial Shares (7/99)........................  2004        0.952           0.992                 123,030
                                                               2003        0.792           0.952                  42,639



                      ACCUMULATION UNIT VALUES (IN DOLLARS)



                SEPARATE ACCOUNT CHARGES 0.80% 3% AIR (CONTINUED)


                                                                       UNIT VALUE AT                     NUMBER OF UNITS
                                                                       BEGINNING OF      UNIT VALUE AT    OUTSTANDING AT
PORTFOLIO NAME                                                 YEAR        YEAR           END OF YEAR      END OF YEAR
----------------                                              ------- ---------------- --------------- ---------------------
   Dreyfus Variable Investment Fund -- Appreciation
   Portfolio -- Initial Shares  (continued)..................  2002        0.958           0.792                  54,702
                                                               2001        1.065           0.958                  27,197
                                                               2000        1.081           1.065                  24,552
                                                               1999        1.000           1.081                  24,552

Franklin Templeton Variable Insurance Products Trust
   Mutual Shares Securities Fund -- Class 2 Shares (5/03)....  2004        1.204           1.345                   6,200
                                                               2003        1.000           1.204                   6,200

   Templeton Developing Markets Securities Fund -- Class 2
   Shares (5/04)............................................   2004        1.000           1.234                      --

   Templeton Foreign Securities Fund -- Class 2 Shares (5/04)  2004        1.000           1.156                  19,656

   Templeton Growth Securities Fund -- Class 2 Shares (5/04).  2004        1.000           1.126                  38,090

Greenwich Street Series Fund
   Appreciation Portfolio (5/01)............................   2004        0.954           1.029                  53,728
                                                               2003        0.772           0.954                  45,111
                                                               2002        0.943           0.772                  20,346
                                                               2001        1.000           0.943                   3,353

   Equity Index Portfolio -- Class II Shares (7/99)..........  2004        0.864           0.945                 140,723
                                                               2003        0.682           0.864                 126,629
                                                               2002        0.886           0.682                  47,426
                                                               2001        1.019           0.886                  23,609
                                                               2000        1.133           1.019                  14,389
                                                               1999        1.000           1.133                  13,350

   Fundamental Value Portfolio (5/01).......................   2004        0.992           1.065                 157,189
                                                               2003        0.722           0.992                 157,189
                                                               2002        0.924           0.722                  30,684
                                                               2001        1.000           0.924                      --


                      ACCUMULATION UNIT VALUES (IN DOLLARS)



                SEPARATE ACCOUNT CHARGES 0.80% 3% AIR (CONTINUED)


                                                                       UNIT VALUE AT                     NUMBER OF UNITS
                                                                       BEGINNING OF      UNIT VALUE AT    OUTSTANDING AT
PORTFOLIO NAME                                                 YEAR        YEAR           END OF YEAR      END OF YEAR
----------------                                              ------- ---------------- --------------- ---------------------
Janus Aspen Series
   Balanced Portfolio -- Service Shares (5/01)...............  2004        1.005           1.080                  25,695
                                                               2003        0.891           1.005                  25,695
                                                               2002        0.962           0.891                      --
                                                               2001        1.000           0.962                      --

   Mid Cap Growth Portfolio -- Service Shares (5/01).........  2004        0.736           0.880                  64,111
                                                               2003        0.551           0.736                   5,302
                                                               2002        0.772           0.551                  33,784
                                                               2001        1.000           0.772                      --

   Worldwide Growth Portfolio -- Service Shares (5/00).......  2004        0.556           0.577                   5,661
                                                               2003        0.453           0.556                   5,661
                                                               2002        0.615           0.453                   5,661
                                                               2001        0.801           0.615                   5,661
                                                               2000        1.000           0.801                      --

Lazard Retirement Series, Inc.
   Lazard Retirement Small Cap Portfolio (5/04).............   2004        1.000           1.127                      --

Lord Abbett Series Fund, Inc.
   Growth and Income Portfolio (5/04).......................   2004        1.000           1.111                      --

   Mid-Cap Value Portfolio (5/04)...........................   2004        1.000           1.165                      --

Oppenheimer Variable Account Funds
   Oppenheimer Main Street Fund/VA -- Service Shares (5/04)..  2004        1.000           1.078                      --

PIMCO Variable Insurance Trust
   Total Return Portfolio -- Administrative Class (5/01).....  2004        1.192           1.240                 152,147
                                                               2003        1.144           1.192                   6,319
                                                               2002        1.057           1.144                   7,538
                                                               2001        1.000           1.057                      --

Putnam Variable Trust
   Putnam VT Discovery Growth Fund -- Class IB Shares (5/01).  2004        0.739           0.789                      --
                                                               2003        0.564           0.739                      --


                      ACCUMULATION UNIT VALUES (IN DOLLARS)



                SEPARATE ACCOUNT CHARGES 0.80% 3% AIR (CONTINUED)


                                                                       UNIT VALUE AT                     NUMBER OF UNITS
                                                                       BEGINNING OF      UNIT VALUE AT    OUTSTANDING AT
PORTFOLIO NAME                                                 YEAR        YEAR           END OF YEAR      END OF YEAR
----------------                                              ------- ---------------- --------------- ---------------------
   Putnam VT Discovery Growth Fund -- Class IB Shares          2002        0.808           0.564                      --
   (continued)..............................................
                                                               2001        1.000           0.808                      --

   Putnam VT International Equity Fund -- Class IB
   Shares (5/01)............................................   2004        0.897           1.033                   6,667
                                                               2003        0.703           0.897                   6,667
                                                               2002        0.861           0.703                      --
                                                               2001        1.000           0.861                      --

   Putnam VT Small Cap Value Fund -- Class IB Shares (5/01)..  2004        1.315           1.647                  63,465
                                                               2003        0.886           1.315                  43,406
                                                               2002        1.093           0.886                  40,852
                                                               2001        1.000           1.093                      --

Salomon Brothers Variable Series Funds Inc.
   All Cap Fund -- Class I (4/00)............................  2004        1.486           1.596                   5,450
                                                               2003        1.077           1.486                   3,532
                                                               2002        1.449           1.077                      --
                                                               2001        1.433           1.449                      --
                                                               2000        1.000           1.433                      --

   Investors Fund -- Class I (10/99).........................  2004        1.185           1.298                   6,680
                                                               2003        0.903           1.185                      --
                                                               2002        1.183           0.903                   6,424
                                                               2001        1.244           1.183                      --
                                                               2000        1.088           1.244                      --
                                                               1999        1.000           1.088                  13,535

   Small Cap Growth Fund -- Class I (5/01)...................  2004        0.932           1.064                      --
                                                               2003        0.631           0.932                      --
                                                               2002        0.974           0.631                      --
                                                               2001        1.000           0.974                      --

   Total Return Fund -- Class I (9/00).......................  2004        1.121           1.209                      --
                                                               2003        0.975           1.121                      --
                                                               2002        1.055           0.975                      --
                                                               2001        1.072           1.055                      --
                                                               2000        1.000           1.072                      --



                      ACCUMULATION UNIT VALUES (IN DOLLARS)



                SEPARATE ACCOUNT CHARGES 0.80% 3% AIR (CONTINUED)


                                                                       UNIT VALUE AT                     NUMBER OF UNITS
                                                                       BEGINNING OF      UNIT VALUE AT    OUTSTANDING AT
PORTFOLIO NAME                                                 YEAR        YEAR           END OF YEAR      END OF YEAR
----------------                                              ------- ---------------- --------------- ---------------------
Smith Barney Investment Series
   Smith Barney Dividend Strategy Portfolio (5/01)..........   2004        0.807           0.828                   6,455
                                                               2003        0.659           0.807                   6,455
                                                               2002        0.897           0.659                      --
                                                               2001        1.000           0.897                      --

   Smith Barney Premier Selections All Cap Growth
   Portfolio (5/01).........................................   2004        0.869           0.887                      --
                                                               2003        0.652           0.869                      --
                                                               2002        0.898           0.652                      --
                                                               2001        1.000           0.898                      --

Strong Variable Insurance Funds, Inc.
   Strong Multi Cap Value Fund II (3/00)....................   2004        1.014           1.175                   8,864
                                                               2003        0.739           1.014                   8,864
                                                               2002        0.969           0.739                   8,864
                                                               2001        0.938           0.969                      --
                                                               2000        1.000           0.938                      --

The Travelers Series Trust
   Convertible Securities Portfolio (5/04)..................   2004        1.000           1.040                      --

   Disciplined Mid Cap Stock Portfolio (8/99)...............   2004        1.406           1.625                  46,180
                                                               2003        1.060           1.406                  38,942
                                                               2002        1.247           1.060                  22,864
                                                               2001        1.310           1.247                   4,950
                                                               2000        1.132           1.310                   4,950
                                                               1999        1.000           1.132                   4,950

   Equity Income Portfolio (7/99)...........................   2004        1.137           1.240                 294,106
                                                               2003        0.874           1.137                 192,847
                                                               2002        1.024           0.874                 151,978
                                                               2001        1.105           1.024                 109,815
                                                               2000        1.021           1.105                  12,381
                                                               1999        1.000           1.021                  12,381

   Federated Stock Portfolio (11/01)........................   2004        1.015           1.113                   4,216
                                                               2003        0.802           1.015                   4,216
                                                               2002        1.002           0.802                   4,216
                                                               2001        1.000           1.002                      --



                      ACCUMULATION UNIT VALUES (IN DOLLARS)



                SEPARATE ACCOUNT CHARGES 0.80% 3% AIR (CONTINUED)


                                                                       UNIT VALUE AT                     NUMBER OF UNITS
                                                                       BEGINNING OF      UNIT VALUE AT    OUTSTANDING AT
PORTFOLIO NAME                                                 YEAR        YEAR           END OF YEAR      END OF YEAR
----------------                                              ------- ---------------- --------------- ---------------------
   Large Cap Portfolio (7/99)...............................   2004        0.807           0.852                 111,168
                                                               2003        0.652           0.807                  96,847
                                                               2002        0.851           0.652                  96,847
                                                               2001        1.038           0.851                  96,847
                                                               2000        1.224           1.038                  52,127
                                                               1999        1.000           1.224                  12,719

   Lazard International Stock Portfolio (8/99)..............   2004        0.846           0.971                   6,318
                                                               2003        0.663           0.846                   6,318
                                                               2002        0.768           0.663                   6,318
                                                               2001        1.049           0.768                   4,591
                                                               2000        1.194           1.049                   4,591
                                                               1999        1.000           1.194                   4,591

   Merrill Lynch Large Cap Core Portfolio (6/00)............   2004        0.780           0.897                      --
                                                               2003        0.649           0.780                      --
                                                               2002        0.874           0.649                      --
                                                               2001        1.136           0.874                      --
                                                               2000        1.000           1.136                      --

   MFS Emerging Growth Portfolio (5/01).....................   2004        0.681           0.761                      --
                                                               2003        0.531           0.681                      --
                                                               2002        0.814           0.531                      --
                                                               2001        1.000           0.814                      --

   MFS Mid Cap Growth Portfolio (10/99).....................   2004        0.909           1.029                  59,981
                                                               2003        0.668           0.909                  47,678
                                                               2002        1.317           0.668                  45,675
                                                               2001        1.739           1.317                  33,694
                                                               2000        1.603           1.739                  30,494
                                                               1999        1.000           1.603                      --

   MFS Value Portfolio (5/04)...............................   2004        1.000           1.127                  21,046

   Pioneer Fund Portfolio (8/99)............................   2004        0.768           0.847                  18,862
                                                               2003        0.625           0.768                  31,058
                                                               2002        0.903           0.625                  24,128
                                                               2001        1.183           0.903                      --
                                                               2000        0.959           1.183                      --
                                                               1999        1.000           0.959                      --


                      ACCUMULATION UNIT VALUES (IN DOLLARS)



                SEPARATE ACCOUNT CHARGES 0.80% 3% AIR (CONTINUED)


                                                                       UNIT VALUE AT                     NUMBER OF UNITS
                                                                       BEGINNING OF      UNIT VALUE AT    OUTSTANDING AT
PORTFOLIO NAME                                                 YEAR        YEAR           END OF YEAR      END OF YEAR
----------------                                              ------- ---------------- --------------- ---------------------
   Social Awareness Stock Portfolio (7/99)..................   2004        0.877           0.925                  18,473
                                                               2003        0.686           0.877                  18,473
                                                               2002        0.921           0.686                  14,167
                                                               2001        1.100           0.921                  14,167
                                                               2000        1.115           1.100                  14,167
                                                               1999        1.000           1.115                  14,167

   Travelers Quality Bond Portfolio (8/99)..................   2004        1.259           1.290                  40,044
                                                               2003        1.186           1.259                  36,759
                                                               2002        1.130           1.186                  19,941
                                                               2001        1.063           1.130                  19,941
                                                               2000        1.002           1.063                  19,941
                                                               1999        1.000           1.002                  19,941

   U.S. Government Securities Portfolio (8/99)..............   2004        1.326           1.396                 357,708
                                                               2003        1.301           1.326                 328,667
                                                               2002        1.154           1.301                 366,169
                                                               2001        1.099           1.154                  20,423
                                                               2000        0.968           1.099                  20,423
                                                               1999        1.000           0.968                  20,423

Travelers Series Fund Inc.
   AIM Capital Appreciation Portfolio (5/01)................   2004        0.840           0.887                   6,755
                                                               2003        0.654           0.840                      --
                                                               2002        0.867           0.654                      --
                                                               2001        1.000           0.867                      --

   MFS Total Return Portfolio (7/99)........................   2004        1.240           1.371                 337,809
                                                               2003        1.073           1.240                 153,776
                                                               2002        1.141           1.073                 135,391
                                                               2001        1.150           1.141                  53,295
                                                               2000        0.994           1.150                      --
                                                               1999        1.000           0.994                      --

   Pioneer Strategic Income Portfolio (1/01)................   2004        1.285           1.415                  32,760
                                                               2003        1.084           1.285                  32,760
                                                               2002        1.032           1.084                  27,083
                                                               2001        1.000           1.032                      --


                      ACCUMULATION UNIT VALUES (IN DOLLARS)



                SEPARATE ACCOUNT CHARGES 0.80% 3% AIR (CONTINUED)


                                                                       UNIT VALUE AT                     NUMBER OF UNITS
                                                                       BEGINNING OF      UNIT VALUE AT    OUTSTANDING AT
PORTFOLIO NAME                                                 YEAR        YEAR           END OF YEAR      END OF YEAR
----------------                                              ------- ---------------- --------------- ---------------------
   SB Adjustable Rate Income Portfolio -- Class I              2004        1.001           1.005                   1,000
   Shares (9/03)............................................
                                                               2003        1.000           1.001                   1,000

   Smith Barney Aggressive Growth Portfolio (5/01)..........   2004        0.846           0.923                 328,219
                                                               2003        0.634           0.846                 251,625
                                                               2002        0.949           0.634                  15,408
                                                               2001        1.000           0.949                   2,646

   Smith Barney High Income Portfolio (8/99)................   2004        1.065           1.166                  63,799
                                                               2003        0.842           1.065                  22,349
                                                               2002        0.877           0.842                  20,231
                                                               2001        0.918           0.877                  20,231
                                                               2000        1.007           0.918                  20,231
                                                               1999        1.000           1.007                  20,231

   Smith Barney International All Cap Growth
   Portfolio (12/99)........................................   2004        0.755           0.883                  39,904
                                                               2003        0.597           0.755                   3,291
                                                               2002        0.810           0.597                   3,291
                                                               2001        1.186           0.810                   3,291
                                                               2000        1.569           1.186                   3,291
                                                               1999        1.000           1.569                      --

   Smith Barney Large Capitalization Growth
   Portfolio (10/99)........................................   2004        0.991           0.987                  40,912
                                                               2003        0.677           0.991                   5,766
                                                               2002        0.907           0.677                      --
                                                               2001        1.045           0.907                      --
                                                               2000        1.132           1.045                      --
                                                               1999        1.000           1.132                      --

   Strategic Equity Portfolio (7/99)........................   2004        0.787           0.861                  81,278
                                                               2003        0.598           0.787                  67,954
                                                               2002        0.908           0.598                  67,954
                                                               2001        1.057           0.908                  67,954
                                                               2000        1.303           1.057                  56,806
                                                               1999        1.000           1.303                  17,222


                      ACCUMULATION UNIT VALUES (IN DOLLARS)



                SEPARATE ACCOUNT CHARGES 0.80% 3% AIR (CONTINUED)


                                                                       UNIT VALUE AT                     NUMBER OF UNITS
                                                                       BEGINNING OF      UNIT VALUE AT    OUTSTANDING AT
PORTFOLIO NAME                                                 YEAR        YEAR           END OF YEAR      END OF YEAR
----------------                                              ------- ---------------- --------------- ---------------------
Van Kampen Life Investment Trust
   Comstock Portfolio -- Class II Shares (5/03)..............  2004        1.257           1.464                      --
                                                               2003        1.000           1.257                      --

   Emerging Growth Portfolio -- Class II Shares (5/01).......  2004        0.688           0.729                      --
                                                               2003        0.546           0.688                      --
                                                               2002        0.817           0.546                      --
                                                               2001        1.000           0.817                      --

   Enterprise Portfolio -- Class II Shares (5/01)............  2004        0.794           0.817                      --
                                                               2003        0.637           0.794                      --
                                                               2002        0.911           0.637                      --
                                                               2001        1.000           0.911                      --

Variable Annuity Portfolios
   Smith Barney Small Cap Growth Opportunities
   Portfolio (5/01).........................................   2004        0.986           1.130                  29,945
                                                               2003        0.700           0.986                      --
                                                               2002        0.949           0.700                      --
                                                               2001        1.000           0.949                      --

Variable Insurance Products Fund II
   Asset Manager Portfolio -- Service Class 2 (5/00).........  2004        0.949           0.990                  23,009
                                                               2003        0.813           0.949                  23,009
                                                               2002        0.900           0.813                  51,769
                                                               2001        0.949           0.900                      --
                                                               2000        1.000           0.949                      --

   Contrafund(R) Portfolio -- Service Class 2 (5/01)...........2004        1.083           1.238                 124,888
                                                               2003        0.852           1.083                  75,992
                                                               2002        0.950           0.852                  14,509
                                                               2001        1.000           0.950                      --

Variable Insurance Products Fund III
   Dynamic Capital Appreciation Portfolio -- Service
   Class 2 (5/01)...........................................   2004        0.962           0.966                  12,814
                                                               2003        0.776           0.962                  12,814
                                                               2002        0.846           0.776                  12,814
                                                               2001        1.000           0.846                   2,853



                      ACCUMULATION UNIT VALUES (IN DOLLARS)



                SEPARATE ACCOUNT CHARGES 0.80% 3% AIR (CONTINUED)


                                                                       UNIT VALUE AT                     NUMBER OF UNITS
                                                                       BEGINNING OF      UNIT VALUE AT    OUTSTANDING AT
PORTFOLIO NAME                                                 YEAR        YEAR           END OF YEAR      END OF YEAR
----------------                                              ------- ---------------- --------------- ---------------------
   Mid Cap Portfolio -- Service Class 2 (5/01)...............  2004        1.264           1.563                  92,254
                                                               2003        0.921           1.264                  47,487
                                                               2002        1.032           0.921                   9,533
                                                               2001        1.000           1.032                      --




                      ACCUMULATION UNIT VALUES (IN DOLLARS)



            SEPARATE ACCOUNT CHARGES 1.25%, PLUS 1.40% FLOOR BENEFIT


                                                                       UNIT VALUE AT                     NUMBER OF UNITS
                                                                       BEGINNING OF      UNIT VALUE AT    OUTSTANDING AT
PORTFOLIO NAME                                                 YEAR        YEAR           END OF YEAR      END OF YEAR
----------------                                              ------- ---------------- --------------- ---------------------
Greenwich Street Series Fund
   Equity Index Portfolio -- Class II Shares (7/99)..........  2004        0.791           0.850                      --
                                                               2003        0.636           0.791                      --
                                                               2002        0.841           0.636                      --
                                                               2001        0.986           0.841                      --
                                                               2000        1.117           0.986                      --
                                                               1999        1.000           1.117                      --


                                      NOTES

Effective 11/01/2004 Smith Barney Investment Series: Smith Barney Large Cap Core Portfolio changed its name to Smith Barney Investment Series: Smith Barney Dividend Strategy Portfolio.

The date next to each funding option's name reflects the date money first came into the funding option through the Separate Account.

Funding options not listed above had no amount allocated to them or were not available as of December 31, 2004.

"Number of Units Outstanding at End of Year" may include units for Contracts Owners in payout phase, where appropriate.

If an accumulation unit value has no assets and units across all sub-accounts within the Separate Account, and has had no assets and units for the history displayed on the Condensed Financial Information in the past, then it may not be displayed.

AIM Variable Insurance Funds, Inc.: AIM Premier Equity Fund -- Series I is no longer available to new contract owners.

Credit Suisse Trust: Emerging Markets Portfolio is no longer available to new contract owners.

Variable Insurance Products Fund III: Dynamic Capital Appreciation Portfolio -- Service Class 2 -- is no longer available to new contract owners.

The Travelers Series Trust: Federated Stock Portfolio is no longer available to new contract owners.

Janus Aspen Series: Balanced Portfolio -- Service Shares -- is no longer available to new contract owners.

Janus Aspen Series: World Wide Growth Portfolio -- Service Shares is no longer available to new contract holders.

Putnam Variable Trust: Putnam VT Discovery Growth Fund -- Class IB Share is no longer available to new contract owners.

Putnam Variable Trust: Putnam VT International Equity Fund -- Class IB Shares is no longer available to new contract holders.

Salomon Brothers Variable Series Funds Inc.: Total Return Fund -- Class I is no longer available to new contract holders.

Smith Barney Investment Series: Smith Barney Dividend Strategy Portfolio is no longer available to new contract owners.

Greenwich Street Series Fund: Fundamental Value Portfolio is no longer available to new contract holders.

Travelers Series Fund Inc.: Smith Barney International All Cap Growth Portfolio is no longer available to new contract owners.

Strong Variable insurance Funds, Inc.: Strong Multi Cap Value Fund II is no longer available to new contract owners.

Van Kampen Life Investment Trust: Enterprise Portfolio -- Class II Shares is no longer available to new contract holders.

                  APPENDIX B -- CONDENSED FINANCIAL INFORMATION
--------------------------------------------------------------------------------

            THE TRAVELERS SEPARATE ACCOUNT SIX FOR VARIABLE ANNUITIES
                      ACCUMULATION UNIT VALUES (IN DOLLARS)

The following Accumulation Unit Value ("AUV") information should be read in conjunction with the Separate Account's audited financial statement and notes, which are included in the Statement of Additional Information ("SAI"). The first table provides the AUV information for the MINIMUM Separate Account Charge available under the contract. The second table provides the AUV information for the MAXIMUM Separate Account Charge available under the contract. The Separate Account Charges that fall in between this range are included in the SAI, which is free of charge. You may request a copy of the SAI by calling the toll-free number found on the first page of this prospectus or by mailing in the coupon attached in Appendix E. Please refer to the Fee Table section of this prospectus for more information on Separate Account Charges.


                      SEPARATE ACCOUNT CHARGES 0.80% 3% AIR


                                                                       UNIT VALUE AT                     NUMBER OF UNITS
                                                                       BEGINNING OF      UNIT VALUE AT    OUTSTANDING AT
PORTFOLIO NAME                                                 YEAR        YEAR           END OF YEAR      END OF YEAR
----------------                                              ------- ---------------- --------------- ---------------------
   Capital Appreciation Fund (5/00).........................   2004        0.503           0.597               1,555,826
                                                               2003        0.406           0.503               1,630,081
                                                               2002        0.547           0.406               1,837,286
                                                               2001        0.745           0.547               1,046,590
                                                               2000        1.000           0.745               1,006,482

   High Yield Bond Trust (5/99).............................   2004        1.418           1.530                 368,425
                                                               2003        1.107           1.418                 381,556
                                                               2002        1.067           1.107                 411,756
                                                               2001        0.982           1.067                 314,101
                                                               2000        0.980           0.982                 101,750
                                                               1999        1.000           0.980                  92,789

   Managed Assets Trust (3/99)..............................   2004        1.111           1.206                 946,294
                                                               2003        0.918           1.111                 968,180
                                                               2002        1.013           0.918               1,042,680
                                                               2001        1.076           1.013               1,174,637
                                                               2000        1.102           1.076                 913,007
                                                               1999        1.000           1.102                 232,345

   Money Market Portfolio (4/99)............................   2004        1.125           1.127               1,106,052
                                                               2003        1.125           1.125               1,753,058
                                                               2002        1.119           1.125               1,258,377
                                                               2001        1.087           1.119                 990,283
                                                               2000        1.032           1.087                 700,403
                                                               1999        1.000           1.032                 239,890



                      ACCUMULATION UNIT VALUES (IN DOLLARS)



                SEPARATE ACCOUNT CHARGES 0.80% 3% AIR (CONTINUED)


                                                                       UNIT VALUE AT                     NUMBER OF UNITS
                                                                       BEGINNING OF      UNIT VALUE AT    OUTSTANDING AT
PORTFOLIO NAME                                                 YEAR        YEAR           END OF YEAR      END OF YEAR
----------------                                              ------- ---------------- --------------- ---------------------
AIM Variable Insurance Funds, Inc.
   AIM V.I. Premier Equity Fund -- Series I (7/01)...........  2004        0.763           0.800                 103,702
                                                               2003        0.615           0.763                 103,682
                                                               2002        0.888           0.615                  55,895
                                                               2001        1.000           0.888                      --

American Funds Insurance Series
   Global Growth Fund -- Class 2 Shares (5/04)...............  2004        1.010           1.109                  31,153

   Growth Fund -- Class 2 Shares (5/04)......................  2004        0.970           1.091                  16,521

   Growth-Income Fund -- Class 2 Shares (5/04)...............  2004        0.979           1.082                 104,915

CitiStreet Funds, Inc.
   CitiStreet Diversified Bond Fund -- Class I (3/99)........  2004        1.310           1.360               4,115,266
                                                               2003        1.251           1.310               3,142,575
                                                               2002        1.157           1.251               3,360,816
                                                               2001        1.092           1.157               2,080,975
                                                               2000        0.979           1.092                 601,543
                                                               1999        1.000           0.979                 139,623

   CitiStreet International Stock Fund -- Class I (3/99).....  2004        0.899           1.024               2,148,904
                                                               2003        0.697           0.899               2,010,293
                                                               2002        0.904           0.697               2,025,194
                                                               2001        1.160           0.904               1,238,125
                                                               2000        1.272           1.160                 474,746
                                                               1999        1.000           1.272                  90,221

   CitiStreet Large Company Stock Fund -- Class I (3/99).....  2004        0.683           0.746               4,498,084
                                                               2003        0.537           0.683               4,110,325
                                                               2002        0.702           0.537               3,575,681
                                                               2001        0.840           0.702               2,080,499
                                                               2000        0.995           0.840                 959,029
                                                               1999        1.000           0.995                 228,230

   CitiStreet Small Company Stock Fund -- Class I (3/99).....  2004        1.732           1.974                 879,208
                                                               2003        1.220           1.732                 844,568
                                                               2002        1.612           1.220                 739,822
                                                               2001        1.600           1.612                 542,731



                      ACCUMULATION UNIT VALUES (IN DOLLARS)



                SEPARATE ACCOUNT CHARGES 0.80% 3% AIR (CONTINUED)


                                                                       UNIT VALUE AT                     NUMBER OF UNITS
                                                                       BEGINNING OF      UNIT VALUE AT    OUTSTANDING AT
PORTFOLIO NAME                                                 YEAR        YEAR           END OF YEAR      END OF YEAR
----------------                                              ------- ---------------- --------------- ---------------------
   CitiStreet Small Company Stock Fund -- Class I              2000        1.465           1.600                 462,418
   (continued)..............................................
                                                               1999        1.000           1.465                 113,574

Credit Suisse Trust
   Credit Suisse Trust Emerging Markets Portfolio (5/99)....   2004        1.140           1.412                  44,528
                                                               2003        0.804           1.140                  46,418
                                                               2002        0.916           0.804                  45,812
                                                               2001        1.022           0.916                  54,766
                                                               2000        1.506           1.022                  71,391
                                                               1999        1.000           1.506                  54,662

Delaware VIP Trust
   Delaware VIP REIT Series -- Standard Class (7/99).........  2004        1.816           2.368                 330,738
                                                               2003        1.366           1.816                 282,138
                                                               2002        1.318           1.366                 242,450
                                                               2001        1.221           1.318                 128,487
                                                               2000        0.937           1.221                 102,023
                                                               1999        1.000           0.937                      --

   Delaware VIP Small Cap Value Series -- Standard
   Class (4/99).............................................   2004        1.701           2.050                 203,692
                                                               2003        1.208           1.701                 177,208
                                                               2002        1.289           1.208                 139,177
                                                               2001        1.162           1.289                  13,468
                                                               2000        0.991           1.162                   5,110
                                                               1999        1.000           0.991                      --

Dreyfus Variable Investment Fund
   Dreyfus Variable Investment Fund -- Developing Leaders
   Portfolio -- Initial Shares (4/99)........................  2004        1.360           1.503                 619,182
                                                               2003        1.041           1.360                 589,418
                                                               2002        1.298           1.041                 540,784
                                                               2001        1.394           1.298                 388,047
                                                               2000        1.240           1.394                 305,761
                                                               1999        1.000           1.240                  45,091



                      ACCUMULATION UNIT VALUES (IN DOLLARS)



                SEPARATE ACCOUNT CHARGES 0.80% 3% AIR (CONTINUED)


                                                                       UNIT VALUE AT                     NUMBER OF UNITS
                                                                       BEGINNING OF      UNIT VALUE AT    OUTSTANDING AT
PORTFOLIO NAME                                                 YEAR        YEAR           END OF YEAR      END OF YEAR
----------------                                              ------- ---------------- --------------- ---------------------
   Dreyfus Variable Investment Fund -- Appreciation
   Portfolio -- Initial Shares (3/99)........................  2004        0.952           0.992                 330,399
                                                               2003        0.792           0.952                 331,736
                                                               2002        0.958           0.792                 356,023
                                                               2001        1.065           0.958                 396,091
                                                               2000        1.081           1.065                 311,873
                                                               1999        1.000           1.081                 244,529

Franklin Templeton Variable Insurance Products Trust
   Mutual Shares Securities Fund -- Class 2 Shares (8/03)....  2004        1.204           1.345                  23,498
                                                               2003        1.000           1.204                  17,090

   Templeton Developing Markets Securities Fund -- Class 2
   Shares (6/04)............................................   2004        0.972           1.234                      --

   Templeton Foreign Securities Fund -- Class 2 Shares (5/04)  2004        0.962           1.156                  40,991

   Templeton Growth Securities Fund -- Class 2 Shares (6/04).  2004        1.021           1.126                  57,703

Greenwich Street Series Fund
   Appreciation Portfolio (8/01)............................   2004        0.954           1.029                 162,864
                                                               2003        0.772           0.954                 100,091
                                                               2002        0.943           0.772                  82,395
                                                               2001        1.000           0.943                  14,712

   Equity Index Portfolio -- Class II Shares (3/99)..........  2004        0.864           0.945               1,899,361
                                                               2003        0.682           0.864               1,719,505
                                                               2002        0.886           0.682               1,579,821
                                                               2001        1.019           0.886               1,055,882
                                                               2000        1.133           1.019                 842,129
                                                               1999        1.000           1.133                 207,054

   Fundamental Value Portfolio (5/01).......................   2004        0.992           1.065                 630,507
                                                               2003        0.722           0.992                 637,061
                                                               2002        0.924           0.722                 486,577
                                                               2001        1.000           0.924                 106,535



                      ACCUMULATION UNIT VALUES (IN DOLLARS)


                                                                       UNIT VALUE AT                     NUMBER OF UNITS
                                                                       BEGINNING OF      UNIT VALUE AT    OUTSTANDING AT
PORTFOLIO NAME                                                 YEAR        YEAR           END OF YEAR      END OF YEAR
----------------                                              ------- ---------------- --------------- ---------------------
Janus Aspen Series
   Balanced Portfolio -- Service Shares (5/01)...............  2004        1.005           1.080                 157,215
                                                               2003        0.891           1.005                 123,022
                                                               2002        0.962           0.891                  83,565
                                                               2001        1.000           0.962                      --

   Mid Cap Growth Portfolio -- Service Shares (8/01).........  2004        0.736           0.880                      --
                                                               2003        0.551           0.736                      --
                                                               2002        0.772           0.551                      --
                                                               2001        1.000           0.772                      --

   Worldwide Growth Portfolio -- Service Shares (5/00).......  2004        0.556           0.577                 303,997
                                                               2003        0.453           0.556                 319,311
                                                               2002        0.615           0.453                 382,579
                                                               2001        0.801           0.615                 441,531
                                                               2000        1.000           0.801                 424,750

Lazard Retirement Series, Inc.
   Lazard Retirement Small Cap Portfolio (5/04).............   2004        1.009           1.127                      --

Lord Abbett Series Fund, Inc.
   Growth and Income Portfolio (5/04).......................   2004        0.968           1.111                      --

   Mid-Cap Value Portfolio (7/04)...........................   2004        1.007           1.165                  34,410

Oppenheimer Variable Account Funds
   Oppenheimer Main Street Fund/VA -- Service Shares (5/04)..  2004        0.975           1.078                  10,342

PIMCO Variable Insurance Trust
   Total Return Portfolio -- Administrative Class (6/01).....  2004        1.192           1.240                 378,880
                                                               2003        1.144           1.192                 385,107
                                                               2002        1.057           1.144                 388,046
                                                               2001        1.000           1.057                  42,621

Putnam Variable Trust
   Putnam VT Discovery Growth Fund -- Class IB Shares (12/01)  2004        0.739           0.789                  11,671
                                                               2003        0.564           0.739                  11,671



                      ACCUMULATION UNIT VALUES (IN DOLLARS)



                SEPARATE ACCOUNT CHARGES 0.80% 3% AIR (CONTINUED)


                                                                       UNIT VALUE AT                     NUMBER OF UNITS
                                                                       BEGINNING OF      UNIT VALUE AT    OUTSTANDING AT
PORTFOLIO NAME                                                 YEAR        YEAR           END OF YEAR      END OF YEAR
----------------                                              ------- ---------------- --------------- ---------------------
   Putnam VT Discovery Growth Fund -- Class IB Shares
   (continued)..............................................   2002        0.808           0.564                  11,671
                                                               2001        1.000           0.808                      --

   Putnam VT International Equity Fund -- Class IB
   Shares (5/01)............................................   2004        0.897           1.033                  85,063
                                                               2003        0.703           0.897                  88,330
                                                               2002        0.861           0.703                  89,130
                                                               2001        1.000           0.861                  36,530

   Putnam VT Small Cap Value Fund -- Class IB Shares (6/01)..  2004        1.315           1.647                 205,632
                                                               2003        0.886           1.315                 173,137
                                                               2002        1.093           0.886                 235,414
                                                               2001        1.000           1.093                   1,734

Salomon Brothers Variable Series Funds Inc.
   All Cap Fund -- Class I (3/99)............................  2004        1.486           1.596                 344,257
                                                               2003        1.077           1.486                 357,262
                                                               2002        1.449           1.077                 340,827
                                                               2001        1.433           1.449                 172,311
                                                               2000        1.222           1.433                  70,934
                                                               1999        1.000           1.222                  13,279

   Investors Fund -- Class I (3/99)..........................  2004        1.185           1.298                 149,763
                                                               2003        0.903           1.185                 151,723
                                                               2002        1.183           0.903                 140,603
                                                               2001        1.244           1.183                 102,276
                                                               2000        1.088           1.244                  20,655
                                                               1999        1.000           1.088                   5,119

   Small Cap Growth Fund -- Class I (6/01)...................  2004        0.932           1.064                      --
                                                               2003        0.631           0.932                      --
                                                               2002        0.974           0.631                      --
                                                               2001        1.000           0.974                     997

   Total Return Fund -- Class I (3/99).......................  2004        1.121           1.209                  29,201
                                                               2003        0.975           1.121                  13,990
                                                               2002        1.055           0.975                  10,605
                                                               2001        1.072           1.055                   7,423


                      ACCUMULATION UNIT VALUES (IN DOLLARS)



                SEPARATE ACCOUNT CHARGES 0.80% 3% AIR (CONTINUED)


                                                                       UNIT VALUE AT                     NUMBER OF UNITS
                                                                       BEGINNING OF      UNIT VALUE AT    OUTSTANDING AT
PORTFOLIO NAME                                                 YEAR        YEAR           END OF YEAR      END OF YEAR
----------------                                              ------- ---------------- --------------- ---------------------
   Total Return Fund -- Class I  (continued).................  2000        1.002           1.072                   5,470
                                                               1999        1.000           1.002                      --

Smith Barney Investment Series
   Smith Barney Dividend Strategy Portfolio (5/01)..........   2004        0.807           0.828                  23,093
                                                               2003        0.659           0.807                  20,096
                                                               2002        0.897           0.659                  20,096
                                                               2001        1.000           0.897                  20,096

   Smith Barney Premier Selections All Cap Growth
   Portfolio (6/01).........................................   2004        0.869           0.887                   2,816
                                                               2003        0.652           0.869                      --
                                                               2002        0.898           0.652                      --
                                                               2001        1.000           0.898                      --

Strong Variable Insurance Funds, Inc.
   Strong Multi Cap Value Fund II (7/99)....................   2004        1.014           1.175                   6,351
                                                               2003        0.739           1.014                   9,511
                                                               2002        0.969           0.739                   9,511
                                                               2001        0.938           0.969                   6,351
                                                               2000        0.877           0.938                   6,351
                                                               1999        1.000           0.877                   6,351

The Travelers Series Trust
   Convertible Securities Portfolio (5/04)..................   2004        0.990           1.040                      --

   Disciplined Mid Cap Stock Portfolio (6/99)...............   2004        1.406           1.625                 300,148
                                                               2003        1.060           1.406                 298,395
                                                               2002        1.247           1.060                 244,570
                                                               2001        1.310           1.247                 156,409
                                                               2000        1.132           1.310                  87,378
                                                               1999        1.000           1.132                      --

   Equity Income Portfolio (3/99)...........................   2004        1.137           1.240               1,226,765
                                                               2003        0.874           1.137               1,133,992
                                                               2002        1.024           0.874               1,011,873
                                                               2001        1.105           1.024                 343,935
                                                               2000        1.021           1.105                 212,588
                                                               1999        1.000           1.021                 216,322


                      ACCUMULATION UNIT VALUES (IN DOLLARS)



                SEPARATE ACCOUNT CHARGES 0.80% 3% AIR (CONTINUED)


                                                                       UNIT VALUE AT                     NUMBER OF UNITS
                                                                       BEGINNING OF      UNIT VALUE AT    OUTSTANDING AT
PORTFOLIO NAME                                                 YEAR        YEAR           END OF YEAR      END OF YEAR
----------------                                              ------- ---------------- --------------- ---------------------
   Federated Stock Portfolio (4/99).........................   2004        1.015           1.113                  60,043
                                                               2003        0.802           1.015                  60,043
                                                               2002        1.002           0.802                  52,941
                                                               2001        0.993           1.002                  24,072
                                                               2000        0.965           0.993                   4,126
                                                               1999        1.000           0.965                      --

   Large Cap Portfolio (3/99)...............................   2004        0.807           0.852                 512,693
                                                               2003        0.652           0.807                 524,562
                                                               2002        0.851           0.652                 448,487
                                                               2001        1.038           0.851                 409,069
                                                               2000        1.224           1.038                 334,348
                                                               1999        1.000           1.224                 247,021

   Lazard International Stock Portfolio (4/99)..............   2004        0.846           0.971                  81,385
                                                               2003        0.663           0.846                  57,438
                                                               2002        0.768           0.663                  39,307
                                                               2001        1.049           0.768                  43,074
                                                               2000        1.194           1.049                  43,159
                                                               1999        1.000           1.194                  13,922

   Merrill Lynch Large Cap Core Portfolio (3/99)............   2004        0.780           0.897                  15,265
                                                               2003        0.649           0.780                  15,265
                                                               2002        0.874           0.649                  16,447
                                                               2001        1.136           0.874                  17,029
                                                               2000        1.213           1.136                  80,150
                                                               1999        1.000           1.213                      --

   MFS Emerging Growth Portfolio (8/01).....................   2004        0.681           0.761                      --
                                                               2003        0.531           0.681                      --
                                                               2002        0.814           0.531                      --
                                                               2001        1.000           0.814                      --

   MFS Mid Cap Growth Portfolio (5/99)......................   2004        0.909           1.029                 247,955
                                                               2003        0.668           0.909                 256,356
                                                               2002        1.317           0.668                 249,539
                                                               2001        1.739           1.317                 238,188
                                                               2000        1.603           1.739                 201,277
                                                               1999        1.000           1.603                  22,378


                      ACCUMULATION UNIT VALUES (IN DOLLARS)



                SEPARATE ACCOUNT CHARGES 0.80% 3% AIR (CONTINUED)


                                                                       UNIT VALUE AT                     NUMBER OF UNITS
                                                                       BEGINNING OF      UNIT VALUE AT    OUTSTANDING AT
PORTFOLIO NAME                                                 YEAR        YEAR           END OF YEAR      END OF YEAR
----------------                                              ------- ---------------- --------------- ---------------------
   MFS Value Portfolio (5/04)...............................   2004        0.969           1.127                      --

   Pioneer Fund Portfolio (5/99)............................   2004        0.768           0.847                 128,011
                                                               2003        0.625           0.768                 139,015
                                                               2002        0.903           0.625                 177,705
                                                               2001        1.183           0.903                 175,971
                                                               2000        0.959           1.183                 136,065
                                                               1999        1.000           0.959                  52,624

   Social Awareness Stock Portfolio (3/99)..................   2004        0.877           0.925                 210,284
                                                               2003        0.686           0.877                 190,338
                                                               2002        0.921           0.686                 205,434
                                                               2001        1.100           0.921                 252,885
                                                               2000        1.115           1.100                 338,770
                                                               1999        1.000           1.115                 204,232

   Travelers Quality Bond Portfolio (3/99)..................   2004        1.259           1.290                 428,682
                                                               2003        1.186           1.259                 336,903
                                                               2002        1.130           1.186                 324,873
                                                               2001        1.063           1.130                 229,303
                                                               2000        1.002           1.063                  89,190
                                                               1999        1.000           1.002                  30,445

   U.S. Government Securities Portfolio (3/99)..............   2004        1.326           1.396                 612,998
                                                               2003        1.301           1.326                 641,656
                                                               2002        1.154           1.301                 674,168
                                                               2001        1.099           1.154                 329,688
                                                               2000        0.968           1.099                 147,364
                                                               1999        1.000           0.968                  81,239

Travelers Series Fund Inc.
   AIM Capital Appreciation Portfolio (11/01)...............   2004        0.840           0.887                  72,426
                                                               2003        0.654           0.840                  35,106
                                                               2002        0.867           0.654                  38,688
                                                               2001        1.000           0.867                      --

   MFS Total Return Portfolio (4/99)........................   2004        1.240           1.371               1,303,774
                                                               2003        1.073           1.240               1,112,494
                                                               2002        1.141           1.073                 994,730
                                                               2001        1.150           1.141                 458,197



                      ACCUMULATION UNIT VALUES (IN DOLLARS)



                SEPARATE ACCOUNT CHARGES 0.80% 3% AIR (CONTINUED)


                                                                       UNIT VALUE AT                     NUMBER OF UNITS
                                                                       BEGINNING OF      UNIT VALUE AT    OUTSTANDING AT
PORTFOLIO NAME                                                 YEAR        YEAR           END OF YEAR      END OF YEAR
----------------                                              ------- ---------------- --------------- ---------------------
   MFS Total Return Portfolio  (continued)..................   2000        0.994           1.150                 177,102
                                                               1999        1.000           0.994                  56,338

   Pioneer Strategic Income Portfolio (6/99)................   2004        1.285           1.415                  48,519
                                                               2003        1.084           1.285                  37,669
                                                               2002        1.032           1.084                  29,999
                                                               2001        0.998           1.032                  17,469
                                                               2000        1.010           0.998                       --
                                                               1999        1.000           1.010                       --

   SB Adjustable Rate Income Portfolio -- Class I
   Shares (10/03)...........................................   2004        1.001           1.005                  56,767
                                                               2003        1.000           1.001                  12,265

   Smith Barney Aggressive Growth Portfolio (5/01)..........   2004        0.846           0.923                 947,296
                                                               2003        0.634           0.846                 829,147
                                                               2002        0.949           0.634                 372,023
                                                               2001        1.000           0.949                 148,073

   Smith Barney High Income Portfolio (5/99)................   2004        1.065           1.166                  12,147
                                                               2003        0.842           1.065                  20,424
                                                               2002        0.877           0.842                  17,421
                                                               2001        0.918           0.877                  26,499
                                                               2000        1.007           0.918                  12,407
                                                               1999        1.000           1.007                       --

   Smith Barney International All Cap Growth
   Portfolio (3/99).........................................   2004        0.755           0.883                 176,162
                                                               2003        0.597           0.755                 182,229
                                                               2002        0.810           0.597                 184,371
                                                               2001        1.186           0.810                 202,204
                                                               2000        1.569           1.186                  76,324
                                                               1999        1.000           1.569                  33,821

   Smith Barney Large Capitalization Growth Portfolio (3/99)   2004        0.991           0.987                 338,275
                                                               2003        0.677           0.991                 414,434
                                                               2002        0.907           0.677                 335,753
                                                               2001        1.045           0.907                 323,325



                      ACCUMULATION UNIT VALUES (IN DOLLARS)



                SEPARATE ACCOUNT CHARGES 0.80% 3% AIR (CONTINUED)


                                                                       UNIT VALUE AT                     NUMBER OF UNITS
                                                                       BEGINNING OF      UNIT VALUE AT    OUTSTANDING AT
PORTFOLIO NAME                                                 YEAR        YEAR           END OF YEAR      END OF YEAR
----------------                                              ------- ---------------- --------------- ---------------------
   Smith Barney Large Capitalization Growth Portfolio
   (continued)..............................................   2000        1.132           1.045                 265,016
                                                               1999        1.000           1.132                 100,647

   Strategic Equity Portfolio (3/99)........................   2004        0.787           0.861                 781,329
                                                               2003        0.598           0.787                 861,404
                                                               2002        0.908           0.598                 907,697
                                                               2001        1.057           0.908               1,013,052
                                                               2000        1.303           1.057                 787,876
                                                               1999        1.000           1.303                 274,568

Van Kampen Life Investment Trust
   Comstock Portfolio -- Class II Shares (8/03)..............  2004        1.257           1.464                  35,463
                                                               2003        1.000           1.257                  15,449

   Emerging Growth Portfolio -- Class II Shares (1/02).......   2004       0.688           0.729                      --
                                                               2003        0.546           0.688                      --
                                                               2002        0.817           0.546                      --
                                                               2001        1.000           0.817                      --

   Enterprise Portfolio -- Class II Shares (10/01)...........  2004        0.794           0.817                      --
                                                               2003        0.637           0.794                      --
                                                               2002        0.911           0.637                      --
                                                               2001        1.000           0.911                      --

Variable Annuity Portfolios
   Smith Barney Small Cap Growth Opportunities
   Portfolio (5/01).........................................   2004        0.986           1.130                   2,533
                                                               2003        0.700           0.986                      --
                                                               2002        0.949           0.700                      --
                                                               2001        1.000           0.949                      --

Variable Insurance Products Fund II
   Asset Manager Portfolio -- Service Class 2 (6/00).........  2004        0.949           0.990                 291,168
                                                               2003        0.813           0.949                 262,244
                                                               2002        0.900           0.813                 227,798
                                                               2001        0.949           0.900                 178,530
                                                               2000        1.000           0.949                 133,640



                      ACCUMULATION UNIT VALUES (IN DOLLARS)



                SEPARATE ACCOUNT CHARGES 0.80% 3% AIR (CONTINUED)


                                                                       UNIT VALUE AT                     NUMBER OF UNITS
                                                                       BEGINNING OF      UNIT VALUE AT    OUTSTANDING AT
PORTFOLIO NAME                                                 YEAR        YEAR           END OF YEAR      END OF YEAR
----------------                                              ------- ---------------- --------------- ---------------------
   Contrafund(R) Portfolio -- Service Class 2 (9/01)........   2004        1.083           1.238                 274,073
                                                               2003        0.852           1.083                 244,184
                                                               2002        0.950           0.852                 208,513
                                                               2001        1.000           0.950                      --

Variable Insurance Products Fund III
   Dynamic Capital Appreciation Portfolio -- Service
   Class 2 (5/01)...........................................   2004        0.962           0.966                  16,820
                                                               2003        0.776           0.962                   5,993
                                                               2002        0.846           0.776                   5,993
                                                               2001        1.000           0.846                      --

   Mid Cap Portfolio -- Service Class 2 (7/01)...............  2004        1.264           1.563                 181,421
                                                               2003        0.921           1.264                 103,818
                                                               2002        1.032           0.921                 100,887
                                                               2001        1.000           1.032                      --




                      ACCUMULATION UNIT VALUES (IN DOLLARS)



             SEPARATE ACCOUNT CHARGES 1.25% PLUS 1.40% FLOOR BENEFIT


                                                                       UNIT VALUE AT                     NUMBER OF UNITS
                                                                       BEGINNING OF      UNIT VALUE AT    OUTSTANDING AT
PORTFOLIO NAME                                                 YEAR        YEAR           END OF YEAR      END OF YEAR
----------------                                              ------- ---------------- --------------- ---------------------
Greenwich Street Series Fund
   Equity Index Portfolio -- Class II Shares (3/99)..........  2004        0.791           0.850                      --
                                                               2003        0.636           0.791                      --
                                                               2002        0.841           0.636                      --
                                                               2001        0.986           0.841                      --
                                                               2000        1.117           0.986                      --
                                                               1999        1.000           1.117                      --


                                      NOTES

Effective 11/01/2004 Smith Barney Investment Series: Smith Barney Large Cap Core Portfolio changed its name to Smith Barney Investment Series: Smith Barney Dividend Strategy Portfolio.

The date next to each funding option's name reflects the date money first came into the funding option through the Separate Account.

Funding options not listed above had no amount allocated to them or were not available as of December 31, 2004.

"Number of Units Outstanding at End of Year" may include units for Contracts Owners in payout phase, where appropriate.

If an accumulation unit value has no assets and units across all sub-accounts within the Separate Account, and has had no assets and units for the history displayed on the Condensed Financial Information in the past, then it may not be displayed.

AIM Variable Insurance Funds, Inc.: AIM Premier Equity Fund -- Series I is no longer available to new contract owners.

Credit Suisse Trust: Emerging Markets Portfolio is no longer available to new contract owners.

Variable Insurance Products Fund III: Dynamic Capital Appreciation Portfolio -- Service Class 2 -- is no longer available to new contract owners.

The Travelers Series Trust: Federated Stock Portfolio is no longer available to new contract owners.

Janus Aspen Series: Balanced Portfolio -- Service Shares -- is no longer available to new contract owners.

Janus Aspen Series: World Wide Growth Portfolio -- Service Shares is no longer available to new contract holders.

Putnam Variable Trust: Putnam VT Discovery Growth Fund -- Class IB Share is no longer available to new contract owners.

Putnam Variable Trust: Putnam VT International Equity Fund -- Class IB Shares is no longer available to new contract holders.

Salomon Brothers Variable Series Funds Inc.: Total Return Fund -- Class I is no longer available to new contract holders.

Smith Barney Investment Series: Smith Barney Dividend Strategy Portfolio is no longer available to new contract owners.

Greenwich Street Series Fund: Fundamental Value Portfolio is no longer available to new contract holders.

Travelers Series Fund Inc.: Smith Barney International All Cap Growth Portfolio is no longer available to new contract owners

Strong Variable insurance Funds, Inc.: Strong Multi Cap Value Fund II is no longer available to new contract owners.

Van Kampen Life Investment Trust: Enterprise Portfolio -- Class II Shares is no longer available to new contract holders.

                                   APPENDIX C
--------------------------------------------------------------------------------

            WAIVER OF WITHDRAWAL CHARGE FOR NURSING HOME CONFINEMENT
                    NOT AVAILABLE UNDER SECTION 457 PLANS
         NOT AVAILABLE IF OWNER IS AGE 71 OR OLDER ON THE CONTRACT DATE. PLEASE REFER TO YOUR CONTRACT FOR STATE VARIATIONS OF THIS WAIVER.

If, after the first Contract Year and before the Maturity Date, the Annuitant begins confinement in an eligible nursing home, you may surrender or make withdrawal, subject to the maximum withdrawal amount described below, without incurring a withdrawal charge. In order for the Company to waive the withdrawal charge, the withdrawal must be made during continued confinement in an eligible nursing home after the qualifying period has been satisfied, or within sixty
(60) days after such confinement ends. The qualifying period is confinement in an eligible nursing home for ninety (90) consecutive days. We will require proof of confinement in a form satisfactory to us, which may include certification by a licensed physician that such confinement is medically necessary.

An eligible nursing home is defined as an institution or special nursing unit of a hospital which:

       (a) is Medicare approved as a provider of skilled nursing care services; and

       (b) is not, other than in name only, an acute care hospital, a home for the aged, a retirement home, a rest home, a community living center, or a place mainly for the treatment of alcoholism, mental illness or drug abuse.


                                       OR

Meets all of the following standards:

       (a) is licensed as a nursing care facility by the state in which it is licensed;

       (b) is either a freestanding facility or a distinct part of another facility such as a ward, wing, unit or swing-bed of a hospital or other facility;

       (c) provides nursing care to individuals who are not able to care for themselves and who require nursing care;

       (d) provides, as a primary function, nursing care and room and board; and charges for these services;

       (e) provides care under the supervision of a licensed physician, registered nurse (RN) or licensed practical nurse (LPN);

       (f) may provide care by a licensed physical, respiratory, occupational or speech therapist; and

       (g) is not, other than in name only, an acute care hospital, a home for the aged, a retirement home, a rest home, a community living center, or a place mainly for the treatment of alcoholism, mental illness or drug abuse.

FILING A CLAIM: You must provide the Company with written notice of a claim during continued confinement after the 90-day qualifying period, or within sixty days after such confinement ends.

The maximum withdrawal amount for which we will waive the withdrawal charge is the Contract Value on the next Valuation Date following written proof of claim, less any Purchase Payments made within a one-year period before confinement in an eligible nursing home begins, less any Purchase Payments made on or after the Annuitant's 71st birthday.

We will pay any withdrawal requested under the scope of this waiver as soon as we receive proper written proof of your claim, and we will pay the withdrawal in a lump sum. You should consult with your personal tax adviser regarding the tax impact of any withdrawals taken from your Contract.

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

                                   APPENDIX D
--------------------------------------------------------------------------------

                             MARKET VALUE ADJUSTMENT

If you have selected any period certain option, you may elect to surrender a payment equal to a portion of the present value of the remaining period certain payments any time after the first Contract Year. There is a surrender charge of 5% of the amount withdrawn under this option.

For fixed Annuity Payments, we calculate the present value of the remaining period certain payments using a current interest rate. The current interest rate is the then current annual rate of return offered by Us on a new Fixed Annuity Period Certain Only annuitizations for the amount of time remaining in the certain period. If the period of time remaining is less that the minimum length of time for which we offer a new Fixed Annuity Period Certain Only annuitization, then the interest rate will be the rate of return for that minimum length of time.

The formula for calculating the Present Value is as follows:

                                      N
              Present Value = Sigma [Payments X (1/1 + iC)(t/365)
                                     s = 1

Where
--------------------------------------------------------------------------------

    iC = the interest rate described above

    n = the number of payments remaining in the Contract Owner's certain period at the time of request for this benefit

     t = number of days remaining until that payment is made, adjusting for leap years.

If you request a percentage of the total amount available, then the remaining period certain payments will be reduced by that percentage for the remainder of the certain period. After the certain period expires, any remaining payments, if applicable, will increase to the level they would have been had no liquidation taken place.


                                  ILLUSTRATION:

Amount Annuitized                 $12,589.80
Annuity Option                    Life with 10 year certain period
Annuity Payments                  $1,000 Annually -- first payment immediately

For the purposes of illustration, assume after two years (immediately preceding the third payment), you choose to receive full liquidity, and the current rate of return that we are then crediting for 8 year fixed Period Certain Only Annuitizations is 4.00%. The total amount available for liquidity is calculated as follows:


1000 + (1000/1.04) + (1000/1.04)^2 + (1000/1.04)^3 + (1000/1.04)^4 + (1000/1.04)
^5 + (1000/1.04)^6 + (1000/1.04)^7 = $7002.06

The surrender penalty is calculated as 5% of $7,002.06, or $350.10.

The net result to you after subtraction of the surrender penalty of $350.10 would be $6,651.96.

You would receive no more payments for 8 years. After 8 years, if you are still living, you will receive $1,000 annually until your death.

                       THIS PAGE INTENTIONALLY LEFT BLANK.

                                   APPENDIX E
--------------------------------------------------------------------------------

               CONTENTS OF THE STATEMENT OF ADDITIONAL INFORMATION

The Statement of Additional Information contains more specific information and financial statements relating to The Travelers Insurance Company or The Travelers Life and Annuity Company. A list of the contents of the Statement of Additional Information is set forth below:

                               The Insurance Company
                               Principal Underwriter
                               Distribution and Principal Underwriting Agreement Valuation of Assets
                               Federal Tax Considerations
                               Independent Accountants
                               Condensed Financial Information
                               Financial Statements

--------------------------------------------------------------------------------

Copies of the Statement of Additional Information dated May 2, 2005 are available without charge. To request a copy, please clip this coupon on the line above, enter your name and address in the spaces provided below, and mail to:
The Travelers Insurance Company, Annuity Investor Services, One Cityplace, 3 CP, Hartford, Connecticut 06103-3415. The Travelers Insurance Company Statement of Additional Information is printed on Form L-21256S, and The Travelers Life and Annuity Statement of Additional Information is printed on Form L-21257S.

Name:
         -----------------------------------------------------------------------
Address:
         -----------------------------------------------------------------------

         -----------------------------------------------------------------------

                       THIS PAGE INTENTIONALLY LEFT BLANK.

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ----------------------

                                    FORM 10-K

          X      ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d) OF
         ---           THE SECURITIES EXCHANGE ACT OF 1934

                   FOR THE FISCAL YEAR ENDED DECEMBER 31, 2004

                                       OR

              TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF
         ---          THE SECURITIES EXCHANGE ACT OF 1934

              FOR THE TRANSITION PERIOD FROM _________ TO _________

                             ----------------------

                         COMMISSION FILE NUMBER 33-03094

                             ----------------------

                         THE TRAVELERS INSURANCE COMPANY
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                   CONNECTICUT                         06-0566090
           (State or other jurisdiction of          (I.R.S. Employer
           incorporation or organization)          Identification No.)

                 ONE CITYPLACE, HARTFORD, CONNECTICUT   06103-3415
               (Address of principal executive offices) (Zip Code)

                                 (860) 308-1000
              (Registrant's telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:  None
Securities registered pursuant to Section 12(g) of the Act:  None

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.

                             Yes _X_         No ___

Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K is not contained herein, and will not be contained, to the best of registrant's knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K or any amendment to this Form 10-K.

                             Yes _X_         No ___

Indicate by checkmark whether the registrant is an accelerated filer (as defined in Exchange Act Rule 12b-2).

                             Yes ___         No _X_

As of the date hereof, there were outstanding 40,000,000 shares of common stock, par value $2.50 per share, of the registrant, all of which were owned by Citigroup Insurance Holding Corporation, an indirect wholly owned subsidiary of Citigroup Inc.
                            REDUCED DISCLOSURE FORMAT

The registrant meets the conditions set forth in General Instruction I(1)(a) and
(b) of Form 10-K and is therefore filing this Form with the reduced disclosure format.
DOCUMENTS INCORPORATED BY REFERENCE:  NONE

                THE TRAVELERS INSURANCE COMPANY AND SUBSIDIARIES

                                TABLE OF CONTENTS

FORM 10-K
ITEM NUMBER                          PART I                                 PAGE

    1.     Business .........................................................  2

           A.  General ......................................................  2
           B.  Business by Segment
                   Travelers Life & Annuity .................................  2
                   Primerica ................................................  4
           C.  Insurance Regulations ........................................  4

    2.     Properties .......................................................  6

    3.     Legal Proceedings ................................................  6

    4.     Submission of Matters to a Vote of Security Holders ..............  8

                                     PART II

    5.     Market for Registrant's Common Equity and Related
           Stockholder Matters ..............................................  8

    6.     Selected Financial Data ..........................................  8

    7.     Management's Discussion and Analysis of Financial Condition
           and Results of Operations ........................................  9

    7A.    Quantitative and Qualitative Disclosures About Market Risk ....... 16

    8.     Financial Statements and Supplementary Data ...................... 19

    9.     Changes in and Disagreements with Accountants on Accounting and Financial Disclosure ......................................... 67

    9A.    Controls and Procedures .......................................... 67
    9B.    Other Information ................................................ 67

                                    PART III

    10.    Directors and Executive Officers of the Registrant ............... 67

    11.    Executive Compensation ........................................... 67

    12.    Security Ownership of Certain Beneficial Owners and Management ... 67

    13.    Certain Relationships and Related Transactions ................... 67

    14.    Principal Accountant Fees and
           Services ......................................................... 67

                                     PART IV

    15.    Exhibits and Financial Statement Schedules ....................... 69
           Exhibit Index .................................................... 70
           Signatures ....................................................... 71
           Index to Financial Statements and Financial Statement Schedules .. 72

                THE TRAVELERS INSURANCE COMPANY AND SUBSIDIARIES
                           ANNUAL REPORT ON FORM 10-K

                                     PART I
                                     ------


ITEM 1.   BUSINESS.

GENERAL

The Travelers Insurance Company (TIC, together with its subsidiaries, the Company), is a wholly owned subsidiary of Citigroup Insurance Holding Corporation (CIHC), an indirect wholly owned subsidiary of Citigroup Inc. (Citigroup). Citigroup is a diversified global financial services holding company whose businesses provide a broad range of financial services to consumer and corporate customers around the world. The periodic reports of Citigroup provide additional business and financial information concerning it and its consolidated subsidiaries. TIC was incorporated in 1863.

The Company's two reportable business segments are Travelers Life & Annuity
(TLA) and Primerica. The primary insurance entities of the Company are TIC and its subsidiaries The Travelers Life and Annuity Company (TLAC), included in the TLA segment, and Primerica Life Insurance Company (Primerica Life) and its subsidiaries, Primerica Life Insurance Company of Canada, CitiLife Financial Limited (CitiLife) and National Benefit Life Insurance Company (NBL), included in the Primerica segment. The consolidated financial statements include the accounts of the insurance entities of the Company and Tribeca Citigroup Investments Ltd., among others, on a fully consolidated basis.

On January 31, 2005, Citigroup announced that it had agreed to sell its Life Insurance and Annuity businesses, including the Company, to MetLife, Inc. The transaction is subject to certain domestic and international regulatory approvals, as well as other customary conditions to closing. The Company's Primerica segment and certain other assets will remain with Citigroup. The transaction is expected to close this summer.

See Note 17 of Notes to Consolidated Financial Statements. The Company filed Form 8-K regarding this proposed transaction on February 2, 2005.

BUSINESS BY SEGMENT

TRAVELERS LIFE & ANNUITY

TLA core offerings include retail annuities, individual life insurance, corporate owned life insurance (COLI) and institutional annuity insurance products distributed by TIC and TLAC principally under the Travelers Life & Annuity name. The Company has a license from St. Paul Travelers to use the names "Travelers Life & Annuity," "The Travelers Insurance Company," "The Travelers Life and Annuity Company" and related names in connection with the Company's business. See Note 14 in the Notes to Consolidated Financial Statements. Among the range of retail annuity products offered are fixed and variable deferred annuities and payout annuities. Individual life insurance products offered include term, universal and variable life insurance. The COLI product is a variable universal life product distributed through independent specialty brokers. The institutional annuity products include institutional pensions, including guaranteed investment contracts (GICs), payout annuities, group annuities sold to employer-sponsored retirement and savings plans, structured settlements and funding agreements.

                THE TRAVELERS INSURANCE COMPANY AND SUBSIDIARIES
                           ANNUAL REPORT ON FORM 10-K


Individual fixed and variable deferred annuities are primarily used for retirement funding purposes. Variable annuities permit policyholders to direct retirement funds into a number of separate accounts, which offer differing investment options. Individual payout annuities offer a guaranteed payment stream over a specified or life-contingent period.

Retail annuity products are distributed through affiliated channels and non-affiliated channels. The affiliated channels include CitiStreet Retirement Services, a division of CitiStreet LLC, (CitiStreet), a joint venture between Citigroup and State Street Bank; Smith Barney (SB), a division of Citigroup Global Markets Inc.; Primerica Financial Services, Inc. (PFS); and Citibank. The non-affiliated channels primarily include a nationwide network of independent financial professionals and independent broker-dealers. CitiStreet is a sales organization of personal retirement planning specialists focused primarily on the qualified periodic deferred compensation marketplace. CitiStreet is the leading seller of retail annuities among the Company's affiliates and its share of total individual annuity premiums and deposits was 27% in 2004. Other affiliated retail annuities premiums and deposits in 2004 were: PFS - 17%, SB - 16% and Citibank - 9%. The non-affiliated channels accounted for 31% of individual annuity premiums and deposits.

Individual life insurance is used to meet estate, business planning and retirement needs and also to provide protection against financial loss due to death. Individual life products are primarily marketed by independent financial professionals and account for 77% of total 2004 life sales. SB and Citibank accounted for 8% and 5%, respectively, of total individual life sales for 2004.

Institutional annuity products, including fixed and variable rate GICs, which provide a guaranteed return on investment, continue to be a popular investment choice for employer-sponsored retirement and savings plans. Annuities purchased by employer-sponsored plans fulfill retirement obligations to individual employees. Payout annuities are used primarily as a pension close-out investment for companies. Structured settlements are purchased as a means of settling certain indemnity claims and making other payments to policyholders over a period of time. Funding agreement transactions offer fixed term and fixed or variable rate investment options with policyholder status to domestic and foreign institutional investors. These group annuity products are sold through direct sales and various intermediaries.

TIC is licensed to sell and market its individual products in all 50 states, the District of Columbia, Canada, Puerto Rico, Guam, the Bahamas and the U.S. and British Virgin Islands.

The Company operates Tower Square Securities, Inc., which is an introducing broker-dealer offering a full line of brokerage services. Tower Square Securities facilitates the sale of individual variable life and annuity insurance products by the independent financial professionals. Travelers Distribution LLC, a limited purpose broker-dealer, is the principal underwriter and distributor for TLA variable products.

                THE TRAVELERS INSURANCE COMPANY AND SUBSIDIARIES
                           ANNUAL REPORT ON FORM 10-K



PRIMERICA

Primerica Life and its subsidiaries, Primerica Life Insurance Company of Canada, CitiLife and NBL, are the insurance operations of the Primerica segment. Their primary product is individual term life insurance marketed through a sales force composed of approximately 106,000 representatives. A great majority of the domestic licensed sales force works on a part-time basis. NBL also provides statutory disability benefit insurance and other insurance, primarily in New York, as well as direct response student term life insurance nationwide. CitiLife was established in September 2000 to underwrite insurance in Europe. Primerica, directly or through its subsidiaries, is licensed or otherwise authorized to sell and market term life insurance in all 50 states, the District of Columbia, Puerto Rico, Guam, the U.S. Virgin Islands, Northern Mariana Islands, Canada, the United Kingdom and Spain.

INSURANCE REGULATIONS

Insurance Regulatory Information System
---------------------------------------

The National Association of Insurance Commissioners (NAIC) Insurance Regulatory Information System (IRIS) was developed to help state regulators identify companies that may require special attention. The IRIS system consists of a statistical phase and an analytical phase whereby financial examiners review annual statements and financial ratios. The statistical phase consists of 12 key financial ratios based on year-end data that are generated from the NAIC database annually; each ratio has an established "usual range" of results. These ratios assist state insurance departments in executing their statutory mandate to oversee the financial condition of insurance companies.

A ratio result falling outside the usual range of IRIS ratios is not considered a failing result; rather, unusual values are viewed as part of the regulatory early monitoring system. Furthermore, in some years, it may not be unusual for financially sound companies to have several ratios with results outside the usual ranges. An insurance company may fall out of the usual range for one or more ratios because of specific transactions that are in themselves immaterial. Generally, an insurance company will become subject to regulatory scrutiny if it falls outside the usual ranges for four or more of the ratios. TLAC had four ratios fall outside of the usual range for December 31, 2004 statutory financial statements filed on March 1, 2005. TLAC had one ratio and three ratios fall outside the usual range for December 31, 2003 and 2002, respectively. TLAC was not subject to any regulatory action by any state insurance department or the NAIC with respect to these IRIS ratios for the 2003 and 2002 statutory financial statements.

Risk-Based Capital (RBC) Requirements
-------------------------------------

In order to enhance the regulation of insurer solvency, the NAIC adopted a formula and model law to implement RBC requirements for most life and annuity insurance companies, which are designed to determine minimum capital requirements and to raise the level of protection that statutory surplus provides for policyholder obligations. For this purpose, an insurer's total adjusted capital is measured in relation to its specific asset and liability profiles. A company's risk-based capital is calculated by applying factors to various asset, premium and reserve items, where the factor is higher for those items with greater underlying risk and lower for less risky items.

                THE TRAVELERS INSURANCE COMPANY AND SUBSIDIARIES
                           ANNUAL REPORT ON FORM 10-K


The RBC formula for life insurers measures four major areas of risk:

        o   asset risk (I.E., the risk of asset default),

        o insurance risk (I.E., the risk of adverse mortality and morbidity experience),

        o interest rate risk (I.E., the risk of loss due to changes in interest rates) and

        o   business risk (I.E., normal business and management risk).

Under laws adopted by the states, insurers having less total adjusted capital than that required by the RBC calculation will be subject to varying degrees of regulatory action, depending upon the level of capital inadequacy.

The RBC law provides for four levels of regulatory action as defined by the NAIC. The extent of regulatory intervention and action increases as the level of total adjusted capital to RBC falls. The first level, the company action level, requires an insurer to submit a plan of corrective actions to the regulator if total adjusted capital falls below 200% of the RBC amount. The second level, the regulatory action level, requires an insurer to submit a plan containing corrective actions and requires the relevant insurance commissioner to perform an examination or other analysis and issue a corrective order if total adjusted capital falls below 150% of the RBC amount. The third level, the authorized control level, authorizes the relevant commissioner to take whatever regulatory actions are considered necessary to protect the best interest of the policyholders and creditors of the insurer which may include the actions necessary to cause the insurer to be placed under regulatory control, I.E., rehabilitation or liquidation, if total adjusted capital falls below 100% of the RBC amount. The fourth level, the mandatory control level, requires the relevant insurance commissioner to place the insurer under regulatory control if total adjusted capital falls below 70% of the RBC amount.

The formulas have not been designed to differentiate among adequately capitalized companies, which operate with higher levels of capital. Therefore, it is inappropriate and ineffective to use the formula to rate or rank companies. At December 31, 2004, the Company's principal domestic insurance entities all had total adjusted capital in excess of amounts requiring company action or any level of regulatory action at any prescribed RBC level.

Insurance Regulation Concerning Dividends
-----------------------------------------

TIC is domiciled in the State of Connecticut. The insurance holding company law of Connecticut requires notice to, and approval by, the State of Connecticut Insurance Department for the declaration or payment of any dividend which, together with other distributions made within the preceding twelve months, exceeds the greater of (i) 10% of the insurer's surplus or (ii) the insurer's net gain from operations for the twelve-month period ending on the preceding December 31st, in each case determined in accordance with statutory accounting practices. Such declaration or payment is further limited by adjusted unassigned funds (surplus), reduced by 25% of the change in net unrealized capital gains, as determined in accordance with statutory accounting practices. The insurance holding company laws of other states in which the Company's insurance subsidiaries are domiciled generally contain similar (although in certain instances somewhat more restrictive) limitations on the payment of dividends. A maximum of $908 million is available by the end of the year 2005 for such dividends without prior approval of the State of Connecticut Insurance Department, depending upon the amount and timing of the payments. In accordance with the Connecticut statute, TLAC, after reducing its unassigned funds (surplus) by 25% of the change in unrealized capital gains, may not pay a dividend to TIC without prior approval of the State of Connecticut Insurance Department. Primerica may pay up to $263 million to TIC in 2005 without prior approval of the Commonwealth of Massachusetts Insurance Department.

                THE TRAVELERS INSURANCE COMPANY AND SUBSIDIARIES
                           ANNUAL REPORT ON FORM 10-K


The Company's 2004 dividends were paid in the following amounts: $467.5 million on March 30; $152.5 million on June 30; and $152.5 million on September 30. Due to the timing of the payments, these dividends were considered extraordinary.

In addition to the aforementioned quarterly dividends, the Company also made a dividend consisting of all the issued and outstanding shares of The Travelers Life and Annuity Reinsurance Company (TLARC) on December 15, 2004. TLARC was valued at $250,000 and was considered to be an ordinary dividend. See Notes 4 and 13 for further discussion of TLARC.

In December 2004, the Company requested and received prior approval from the State of Connecticut Insurance Department to pay an extraordinary dividend on January 3, 2005. Under Connecticut law, the ordinary dividend limitation amount is based upon the cumulative total of all dividend payments made within the preceding twelve months. The Company's proposed dividend payment of $302.5 million payable on January 3, 2005 exceeded the ordinary dividend limitation by approximately $167 million, based on the 2005 dividend limit of $908 million. The State of Connecticut Insurance Department approved the request on December 19, 2004. TIC paid the dividend to its parent on January 3, 2005.

Code of Ethics
--------------

The Company has adopted a code of ethics for financial professionals which applies to the Company's principal executive officer and principal financial and accounting officer. The code of ethics for financial professionals has been included as an exhibit to this Form 10-K and can be found on the Citigroup website by selecting the "Corporate Governance" page.

ITEM 2.  PROPERTIES.

The Company's executive offices are located in Hartford, Connecticut. The Company moved its executive offices to One Cityplace, Hartford, Connecticut, during the first quarter of 2003. The Company occupies 373,000 square feet at this location under an operating lease that runs through October 31, 2008.

Other leasehold interests of the Company include approximately 939,000 square feet of office space in 24 locations throughout the United States.

Management believes that these facilities are suitable and adequate for the Company's current needs. See Note 10 of Notes to Consolidated Financial Statements for additional information regarding these facilities.

The preceding discussion does not include information on investment properties.

ITEM 3.  LEGAL PROCEEDINGS.

In August 1999, an amended putative class action complaint captioned LISA MACOMBER, ET AL. VS. TRAVELERS PROPERTY CASUALTY CORPORATION, ET AL. was filed in New Britain, Connecticut Superior Court against the Company, its parent corporation, certain of the Company's affiliates (collectively TLA), and the Company's former affiliate, Travelers Property Casualty Corporation. The amended complaint alleges Travelers Property Casualty Corporation purchased structured settlement annuities from the Company and spent less on the purchase of those structured settlement annuities than agreed with claimants; and that commissions paid to brokers of structured settlement annuities, including an affiliate of the Company, were paid, in part, to Travelers Property Casualty Corporation. The amended complaint was dismissed and following an appeal by plaintiff in September 2002 the Connecticut Supreme Court reversed the dismissal of several of the plaintiff's claims. On May 26, 2004, the Connecticut Superior Court certified a nationwide class action. The class action claims against TLA are

                THE TRAVELERS INSURANCE COMPANY AND SUBSIDIARIES
                           ANNUAL REPORT ON FORM 10-K


violation of the Connecticut Unfair Trade Practice Statute, unjust enrichment and civil conspiracy. On June 15, 2004, the Defendants, including TLA, appealed the Connecticut Superior Court's May 26, 2004 class certification order.

In 2003 and 2004, several issues in the mutual fund and variable insurance product industries have come under the scrutiny of federal and state regulators. Like many other companies in our industry, the Company has received a request for information from the Securities and Exchange Commission (SEC) and a subpoena from the New York Attorney General regarding market timing and late trading. During 2004 the SEC requested additional information about the Company's variable product operations on market timing, late trading and revenue sharing, and the SEC, the National Association of Securities Dealers and the New York Insurance Department have made inquiries into these issues and other matters associated with the sale and distribution of insurance products. In addition, like many insurance companies and agencies, in 2004 and 2005 the Company received inquiries from certain state Departments of Insurance regarding producer compensation and bidding practices. The Company is cooperating fully with all of these requests and is not able to predict their outcomes.

                THE TRAVELERS INSURANCE COMPANY AND SUBSIDIARIES
                           ANNUAL REPORT ON FORM 10-K


ITEM 4.  SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

Omitted pursuant to General Instruction I(2)(c) of Form 10-K.

                                     PART II

ITEM 5.  MARKET FOR REGISTRANT'S COMMON EQUITY AND RELATED SHAREHOLDER MATTERS.

The Company has 40,000,000 authorized shares of common stock, all of which are issued and outstanding as of December 31, 2004. All shares are held by an indirect subsidiary of Citigroup, and there exists no established public trading market for the common equity of the Company. The Company paid dividends to its parent of $773 million and $545 million in 2004 and 2003, respectively. See Note 8 of Notes to Consolidated Financial Statements for certain information regarding dividend restrictions.

ITEM 6.  SELECTED FINANCIAL DATA.

Omitted pursuant to General Instruction I(2)(a) of Form 10-K.

                THE TRAVELERS INSURANCE COMPANY AND SUBSIDIARIES
                           ANNUAL REPORT ON FORM 10-K


ITEM 7. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

Management's narrative analysis of the results of operations is presented in lieu of Management's Discussion and Analysis of Financial Condition and Results of Operations, pursuant to General Instruction I(2)(a) of Form 10-K.

Additional information about the Company is available on the Citigroup website at HTTP://WWW.TRAVELERSLIFE.COM by selecting the "Financial Information" page and selecting "SEC Filings."

SEGMENTS

The Travelers Insurance Company (TIC, together with its subsidiaries, the Company) is composed of two business segments, Travelers Life & Annuity (TLA) and Primerica.

CRITICAL ACCOUNTING POLICIES

The Notes to Consolidated Financial Statements contain a summary of the Company's significant accounting policies, including a discussion of recently issued accounting pronouncements. Certain of these policies are considered to be critical to the portrayal of the Company's financial condition, since they require management to make difficult, complex or subjective judgments, some of which may relate to matters that are inherently uncertain.

DEFERRED ACQUISITION COSTS

Deferred acquisition costs (DAC) represent costs that are deferred and amortized over the estimated life of the related insurance policies. DAC principally includes commissions and certain expenses related to policy issuance, underwriting and marketing, all of which vary with and are primarily related to the production of new business. The method for determining amortization of deferred acquisition costs varies by product type based upon three different accounting pronouncements: Statement of Financial Accounting Standards (SFAS) No. 60, "Accounting and Reporting by Insurance Enterprises" (SFAS 60), SFAS No. 91, "Accounting for Nonrefundable Fees and Costs Associated with Originating or Acquiring Loans and Initial Direct Costs of Leases" (SFAS 91) and SFAS No. 97, "Accounting and Reporting by Insurance Enterprises for Certain Long Duration Contracts and for Realized Gains and Losses from the Sale of Investments" (SFAS
97).

DAC for deferred annuities, both fixed and variable, and payout annuities is amortized employing a level effective yield methodology per SFAS 91 as indicated by AICPA Practice Bulletin 8, generally over 10-15 years. An amortization rate is developed using the outstanding DAC balance and projected account balances. This rate is applied to actual account balances to determine the amount of DAC amortization. The projected account balances are derived using a model that contains assumptions related to investment returns and persistency. The model rate is evaluated at least annually, and changes in underlying lapse and interest rate assumptions are to be treated retrospectively. Variances in expected equity market returns versus actual returns are treated prospectively and a new amortization pattern is developed so that the DAC balances will be amortized over the remaining estimated life of the business.

DAC for universal life and COLI is amortized in relation to estimated gross profits from surrender charges, investment, mortality, and expense margins per SFAS 97, generally over 16-25 years. Actual profits can vary from management's estimates, resulting in increases or decreases in the rate of amortization. Re-estimates of gross profits, performed at least annually, result in retrospective adjustments to earnings by a cumulative charge or credit to income.

                THE TRAVELERS INSURANCE COMPANY AND SUBSIDIARIES
                           ANNUAL REPORT ON FORM 10-K


DAC relating to traditional life, including term insurance, and health insurance is amortized in relation to anticipated premiums per SFAS 60, generally over 5-20 years. Assumptions as to the anticipated premiums are made at the date of policy issuance or acquisition and are consistently applied over the life of the policy.

All DAC is reviewed at least annually to determine if it is recoverable from future income, including investment income, and, if not recoverable, is charged to expense. All other acquisition expenses are charged to operations as incurred.

FUTURE POLICY BENEFITS

Future policy benefits represent liabilities for future insurance policy benefits for payout annuities and traditional life products and are prepared in accordance with industry standards and accounting principles generally accepted in the United States of America (GAAP). The annuity payout reserves are calculated using the mortality and interest assumptions used in the actual pricing of the benefit. Mortality assumptions are based on the Company's experience and are adjusted to reflect deviations such as substandard mortality in structured settlement benefits. The interest rates range from 1.7% to 8.7%, with a weighted average rate of 6.5% for these annuity products. Traditional life products include whole life and term insurance. Future policy benefits for traditional life products are estimated on the basis of actuarial assumptions as to mortality, persistency and interest, established at policy issue. Actuarial and interest assumptions include a margin for adverse deviation and are based on the Company's experience. Interest assumptions applicable to traditional life products range from 2.5% to 7.0%, with a weighted average of 5.3%.

INVESTMENTS IN FIXED MATURITIES

Fixed maturities, which comprise 78% and 75% of total investments at December 31, 2004 and 2003, respectively, include bonds, notes and redeemable preferred stocks. Fixed maturities, including instruments subject to securities lending agreements (see Note 3 of Notes to Consolidated Financial Statements), are classified as "available for sale" and are reported at fair value, with unrealized investment gains and losses, net of income taxes, credited or charged directly to shareholder's equity. Fair values of investments in fixed maturities are based on quoted market prices or dealer quotes. If quoted market prices are not available, discounted expected cash flows using market rates commensurate with the credit quality and maturity of the investment are used to determine fair value. Changes in assumptions could affect the fair values of fixed maturities. Impairments are realized when investment losses in value are deemed other-than-temporary. The Company conducts a rigorous review each quarter to identify and evaluate investments that have possible indications of impairment. An investment in a debt or equity security is impaired if its fair value falls below its cost and the decline is considered other-than-temporary. Factors considered in determining whether a loss is other-than-temporary include the length of time and extent to which fair value has been below cost; the financial condition and near-term prospects of the issuer; and the Company's ability and intent to hold the investment for a period of time sufficient to allow for any anticipated recovery. Changing economic conditions - global, regional, or related to specific issuers or industries - could result in other-than-temporary losses.

PREMIUMS

Premium income is reported for individual payout annuities, group close-out annuities, whole life and term insurance. The annuities premiums are recognized as revenue when collected. The life premiums are recognized as revenues when due. Premiums for contracts with a limited number of premium payments, due over a significantly shorter period than the period over which benefits are provided, are considered revenue when due. The portion of premium which is not required to provide for benefits and expenses is deferred and recognized in revenues in a constant relationship to insurance benefits in force.

                THE TRAVELERS INSURANCE COMPANY AND SUBSIDIARIES
                           ANNUAL REPORT ON FORM 10-K


CONSOLIDATED OVERVIEW

FOR THE YEARS ENDED DECEMBER 31,                        2004          2003
--------------------------------                      ------        ------
     ($ IN MILLIONS)

Revenues                                              $6,495        $6,139

Insurance benefits and interest credited               3,276         3,350

Operating expenses                                     1,136           960
                                                      ------        ------

Income before taxes                                    2,083         1,829

Income taxes                                             602           471
                                                      ------        ------

Net income                                            $1,481        $1,358
                                                      ======        ======

Net income in 2004 increased 9% from 2003, primarily attributable to increased revenues due to earnings from business volume growth and improved retained investment margins. These increases were partially offset by higher operating expenses and higher DAC amortization and lower investment yields. See the detailed description of each business segment for additional information.

TRAVELERS LIFE & ANNUITY

FOR THE YEARS ENDED DECEMBER 31,                        2004          2003
-------------------------------                       ------        ------
($ IN MILLIONS)

Revenues                                              $4,725        $4,479

Insurance benefits and interest credited               2,716         2,816

Operating expenses                                       658           505
                                                      ------        ------

Income before taxes                                    1,351         1,158

Income taxes                                             361           240
                                                      ------        ------

Net income                                            $  990        $  918
                                                      ======        ======

Net income of $990 million in 2004, which increased 8% from $918 million in 2003, was primarily attributable to earnings from higher fee revenues and net investment income (NII) from increased business volumes. These increases were partially offset by higher operating expenses, higher DAC amortization and lower investment yields, as well as a $30 million Dividends Received Deduction (DRD) tax benefit related to prior periods in 2004, versus a $50 million DRD tax benefit relating to prior periods in 2003.

TLA revenues increased to $4.7 billion in 2004, 5% higher than 2003. This increased revenue was driven by NII and fee revenue, partially offset by a decline in premiums.

TLA NII increased 10% to $3,012 million in 2004 from $2,743 million in 2003. The increase was driven by a larger invested asset base from higher business volumes and favorable equity and real estate returns.

                THE TRAVELERS INSURANCE COMPANY AND SUBSIDIARIES
                           ANNUAL REPORT ON FORM 10-K


The following table shows net written premiums and deposits by product line for each of the years ended December 31, 2004 and 2003. The majority of the annuity business and a substantial portion of the life business written by TLA are accounted for as investment contracts, with the result that the deposits collected are reported as liabilities and are not included in revenues. Deposits represent a statistic used for measuring business volumes, which management of the Company uses to manage the life insurance and annuities operations, and may not be comparable to similarly captioned measurements used by other life insurance companies.

                                                  2004                        2003
      ($ IN MILLIONS)                     Premiums   Deposits         Premiums    Deposits
                                          --------   --------         --------    --------
Retail annuities
  Fixed                                     $  --    $    582          $    --    $    535
  Variable                                     --       4,977               --       3,983
  Individual payout                            69          36               26          28
                                            -----    --------          -------    --------
Total retail annuities                         69       5,595               26       4,546
Institutional annuities                       707       7,284              908       6,494
Individual life insurance:
  Direct periodic premiums & deposits         136         865              140         686
  Single premium deposits                      --         745               --         405
  Reinsurance                                 (51)       (112)             (40)        (99)
                                            -----    --------          -------    --------
Total individual life insurance                85       1,498              100         992
Other                                          50          --               48          --
                                            -----    --------          -------    --------
         Total                              $ 911    $ 14,377          $ 1,082    $ 12,032
                                            =====    ========          =======    ========

Retail annuity deposits increased 23% in 2004 to $5.6 billion from $4.5 billion in 2003, reflecting strong variable annuity sales due to improved equity market conditions in 2004 and sales of the guaranteed minimum withdrawal benefit feature of the variable annuity product. Retail annuity account balances and benefit reserves were $37.2 billion at December 31, 2004, up from $32.9 billion at December 31, 2003. This increase reflects equity market growth in variable annuity investments of $2.3 billion in 2004 and $2.1 billion of net sales from good in-force retention.

Institutional annuities deposits (excluding the Company's employee pension plan deposits) in 2004 increased 12% to $7.3 billion from 2003, reflecting higher fixed and variable rate guaranteed investment contracts (GIC) sales. 2003 included a total of $1.0 billion fixed rate GIC sales to The Federal Home Loan Bank of Boston. Institutional annuities premiums decreased 22% to $707 million in 2004, primarily related to a one-time group close-out sale of $290 million in 2003. Group annuity account balances and benefit reserves reached $27.9 billion at December 31, 2004, an increase of $2.7 billion, or 11%, from $25.2 billion at December 31, 2003, reflecting continued strong GIC sales.

Deposits for the life insurance business increased 51% to $1.5 billion from 2003. This increase was related to an 84% increase in single premium sales and higher direct periodic deposits for individual life insurance in 2004, driven by independent agent high-end estate planning, partially offset by a 54% decrease in COLI sales. Life insurance in force was $100.8 billion at December 31, 2004 up from $89.5 billion at December 31, 2003.

During 2004, TLA expenses increased primarily due to higher DAC amortization and volume-related insurance expenses.

                THE TRAVELERS INSURANCE COMPANY AND SUBSIDIARIES
                           ANNUAL REPORT ON FORM 10-K


The amortization of capitalized DAC is a significant component of TLA expenses. TLA's recording of DAC amortization varies based upon product type. DAC for deferred annuities, both fixed and variable, and payout annuities employs a level yield methodology as described in SFAS 91. DAC for universal life (UL) and COLI is amortized in relation to estimated gross profits as described in SFAS 97, with traditional life, including term insurance and other products amortized in relation to anticipated premiums as per SFAS 60. The following is a summary of capitalized DAC by type:

                                              Deferred & Payout              Traditional Life
    ($ IN MILLIONS)                               Annuities       UL & COLI       & Other         Total
---------------------------------------------------------------------------------------------------------
Balance January 1, 2003                            $ 1,353         $   578         $ 113         $ 2,044

Commissions and expenses deferred                      340             221            22             583
Amortization expense                                  (212)            (33)          (21)           (266)
                                                   ------------------------------------------------------
Balance December 31, 2003                            1,481             766           114           2,361

Commissions and expenses deferred                      448             342            20             810
Amortization expense                                  (273)            (51)          (20)           (344)
Underlying lapse and interest rate adjustment          (17)             --            --             (17)
Pattern of estimated gross profit adjustment            --             (39)           --             (39)
                                                   ------------------------------------------------------
Balance December 31, 2004                          $ 1,639         $ 1,018         $ 114         $ 2,771
---------------------------------------------------------------------------------------------------------

DAC capitalization increased $227 million or 39% in 2004 over 2003 driven by the $121 million or 55% increase in UL and COLI, and the $108 million or 32% increase in deferred and payout annuities, which is consistent with the increase in premiums and deposits for those lines of business. The increase in amortization expense in 2004 was primarily driven by business volume growth in deferred annuities and UL, and also included a one-time adjustment for the change in pattern in the estimated gross profits on the UL business and a one-time increase in deferred annuities DAC amortization due to changes in underlying lapse and expense adjustments.

TLA OUTLOOK

TLA should benefit from growth in the aging population which is becoming more focused on the need to accumulate adequate savings for retirement, to protect these savings and to plan for the transfer of wealth to the next generation. TLA is well positioned to take advantage of the favorable long-term demographic trends through its strong financial position, widespread brand name recognition and broad array of competitive life, annuity, retirement and estate planning products sold through established distribution channels.

TLA's business is significantly affected by movements in the U.S. equity and fixed income credit markets. U.S. equity and credit market events can have both positive and negative effects on the deposit, revenue and policy retention performance of the business. A sustained weakness in the equity markets will decrease revenues and earnings in variable annuity products. Declines in credit quality of issuers will have a negative effect on earnings. The retail annuities business is interest rate and equity market sensitive. TLA's variable annuities offer products with guaranteed features that are equity market sensitive. The guaranteed minimum death benefit feature pays benefits when at the time of death of a contractholder the account value is below the guaranteed amount. Another guaranteed feature offered is a guaranteed minimum withdrawal benefit, which is considered an embedded derivative. Exposure increases with the decline in equity markets and exposure decreases with equity market growth. This creates earnings volatility because the embedded derivative is marked to market through income. TLA has entered into an alternative hedging strategy to reduce the earnings volatility.

                THE TRAVELERS INSURANCE COMPANY AND SUBSIDIARIES
                           ANNUAL REPORT ON FORM 10-K

Citigroup, the Company's ultimate parent, has agreed to sell its Life Insurance and Annuities business to MetLife, Inc. TIC and TLA are included in Citigroup's Life Insurance and Annuities business. The transaction is expected to close this summer. At that time TLA, after giving effect to certain dispositions to be effected prior to the closing, will become part of MetLife, Inc. See Note 17 of Notes to Consolidated Financial Statements.

Due to the proposed transaction, there may be a negative impact on institutional annuity sales in 2005, in particular fixed rate GICs, as potential customers assess the concentration risk associated with the combination of MetLife, Inc. and TLA.

Federal and state regulators have focused on, and continue to devote substantial attention to, the mutual fund and variable insurance product industries. As a result of publicity relating to widespread perceptions of industry abuses, there have been numerous proposals for legislative and regulatory reforms, including mutual fund governance, new disclosure requirements concerning mutual fund share classes, commission breakpoints, revenue sharing, advisory fees, market timing, late trading, portfolio pricing, annuity products, hedge funds, producer compensation and other issues. It is difficult to predict at this time whether changes resulting from new laws and regulations will affect the industries or the Company's businesses, and, if so, to what degree.

The statements above are forward-looking statements within the meaning of the Private Securities Litigation Reform Act. See "Forward-Looking Statements" on page 16.

PRIMERICA

FOR THE YEARS ENDED DECEMBER 31,                        2004          2003
--------------------------------                      ------        ------
($ IN MILLIONS)

     Revenues                                         $1,770        $1,660

     Insurance benefits                                  560           534

     Operating expenses                                  478           455
                                                      ------        ------

     Income before taxes                                 732           671

     Income taxes                                        241           231
                                                      ------        ------

     Net income                                       $  491        $  440
                                                      ======        ======

Net income increased 12% to $491 million from $440 million in 2003. The increase in net income reflects growth in life insurance in force from $503.6 billion at December 31, 2003 to $545.4 billion at December 31, 2004 and higher NII from a larger invested capital base. These were partially offset by volume-related increases in DAC amortization. Other general expense increased slightly, consistent with the increase of life insurance in-force. Mortality experience was favorable in 2004, compared to 2003, however, there was an increase in incurred claims. This increase is provided for by growth in the in-force, associated premium revenues and policyholders reserve balances.

The amortization of capitalized DAC is a significant component of Primerica's expenses. All of Primerica's DAC is associated with traditional life products. DAC is amortized in relation to anticipated premiums as per SFAS 60. Amortized DAC has remained level as a percentage of direct premiums. DAC amortization increased from $235 million in 2003 to $249 in 2004, due to growth in sales and in-force business.

                THE TRAVELERS INSURANCE COMPANY AND SUBSIDIARIES
                           ANNUAL REPORT ON FORM 10-K


The following is a summary of capitalized DAC:


                     ($ IN MILLIONS)
               ------------------------------------------------
                Balance January 1, 2003                $ 1,892

                Deferred expenses and other                377
                Amortization expense                      (235)

               ------------------------------------------------
                Balance December 31, 2003                2,034
               ------------------------------------------------

                Deferred expenses and other                393
                Amortization expense                      (249)

               ------------------------------------------------
                Balance December 31, 2004              $ 2,178
               ------------------------------------------------


EARNED PREMIUMS, NET OF REINSURANCE


FOR THE YEARS ENDED DECEMBER 31,                        2004          2003
--------------------------------                      ------        ------
($ IN MILLIONS)

     Individual term life                             $1,243        $1,179

     Other                                                72            66
                                                      ------        ------

                                                      $1,315        $1,245
                                                      ======        ======

The total face amount of term life insurance issued was $91.4 billion in 2004 compared to $82.2 billion in 2003. This increase in term life production resulted from the increase in the productivity of licensed life representatives. Life insurance in force at year-end 2004 reached $545.4 billion, up from $503.6 billion at year-end 2003, reflecting consistent in-force policy retention and higher volume of sales.

PRIMERICA OUTLOOK

Over the last few years, training programs, primarily sales and product training, have been developed and deployed to maintain high compliance standards, increase the number of producing agents and customer contacts and, ultimately, increase production levels. A continuation of these trends could positively influence future operations. This statement is a forward-looking statement within the meaning of the Private Securities Litigation Reform Act. See "Forward-Looking Statements" on page 16.

Citigroup, the Company's ultimate parent, has agreed to sell its Life Insurance and Annuities business to MetLife, Inc. TIC, Primerica's direct parent, is included in Citigroup's Life Insurance and Annuities business. Primerica and its subsidiaries, through a dividend, will remain part of Citigroup.

                THE TRAVELERS INSURANCE COMPANY AND SUBSIDIARIES
                           ANNUAL REPORT ON FORM 10-K


FUTURE APPLICATION OF ACCOUNTING STANDARDS

See Note 1 of Notes to Consolidated Financial Statements for Future Application of Accounting Standards.

FORWARD-LOOKING STATEMENTS

Certain of the statements contained herein that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act. The Company's actual results may differ materially from those included in the forward-looking statements. Forward-looking statements are typically identified by the words "believe," "expect," "anticipate," "intend," "estimate," "may increase," "may fluctuate," and similar expressions or future or conditional verbs such as "will," "should," "would," and "could." These forward-looking statements involve risks and uncertainties including, but not limited to, regulatory matters, the resolution of legal proceedings, the impact that the proposed sale to MetLife, Inc., and the transactions to be effected before that sale, may have on the Company and its prospects, the potential impact of a decline in credit quality of investments on earnings; the Company's market risk and the discussions of the Company's prospects under "Outlook" on the previous pages.

ITEM 7A.  QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

Market risk is the risk of loss arising from adverse changes in market rates and prices, such as interest rates, foreign currency exchange rates, and other relevant market rate or price changes. Market risk is directly influenced by the volatility and liquidity in the markets in which the related underlying assets are traded. The following is a discussion of the Company's primary market risk exposures and how those exposures are currently managed as of December 31, 2004.

MARKET RISK SENSITIVE INSTRUMENTS ENTERED INTO FOR PURPOSES OTHER THAN TRADING

The primary market risk to the Company's investment portfolio is interest rate risk associated with investments. The Company's exposure to equity price risk and foreign exchange risk is not significant. The Company has no direct commodity risk.

The interest rate risk taken in the investment portfolio is managed relative to the duration of the liabilities. The portfolio is differentiated by product line, with each product line's portfolio structured to meet its particular needs. Potential liquidity needs of the business are also key factors in managing the investment portfolio. The portfolio duration relative to the liabilities' duration is primarily managed through cash market transactions. For additional information regarding the Company's investment portfolio see Note 3 of Notes to Consolidated Financial Statements.

There were no significant changes in the Company's primary market risk exposures or in how those exposures are managed compared to the year ended December 31, 2003. The Company does not anticipate significant changes in the Company's primary market risk exposures or in how those exposures are managed in future reporting periods based upon what is known or expected to be in effect in future reporting periods. The statements above are forward-looking statements within the meaning of the Private Securities Litigation Reform Act. See "Forward-Looking Statements" above.

                THE TRAVELERS INSURANCE COMPANY AND SUBSIDIARIES
                           ANNUAL REPORT ON FORM 10-K


SENSITIVITY ANALYSIS

Sensitivity analysis is defined as the measurement of potential loss in future earnings, fair values or cash flows of market-sensitive instruments resulting from one or more selected hypothetical changes in interest rates and other market rates or prices over a selected time. In the Company's sensitivity analysis model, a hypothetical change in market rates is selected that is expected to reflect reasonably possible near-term changes in those rates. The term "near-term" means a period of time going forward up to one year from the date of the financial statements.
Actual results may differ from the hypothetical change in market rates assumed in this report, especially since this sensitivity analysis does not reflect the results of any actions that would be taken by the Company to mitigate such hypothetical losses in fair value.

In this sensitivity analysis model, the Company uses fair values to measure its potential loss. The sensitivity analysis model includes the following financial instruments: fixed maturities, interest-bearing non-redeemable preferred stock, mortgage loans, short-term securities, cash, investment income accrued, policy loans, contractholder funds, guaranteed separate account assets and liabilities and derivative financial instruments. In addition, certain non-financial instrument liabilities have been included in the sensitivity analysis model. These non-financial instruments include future policy benefits and policy and contract claims. The primary market risk to the Company's market-sensitive instruments is interest rate risk. The sensitivity analysis model uses a 100 basis point change in interest rates to measure the hypothetical change in fair value of financial instruments and the non-financial instruments included in the model.

For invested assets, duration modeling is used to calculate changes in fair values. Durations on invested assets are adjusted for call, put and reset features. Portfolio durations are calculated on a market value weighted basis, including accrued investment income, using trade date holdings as of December 31, 2004 and 2003. The current duration of invested assets as of December 31, 2004 is 4.6 years. The sensitivity analysis model used by the Company produces a loss in fair value of interest rate sensitive invested assets of approximately $2.4 billion and $2.2 billion based on a 100 basis point increase in interest rates as of December 31, 2004 and 2003, respectively.

Liability durations are determined consistently with the determination of liability fair values. Where fair values are determined by discounting expected cash flows, the duration is the percentage change in the fair value for a 100 basis point change in the discount rate. Where liability fair values are set equal to surrender values, option-adjusted duration techniques are used to calculate changes in fair values. The duration of liabilities as of December 31, 2004 is 5.1 years. The sensitivity analysis model used by the Company produces a decrease in fair value of interest rate sensitive insurance policy and claims reserves of approximately $1.9 billion and $1.7 billion based on a 100 basis point increase in interest rates as of December 31, 2004 and 2003, respectively. Based on the sensitivity analysis model used by the Company, the net loss in fair value of market sensitive instruments, including non-financial instrument liabilities, as a result of a 100 basis point increase in interest rates as of December 31, 2004 and 2003 is not material.

MARKET RISK SENSITIVE INSTRUMENTS ENTERED INTO FOR TRADING PURPOSES

The Company maintains a trading portfolio consisting primarily of convertible bonds and common stocks with carrying values of $1,360 million and $1,707 million as of December 31, 2004 and 2003, respectively, and $473 million and $637 million of liabilities resulting from common stocks sold not yet purchased (referred to as short sales) as of December 31, 2004 and 2003, respectively. The primary market risk to the trading portfolio is equity risk. Assets are reported as trading securities and liabilities are reported as trading securities sold not yet purchased.

                THE TRAVELERS INSURANCE COMPANY AND SUBSIDIARIES
                           ANNUAL REPORT ON FORM 10-K


The Company's primary investment strategy is convertible bond arbitrage where convertible bonds are paired with short sales of the common stocks of companies issuing the convertible bonds. These positions are established and maintained so that general changes in equity markets and interest rates should not materially impact the value of the portfolio.

TABULAR PRESENTATION

The table below provides information about the trading portfolio's financial instruments that are primarily exposed to equity price risk. This table presents the fair values of these instruments as of December 31, 2004 and 2003. Fair values are based upon quoted market prices.

($ IN MILLIONS)                             Fair value as of    Fair value as of
---------------                            December 31, 2004   December 31, 2003
                                           -----------------   -----------------
ASSETS
  Trading securities
    Convertible bond arbitrage                   $1,110             $1,447
    Other                                           250                260
                                                 ------             ------
                                                 $1,360             $1,707
                                                 ======             ======
LIABILITIES
  Trading securities sold not yet purchased
    Convertible bond arbitrage                   $  460             $  629
    Other                                            13                  8
                                                 ------             ------
                                                 $  473             $  637
                                                 ======             ======

The Company's trading portfolio investments and related liabilities are normally held for periods less than six months. Therefore, expected future cash flows for these assets and liabilities are expected to be realized in less than one year.

                THE TRAVELERS INSURANCE COMPANY AND SUBSIDIARIES


ITEM 8.  FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA


                          INDEX TO FINANCIAL STATEMENTS

                                                                            PAGE

     Report of Independent Registered Public Accounting Firm..................20

     Consolidated Financial Statements:

         Consolidated Statements of Income for
         the years ended December 31, 2004, 2003 and 2002.....................21

         Consolidated Balance Sheets - December 31, 2004 and 2003.............22

         Consolidated Statements of Changes in Shareholder's Equity
         for the years ended December 31, 2004, 2003 and 2002.................23

         Consolidated Statements of Cash Flows for
         the years ended December 31, 2004, 2003 and 2002.....................24

         Notes to Consolidated Financial Statements........................25-66

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM




The Board of Directors and Shareholder
The Travelers Insurance Company:


We have audited the accompanying consolidated balance sheets of The Travelers Insurance Company and subsidiaries as of December 31, 2004 and 2003, and the related consolidated statements of income, changes in shareholder's equity, and cash flows for each of the years in the three-year period ended December 31, 2004. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of The Travelers Insurance Company and subsidiaries as of December 31, 2004 and 2003, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 2004, in conformity with U.S. generally accepted accounting principles.

As discussed in Note 1 to the consolidated financial statements, the Company changed its methods of accounting and reporting for certain nontraditional long-duration contracts and for separate accounts in 2004, variable interest entities in 2003, and for goodwill and intangible assets in 2002.

/s/KPMG LLP

Hartford, Connecticut
March 28, 2005

                THE TRAVELERS INSURANCE COMPANY AND SUBSIDIARIES
                        CONSOLIDATED STATEMENTS OF INCOME
                                 ($ IN MILLIONS)



FOR THE YEAR ENDED DECEMBER 31,                         2004     2003      2002
                                                      ------   ------   -------

REVENUES
Premiums                                              $2,226   $2,327   $ 1,924
Net investment income                                  3,348    3,058     2,936
Realized investment gains (losses)                        16       37      (322)
Fee income                                               781      606       560
Other revenues                                           124      111       136
--------------------------------------------------------------------------------
     Total Revenues                                    6,495    6,139     5,234
--------------------------------------------------------------------------------

BENEFITS AND EXPENSES
Current and future insurance benefits                  1,971    2,102     1,711
Interest credited to contractholders                   1,305    1,248     1,220
Amortization of deferred acquisition costs               649      501       393
General and administrative expenses                      487      459       407
--------------------------------------------------------------------------------
     Total Benefits and Expenses                       4,412    4,310     3,731
--------------------------------------------------------------------------------
Income from operations before federal income taxes     2,083    1,829     1,503
--------------------------------------------------------------------------------

Federal income taxes
     Current                                             563      360       236
     Deferred                                             39      111       185
--------------------------------------------------------------------------------
     Total Federal Income Taxes                          602      471       421
--------------------------------------------------------------------------------
Net Income                                            $1,481   $1,358   $ 1,082
================================================================================


                 See Notes to Consolidated Financial Statements.

                THE TRAVELERS INSURANCE COMPANY AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                                 ($ IN MILLIONS)



AT DECEMBER 31,                                                 2004      2003
--------------------------------------------------------------------------------

ASSETS
Fixed maturities, available for sale at fair value
  (including $2,468 and $2,170 subject to securities
  lending agreements) (cost $45,314; $40,119)                 $ 47,715   $42,323
Equity securities, at fair value (cost $322; $323)                 367       362
Mortgage loans                                                   2,124     1,886
Policy loans                                                     1,121     1,135
Short-term securities                                            3,731     3,603
Trading securities, at fair value                                1,360     1,707
Other invested assets                                            5,005     5,188
--------------------------------------------------------------------------------
     Total Investments                                          61,423    56,204
--------------------------------------------------------------------------------

Cash                                                               246       149
Investment income accrued                                          606       567
Premium balances receivable                                        177       165
Reinsurance recoverables                                         4,667     4,470
Deferred acquisition costs                                       4,949     4,395
Separate and variable accounts                                  31,327    26,972
Other assets                                                     2,448     2,426
--------------------------------------------------------------------------------
     Total Assets                                             $105,843   $95,348
--------------------------------------------------------------------------------

LIABILITIES
Contractholder funds                                          $ 34,101   $30,252
Future policy benefits and claims                               16,808    15,964
Separate and variable accounts                                  31,327    26,972
Deferred federal income taxes                                    2,220     2,030
Trading securities sold not yet purchased, at fair value           473       637
Other liabilities                                                6,609     6,136
--------------------------------------------------------------------------------
     Total Liabilities                                          91,538    81,991
--------------------------------------------------------------------------------

SHAREHOLDER'S EQUITY
Common stock, par value $2.50; 40 million shares
  authorized, issued and outstanding
                                                                   100       100
Additional paid-in capital                                       5,449     5,446
Retained earnings                                                7,159     6,451
Accumulated other changes in equity from nonowner sources        1,597     1,360
--------------------------------------------------------------------------------
     Total Shareholder's Equity                                 14,305    13,357
--------------------------------------------------------------------------------

     Total Liabilities and Shareholder's Equity               $105,843   $95,348
================================================================================


                 See Notes to Consolidated Financial Statements.

                      THE TRAVELERS INSURANCE COMPANY AND SUBSIDIARIES
                 CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDER'S EQUITY
                                       ($ IN MILLIONS)

                                                 FOR THE YEAR ENDED DECEMBER 31,
--------------------------------------------------------------------------------
COMMON STOCK                                         2004       2003       2002
--------------------------------------------------------------------------------
Balance, beginning of year                        $   100    $   100    $   100
Changes in common stock                                --         --         --
--------------------------------------------------------------------------------
Balance, end of year                              $   100    $   100    $   100
================================================================================

--------------------------------------------------------------------------------
ADDITIONAL PAID-IN CAPITAL
--------------------------------------------------------------------------------
Balance, beginning of year                        $ 5,446    $ 5,443    $ 3,864
Stock option tax benefit (expense)                      3          3        (17)
Capital contributed by parent                          --         --      1,596
--------------------------------------------------------------------------------
Balance, end of year                              $ 5,449    $ 5,446    $ 5,443
================================================================================

--------------------------------------------------------------------------------
RETAINED EARNINGS
--------------------------------------------------------------------------------

Balance, beginning of year                        $ 6,451    $ 5,638    $ 5,142
Net income                                          1,481      1,358      1,082
Dividends to parent                                  (773)      (545)      (586)
--------------------------------------------------------------------------------
Balance, end of year                              $ 7,159    $ 6,451    $ 5,638
================================================================================

--------------------------------------------------------------------------------
ACCUMULATED OTHER CHANGES
IN EQUITY FROM NONOWNER SOURCES
--------------------------------------------------------------------------------

Balance, beginning of year                        $ 1,360    $   454    $    74
Unrealized gains, net of tax                          138        817        452
Foreign currency translation, net of tax                1          4          3
Derivative instrument hedging activity
  gains (losses), net of tax                           98         85        (75)
--------------------------------------------------------------------------------
Balance, end of year                              $ 1,597    $ 1,360    $   454
================================================================================

--------------------------------------------------------------------------------
SUMMARY OF CHANGES IN EQUITY
FROM NONOWNER SOURCES
--------------------------------------------------------------------------------

Net income                                        $ 1,481    $ 1,358    $ 1,082
Other changes in equity from nonowner sources         237        906        380
--------------------------------------------------------------------------------
Total changes in equity from nonowner sources     $ 1,718    $ 2,264    $ 1,462
================================================================================

--------------------------------------------------------------------------------
TOTAL SHAREHOLDER'S EQUITY
--------------------------------------------------------------------------------
Changes in total shareholder's equity             $   948    $ 1,722    $ 2,455
Balance, beginning of year                         13,357     11,635      9,180
--------------------------------------------------------------------------------
Balance, end of year                              $14,305    $13,357    $11,635
================================================================================


                 See Notes to Consolidated Financial Statements.

                THE TRAVELERS INSURANCE COMPANY AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                           INCREASE (DECREASE) IN CASH
                                 ($ IN MILLIONS)



FOR THE YEAR ENDED DECEMBER 31,                     2004       2003       2002
--------------------------------------------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES
   Premiums collected                             $ 2,218    $ 2,335    $ 1,917
   Net investment income received                   3,228      2,787      2,741
   Other revenues received                            901        335        384
   Benefits and claims paid                        (1,367)    (1,270)    (1,218)
   Interest paid to contractholders                (1,294)    (1,226)    (1,220)
   Operating expenses paid                         (1,646)    (1,375)    (1,310)
   Income taxes paid                                 (262)      (456)      (197)
   Trading account investments (purchases),
      sales, net                                      226       (232)        76
   Other                                             (479)       (84)      (105)
--------------------------------------------------------------------------------
      Net Cash Provided by Operating Activities     1,525        814      1,068
--------------------------------------------------------------------------------

CASH FLOWS FROM INVESTING ACTIVITIES
   Proceeds from maturities of investments
      Fixed maturities                              6,833      7,446      4,459
      Mortgage loans                                  655        358        374
   Proceeds from sales of investments
      Fixed maturities                              7,796     15,078     15,472
      Equity securities                                78        124        212
      Mortgage loans                                   52         --         --
      Real estate held for sale                        55          5         26
   Purchases of investments
      Fixed maturities                            (19,164)   (26,766)   (23,623)
      Equity securities                              (157)      (144)      (134)
      Mortgage loans                                 (944)      (317)      (355)
   Policy loans, net                                   14         34         39
   Short-term securities (purchases) sales, net      (116)       814     (1,320)
   Other investments (purchases) sales, net            50        108        (69)
   Securities transactions in course of
      settlement, net                                 699       (618)       529
--------------------------------------------------------------------------------
   Net Cash Used in Investing Activities           (4,149)    (3,878)    (4,390)
--------------------------------------------------------------------------------

CASH FLOWS FROM FINANCING ACTIVITIES
   Contractholder fund deposits                     9,619      8,326      8,505
   Contractholder fund withdrawals                 (6,125)    (4,754)    (4,729)
   Capital contribution by parent                      --         --        172
   Dividends to parent company                       (773)      (545)      (586)
--------------------------------------------------------------------------------
      Net Cash Provided by Financing Activities     2,721      3,027      3,362
--------------------------------------------------------------------------------
Net increase (decrease) in cash                        97        (37)        40
Cash at December 31, previous year                    149        186        146
--------------------------------------------------------------------------------
Cash at December 31, current year                 $   246    $   149    $   186
================================================================================


                 See Notes to Consolidated Financial Statements.

                THE TRAVELERS INSURANCE COMPANY AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Significant accounting policies used in the preparation of the accompanying financial statements follow.

BASIS OF PRESENTATION

The Travelers Insurance Company (TIC, together with its subsidiaries, the Company), is a wholly owned subsidiary of Citigroup Insurance Holding Corporation (CIHC), an indirect wholly owned subsidiary of Citigroup Inc. (Citigroup), a diversified global financial services holding company whose businesses provide a broad range of financial services to consumer and corporate customers around the world. The consolidated financial statements include the accounts of the Company and its insurance and non-insurance subsidiaries on a fully consolidated basis. The primary insurance entities of the Company are TIC and its subsidiaries, The Travelers Life and Annuity Company (TLAC), Primerica Life Insurance Company (Primerica Life), and its subsidiaries, Primerica Life Insurance Company of Canada, CitiLife Financial Limited (CitiLife) and National Benefit Life Insurance Company (NBL). Significant intercompany transactions and balances have been eliminated. The Company consolidates entities deemed to be variable interest entities when the Company is determined to be the primary beneficiary under Financial Accounting Standards Board (FASB) Interpretation No. 46, "Consolidation of Variable Interest Entities" (FIN 46).

On January 31, 2005, Citigroup announced its intention to sell its Life Insurance and Annuities business, which includes TIC, TLAC and certain other businesses, to MetLife, Inc. Primerica Life and its subsidiaries will remain part of Citigroup. See Note 17.

The financial statements and accompanying footnotes of the Company are prepared in conformity with U.S. generally accepted accounting principles (GAAP). The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and benefits and expenses during the reporting period. Actual results could differ from those estimates.

Certain prior year amounts have been reclassified to conform to the 2004 presentation.

ACCOUNTING CHANGES

ACCOUNTING AND REPORTING BY INSURANCE ENTERPRISES FOR CERTAIN NONTRADITIONAL LONG-DURATION CONTRACTS AND FOR SEPARATE ACCOUNTS

On January 1, 2004, the Company adopted the Accounting Standards Executive Committee of the American Institute of Certified Public Accountants Statement of Position 03-1, "Accounting and Reporting by Insurance Enterprises for Certain Nontraditional Long-Duration Contracts and for Separate Accounts" (SOP 03-1). The main components of SOP 03-1 provide guidance on accounting and reporting by insurance enterprises for separate account presentation, accounting for an insurer's interest in a separate account, transfers to a separate account, valuation of certain liabilities, contracts with death or other benefit features, contracts that provide annuitization benefits, and sales inducements to contract holders.

                THE TRAVELERS INSURANCE COMPANY AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (CONTINUED)


The following summarizes the more significant aspects of the Company's adoption of SOP 03-1:

SEPARATE ACCOUNT PRESENTATION. SOP 03-1 requires separate account products to meet certain criteria in order to be treated as separate account products. For products not meeting the specified criteria, these assets and liabilities are included in the reporting entities' general account.

The Company's adoption of SOP 03-1 resulted in the consolidation on the Company's balance sheet of approximately $500 million of investments previously held in separate and variable account assets and approximately $500 million of contractholder funds previously held in separate and variable account liabilities.

VARIABLE ANNUITY CONTRACTS WITH GUARANTEED MINIMUM DEATH BENEFIT FEATURES. For variable annuity contracts with guaranteed minimum death benefit (GMDB) features, SOP 03-1 requires the reporting entity to categorize the contract as either an insurance or investment contract based upon the significance of mortality or morbidity risk. SOP 03-1 provides explicit guidance for calculating a reserve for insurance contracts, and provides that the reporting entity does not hold reserves for investment contracts (i.e., there is no significant mortality risk).

The Company determined that the mortality risk on its GMDB features was not a significant component of the overall variable annuity product, and accordingly continued to classify these products as investment contracts. Prior to the adoption of SOP 03-1, the Company held a reserve of approximately $8 million to cover potential GMDB exposure. This reserve was released during the first quarter of 2004 as part of the implementation of SOP 03-1.

RESERVING FOR UNIVERSAL LIFE AND VARIABLE UNIVERSAL LIFE CONTRACTS. SOP 03-1 requires that a reserve, in addition to the account balance, be established for certain insurance benefit features provided under universal life (UL) and variable universal life (VUL) products if the amounts assessed against the contract holder each period for the insurance benefit feature are assessed in a manner that is expected to result in profits in earlier years and losses in subsequent years from the insurance benefit function.

The Company's UL and VUL products were reviewed to determine if an additional reserve is required under SOP 03-1. The Company determined that SOP 03-1 applied to some of its UL and VUL contracts with these features and established an additional reserve of approximately $1 million.

SALES INDUCEMENTS TO CONTRACT HOLDERS. SOP 03-1 provides, prospectively, that sales inducements provided to contract holders meeting certain criteria are capitalized and amortized over the expected life of the contract as a component of benefit expense. During 2004, the Company capitalized sales inducements of approximately $50.6 million in accordance with SOP 03-1. These inducements relate to bonuses on certain products offered by the Company. For 2004, amortization of these capitalized amounts was insignificant.

CONSOLIDATION OF VARIABLE INTEREST ENTITIES

On January 1, 2004, the Company adopted Financial Accounting Standards Board
(FASB) Interpretation No. 46, "Consolidation of Variable Interest Entities (revised December 2003)," (FIN 46-R), which includes substantial changes from the original FIN 46. Included in these changes, the calculation of expected losses and expected residual returns has been altered to reduce the impact of decision maker and guarantor fees in the calculation of expected residual returns and expected losses. In addition, the definition of a variable interest has been changed in the revised guidance. FIN 46 and FIN 46-R change the method of determining

                THE TRAVELERS INSURANCE COMPANY AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (CONTINUED)


whether certain entities should be included in the Company's consolidated financial statements. The Company has evaluated the impact of applying FIN 46-R to existing VIEs in which it has variable interests. The effect of adopting FIN 46-R on the Company's consolidated balance sheet is immaterial. See Note 3.

An entity is subject to FIN 46 and FIN 46-R and is called a variable interest entity (VIE) if it has (1) equity that is insufficient to permit the entity to finance its activities without additional subordinated financial support from other parties, or (2) equity investors that cannot make significant decisions about the entity's operations or that do not absorb the expected losses or receive the expected returns of the entity. All other entities are evaluated for consolidation under Statement of Financial Accounting Standards (SFAS) No. 94, "Consolidation of All Majority-Owned Subsidiaries" (SFAS 94). A VIE is consolidated by its primary beneficiary, which is the party involved with the VIE that has a majority of the expected losses or a majority of the expected residual returns or both.

For any VIEs that must be consolidated under FIN 46 that were created before February 1, 2003, the assets, liabilities, and noncontrolling interests of the VIE are initially measured at their carrying amounts with any difference between the net amount added to the balance sheet and any previously recognized interest being recognized as the cumulative effect of an accounting change. If determining the carrying amounts is not practicable, fair value at the date FIN 46 first applies may be used to measure the assets, liabilities, and noncontrolling interests of the VIE. In October 2003, the FASB announced that the effective date of FIN 46 was deferred from July 1, 2003 to periods ending after December 15, 2003 for VIEs created prior to February 1, 2003. TIC elected to implement the provisions of FIN 46 in the 2003 third quarter, resulting in the consolidation of VIEs increasing both total assets and total liabilities by approximately $407 million. The implementation of FIN 46 encompassed a review of numerous entities to determine the impact of adoption and considerable judgment was used in evaluating whether or not a VIE should be consolidated.

DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES

In April 2003, the FASB issued SFAS No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities" (SFAS 149). SFAS 149 amends and clarifies accounting for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities under SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." In particular, this Statement clarifies under what circumstances a contract with an initial net investment meets the characteristic of a derivative and when a derivative contains a financing component that warrants special reporting in the statement of cash flows. This Statement is generally effective for contracts entered into or modified after June 30, 2003 and did not have a significant impact on the Company's consolidated financial statements.

COSTS ASSOCIATED WITH EXIT OR DISPOSAL ACTIVITIES

On January 1, 2003, the Company adopted SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities" (SFAS 146). SFAS 146 requires that a liability for costs associated with exit or disposal activities, other than in a business combination, be recognized when the liability is incurred. Previous generally accepted accounting principles provided for the recognition of such costs at the date of management's commitment to an exit plan. In addition, SFAS 146 requires that the liability be measured at fair value and be adjusted for changes in estimated cash flows. The provisions of the new standard are effective for exit or disposal activities initiated after December 31, 2002. The adoption of SFAS 146 did not affect the Company's consolidated financial statements.

                THE TRAVELERS INSURANCE COMPANY AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (CONTINUED)


STOCK-BASED COMPENSATION

On January 1, 2003, the Company adopted the fair value recognition provisions of SFAS No. 123, "Accounting for Stock-Based Compensation" (SFAS 123), prospectively for all awards granted, modified, or settled after December 31, 2002. The prospective method is one of the adoption methods provided for under SFAS No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure," issued in December 2002. SFAS 123 requires that compensation cost for all stock awards be calculated and recognized over the service period (generally equal to the vesting period). This compensation cost is determined using option pricing models, intended to estimate the fair value of the awards at the grant date. Similar to Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" (APB 25), the alternative method of accounting, an offsetting increase to stockholders' equity under SFAS 123 is recorded equal to the amount of compensation expense charged. During the 2004 first quarter, the Company changed its option valuation from the Black-Scholes model to the Binomial Method. The impact of this change was immaterial.

Had the Company applied SFAS 123 prior to 2003 in accounting for Citigroup stock options, net income would have been the pro forma amounts indicated below:

--------------------------------------------------------------------------------
YEAR ENDED DECEMBER 31,                             2004       2003      2002
($ IN MILLIONS)
--------------------------------------------------------------------------------
Compensation expense related to    As reported        $2         $2        $--
stock option plans, net of tax     Pro forma           5          7          9
--------------------------------------------------------------------------------
Net income                         As reported    $1,481     $1,358     $1,082
                                   Pro forma       1,478      1,353      1,073
--------------------------------------------------------------------------------

BUSINESS COMBINATIONS, GOODWILL AND OTHER INTANGIBLE ASSETS

Effective January 1, 2002, the Company adopted the FASB SFAS No. 141, "Business Combinations" (SFAS 141) and No. 142, "Goodwill and Other Intangible Assets" (SFAS 142). These standards change the accounting for business combinations by, among other things, prohibiting the prospective use of pooling-of-interests accounting and requiring companies to stop amortizing goodwill and certain intangible assets with an indefinite useful life created by business combinations accounted for using the purchase method of accounting. Instead, goodwill and intangible assets deemed to have an indefinite useful life will be subject to an annual review for impairment. Other intangible assets that are not deemed to have an indefinite useful life will continue to be amortized over their useful lives. See Note 5.

FUTURE APPLICATION OF ACCOUNTING STANDARDS

OTHER-THAN-TEMPORARY IMPAIRMENTS OF CERTAIN INVESTMENTS

On September 30, 2004, the FASB voted unanimously to delay the effective date of Emerging Issues Task Force (EITF) No. 03-1, "The Meaning of Other-Than-Temporary Impairment and its Application to Certain Investments" (EITF 03-1). The delay applies to both debt and equity securities and specifically applies to impairments caused by interest rate and sector spreads. In addition, the provisions of EITF 03-1 that have been delayed relate to the requirements that a company declare its intent to hold the security to recovery and designate a recovery period in order to avoid recognizing an other-than-temporary impairment charge through earnings.

                THE TRAVELERS INSURANCE COMPANY AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (CONTINUED)

The FASB will be issuing implementation guidance related to this topic. Once issued, the Company will evaluate the impact of adopting EITF 03-1. The disclosures required by EITF 03-1 are included in Note 3 to the Consolidated Financial Statements.

STOCK-BASED COMPENSATION

In December 2004, the FASB issued SFAS No. 123 (Revised 2004), "Share-Based Payment" (SFAS 123-R), which replaces the existing SFAS 123 and supersedes APB
25. SFAS 123-R requires companies to measure and record compensation expense for stock options and other share-based payment based on the instruments' fair value. SFAS 123-R is effective for interim and annual reporting periods beginning after June 15, 2005. The Company will adopt SFAS 123-R on July 1, 2005 by using a modified prospective approach. For unvested stock-based awards granted before January 1, 2003 (APB 25 awards), the Company will expense the fair value of the awards as at the grant date over the remaining vesting period. The impact of recognizing compensation expense for the unvested APB 25 awards will be immaterial in the third and fourth quarters of 2005. In addition, the amount of additional compensation expense that will be disclosed as the impact in the first and second quarters of 2005, as if the standard had been adopted as of January 1, 2005, but will not be recognized in earnings, will be immaterial. The Company continues to evaluate other aspects of adopting SFAS 123-R.

ACCOUNTING POLICIES

INVESTMENTS

Fixed maturities include bonds, notes and redeemable preferred stocks. Fixed maturities, including instruments subject to securities lending agreements (see
Note 3), are classified as "available for sale" and are reported at fair value, with unrealized investment gains and losses, net of income taxes, credited or charged directly to shareholder's equity. Fair values of investments in fixed maturities are based on quoted market prices or dealer quotes. If quoted market prices are not available, discounted expected cash flows using market rates commensurate with the credit quality and maturity of the investment are used to determine fair value. Impairments are realized when investment losses in value are deemed other-than-temporary. The Company conducts a rigorous review each quarter to identify and evaluate investments that have possible indications of impairment. An investment in a debt or equity security is impaired if its fair value falls below its cost and the decline is considered other-than-temporary. Factors considered in determining whether a loss is other-than-temporary include the length of time and extent to which fair value has been below cost; the financial condition and near-term prospects of the issuer; and the Company's ability and intent to hold the investment for a period of time sufficient to allow for any anticipated recovery. Changing economic conditions - global, regional, or related to specific issuers or industries - could result in other-than-temporary losses.

Also included in fixed maturities are loan-backed and structured securities (including beneficial interests in securitized financial assets). Beneficial interests in securitized financial assets that are rated "A" and below are accounted for under the prospective method in accordance with EITF 99-20. Under the prospective method of accounting, the investments effective yield is based upon projected future cash flows. All other loan-backed and structured securities are amortized using the retrospective method. The effective yield used to determine amortization is calculated based upon actual and projected future cash flows.

Equity securities, which include common and non-redeemable preferred stocks, are classified as "available for sale" and carried at fair value based primarily on quoted market prices. Changes in fair values of equity securities are charged or credited directly to shareholder's equity, net of income taxes.

                THE TRAVELERS INSURANCE COMPANY AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (CONTINUED)

Mortgage loans are carried at amortized cost. A mortgage loan is considered impaired when it is probable that the Company will be unable to collect principal and interest amounts due. For mortgage loans that are determined to be impaired, a reserve is established for the difference between the amortized cost and fair market value of the underlying collateral. Cash received on impaired loans is reported as income. In estimating fair value, the Company uses interest rates reflecting the higher returns required in the current real estate financing market.

Policy loans are carried at the amount of the unpaid balances that are not in excess of the net cash surrender values of the related insurance policies. The carrying value of policy loans, which have no defined maturities, is considered to be fair value.

Short-term securities, consisting primarily of money market instruments and other debt issues purchased with a maturity of less than one year, are carried at amortized cost, which approximates fair value.

Cash includes certificates of deposits and other time deposits with original maturities of less than 90 days.

Trading securities and related liabilities are normally held for periods less than six months. These investments are marked to market with the change recognized in net investment income during the current period.

Other invested assets include limited partnership and limited liability company interests in investment funds and real estate joint ventures accounted for on the equity method of accounting. Undistributed income is reported in net investment income. Also included in other invested assets is real estate held for sale, which is carried at the lower of cost or fair value less estimated cost to sell. Fair value of foreclosed properties is established at the time of foreclosure by internal analysis or external appraisers, using discounted cash flow analyses and other accepted techniques. Thereafter, an impairment for losses on real estate held for sale is established if the carrying value of the property exceeds its current fair value less estimated costs to sell. Also included in other invested assets is an investment in Citigroup Preferred Stock, which is recorded at cost. See Notes 13 and 17.

Accrual of investment income is suspended on fixed maturities or mortgage loans that are in default, or on which it is likely that future payments will not be made as scheduled. Interest income on investments in default is recognized only as payment is received.

DERIVATIVE FINANCIAL INSTRUMENTS

The Company uses derivative financial instruments, including financial futures contracts, swaps, interest rate caps, options and forward contracts, as a means of hedging exposure to interest rate changes, equity price changes, credit and foreign currency risk. The Company also uses derivative financial instruments to enhance portfolio income and replicate cash market investments. The Company, through Tribeca Citigroup Investments Ltd., holds and issues derivative instruments in conjunction with investment strategies designed to enhance portfolio returns. (See Note 11 for a more detailed description of the Company's derivative use.) Derivative financial instruments in a gain position are reported in the consolidated balance sheet in other assets, derivative financial instruments in a loss position are reported in the consolidated balance sheet in other liabilities and derivatives purchased to offset embedded derivatives on variable annuity contracts are reported in other invested assets.

                THE TRAVELERS INSURANCE COMPANY AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (CONTINUED)


To qualify for hedge accounting, the hedge relationship is designated and formally documented at inception detailing the particular risk management objective and strategy for the hedge. This documentation includes the item and risk that is being hedged, the derivative that is being used, as well as how effectiveness is being assessed.

A derivative must be highly effective in accomplishing the objective of offsetting either changes in fair value or cash flows for the risk being hedged.

For fair value hedges, in which derivatives hedge the fair value of assets and liabilities, changes in the fair value of derivatives are reflected in realized investment gains and losses, together with changes in the fair value of the related hedged item. The Company primarily hedges available-for-sale securities.

For cash flow hedges, the accounting treatment depends on the effectiveness of the hedge. To the extent that derivatives are effective in offsetting the variability of the hedged cash flows, changes in the derivatives' fair value will be reported in accumulated other changes in equity from nonowner sources in shareholder's equity. These changes in fair value will be included in earnings of future periods when earnings are also affected by the variability of the hedged cash flows. To the extent these derivatives are not effective, the ineffective portion of the change in fair value is immediately included in realized investment gains and losses.

For net investment hedges, in which derivatives hedge the foreign currency exposure of a net investment in a foreign operation, the accounting treatment will similarly depend on the effectiveness of the hedge. The effective portion of the change in fair value of the derivative, including any premium or discount, is reflected in the accumulated other changes in equity from nonowner sources as part of the foreign currency translation adjustment in shareholder's equity. The ineffective portion is reflected in realized investment gains and losses.

The effectiveness of these hedging relationships is evaluated on a retrospective and prospective basis using quantitative measures of effectiveness. If a hedge relationship is found to be ineffective, it no longer qualifies for hedge accounting and any gains or losses attributable to such ineffectiveness as well as subsequent changes in fair value are recognized in realized investment gains and losses.

For those fair value and cash flow hedge relationships that are terminated, hedge designations removed, or forecasted transactions that are no longer expected to occur, the hedge accounting treatment described in the paragraphs above will no longer apply. For fair value hedges, any changes to the hedged item remain as part of the basis of the asset or liability and are ultimately reflected as an element of the yield. For cash flow hedges, any changes in fair value of the derivative remains in the accumulated other changes in equity from nonowner sources in shareholder's equity and are included in earnings of future periods when earnings are also affected by the variability of the hedged cash flow. If the hedged relationship is discontinued because a forecasted transaction will not occur when scheduled, the accumulated changes in fair value of the derivative recorded in shareholder's equity are immediately reflected in realized investment gains and losses.

The Company enters into derivative contracts that are economic hedges but do not qualify or are not designated as hedges for accounting purposes. These derivative contracts are carried at fair value, with changes in value reflected in realized investment gains and losses.

                THE TRAVELERS INSURANCE COMPANY AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (CONTINUED)


FINANCIAL INSTRUMENTS WITH EMBEDDED DERIVATIVES

The Company bifurcates an embedded derivative from the host contract where the economic characteristics and risks of the embedded instrument are not clearly and closely related to the economic characteristics and risks of the host contract, the entire instrument would not otherwise be remeasured at fair value and a separate instrument with the same terms of the embedded instrument would meet the definition of a derivative under SFAS 133.

The Company purchases investments that have embedded derivatives, primarily convertible debt securities. These embedded derivatives are carried at fair value with changes in value reflected in realized investment gains and losses. Derivatives embedded in convertible debt securities are classified in the consolidated balance sheet as fixed maturity securities, consistent with the host instruments.

The Company markets certain investment contracts that have embedded derivatives, primarily variable annuity contracts. These embedded derivatives are carried at fair value, with changes in value reflected in realized investment gains and losses. Derivatives embedded in variable annuity contracts are classified in the consolidated balance sheet as future policy benefits and claims.

The Company may enter into derivative contracts to hedge the exposures represented by these embedded derivatives. These are economic hedges, however they do not qualify for hedge accounting. These derivatives are carried at fair value, with the changes in value reflected in realized gains and losses.

INVESTMENT GAINS AND LOSSES

Realized investment gains and losses are included as a component of pre-tax revenues based upon specific identification of the investments sold on the trade date. Realized gains and losses also result from fair value changes in derivative contracts that do not qualify, or are not designated, as hedging instruments, and the application of fair value hedges under SFAS 133. Impairments are recognized as realized losses when investment losses in value are deemed other-than-temporary. The Company conducts regular reviews to assess whether other-than-temporary losses exist. Also included in pre-tax revenues are gains and losses arising from the remeasurement of the local currency value of foreign investments to U.S. dollars, the functional currency of the Company. The foreign exchange effects of Canadian operations are included in unrealized gains and losses.

DEFERRED ACQUISITION COSTS

Deferred acquisition costs (DAC) represent costs that are deferred and amortized over the estimated life of the related insurance policies. DAC principally includes commissions and certain expenses related to policy issuance, underwriting and marketing, all of which vary with and are primarily related to the production of new business. The method for determining amortization of deferred acquisition costs varies by product type based upon three different accounting pronouncements: SFAS No. 60, "Accounting and Reporting by Insurance Enterprises" (SFAS 60), SFAS No. 91, "Accounting for Nonrefundable Fees and Costs Associated with Originating or Acquiring Loans and Initial Direct Costs of Leases" (SFAS 91) and SFAS No. 97, "Accounting and Reporting by Insurance Enterprises for Certain Long Duration Contracts and for Realized Gains and Losses from the Sale of Investments" (SFAS 97).

DAC for deferred annuities, both fixed and variable, and payout annuities is amortized employing a level effective yield methodology per SFAS 91 as indicated by AICPA Practice Bulletin 8, generally over 10-15

                THE TRAVELERS INSURANCE COMPANY AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (CONTINUED)

years. An amortization rate is developed using the outstanding DAC balance and projected account balances and is applied to actual account balances to determine the amount of DAC amortization. The projected account balances are derived using a model that contains assumptions related to investment returns and persistency. The model rate is evaluated at least annually, and changes in underlying lapse and interest rate assumptions are to be treated retrospectively. Variances in expected equity market returns versus actual returns are treated prospectively and a new amortization pattern is developed so that the DAC balances will be amortized over the remaining estimated life of the business.

DAC for universal life and COLI is amortized in relation to estimated gross profits from surrender charges, investment, mortality, and expense margins per SFAS 97, generally over 16-25 years. Actual profits can vary from management's estimates, resulting in increases or decreases in the rate of amortization. Re-estimates of gross profits, performed at least annually, result in retrospective adjustments to earnings by a cumulative charge or credit to income.

DAC relating to traditional life, including term insurance, and health insurance is amortized in relation to anticipated premiums per SFAS 60, generally over 5-20 years. Assumptions as to the anticipated premiums are made at the date of policy issuance or acquisition and are consistently applied over the life of the policy.

All DAC is reviewed at least annually to determine if it is recoverable from future income, including investment income, and if not recoverable, is charged to expenses. All other acquisition expenses are charged to operations as incurred. See Note 5.

VALUE OF INSURANCE IN FORCE

The value of insurance in force is an asset that represents the actuarially determined present value of anticipated profits to be realized from life insurance and annuities contracts at the date of acquisition using the same assumptions that were used for computing related liabilities where appropriate. The value of insurance in force was the actuarially determined present value of the projected future profits discounted at interest rates ranging from 14% to 18%. Traditional life insurance is amortized in relation to anticipated premiums; universal life is amortized in relation to estimated gross profits; and annuity contracts are amortized employing a level yield method. The value of insurance in force, which is included in other assets, is reviewed periodically for recoverability to determine if any adjustment is required. Adjustments, if any, are charged to income. See Note 5.

SEPARATE AND VARIABLE ACCOUNTS

Separate and variable accounts primarily represent funds for which investment income and investment gains and losses accrue directly to, and investment risk is borne by, the contractholders. Each account has specific investment objectives. The assets of each account are legally segregated and are not subject to claims that arise out of any other business of the Company. The assets of these accounts are carried at fair value.

Amounts assessed to the separate account contractholders for management services are included in revenues. Deposits, net investment income and realized investment gains and losses for these accounts are excluded from revenues, and related liability increases are excluded from benefits and expenses.

VARIABLE ANNUITY CONTRACTS WITH GUARANTEED MINIMUM DEATH BENEFIT FEATURES. For variable annuity contracts with GMDB features, SOP 03-1 requires the reporting entity to categorize the contract as either an insurance or investment contract based upon the significance of mortality or morbidity risk. SOP 03-1

                THE TRAVELERS INSURANCE COMPANY AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (CONTINUED)


provides explicit guidance for calculating a reserve for insurance contracts, and provides that the reporting entity does not hold reserves for investment contracts (i.e., there is no significant mortality risk).

The Company determined that the mortality risk on its GMDB features was not a significant component of the overall variable annuity product, and accordingly continued to classify these products as investment contracts. Prior to the adoption of SOP 03-1, the Company held a reserve of approximately $8 million to cover potential GMDB exposure. This reserve was released during the first quarter of 2004 as part of the implementation of SOP 03-1.

GOODWILL AND INTANGIBLE ASSETS

Goodwill and intangible assets are included in other assets. The carrying amount of goodwill and other intangible assets is reviewed at least annually for indication of impairment in value that in the view of management would be other-than-temporary. If it is determined that goodwill and other intangible assets are unlikely to be recovered, impairment is recognized on a discounted cash flow basis.

Upon adoption of SFAS 141 and SFAS 142, as of January 1, 2002, the Company stopped amortizing goodwill and intangible assets deemed to have an infinite useful life. Instead, these assets are subject to an annual review for impairment. Other intangible assets that are not deemed to have an indefinite useful life will continue to be amortized over their useful lives. See Note 5.

CONTRACTHOLDER FUNDS

Contractholder funds represent receipts from the issuance of universal life, COLI, pension investment, guaranteed investment contracts (GICs), and certain deferred annuity contracts. For universal life and COLI contracts, contractholder fund balances are increased by receipts for mortality coverage, contract administration, surrender charges and interest accrued, where one or more of these elements are not fixed or guaranteed. These balances are decreased by withdrawals, mortality charges and administrative expenses charged to the contractholder. Interest rates credited to contractholder funds related to universal life and COLI range from 3.5% to 5.4%, with a weighted average interest rate of 4.7%.

Pension investment, GICs and certain annuity contracts do not contain significant insurance risks and are considered investment-type contracts. Contractholder fund balances are increased by receipts and credited interest, and reduced by withdrawals and administrative expenses charged to the contractholder. Interest rates credited to those investment-type contracts range from less than 1.0% to 8.0% with a weighted average interest rate of 4.2%.

RESERVING FOR UNIVERSAL LIFE AND VARIABLE UNIVERSAL LIFE CONTRACTS. SOP 03-1 requires that a reserve, in addition to the account balance, be established for certain insurance benefit features provided under UL and VUL products if the amounts assessed against the contract holder each period for the insurance benefit feature are assessed in a manner that is expected to result in profits in earlier years and losses in subsequent years from the insurance benefit function.

The Company's UL and VUL products were reviewed to determine if an additional reserve is required under SOP 03-1. The Company determined that SOP 03-1 applied to some of its UL and VUL contracts with these features and established an additional reserve of approximately $1 million.

                THE TRAVELERS INSURANCE COMPANY AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (CONTINUED)

FUTURE POLICY BENEFITS

Future policy benefits represent liabilities for future insurance policy benefits for payout annuities and traditional life products and are prepared in accordance with industry standards and U.S. GAAP. The annuity payout reserves are calculated using the mortality and interest assumptions used in the actual pricing of the benefit. Mortality assumptions are based on Company experience and are adjusted to reflect deviations such as substandard mortality in structured settlement benefits. The interest rates range from 1.7% to 8.7% with a weighted average of 6.5% for these products. Traditional life products include whole life and term insurance. Future policy benefits for traditional life products are estimated on the basis of actuarial assumptions as to mortality, persistency and interest, established at policy issue. Interest assumptions applicable to traditional life products range from 2.5% to 7.0%, with a weighted average of 5.3%. Assumptions established at policy issue as to mortality and persistency are based on the Company's experience, which, together with interest assumptions, include a margin for adverse deviation. Appropriate recognition has been given to experience rating and reinsurance.

GUARANTY FUND AND OTHER INSURANCE RELATED ASSESSMENTS

Included in other liabilities is the Company's estimate of its liability for guaranty fund and other insurance-related assessments. State guaranty fund assessments are based upon the Company's share of premium written or received in one or more years prior to an insolvency occurring in the industry. Once an insolvency has occurred, the Company recognizes a liability for such assessments if it is probable that an assessment will be imposed and the amount of the assessment can be reasonably estimated. At December 31, 2004 and 2003, the Company had a liability of $22.6 million and $22.5 million, respectively, for guaranty fund assessments and a related premium tax offset recoverable of $4.8 million and $4.6 million, respectively. The assessments are expected to be paid over a period of three to five years and the premium tax offsets are expected to be realized over a period of 10 to 15 years.

PERMITTED STATUTORY ACCOUNTING PRACTICES

The Company's insurance subsidiaries, domiciled principally in Connecticut and Massachusetts, prepare statutory financial statements in accordance with the accounting practices prescribed or permitted by the insurance departments of the states of domicile. Prescribed statutory accounting practices are those practices that are incorporated directly or by reference in state laws, regulations, and general administrative rules applicable to all insurance enterprises domiciled in a particular state. Permitted statutory accounting practices include practices not prescribed by the domiciliary state, but allowed by the domiciliary state regulatory authority. The Company does not have any permitted statutory accounting practices.

PREMIUMS

Premium income is reported for individual payout annuities, group close-out annuities, whole life and term insurance. The annuities premiums are recognized as revenue when collected. The life premiums are recognized as revenue when due. Premiums for contracts with a limited number of premium payments, due over a significantly shorter period than the period over which benefits are provided, are considered revenue when due. The portion of premium which is not required to provide for benefits and expenses is deferred and recognized in revenues in a constant relationship to insurance benefits in force.

                THE TRAVELERS INSURANCE COMPANY AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (CONTINUED)


FEE INCOME

Fee income is recognized on deferred annuity and universal life contracts for mortality, administrative and equity protection charges according to contract due dates. Fee income is recognized on variable annuity and universal life separate accounts either daily, monthly, quarterly or annually as per contract terms.

OTHER REVENUES

Other revenues include surrender penalties collected at the time of a contract surrender, and other miscellaneous charges related to annuity and universal life contracts recognized when received. Also included are revenues from unconsolidated non-insurance subsidiaries. Amortization of deferred income related to reinsured blocks of business are recognized in relation to anticipated premiums and are reported in other revenues.

CURRENT AND FUTURE INSURANCE BENEFITS

Current and future insurance benefits represent charges for mortality and morbidity related to fixed annuities, universal life, term life and health insurance benefits.

INTEREST CREDITED TO CONTRACTHOLDERS

Interest credited to contractholders represents amounts earned by universal life, COLI, pension investment, GICs and certain deferred annuity contracts in accordance with contract provisions.

FEDERAL INCOME TAXES

The provision for federal income taxes is comprised of two components, current income taxes and deferred income taxes. Deferred federal income taxes arise from changes during the year in cumulative temporary differences between the tax basis and book basis of assets and liabilities.

2.  OPERATING SEGMENTS

The Company has two reportable business segments that are separately managed due to differences in products, services, marketing strategy and resource management. The business of each segment is maintained and reported through separate legal entities within the Company. The management groups of each segment report separately to the common ultimate parent, Citigroup Inc. These business segments are Travelers Life & Annuity (TLA) and Primerica Life Insurance (Primerica).

TRAVELERS LIFE & ANNUITY (TLA) core offerings include individual annuity, individual life, COLI and group annuity insurance products distributed by TIC and TLAC principally under the Travelers Life & Annuity name. Among the range of individual products offered are deferred fixed and variable annuities, payout annuities and term, universal and variable life insurance. The COLI product is a variable universal life product distributed through independent specialty brokers. The group products include institutional pensions, including GICs, payout annuities, group annuities sold to employer-sponsored retirement and savings plans, structured settlements and funding agreements.

The PRIMERICA business segment consolidates the businesses of Primerica Life, Primerica Life Insurance Company of Canada, CitiLife and NBL. The Primerica business segment offers individual life products,

                THE TRAVELERS INSURANCE COMPANY AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (CONTINUED)


primarily term insurance, to customers through a sales force of approximately 106,000 representatives. A great majority of the domestic licensed sales force works on a part-time basis.

The accounting policies of the segments are the same as those described in the summary of significant accounting policies (see Note 1). The amount of investments in equity method investees and total expenditures for additions to long-lived assets other than financial instruments, long-term customer relationships of a financial institution, mortgage and other servicing rights, and deferred tax assets, were not material.

($ IN MILLIONS)
REVENUES BY SEGMENT                           2004           2003           2002
-------------------                       --------        -------        -------
TLA                                       $  4,725        $ 4,479        $ 3,653
Primerica                                    1,770          1,660          1,581
                                          --------        -------        -------
Total Revenues                            $  6,495        $ 6,139        $ 5,234
                                          ========        =======        =======

NET INCOME BY SEGMENT
TLA                                       $    990        $   918        $   673
Primerica                                      491            440            409
                                          --------        -------        -------
Net Income                                $  1,481        $ 1,358        $ 1,082
                                          ========        =======        =======

ASSETS BY SEGMENT
TLA                                       $ 95,824        $85,881        $74,562
Primerica                                   10,019          9,467          8,433
                                          --------        -------        -------
Total segments                            $105,843        $95,348        $82,995
                                          ========        =======        =======

The following tables contain key segment measurements.

BUSINESS SEGMENT INFORMATION:
-------------------------------------------------------------------------
FOR THE YEAR
ENDED DECEMBER 31, 2004
 ($ IN MILLIONS)                                   TLA         PRIMERICA
-------------------------------------------------------------------------
Premiums                                            $911         $1,315
Net investment income                              3,012            336
Interest credited to contractholders               1,305              -
Amortization of deferred acquisition costs           400            249
Expenditures for deferred acquisition costs          810            393
Federal income taxes                                 361            241

                THE TRAVELERS INSURANCE COMPANY AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (CONTINUED)


BUSINESS SEGMENT INFORMATION:
--------------------------------------------------------------------------------
FOR THE YEAR
ENDED DECEMBER 31, 2003
 ($ IN MILLIONS)                                             TLA       PRIMERICA
--------------------------------------------------------------------------------
Premiums                                                    $1,082      $1,245
Net investment income                                        2,743         315
Interest credited to contractholders                         1,248          --
Amortization of deferred acquisition costs                     266         235
Expenditures for deferred acquisition costs                    583         377
Federal income taxes                                           240         231

BUSINESS SEGMENT INFORMATION:
--------------------------------------------------------------------------------
FOR THE YEAR
ENDED DECEMBER 31, 2002
 ($ IN MILLIONS)                                             TLA       PRIMERICA
--------------------------------------------------------------------------------
Premiums                                                    $  730      $1,194
Net investment income                                        2,646         290
Interest credited to contractholders                         1,220          --
Amortization of deferred acquisition costs                     174         219
Expenditures for deferred acquisition costs                    556         323
Federal income taxes                                           212         209

The majority of the annuity business and a substantial portion of the life business written by TLA are accounted for as investment contracts, with the result that the deposits collected are reported as liabilities and are not included in revenues. Deposits represent a statistic integral to managing TLA operations, which management uses for measuring business volumes, and may not be comparable to similarly captioned measurements used by other life insurance companies. For the years ended December 31, 2004, 2003 and 2002, deposits collected amounted to $14.4 billion, $12.0 billion and $11.9 billion, respectively.

The Company's revenue was derived almost entirely from U.S. domestic business. Revenue attributable to foreign countries was insignificant.

The Company had no transactions with a single customer representing 10% or more of its revenue.

                THE TRAVELERS INSURANCE COMPANY AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (CONTINUED)


3.  INVESTMENTS

FIXED MATURITIES

The amortized cost and fair value of investments in fixed maturities were as follows:

---------------------------------------------------------------------------------------------------------------
                                                                         GROSS          GROSS
DECEMBER 31, 2004                                    AMORTIZED COST   UNREALIZED      UNREALIZED   FAIR VALUE
($ IN MILLIONS)                                                          GAINS          LOSSES
---------------------------------------------------------------------------------------------------------------
AVAILABLE FOR SALE:
   Mortgage-backed securities - CMOs and
   pass-through securities                                $8,568           $311           $9          $8,870
   U.S. Treasury securities and obligations of
   U.S. Government and government agencies and
   authorities                                             2,143            106           --           2,249
   Obligations of states, municipalities and
   political subdivisions                                    364             41            1             404
   Debt securities issued by foreign
   governments                                               847             81            1             927
   All other corporate bonds                              25,603          1,466           40          27,029
   Other debt securities                                   7,613            421           14           8,020
   Redeemable preferred stock                                176             41            1             216
---------------------------------------------------------------------------------------------------------------
       Total Available For Sale                          $45,314         $2,467          $66         $47,715
---------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------
                                                                         GROSS          GROSS
DECEMBER 31, 2003                                    AMORTIZED COST   UNREALIZED      UNREALIZED   FAIR VALUE
($ IN MILLIONS)                                                          GAINS          LOSSES
---------------------------------------------------------------------------------------------------------------
AVAILABLE FOR SALE:
   Mortgage-backed securities - CMOs and
   pass-through securities                                $8,061           $326          $18          $8,369
   U.S. Treasury securities and obligations of
   U.S. Government and government agencies and
   authorities                                             2,035             22           12           2,045
   Obligations of states, municipalities and
   political subdivisions                                    379             21            2             398
   Debt securities issued by foreign
   governments                                               690             51            1             740
   All other corporate bonds                              23,098          1,507           64          24,541
   Other debt securities                                   5,701            377           22           6,056
   Redeemable preferred stock                                155             20            1             174
---------------------------------------------------------------------------------------------------------------
       Total Available For Sale                          $40,119         $2,324         $120         $42,323
---------------------------------------------------------------------------------------------------------------

Proceeds from sales of fixed maturities classified as available for sale were $7.8 billion, $15.1 billion and $15.5 billion in 2004, 2003 and 2002, respectively. Gross gains of $246 million, $476 million and $741

                THE TRAVELERS INSURANCE COMPANY AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (CONTINUED)


million and gross losses of $263 million, $394 million and $309 million in 2004, 2003 and 2002, respectively, were realized on those sales. Additional losses of $40 million, $110 million and $639 million in 2004, 2003 and 2002, respectively, were realized due to other-than-temporary losses in value. Impairments in 2002 were concentrated in telecommunication and energy company investments.

The amortized cost and fair value of fixed maturities at December 31, 2004, by contractual maturity, are shown below. Actual maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

------------------------------------------------------------------------------
                                                  AMORTIZED
($ IN MILLIONS)                                      COST       FAIR VALUE
------------------------------------------------------------------------------
MATURITY:
     Due in one year or less                        $2,634          $2,679
     Due after 1 year through 5 years               13,015          13,514
     Due after 5 years through 10 years             13,262          14,034
     Due after 10 years                              7,835           8,618
------------------------------------------------------------------------------
                                                    36,746          38,845
------------------------------------------------------------------------------
     Mortgage-backed securities                      8,568           8,870
------------------------------------------------------------------------------
         Total Maturity                            $45,314         $47,715
------------------------------------------------------------------------------

The Company makes investments in collateralized mortgage obligations (CMOs). CMOs typically have high credit quality, offer good liquidity, and provide a significant advantage in yield and total return compared to U.S. Treasury securities. The Company's investment strategy is to purchase CMO tranches which are protected against prepayment risk, including planned amortization class and last cash flow tranches. Prepayment protected tranches are preferred because they provide stable cash flows in a variety of interest rate scenarios. The Company does invest in other types of CMO tranches if a careful assessment indicates a favorable risk/return tradeoff. The Company does not purchase residual interests in CMOs.

At December 31, 2004 and 2003, the Company held CMOs classified as available for sale with a fair value of $6.0 billion and $5.2 billion, respectively. Approximately 28% and 30%, respectively, of the Company's CMO holdings are fully collateralized by GNMA, FNMA or FHLMC securities at December 31, 2004 and 2003. In addition, the Company held $2.9 billion and $3.0 billion of GNMA, FNMA or FHLMC mortgage-backed pass-through securities at December 31, 2004 and 2003, respectively. All of these securities are rated AAA.

The Company engages in securities lending transactions whereby certain securities from its portfolio are loaned to other institutions for short periods of time. The Company generally receives cash collateral from the borrower, equal to at least the market value of the loaned securities plus accrued interest, and invests it in the Company's short-term money market pool (See Note 13). The loaned securities remain a recorded asset of the Company, however, the Company records a liability for the amount of the cash collateral held, representing its obligation to return the cash collateral, and reports that liability as part of other liabilities in the consolidated balance sheet. At December 31, 2004 and 2003, the Company held cash collateral of $2.2 billion and $2.4 billion, respectively. The Company also had $382.7 million of investments held as collateral with a third party at December 31, 2004. The Company does not have the right to sell or pledge this collateral and it is not recorded on the consolidated balance sheet. No such collateral existed at December 31, 2003.

                THE TRAVELERS INSURANCE COMPANY AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (CONTINUED)


The Company participates in dollar roll repurchase transactions as a way to generate investment income. These transactions involve the sale of mortgage-backed securities with the agreement to repurchase substantially the same securities from the same counterparty. Cash is received from the sale, which is invested in the Company's short-term money market pool. The cash is returned at the end of the roll period when the mortgage-backed securities are repurchased. The Company will generate additional investment income based upon the difference between the sale and repurchase prices. These transactions are recorded as secured borrowings. The mortgage-backed securities remain recorded as assets. The cash proceeds are reflected in short-term investments and a liability is established to reflect the Company's obligation to repurchase the securities at the end of the roll period. The liability is classified as other liabilities in the consolidated balance sheets and fluctuates based upon the timing of the repayments. The balances were insignificant at December 31, 2004 and 2003.

EQUITY SECURITIES

The cost and fair values of investments in equity securities were as follows:

---------------------------------------------------------------------------------------------------------------

EQUITY SECURITIES:                                        GROSS UNREALIZED      GROSS UNREALIZED       FAIR
($ IN MILLIONS)                                 COST            GAINS                LOSSES           VALUE
---------------------------------------------------------------------------------------------------------------
DECEMBER 31, 2004
   Common stocks                                 $153              $42                   $1             $194
   Non-redeemable preferred stocks                169                6                    2              173
---------------------------------------------------------------------------------------------------------------
       Total Equity Securities                   $322              $48                   $3             $367
---------------------------------------------------------------------------------------------------------------

DECEMBER 31, 2003
   Common stocks                                 $109              $27                   $2             $134
   Non-redeemable preferred stocks                214               14                    -              228
---------------------------------------------------------------------------------------------------------------
       Total Equity Securities                   $323              $41                   $2             $362
---------------------------------------------------------------------------------------------------------------

Proceeds from sales of equity securities were $78 million, $124 million and $212 million in 2004, 2003 and 2002, respectively. Gross gains of $29 million, $23 million and $8 million and gross losses of $10 million, $2 million and $4 million in 2004, 2003 and 2002, respectively, were realized on those sales. Additional losses of $5 million, $11 million and $19 million in 2004, 2003 and 2002, respectively, were realized due to other-than-temporary losses in value.


OTHER-THAN-TEMPORARY LOSSES ON INVESTMENTS


Management has determined that the unrealized losses on the Company's investments in fixed maturity and equity securities at December 31, 2004 are temporary in nature. The Company conducts a periodic review to identify and evaluate investments that have indications of possible impairment. An investment in a debt or equity security is impaired if its fair value falls below its cost and the decline is considered other-than-temporary. Factors considered in determining whether a loss is other-than-temporary include the length of time and extent to which fair value has been below cost; the financial condition and near-term prospects of the issuer;

                THE TRAVELERS INSURANCE COMPANY AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (CONTINUED)


and the Company's ability and intent to hold the investment for a period of time sufficient to allow for any anticipated recovery. The Company's review for impairment generally entails:

o Identification and evaluation of investments that have possible indications of impairment;

o Analysis of individual investments that have fair values less than 80% of amortized cost, including consideration of the length of time the investment has been in an unrealized loss position;

o Discussion of evidential matter, including an evaluation of factors or triggers that would or could cause individual investments to qualify as having other-than-temporary impairments and those that would not support other-than-temporary impairment;

o Documentation of the results of these analyses, as required under business policies.

The table below shows the fair value of investments in fixed maturities and equity securities that are available for sale and have been in an unrealized loss position at December 31, 2004:

                                                                      Gross Unrealized Losses
                                                                      -----------------------
                                                           Less Than One Year       One Year or Longer               Total
                                                        ----------------------------------------------------------------------------
                                                                          Gross                      Gross                    Gross
                                                            Fair     Unrealized         Fair    Unrealized        Fair   Unrealized
($ IN MILLIONS)                                            Value         Losses        Value        Losses       Value       Losses
------------------------------------------------------------------------------------------------------------------------------------
Fixed maturity securities available-for-sale:
Mortgage-backed securities-CMOs and pass-through
    securities                                              $955             $7          $82            $2      $1,037           $9
U.S. Treasury securities and obligations of U.S.
    Government and government agencies and authorities        66             --           11            --          77           --
Obligations of states, municipalities and political
    subdivisions                                               4             --           11             1          15            1
Debt securities issued by foreign governments                 24              1            2            --          26            1
All other corporate bonds                                  3,494             32          269             8       3,763           40
Other debt securities                                      1,072             10          199             4       1,271           14
Redeemable preferred stock                                    15             --            7             1          22            1
------------------------------------------------------------------------------------------------------------------------------------
Total fixed maturities                                    $5,630            $50         $581           $16      $6,211          $66
Equity securities                                            $39             $2          $14            $1         $53           $3
------------------------------------------------------------------------------------------------------------------------------------

At December 31, 2004, the cost of approximately 825 investments in fixed maturity and equity securities exceeded their fair value by $69 million. Of the $69 million, $50 million represents fixed maturity investments that have been in a gross unrealized loss position for less than a year and of these 93% are rated investment grade. Fixed maturity investments that have been in a gross unrealized loss position for a year or more total $16 million and 89% of these investments are rated investment grade. The gross unrealized loss on equity securities was $3 million at December 31, 2004.

                THE TRAVELERS INSURANCE COMPANY AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (CONTINUED)


The table below shows the fair value of investments in fixed maturities and equity securities in an unrealized loss position at December 31, 2003:

                                                                      Gross Unrealized Losses
                                                                      -----------------------
                                                           Less Than One Year       One Year or Longer               Total
                                                        ----------------------------------------------------------------------------
                                                                          Gross                      Gross                    Gross
                                                            Fair     Unrealized         Fair    Unrealized        Fair   Unrealized
($ IN MILLIONS)                                            Value         Losses        Value        Losses       Value       Losses
------------------------------------------------------------------------------------------------------------------------------------

Fixed maturity securities available-for-sale:
Mortgage-backed securities-CMOs and pass-through
    securities                                            $1,182            $18         $17            $--      $1,199          $18
U.S. Treasury securities and obligations of U.S.
    Government and government agencies and authorities     1,180             12          --             --       1,180           12
Obligations of states, municipalities and political
    subdivisions                                              45              2          --             --          45            2
Debt securities issued by foreign governments                 55              1          --             --          55            1
All other corporate bonds                                  1,793             39         503             25       2,296           64
Other debt securities                                        755             18          89              3         844           22
Redeemable preferred stock                                    12              1          11              1          23            1
------------------------------------------------------------------------------------------------------------------------------------
Total fixed maturities                                    $5,022            $91        $620            $29      $5,642         $120
Equity securities                                            $25             $1          $5             $1         $30           $2
------------------------------------------------------------------------------------------------------------------------------------

At December 31, 2003, the cost of approximately 670 investments in fixed maturity and equity securities exceeded their fair value by $122 million. Of the $122 million, $91 million represents fixed maturity investments that have been in a gross unrealized loss position for less than a year and of these 78% are rated investment grade. Fixed maturity investments that have been in a gross unrealized loss position for a year or more total $29 million and 38% of these investments are rated investment grade. The gross unrealized loss on equity securities was $2 million at December 31, 2003.

                THE TRAVELERS INSURANCE COMPANY AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (CONTINUED)


AGING OF GROSS UNREALIZED LOSSES ON AVAILABLE FOR SALE


The aging of gross unrealized losses on fixed maturity investments is as follows:

                                                                                               TOTAL FIXED MATURITIES
                                                                                                WITH UNREALIZED LOSS
                                                             TOTAL FIXED MATURITIES             TOTALING 20% OR MORE
-----------------------------------------------------------------------------------------------------------------------------
DECEMBER 31, 2004                                        AMORTIZED         UNREALIZED        AMORTIZED         UNREALIZED
($ IN MILLIONS)                                             COST              LOSS              COST              LOSS
-----------------------------------------------------------------------------------------------------------------------------
     Six months or less                                    $4,435              $31               $1                $--
     Greater than six months to nine months                 1,029               14               --                 --
     Greater than nine months to twelve months                215                5               --                 --
     Greater than twelve months                               597               16               --                 --
                                                           ------              ---               --                ---
         Total                                             $6,276              $66               $1                $--
                                                           ======              ===               ==                ===

-----------------------------------------------------------------------------------------------------------------------------
                                                                                               TOTAL FIXED MATURITIES
                                                                                                WITH UNREALIZED LOSS
                                                             TOTAL FIXED MATURITIES             TOTALING 20% OR MORE
-----------------------------------------------------------------------------------------------------------------------------
DECEMBER 31, 2003                                        AMORTIZED         UNREALIZED        AMORTIZED         UNREALIZED
($ IN MILLIONS)                                             COST              LOSS              COST              LOSS
-----------------------------------------------------------------------------------------------------------------------------
     Six months or less                                    $4,356              $68              $24                $7
     Greater than six months to nine months                   558               17               --                --
     Greater than nine months to twelve months                199                6                2                --
     Greater than twelve months                               650               29                3                 1
                                                           ------             ----              ---                --
         Total                                             $5,763             $120              $29                $8
                                                           ======             ====              ===                ==


Fair values of investments in fixed maturities and equity securities are based on quoted market prices or dealer quotes or, if these are not available, discounted expected cash flows using market rates commensurate with the credit quality and maturity of the investment. The fair value of investments for which quoted market prices, third-party broker quotations or validated model prices are not available amounted to $345.0 million and $1,058.4 million at December 31, 2004 and 2003, respectively.

                THE TRAVELERS INSURANCE COMPANY AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (CONTINUED)


MORTGAGE LOANS

At December 31, 2004 and 2003, the Company's mortgage loan portfolios consisted of the following:


------------------------------------------------------------------------------
($ IN MILLIONS)                                           2004           2003
------------------------------------------------------------------------------

Current Mortgage Loans                                  $2,070         $1,841
Underperforming Mortgage Loans                              54             45
------------------------------------------------------------------------------
     Total Mortgage Loans                               $2,124         $1,886
------------------------------------------------------------------------------

Underperforming mortgage loans include delinquent mortgage loans over 90 days past due, loans in the process of foreclosure and loans modified at interest rates below market.

Aggregate annual maturities on mortgage loans at December 31, 2004 are shown below. Actual maturities will differ from contractual maturities because borrowers may have the right to prepay obligations with or without prepayment penalties.


----------------------------------------------------------------------
YEAR ENDING DECEMBER 31,
($ IN MILLIONS)
----------------------------------------------------------------------
2005                                                      $ 122
2006                                                        308
2007                                                        249
2008                                                         93
2009                                                        252
Thereafter                                                1,100
----------------------------------------------------------------------
     Total                                               $2,124
======================================================================

TRADING SECURITIES

Trading securities of the Company are held primarily in Tribeca Citigroup Investments Ltd. The assets and liabilities are valued at fair value as follows:

($ IN MILLIONS)                             Fair value as of    Fair value as of
---------------                            December 31, 2004   December 31, 2003
                                           -----------------   -----------------
ASSETS
   Trading securities
      Convertible bond arbitrage                 $1,110              $1,447
      Other                                         250                 260
                                                 ------              ------
                                                 $1,360              $1,707
                                                 ======              ======

LIABILITIES
   Trading securities sold not yet purchased
      Convertible bond arbitrage                   $460                $629
      Other                                          13                   8
                                                 ------              ------
                                                   $473                $637
                                                 ======              ======

                THE TRAVELERS INSURANCE COMPANY AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (CONTINUED)


The Company's trading portfolio investments and related liabilities are normally held for periods less than six months. See Note 11.

OTHER INVESTED ASSETS

Other invested assets are composed of the following:

------------------------------------------------------------------------
($ IN MILLIONS)                                     2004          2003
------------------------------------------------------------------------
Investment in Citigroup Preferred Stock           $3,212        $3,212
Private equity and arbitrage investments           1,235         1,315
Real estate joint ventures                           230           327
Derivatives                                          192           182
Real estate - Investment                              28            33
Real estate - Foreclosed                               9            63
Other                                                 99            56
------------------------------------------------------------------------
Total                                             $5,005        $5,188
------------------------------------------------------------------------

CONCENTRATIONS

At December 31, 2004 and 2003, the Company had an investment in Citigroup Preferred Stock of $3.2 billion. See Note 13.

The Company both maintains and participates in a short-term investment pool for its insurance affiliates. See Note 13.

The Company had concentrations of investments, excluding those in federal and government agencies, primarily fixed maturities at fair value, in the following industries:

------------------------------------------------------------------------
($ IN MILLIONS)                                     2004          2003
------------------------------------------------------------------------
Finance                                           $6,917        $5,056
Banking                                            3,474         2,830
Electric Utilities                                 3,258         3,552
------------------------------------------------------------------------


The Company held investments in foreign banks in the amount of $1,321 million and $1,018 million at December 31, 2004 and 2003, respectively, which are included in the table above.

The Company defines its below investment grade assets as those securities rated Ba1 by Moody's Investor Services (or its equivalent) or below by external rating agencies, or the equivalent by internal analysts when a public rating does not exist. Such assets include publicly traded below investment grade bonds and certain other privately issued bonds and notes that are classified as below investment grade. Below investment grade assets included in the categories of the preceding table include $918 million and $1,118 million in Electric Utilities at December 31, 2004 and 2003, respectively. Below investment grade assets in Finance and Banking were insignificant at December 31, 2004 and 2003. Total below investment grade assets were $5.4 billion and $5.2 billion at December 31, 2004 and 2003, respectively.

                THE TRAVELERS INSURANCE COMPANY AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (CONTINUED)

Included in mortgage loans were the following group concentrations:

------------------------------------------------------------------------
($ IN MILLIONS)                                     2004        2003
------------------------------------------------------------------------
STATE
California                                          $788        $732

PROPERTY TYPE
Agricultural                                      $1,177      $1,025
------------------------------------------------------------------------

The Company monitors creditworthiness of counterparties to all financial instruments by using controls that include credit approvals, credit limits and other monitoring procedures. Collateral for fixed maturities often includes pledges of assets, including stock and other assets, guarantees and letters of credit. The Company's underwriting standards with respect to new mortgage loans generally require loan to value ratios of 75% or less at the time of mortgage origination.

NON-INCOME PRODUCING INVESTMENTS

Investments included in the consolidated balance sheets that were non-income producing amounted to $105.3 million and $104.4 million at December 31, 2004 and 2003, respectively.

RESTRUCTURED INVESTMENTS

The Company had mortgage loans and debt securities that were restructured at below market terms at December 31, 2004 and 2003. The balances of the restructured investments were insignificant. The new terms typically defer a portion of contract interest payments to varying future periods. Gross interest income on restructured assets that would have been recorded in accordance with the original terms of such loans was insignificant in 2004, 2003 and 2002. Interest on these assets, included in net investment income, was also insignificant in 2004, 2003 and 2002.

NET INVESTMENT INCOME

-----------------------------------------------------------------------------
FOR THE YEAR ENDED DECEMBER 31,                2004        2003        2002
($ IN MILLIONS)
-----------------------------------------------------------------------------
GROSS INVESTMENT INCOME
     Fixed maturities                        $2,615      $2,465      $2,359
     Mortgage loans                             184         158         167
     Trading                                     41         222           9
     Other invested assets                      303          58         203
     Citigroup Preferred Stock                  203         203         178
     Other, including policy loans              108          82         104
-----------------------------------------------------------------------------
Total gross investment income                 3,454       3,188       3,020
-----------------------------------------------------------------------------
Investment expenses                             106         130          84
-----------------------------------------------------------------------------
Net Investment Income                        $3,348      $3,058      $2,936
-----------------------------------------------------------------------------

                THE TRAVELERS INSURANCE COMPANY AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (CONTINUED)


REALIZED AND UNREALIZED INVESTMENT GAINS (LOSSES)

Net realized investment gains (losses) for the periods were as follows:

-----------------------------------------------------------------------------
FOR THE YEAR ENDED DECEMBER 31,                    2004     2003      2002
($ IN MILLIONS)
-----------------------------------------------------------------------------
REALIZED INVESTMENT GAINS (LOSSES)
   Fixed maturities                                 (17)    $(28)    $(207)
   Equity securities                                 19       10       (15)
   Mortgage loans                                     1      (14)        -
   Real estate held for sale                         (4)       1         8
   Other invested assets                              5       49       (19)
   Derivatives:
      Guaranteed minimum withdrawal
         benefit derivatives, net                    30       --        --
      Other derivatives                             (14)      19       (87)
   Other                                             (4)      --        (2)
-----------------------------------------------------------------------------
       Total realized investment gains (losses)     $16      $37     $(322)
-----------------------------------------------------------------------------

Changes in net unrealized investment gains (losses) that are reported in accumulated other changes in equity from nonowner sources were as follows:

-----------------------------------------------------------------------------
FOR THE YEAR ENDED DECEMBER 31,                     2004     2003       2002
($ IN MILLIONS)
-----------------------------------------------------------------------------
UNREALIZED INVESTMENT GAINS (LOSSES)
     Fixed maturities                               $197   $1,198       $664
     Equity securities                                 6       35          3
     Other                                            12        6         31
-----------------------------------------------------------------------------
         Total unrealized investment gains           215    1,239        698
-----------------------------------------------------------------------------
     Related taxes                                    77      421        243
-----------------------------------------------------------------------------
     Change in unrealized investment gains           138      818        455
     Balance beginning of year                     1,444      626        171
-----------------------------------------------------------------------------
         Balance end of year                      $1,582   $1,444       $626
-----------------------------------------------------------------------------

VARIABLE INTEREST ENTITIES

The following table represents the carrying amounts and classification of consolidated assets that are collateral for VIE obligations. The assets in this table represent two investment vehicles that the Company was involved with prior to February 1, 2003. These two VIEs are a collateralized debt obligation and a real estate joint venture:

            $ IN MILLIONS              DECEMBER 31, 2004     DECEMBER 31, 2003
--------------------------------------------------------------------------------
            Investments                       $386                  $ 400
               Cash                              9                     11
               Other                             2                      4
                                             -----                  -----
 Total assets of consolidated VIEs            $397                   $415
--------------------------------------------------------------------------------

                THE TRAVELERS INSURANCE COMPANY AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (CONTINUED)


The debt holders of these VIEs have no recourse to the Company. The Company's maximum exposure to loss is limited to its investment of approximately $8 million. The Company regularly becomes involved with VIEs through its investment activities. This involvement is generally restricted to small passive debt and equity investments.

4.  REINSURANCE

Reinsurance is used in order to limit losses, minimize exposure to large risks, provide additional capacity for future growth and to effect business-sharing arrangements. Reinsurance is accomplished through various plans of reinsurance, primarily yearly renewable term (YRT), coinsurance and modified coinsurance. Reinsurance involves credit risk and the Company monitors the financial condition of these reinsurers on an ongoing basis. The Company remains primarily liable as the direct insurer on all risks reinsured.

For TLA, since 1997 the majority of universal life business has been reinsured under an 80% ceded/20% retained YRT quota share reinsurance program and term life business has been reinsured under a 90%/10% YRT quota share reinsurance program. Beginning June 1, 2002, COLI business has been reinsured under a 90%/10% quota share reinsurance program. Beginning in September 2002, newly issued term life business has been reinsured under a 90%/10% coinsurance quota share reinsurance program. Subsequently, portions of this term coinsurance has reverted to YRT for new business. Generally, the maximum retention on an ordinary life risk is $2.5 million. Maximum retention of $2.5 million is generally reached on policies in excess of $12.5 million for universal life and $25.0 million for term insurance. For other plans of insurance, it is the policy of the Company to obtain reinsurance for amounts above certain retention limits on individual life policies, which limits vary with age and underwriting classification. Total in-force business ceded under reinsurance contracts is $397.4 billion and $356.3 billion at December 31, 2004 and 2003, respectively.

For Primerica Life, business sold prior to 1991 was reinsured under a coinsurance arrangement with approximately 50% of the face amount being ceded. For business sold from 1991 through June 1994, only amounts over the company retention of $1.0 million were reinsured through an excess loss YRT treaty. In June 1994, Primerica Life began reinsuring almost all business under a 1st dollar quota share YRT treaty with 80% being ceded. Beginning with business sold in January 1997, the amount ceded was increased from 80% to 90%.

Business sold in Canada is not included in the U.S. YRT quota share treaties. In Canada, the business sold from April 2000 through December 2003, was reinsured under a separate 1st dollar quota share YRT arrangement, with the ceding amount ranging from 70% to 90%. Beginning with business sold in January 2004, Canada began reinsuring only amounts above their company retention of $500,000.

Primerica has also entered into several reinsurance assumed treaties with Reinsurance Group of America, Inc. The reinsurance assumed treaties generated a $79 million pre-tax loss in 2001 and a $95 million pre-tax loss in 2002. The pre-tax impact from these reinsurance assumed treaties has been minor for 2003 and 2004.

During 2004, The Travelers Life and Annuity Reinsurance Company (TLARC) was formed as a pure captive insurer in order to permit the Company to cede 100% of its statutory based risk associated with the death benefit guarantee rider on certain universal life contracts. The reinsurance transaction related to statutory-only reserves, and had no impact on GAAP premiums and benefits. TLARC is a direct subsidiary of CIHC, the Company's parent. See Note 13.

                  TRAVELERS INSURANCE COMPANY AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (CONTINUED)


Effective July 1, 2000 the Company sold 90% of its individual long-term care insurance business to General Electric Capital Assurance Company and its subsidiary in the form of indemnity reinsurance arrangements. Written premiums ceded per these arrangements were $224.2 million, $226.8 million and $231.8 million in 2004, 2003 and 2002, respectively, and earned premiums ceded were $224.3 million, $226.7 million and $233.8 million in 2004, 2003 and 2002, respectively.

On January 3, 1995, the Company sold its group life business to The Metropolitan Life Insurance Company (MetLife) under the form of an indemnity insurance arrangement. Premiums written and earned in 2004, 2003 and 2002 were insignificant.

Prior to April 1, 2001, the Company also reinsured substantially all of the GMDB on its variable annuity product. Total variable annuity account balances with GMDB were $26.7 billion, of which $12.0 billion, or 45%, was reinsured, and $23.5 billion, of which $12.9 billion, or 55%, was reinsured at December 31, 2004 and 2003, respectively. GMDB is payable upon the death of a contractholder. When the benefit payable is greater than the account value of the variable annuity, the difference is called the net amount at risk (NAR). NAR totals $1.1 billion, of which $.9 billion, or 84%, is reinsured and $1.7 billion, of which $1.4 billion, or 81%, is reinsured at December 31, 2004 and 2003, respectively.

TIC writes workers' compensation business. This business is reinsured through a 100% quota-share agreement with The Travelers Indemnity Company, an insurance subsidiary of St. Paul Travelers. See Note 14.

A summary of reinsurance financial data reflected within the consolidated statements of income and balance sheets is presented below ($ in millions):

                                            FOR THE YEARS ENDING DECEMBER 31,
WRITTEN PREMIUMS                             2004         2003         2002
-----------------------------------------------------------------------------

Direct                                     $2,908       $2,979       $2,610
Assumed                                         1            1            -
Ceded to:
   The Travelers Indemnity Company             (4)           2          (83)
   Other companies                           (684)        (638)        (614)
-----------------------------------------------------------------------------
Total Net Written Premiums                 $2,221       $2,344       $1,913
=============================================================================

EARNED PREMIUMS                              2004         2003         2002
-----------------------------------------------------------------------------

Direct                                     $2,916       $3,001       $2,652
Assumed                                         1            1            -
Ceded to:
   The Travelers Indemnity Company             (1)         (21)        (109)
   Other companies                           (690)        (654)        (619)
-----------------------------------------------------------------------------
Total Net Earned Premiums                  $2,226       $2,327       $1,924
=============================================================================

The Travelers Indemnity Company was an affiliate for part of 2002.

                THE TRAVELERS INSURANCE COMPANY AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (CONTINUED)


Reinsurance recoverables at December 31, 2004 and 2003 include amounts recoverable on unpaid and paid losses and were as follows ($ in millions):

REINSURANCE RECOVERABLES                                  2004          2003
------------------------------------------------------------------------------
Life and accident and health business                   $3,178        $2,885
Property-casualty business:
     The Travelers Indemnity Company                     1,489         1,585
------------------------------------------------------------------------------
Total Reinsurance Recoverables                          $4,667        $4,470
==============================================================================

Reinsurance recoverables for the life and accident and health business include $1,876 million and $1,617 million at December 31, 2004 and 2003, respectively, from General Electric Capital Assurance Company. Assets collateralizing these receivables in the amount of $1,894 million and $1,632 million at December 31, 2004 and 2003, respectively, were held in trust for the purpose of paying Company claims.

Reinsurance recoverables also include $409 million and $435 million at December 31, 2004 and 2003, respectively, from MetLife.

5.  INTANGIBLE ASSETS

The Company's intangible assets are DAC, goodwill and the value of insurance in force. DAC and the value of insurance in force are amortizable.

DAC

                                 Deferred & Payout                        Traditional Life
($ IN MILLIONS)                      Annuities           UL & COLI             & Other             Total
-------------------------------------------------------------------------------------------------------------
Balance January 1, 2003                $1,353                 $578               $2,005            $3,936

Deferred expenses & other                 340                  221                  399               960
Amortization expense                     (212)                 (33)                (256)             (501)

                                -----------------------------------------------------------------------------
Balance December 31, 2003               1,481                  766                2,148             4,395

Deferred expenses & other                 448                  342                  413             1,203
Amortization expense                     (273)                 (51)                (269)             (593)
Underlying lapse and interest
    rate adjustment                       (17)                  --                   --               (17)
Pattern of estimated gross
    profit adjustment                      --                  (39)                  --               (39)

                                -----------------------------------------------------------------------------
Balance December 31, 2004              $1,639               $1,018               $2,292            $4,949
-------------------------------------------------------------------------------------------------------------

VALUE OF INSURANCE IN FORCE

The value of insurance in force totaled $97 million and $112 million at December 31, 2004 and 2003, respectively, and is included in other assets. Amortization expense on the value of insurance in force was $14 million, $18 million and $25 million for the year ended December 31, 2004, 2003 and 2002, respectively. Amortization expense related to the value of insurance in force is estimated to be $16 million in 2005, $15 million in 2006, $13 million in 2007, $9 million in 2008 and $7 million in 2009.

                THE TRAVELERS INSURANCE COMPANY AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (CONTINUED)


6.  DEPOSIT FUNDS AND RESERVES

At December 31, 2004 and December 31, 2003, the Company had $48.2 billion and $43.5 billion of life and annuity deposit funds and reserves, respectively, as follows:

($ IN MILLIONS)                             December 31, 2004  December 31, 2003
Subject to discretionary withdrawal:
    With fair value adjustments                   $7,541             $6,974
    Subject to surrender charges                   4,852              6,057
    Surrenderable without charge                   8,105              5,756
                                                 -------            -------
    Total                                        $20,498            $18,787

Not subject to discretionary withdrawal:         $27,730            $24,693
                                                 -------            -------
    Total                                        $48,228            $43,480
                                                 =======            =======

Average surrender charges included in the subject to surrender charge category above are 6.5% and 5.0%, respectively. In addition, during the payout phase, these funds are credited at significantly reduced interest rates. There are $519 million and $550 million of life insurance reserves included in surrenderable without charge at December 31, 2004 and December 31, 2003, respectively. The life insurance risks would have to be underwritten again if transferred to another carrier, which is considered a significant deterrent for long-term policyholders. Insurance liabilities that are surrendered or withdrawn from the Company are reduced by outstanding policy loans and related accrued interest prior to payout.

Included in contractholder funds and in the preceding paragraph are GICs totaling $14.2 billion. These GICs have a weighted average interest rate of 4.23% and scheduled maturities are as follows:

($ IN MILLIONS)                   FIXED GIC     VARIABLE GIC       TOTAL
                              -------------------------------------------------
2005                                $1,237         $4,006          $5,243
2006                                 1,862             --           1,862
2007                                 1,561             --           1,561
2008                                 1,343             --           1,343
2009                                 1,393             --           1,393
2010 and thereafter                  2,835             --           2,835
                                   -------         ------         -------

Total                              $10,231         $4,006         $14,237
                                   =======         ======         =======

                THE TRAVELERS INSURANCE COMPANY AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (CONTINUED)

7.  FEDERAL INCOME TAXES

 EFFECTIVE TAX RATE
 ($ IN MILLIONS)

--------------------------------------------------------------------------------
FOR THE YEAR ENDED DECEMBER 31,              2004           2003           2002
--------------------------------------------------------------------------------
Income before federal income taxes         $2,083         $1,829         $1,503
Statutory tax rate                             35%            35%            35%
--------------------------------------------------------------------------------
Expected federal income taxes                 729            640            526
Tax effect of:
     Non-taxable investment income            (93)           (62)
                                                                            (91)
     Tax reserve release                      (23)           (43)
                                                                            (79)
     Other, net                               (11)             1             --
--------------------------------------------------------------------------------
Federal income taxes                         $602           $471           $421
================================================================================
Effective tax rate                             29%            26%            28%
--------------------------------------------------------------------------------
COMPOSITION OF FEDERAL INCOME TAXES
Current:
     United States                           $530           $330           $217
     Foreign                                   33             30             19
--------------------------------------------------------------------------------
     Total                                    563            360            236
--------------------------------------------------------------------------------
Deferred:
     United States                             40            108            182
     Foreign                                   (1)             3              3
--------------------------------------------------------------------------------
     Total                                     39            111            185
--------------------------------------------------------------------------------
Federal income taxes                         $602           $471           $421
================================================================================

Additional tax benefits (expense) attributable to employee stock plans allocated directly to shareholder's equity for the years ended December 31, 2004, 2003 and 2002 were $3 million, $3 million and $(17) million, respectively.

The net deferred tax liability at December 31, 2004 and 2003 was comprised of the tax effects of temporary differences related to the following assets and liabilities:

------------------------------------------------------------------------------
($ IN MILLIONS)                                          2004       2003
------------------------------------------------------------------------------
Deferred Tax Assets:
     Benefit, reinsurance and other reserves             $629       $574
     Operating lease reserves                              47         52
     Employee benefits                                    195        201
     Other                                                232        392
------------------------------------------------------------------------------
           Total                                        1,103      1,219
------------------------------------------------------------------------------
Deferred Tax Liabilities:
     Deferred acquisition costs and value
        of insurance in force                          (1,365)    (1,225)
     Investments, net                                  (1,809)    (1,795)
     Other                                               (149)      (229)
------------------------------------------------------------------------------
            Total                                      (3,323)    (3,249)
------------------------------------------------------------------------------
Net Deferred Tax Liability                            $(2,220)   $(2,030)
------------------------------------------------------------------------------

                THE TRAVELERS INSURANCE COMPANY AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (CONTINUED)

The Company and its subsidiaries file a consolidated federal income tax return with Citigroup. Federal income taxes are allocated to each member of the consolidated group, according to a Tax Sharing Agreement (the Agreement), on a separate return basis adjusted for credits and other amounts required by the Agreement.

TIC had $325 million and $52 million payable to Citigroup at December 31, 2004 and 2003, respectively, related to the Agreement.

At December 31, 2004 and 2003, the Company had no ordinary or capital loss carryforwards.

The policyholders' surplus account, which arose under prior tax law, is generally that portion of the gain from operations that has not been subjected to tax, plus certain deductions. The balance of this account is approximately $932 million. At current rates the maximum amount of such tax would be approximately $326 million. Income taxes are not provided for on this amount because under current U.S. tax rules such taxes will become payable only to the extent such amounts are distributed as a dividend or exceed limits prescribed by federal law. The 2004 Tax Act provides that this account can be reduced directly by distributions made by the life insurance subsidiaries in 2005 and 2006. The Company intends to make sufficient distributions to eliminate this account within the timeframe permitted under the Act.

8.  SHAREHOLDER'S EQUITY

SHAREHOLDER'S EQUITY AND DIVIDEND AVAILABILITY

The Company's statutory net income, which includes the statutory net income of all insurance subsidiaries, was $842 million, $1,104 million and $256 million for the years ended December 31, 2004, 2003 and 2002, respectively. The Company's statutory capital and surplus was $7.9 billion and $7.6 billion at December 31, 2004 and 2003, respectively.

The Company is currently subject to various regulatory restrictions that limit the maximum amount of dividends available to be paid to its parent without prior approval of insurance regulatory authorities. A maximum of $908 million is available by the end of the year 2005 for such dividends without prior approval of the State of Connecticut Insurance Department, depending upon the amount and timing of the payments. TIC has requested approval to effect certain of the distributions described in Note 17 as an extraordinary dividend. See Note 17. In accordance with the Connecticut statute, TLAC may not pay dividends during 2005 without prior approval of the State of Connecticut Insurance Department. Primerica may pay up to $263 million to TIC in 2005 without prior approval of the Commonwealth of Massachusetts Insurance Department. The Company paid dividends of $773 million, $545 million and $586 million in 2004, 2003 and 2002, respectively.

The Company's 2004 dividends were paid in the following amounts: $467.5 million on March 30; $152.5 million on June 30; and $152.5 million on September 30. Due to the timing of the payments, these dividends were considered extraordinary.

In addition to the aforementioned quarterly dividends, the Company also made a dividend consisting of all the issued and outstanding shares of TLARC on December 15, 2004. TLARC was valued at $250,000 and was considered to be an ordinary dividend. See Notes 4 and 13 for further discussion of TLARC.

In December 2004, the Company requested and received prior approval from the State of Connecticut Insurance Department to pay an extraordinary dividend on January 3, 2005. Under Connecticut law, the ordinary dividend limitation amount is based upon the cumulative total of all dividend payments made within

                THE TRAVELERS INSURANCE COMPANY AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (CONTINUED)


the preceding twelve months. The Company's proposed dividend payment of $302.5 million payable on January 3, 2005 exceeded the ordinary dividend limitation by approximately $167 million, based on the 2005 dividend limit of $908 million. The State of Connecticut Insurance Department approved the request on December 19, 2004. TIC paid the dividend to its parent on January 3, 2005.

ACCUMULATED OTHER CHANGES IN EQUITY FROM NONOWNER SOURCES, NET OF TAX

Changes in each component of Accumulated Other Changes in Equity from Nonowner Sources were as follows:

                                                 NET UNREALIZED   FOREIGN CURRENCY       DERIVATIVE      ACCUMULATED OTHER
                                                    GAIN/LOSS        TRANSLATION       INSTRUMENTS AND   CHANGES IN EQUITY
                                                  ON INVESTMENT      ADJUSTMENTS     HEDGING ACTIVITIES    FROM NONOWNER
($ IN MILLIONS)                                    SECURITIES                                                 SOURCES
----------------------------------------------------------------------------------------------------------------------------
BALANCE, JANUARY 1, 2002                               $186               $(3)             $(109)                $74
Unrealized gains on investment securities,
   net of tax of $167                                   308                --                 --                 308
Add: Reclassification adjustment for losses
   included in net income, net of tax of $(78)          144                --                 --                 144
Foreign currency translation adjustment, net
   Of tax of $2                                          --                 3                 --                   3
Less: Derivative instrument hedging activity
   losses, net of tax of $(42)                           --                --                (75)                (75)
----------------------------------------------------------------------------------------------------------------------------
PERIOD CHANGE                                           452                 3                (75)                380
----------------------------------------------------------------------------------------------------------------------------
BALANCE, DECEMBER 31, 2002                              638                --               (184)                454
Unrealized gains on investment securities,
   net of tax of $414                                   805                --                 --                 805
Add: Reclassification adjustment for losses
   included in net income, net of tax of $(6)            12                --                 --                  12
Foreign currency translation adjustment, net
  of tax of $3                                           --                 4                 --                   4
Add: Derivative instrument hedging activity
   gains, net of tax of $46                              --                --                 85                  85
----------------------------------------------------------------------------------------------------------------------------
PERIOD CHANGE                                           817                 4                 85                 906
----------------------------------------------------------------------------------------------------------------------------
BALANCE, DECEMBER 31, 2003                            1,455                 4                (99)              1,360
----------------------------------------------------------------------------------------------------------------------------
Unrealized gains on investment securities,
   net of tax of $58                                    139                --                 --                 139
Less: Reclassification adjustment for gains
   included in net income, net of tax of $1              (1)               --                 --                  (1)
Foreign currency translation adjustment, net
   Of tax of $0                                          --                 1                 --                   1
Add: Derivative instrument hedging activity
   gains, net of tax of $53                              --                --                 98                  98
----------------------------------------------------------------------------------------------------------------------------
PERIOD CHANGE                                           138                 1                 98                 237
----------------------------------------------------------------------------------------------------------------------------
BALANCE, DECEMBER 31, 2004                           $1,593                $5               $ (1)             $1,597
----------------------------------------------------------------------------------------------------------------------------

                THE TRAVELERS INSURANCE COMPANY AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (CONTINUED)


9.  BENEFIT PLANS

PENSION AND OTHER POSTRETIREMENT BENEFITS

The Company participates in a qualified, noncontributory defined benefit pension plan sponsored by Citigroup. The Company's share of the expense related to this plan was insignificant in 2004, 2003 and 2002.

The Company also participates in a non-qualified, noncontributory defined benefit pension plan sponsored by Citigroup. During 2002, the Company assumed Travelers Property Casualty Corporation's (TPC) share of the non-qualified pension plan related to inactive employees of the former Travelers Insurance entities as part of the TPC spin-off. See Note 14. The Company's share of net expense for this plan was insignificant for 2004, 2003 and 2002.

In addition, the Company provides certain other postretirement benefits to retired employees through a plan sponsored by Citigroup. The Company assumed TPC's share of the postretirement benefits related to inactive employees of the former Travelers Insurance entities during 2002 as part of the TPC spin-off. The Company's share of net expense for the other postretirement benefit plans was $28 million in both 2004 and 2003 and $18 million in 2002.

401(K) SAVINGS PLAN

Substantially all of the Company's employees are eligible to participate in a 401(k) savings plan sponsored by Citigroup. The Company's expenses in connection with the 401(k) savings plan were not significant in 2004, 2003 and 2002. See
Note 13.


10. LEASES

Most leasing functions for the Company are administered by a Citigroup subsidiary. Net rent expense for the Company was $22 million, $21 million, and $24 million in 2004, 2003 and 2002, respectively.

------------------------------ ------------------------- -----------------------
YEAR ENDING DECEMBER 31,           MINIMUM OPERATING         MINIMUM CAPITAL
($ IN MILLIONS)                     RENTAL PAYMENTS          RENTAL PAYMENTS
------------------------------ ------------------------- -----------------------
2005                                     $ 51                      $ 5
2006                                       58                        5
2007                                       58                        6
2008                                       56                        6
2009                                       48                        6
Thereafter                                 31                       12
------------------------------ ------------------------- -----------------------
Total Rental Payments                    $302                      $40
============================== ========================= =======================

Future sublease rental income of approximately $54 million will partially offset these commitments. Also, the Company will be reimbursed for 50%, totaling $120 million through 2011, of the rental expense for a particular lease by an affiliate.

                THE TRAVELERS INSURANCE COMPANY AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (CONTINUED)


11. DERIVATIVE FINANCIAL INSTRUMENTS AND FAIR VALUE OF FINANCIAL INSTRUMENTS

DERIVATIVE FINANCIAL INSTRUMENTS

The Company uses derivative financial instruments, including financial futures contracts, swaps, interest rate caps, options and forward contracts, as a means of hedging exposure to interest rate changes, equity price changes, credit and foreign currency risk. The Company also uses derivative financial instruments to enhance portfolio income and replicate cash market investments. The Company, through Tribeca Citigroup Investments Ltd., holds and issues derivative instruments in conjunction with these investment strategies designed to enhance portfolio returns.

The Company uses exchange traded financial futures contracts to manage its exposure to changes in interest rates that arise from the sale of certain insurance and investment products, or the need to reinvest proceeds from the sale or maturity of investments. In addition, the Company enters into interest rate futures contracts in connection with macro hedges intended to reduce interest rate risk by adjusting portfolio duration. To hedge against adverse changes in interest rates, the Company enters long or short positions in financial futures contracts, which offset asset price changes resulting from changes in market interest rates until an investment is purchased, or a product is sold. Futures contracts are commitments to buy or sell at a future date a financial instrument, at a contracted price, and may be settled in cash or through delivery.

The Company uses equity option contracts to manage its exposure to changes in equity market prices that arise from the sale of certain insurance products. To hedge against adverse changes in the equity market prices, the Company enters long positions in equity option contracts with major financial institutions. These contracts allow the Company, for a fee, the right to receive a payment if the Standard and Poor's 500 Index falls below agreed upon strike prices.

Currency option contracts are used on an ongoing basis to hedge the Company's exposure to foreign currency exchange rates that result from the Company's direct foreign currency investments. To hedge against adverse changes in exchange rates, the Company enters into contracts that give it the right, but not the obligation, to sell the foreign currency within a limited time at a contracted price that may also be settled in cash, based on differentials in the foreign exchange rate. These contracts cannot be settled prior to maturity.

The Company enters into interest rate swaps in connection with other financial instruments to provide greater risk diversification and better match the cash flows from assets and related liabilities. In addition, the Company enters into interest rate swaps in connection with macro hedges intended to reduce interest rate risk by adjusting portfolio duration. Under interest rate swaps, the Company agrees with other parties to exchange, at specified intervals, the difference between fixed rate and floating rate interest amounts calculated by reference to an agreed upon notional principal amount. The Company also enters into basis swaps in which both legs of the swap are floating with each based on a different index. Generally, no cash is exchanged at the outset of the contract and no principal payments are made by either party. A single net payment is usually made by one counterparty at each due date.

The Company enters into currency swaps in connection with other financial instruments to provide greater risk diversification and better match assets purchased in U.S. Dollars with a corresponding liability originated in a foreign currency. Under currency swaps, the Company agrees with other parties to exchange, at specified intervals, foreign currency for U.S. Dollars. Generally, there is an exchange of foreign currency for U.S. Dollars at the outset of the contract based upon prevailing foreign exchange rates. Swap agreements are not exchange traded so they are subject to the risk of default by the counterparty.

                THE TRAVELERS INSURANCE COMPANY AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (CONTINUED)


The Company enters into interest rate caps in connection with other financial instruments to provide greater risk diversification and better match assets and liabilities. In addition, the Company enters into interest rate caps in connection with macro hedges intended to reduce interest rate risk by adjusting portfolio duration. Under interest rate caps, the Company pays a premium and is entitled to receive cash payments equal to the excess of the market interest rates over the strike prices multiplied by the notional principal amount. Interest rate cap agreements are not exchange traded so they are subject to the risk of default by the counterparty.

Forward contracts are used on an ongoing basis to hedge the Company's exposure to foreign currency exchange rates that result from the net investment in the Company's Canadian operations as well as direct foreign currency investments. To hedge against adverse changes in exchange rates, the Company enters into contracts to exchange foreign currency for U.S. Dollars with major financial institutions. These contracts cannot be settled prior to maturity. At the maturity date the Company must purchase the foreign currency necessary to settle the contracts.

The Company enters into credit default swaps in conjunction with a fixed income investment to reproduce the investment characteristics of a different investment. The Company will also enter credit default swaps to reduce exposure to certain corporate debt security investment exposures that it holds. Under credit default swaps, the Company agrees with other parties to receive or pay, at specified intervals, fixed or floating rate interest amounts calculated by reference to an agreed notional principal amount in exchange for the credit default risk of a specified bond. Swap agreements are not exchange traded so they are subject to the risk of default by the counterparty.

Several of the Company's hedging strategies do not qualify or are not designated as hedges for accounting purposes. This can occur when the hedged item is carried at fair value with changes in fair value recorded in earnings, the derivative contracts are used in a macro hedging strategy, the hedge is not expected to be highly effective, or structuring the hedge to qualify for hedge accounting is too costly or time consuming.

The Company monitors the creditworthiness of counterparties to these financial instruments by using criteria of acceptable risk that are consistent with on-balance sheet financial instruments. The controls include credit approvals, credit limits and other monitoring procedures. Additionally, the Company enters into collateral agreements with its derivative counterparties. As of December 31, 2004, the Company held collateral under these contracts amounting to approximately $813.0 million.

The table below provides a summary of the notional and fair value of derivatives by type:

($ IN MILLIONS)                                       DECEMBER 31, 2004                      DECEMBER 31, 2003
                                                               Fair Value                         Fair Value
                                                               ----------                         ----------
                                             Notional                            Notional
DERIVATIVE TYPE                               Amount       Assets   Liabilities    Amount    Assets   Liabilities
                                           ------------------------------------------------------------------------
Interest rate, equity and currency swaps        $8,926.0     $910.4       $158.7   $7,422.3    $685.7       $178.9
Financial futures                                1,421.0         --           --      790.2        --           --
Interest rate and equity options                 1,354.8      189.1           --      754.4     182.1           --
Currency forwards                                  510.1         --          8.9      352.4       0.3          7.3
Credit derivatives                                 427.4        4.1          3.4      209.5       5.2          0.6
Interest rate caps                                 117.5        3.1           --         --        --           --
                                           ------------------------------------------------------------------------
          TOTAL                                $12,756.8   $1,106.7       $171.0   $9,528.8    $873.3       $186.8
                                           ------------------------------------------------------------------------

                THE TRAVELERS INSURANCE COMPANY AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (CONTINUED)


The following table summarizes certain information related to the Company's hedging activities for the years ended December 31, 2004 and 2003:

                                          Year Ended             Year Ended
In millions of dollars                 December 31, 2004     December 31, 2003
--------------------------------------------------------------------------------
Hedge ineffectiveness recognized
    related to fair value hedges            $(33.2)                $(23.2)

Hedge ineffectiveness recognized
    related to cash flow hedges                6.1                   (3.4)

Net loss recorded in accumulated
    other changes in equity from
    nonowner sources related to
    net investment hedges                     (0.6)                 (33.6)
Net loss from economic
    hedges recognized in earnings            (20.1)                  (1.6)

During the years ended December 31, 2004 and 2003 there were no discontinued forecasted transactions. The amount expected to be reclassified from accumulated other changes in equity from nonowner sources into pre-tax earnings within twelve months from December 31, 2004 is $(76.1) million.

FINANCIAL INSTRUMENTS WITH OFF-BALANCE SHEET RISK

In the normal course of business, the Company issues fixed and variable rate loan commitments and has unfunded commitments to partnerships and joint ventures. All of these commitments are to unaffiliated entities. The off-balance sheet risk of fixed and variable rate loan commitments was $375.5 million and $253.5 million at December 31, 2004 and 2003, respectively. The Company had unfunded commitments of $1,075.8 million and $527.8 million to these partnerships at December 31, 2004 and 2003, respectively.

FAIR VALUE OF CERTAIN FINANCIAL INSTRUMENTS

The Company uses various financial instruments in the normal course of its business. Certain insurance contracts are excluded by SFAS No. 107, "Disclosure about Fair Value of Financial Instruments," and therefore are not included in the amounts discussed.

At December 31, 2004 and 2003, investments in fixed maturities had a carrying value and a fair value of $47.7 billion and $42.3 billion, respectively. See Notes 1 and 3.

At December 31, 2004, mortgage loans had a carrying value of $2.1 billion and a fair value of $2.2 billion and at year-end 2003 had a carrying value of $1.9 billion and a fair value of $2.0 billion. In estimating fair value, the Company used interest rates reflecting the current real estate financing market.

Included in other invested assets are 2,225 shares of Citigroup Cumulative Preferred Stock Series YYY, carried at cost of $2,225 million at December 31, 2004 and 2003, acquired as a contribution from TPC. This Series YYY Preferred Stock pays cumulative dividends at 6.767%, has a liquidation value of $1 million per

                THE TRAVELERS INSURANCE COMPANY AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (CONTINUED)


share and has perpetual duration, is not subject to a sinking fund or mandatory redemption but may be optionally redeemed by Citigroup at any time on or after February 27, 2022. Dividends totaling $150 million were received in both 2004 and 2003 and $125 million was received in 2002. There is no established market for this investment and it is not practicable to estimate the fair value of the preferred stock.

Included in other invested assets are 987 shares of Citigroup Cumulative Preferred Stock Series YY, carried at cost of $987 million at December 31, 2004 and 2003. This Series YY Preferred Stock pays cumulative dividends at 5.321%, has a liquidation value of $1 million per share, and has perpetual duration, is not subject to a sinking fund or mandatory redemption but may be optionally redeemed by Citigroup at any time on or after December 22, 2018. Dividends totaling $53 million were received during each of 2004, 2003 and 2002. There is no established market for this investment and it is not practicable to estimate the fair value of the preferred stock.

At December 31, 2004, contractholder funds with defined maturities had a carrying value of $15.2 billion and a fair value of $15.6 billion, compared with a carrying value and a fair value of $13.5 billion and $13.7 billion at December 31, 2003. The fair value of these contracts is determined by discounting expected cash flows at an interest rate commensurate with the Company's credit risk and the expected timing of cash flows. Contractholder funds without defined maturities had a carrying value of $14.4 billion and a fair value of $14.1 billion at December 31, 2004, compared with a carrying value of $13.1 billion and a fair value of $12.8 billion at December 31, 2003. These contracts generally are valued at surrender value.

The carrying values of $567 million and $698 million of financial instruments classified as other assets approximated their fair values at December 31, 2004 and 2003, respectively. The carrying value of $3.0 billion and $2.5 billion of financial instruments classified as other liabilities at December 31, 2004 and 2003 also approximated their fair values at both December 31, 2004 and 2003. Fair value is determined using various methods, including discounted cash flows, as appropriate for the various financial instruments.

Both the assets and liabilities of separate accounts providing a guaranteed return had a carrying value and a fair value of $350 million at December 31, 2003. This separate account was fully consolidated in 2004 per the adoption of SOP 03-1. See Note 1.

The carrying values of cash, trading securities and trading securities sold not yet purchased are carried at fair value. The carrying values of short-term securities and investment income accrued approximated their fair values. The carrying value of policy loans, which have no defined maturities, is considered to be fair value.

12. COMMITMENTS AND CONTINGENCIES

LITIGATION

In August 1999, an amended putative class action complaint captioned LISA MACOMBER, ET AL. VS. TRAVELERS PROPERTY CASUALTY CORPORATION, ET AL. was filed in New Britain, Connecticut Superior Court against the Company, its parent corporation, certain of the Company's affiliates (collectively TLA), and the Company's former affiliate, Travelers Property Casualty Corporation. The amended complaint alleges Travelers Property Casualty Corporation purchased structured settlement annuities from the Company and spent less on the purchase of those structured settlement annuities than agreed with claimants; and that commissions paid to brokers of structured settlement annuities, including an affiliate of the Company, were paid, in part, to Travelers Property Casualty Corporation. The amended complaint was dismissed and following an appeal by plaintiff in September 2002 the Connecticut Supreme Court reversed the dismissal of several of the plaintiff's

                THE TRAVELERS INSURANCE COMPANY AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (CONTINUED)


claims. On May 26, 2004, the Connecticut Superior Court certified a nation wide class action. The class action claims against TLA are violation of the Connecticut Unfair Trade Practice Statute, unjust enrichment and civil conspiracy. On June 15, 2004, the Defendants, including TLA, appealed the Connecticut Superior Court's May 26, 2004 class certification order.

In 2003 and 2004, several issues in the mutual fund and variable insurance product industries have come under the scrutiny of federal and state regulators. Like many other companies in our industry, the Company has received a request for information from the Securities and Exchange Commission (SEC) and a subpoena from the New York Attorney General regarding market timing and late trading. During 2004 the SEC requested additional information about the Company's variable product operations on market timing, late trading and revenue sharing, and the SEC, the National Association of Securities Dealers and the New York Insurance Department have made inquiries into these issues and other matters associated with the sale and distribution of insurance products. In addition, like many insurance companies and agencies, in 2004 and 2005 the Company received inquiries from certain state Departments of Insurance regarding producer compensation and bidding practices. The Company is cooperating fully with all of these requests and is not able to predict their outcomes.

In addition, the Company is a defendant or co-defendant in various other litigation matters in the normal course of business. These include civil actions, arbitration proceedings and other matters arising in the normal course of business out of activities as an insurance company, a broker and dealer in securities or otherwise.

In the opinion of the Company's management, the ultimate resolution of these legal and regulatory proceedings would not be likely to have a material adverse effect on the Company's consolidated financial condition or liquidity, but, if involving monetary liability, may be material to the Company's operating results for any particular period.

OTHER

The Company is a member of the Federal Home Loan Bank of Boston (the Bank), and in this capacity has entered into a funding agreement (the agreement) with the Bank where a blanket lien has been granted to collateralize the Bank's deposits. The Company maintains control of these assets, and may use, commingle, encumber or dispose of any portion of the collateral as long as there is no event of default and the remaining qualified collateral is sufficient to satisfy the collateral maintenance level. The agreement further states that upon any event of default, the Bank's recovery is limited to the amount of the member's outstanding funding agreement. The amount of the Company's liability for funding agreements with the Bank as of December 31, 2004 is $1.1 billion, included in contractholder funds. The Company holds $60.3 million of common stock of the Bank, included in equity securities.

                THE TRAVELERS INSURANCE COMPANY AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (CONTINUED)


The Company has provided a guarantee on behalf of Citicorp International Life Insurance Company, Ltd. (CILIC), an affiliate. The Company has guaranteed to pay claims up to $1 billion of life insurance coverage for CILIC. This guarantee takes effect if CILIC cannot pay claims because of insolvency, liquidation or rehabilitation. Life insurance coverage in force under this guarantee at December 31, 2004 is $466 million. The Company does not hold any collateral related to this guarantee.

13. RELATED PARTY TRANSACTIONS

Citigroup and certain of its subsidiaries provide investment management and accounting services, payroll, internal auditing, benefit management and administration, property management and investment technology services to the Company as of December 31, 2004. The Company paid Citigroup and its subsidiaries $41.0 million, $55.3 million and $56.9 million in 2004, 2003 and 2002, respectively, for these services. The amounts due to affiliates related to these services, included in other liabilities at December 31, 2004 and 2003, were insignificant.

The Company has received reimbursements from Citigroup and its affiliates related to the Company's increased benefit and lease expenses after the TPC spin-off. See Note 14. These reimbursements totaled $27.4 million, $34.3 million and $15.5 million in 2004, 2003 and 2002, respectively.

The Company maintains a short-term investment pool in which its insurance affiliates participate. The position of each company participating in the pool is calculated and adjusted daily. At December 31, 2004 and 2003, the pool totaled approximately $4.1 billion and $3.8 billion, respectively. The Company's share of the pool amounted to $3.3 billion at both December 31, 2004 and 2003, and is included in short-term securities in the consolidated balance sheets.

At December 31, 2004 and 2003, the Company had outstanding loaned securities to an affiliate, Citigroup Global Markets, Inc. (CGMI), of $361.5 million and $238.5 million, respectively.

Included in other invested assets is a $3.2 billion investment in Citigroup Preferred Stock at December 31, 2004 and 2003, carried at cost. Dividends received on these investments were $203 million in both 2004 and 2003 and $178 million in 2002. See Notes 11 and 17.

The Company had investments in an affiliated joint venture, Tishman Speyer, in the amount of $92.9 million and $166.3 million at December 31, 2004 and 2003, respectively. Income of $54.2 million, $18.6 million and $99.7 million was earned on these investments in 2004, 2003 and 2002, respectively.

The Company also had an investment in Greenwich Street Capital Partners I, an affiliated private equity investment, in the amount of $45.3 million and $48.3 million at December 31, 2004 and 2003, respectively. Income of $4.5 million, $33.9 million and $0 were earned on this investment in 2004, 2003 and 2002, respectively.

In the ordinary course of business, the Company purchases and sells securities through affiliated broker-dealers, including SB. These transactions are conducted on an arm's-length basis. Amounts due to SB were $363.7 million and $134.4 million at December 31, 2004 and 2003, respectively.

The Company markets deferred annuity products and life insurance through its affiliate, Smith Barney (SB), a division of CGMI. Annuity deposits related to these products were $877 million, $835 million, and $1.0 billion in 2004, 2003 and 2002, respectively. Life

                THE TRAVELERS INSURANCE COMPANY AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (CONTINUED)


premiums were $137.5 million, $114.9 million and $109.7 million in 2004, 2003 and 2002, respectively. Commissions and fees paid to SB were $71.9 million, $70.3 million and $77.0 million in 2004, 2003 and 2002, respectively.

The Company also markets individual annuity and life insurance through CitiStreet Retirement Services, a division of CitiStreet LLC, (CitiStreet), a joint venture between Citigroup and State Street Bank. Deposits received from CitiStreet were $1.5 billion, $1.4 billion and $1.6 billion in 2004, 2003 and 2002, respectively. Commissions and fees paid to CitiStreet were $45.9 million, $52.9 million and $54.0 million in 2004, 2003 and 2002, respectively.

The Company markets individual annuity products through an affiliate Citibank, N.A. (together with its subsidiaries, Citibank). Deposits received from Citibank were $525 million, $357 million and $321 million in 2004, 2003 and 2002, respectively. Commissions and fees paid to Citibank were $44.3 million, $29.8 million and $24.0 million in 2004, 2003 and 2002, respectively.

Primerica Financial Services, Inc. (PFS), an affiliate, is a distributor of products for TLA. PFS or its affiliates sold $983 million, $714 million and $787 million of individual annuities in 2004, 2003 and 2002, respectively. Commissions and fees paid to PFS were $75.4 million, $58.1 million and $60.4 million in 2004, 2003 and 2002, respectively.

Primerica Life has entered into a General Agency Agreement with PFS that provides that PFS will be Primerica Life's general agent for marketing all insurance of Primerica Life. In consideration of such services, Primerica Life agreed to pay PFS marketing fees of no less than $10 million per year based upon U.S. gross direct premiums received by Primerica Life. The fees paid by Primerica Life were $15 million in 2004 and $12.5 million in each of 2003 and 2002.

During 2004 TLARC was established as a pure captive to reinsure 100% of the statutory based risk associated with universal life contracts. Statutory premiums paid by the Company to TLARC totaled $1,071 million in 2004. Ceding commissions and experience refunds paid by TLARC to the Company totaled $1,054 million in 2004. The net amount paid was $17 million and reported as a reduction of other income. See Note 4.

TIC has made a solvency guarantee for an affiliate, CILIC. See Note 12.

The Company participates in a stock option plan sponsored by Citigroup that provides for the granting of stock options in Citigroup common stock to officers and other employees. To further encourage employee stock ownership, Citigroup introduced the WealthBuilder stock option program during 1997 and the Citigroup Ownership Program in 2001. Under these programs, all employees meeting established requirements have been granted Citigroup stock options. During 2001, Citigroup introduced the Citigroup 2001 Stock Purchase Program for new employees, which allowed eligible employees of Citigroup, including the Company's employees, to enter into fixed subscription agreements to purchase shares at the market value on the date of the agreements. During 2003 Citigroup introduced the Citigroup 2003 Stock Purchase Program, which allowed eligible employees of Citigroup, including the Company's employees, to enter into fixed subscription agreements to purchase shares at the lesser of the market value on the first date of the offering period or the market value at the close of the offering period. Enrolled employees are permitted to make one purchase prior to the expiration date. The Company's charge to income for these plans was insignificant in 2004, 2003 and 2002.

                THE TRAVELERS INSURANCE COMPANY AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (CONTINUED)


The Company also participates in the Citigroup Capital Accumulation Program. Participating officers and other employees receive a restricted stock award in the form of Citigroup common stock. These restricted stock awards generally vest after a three-year period and, except under limited circumstances, the stock can not be sold or transferred during the restricted period by the participant, who is required to render service to the Company during the restricted period. The Company's charge to income for this program was insignificant in 2004, 2003 and 2002.

Unearned compensation expense associated with the Citigroup restricted common stock grants, which represents the market value of Citigroup's common stock at the date of grant, is included in other assets in the consolidated balance sheet and is recognized as a charge to income ratably over the vesting period. The Company's charge to income was insignificant during 2004, 2003 and 2002.

14. TRAVELERS PROPERTY CASUALTY SPIN-OFF

On April 1, 2004 TPC merged with a subsidiary of The St. Paul Companies to form St. Paul Travelers.

On March 27, 2002, TPC, the Company's parent at December 31, 2001, completed its IPO. On August 20, 2002, Citigroup made a tax-free distribution to its stockholders of a majority portion of its remaining interest in TPC. In 2002, prior to the IPO the following transactions occurred:

        o The common stock of the Company was distributed by TPC to CIHC so the Company would remain an indirect wholly owned subsidiary of Citigroup.

        o The Company sold its home office buildings in Hartford, Connecticut and a building housing TPC's information systems in Norcross, Georgia to TPC for $68 million.

        o TLA Holdings LLC, a non-insurance subsidiary valued at $142 million, was contributed to the Company by TPC.

        o The Company assumed pension, postretirement and post employment benefits payable to all inactive employees of the former Travelers Insurance entities and received $189 million of cash and other assets from TPC to offset these benefit liabilities. In March 2003, TPC paid the Company $22.6 million as a settlement for these benefit-related liabilities.

        o The Company received 2,225 shares of Citigroup's 6.767% Cumulative Preferred Stock, Series YYY, with a par value of $1.00 per share and a liquidation value of $1 million per share as a contribution from TPC.

In connection with the TPC IPO and distribution, the Company's additional paid-in capital increased $1,596 million during 2002 as follows:

($ IN MILLIONS)
Citigroup Series YYY Preferred Stock      $2,225
TLA Holdings LLC                             142
Cash and other assets                        189
Pension, postretirement, and
   post-employment benefits payable         (279)
Deferred tax assets                           98
Deferred tax liabilities                    (779)
                                          ------
                                          $1,596
                                          ======

                THE TRAVELERS INSURANCE COMPANY AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (CONTINUED)


At December 31, 2001, TPC and its subsidiaries were affiliates of the Company and provided certain services to the Company. These services included data processing, facilities management, banking and financial functions, benefits administration and others. During 2002, the Company began phasing out these services. The Company paid TPC $4.9 million and $33.6 million in 2003 and 2002, respectively, for these services. In 2004, The Company did not receive these services.

The Company has a license from St. Paul Travelers to use the names "Travelers Life & Annuity," "The Travelers Insurance Company," "The Travelers Life and Annuity Company" and related names in connection with the Company's business.

15. RECONCILIATION OF NET INCOME TO NET CASH PROVIDED BY OPERATING ACTIVITIES

The following table reconciles net income to net cash provided by operating activities:

--------------------------------------------------------------------------------
FOR THE YEAR ENDED DECEMBER 31,                    2004      2003      2002
($ IN MILLIONS)
--------------------------------------------------------------------------------

Net Income                                       $1,481     $1,358     $1,082
   Adjustments to reconcile net income to net
   cash provided by operating activities:
      Realized (gains) losses                       (16)       (37)       322
      Deferred federal income taxes                  (9)        58        185
      Amortization of deferred policy
        acquisition costs                           649        501        393
      Additions to deferred policy
        acquisition costs                        (1,203)      (960)
                                                                         (879)
      Investment income                             106       (503)
                                                                         (119)
      Premium balances                                8
                                                                (8)        (7)
      Insurance reserves and accrued expenses
                                                               604        832
                                                                          493
      Other                                         (79)      (443)
                                                                         (402)
--------------------------------------------------------------------------------
Net cash provided by operations                  $1,525       $814     $1,068
--------------------------------------------------------------------------------

16. NON-CASH INVESTING AND FINANCING ACTIVITIES

In 2004, significant non-cash investing and financing activities include the minority interest reversal of joint ventures held by TPC in the amount of $(58) million. In 2003, these activities include the acquisition of real estate through foreclosures of mortgage loans amounting to $53 million and the inclusion of the TPC minority interest in joint ventures in the amount of $63 million. In 2002, these activities include the contribution of $2,225 million of Citigroup YYY Preferred Stock and related deferred tax liability of $779 million; a $17 million COLI asset and $98 million deferred tax asset related to the transfer of $279 million of pension and postretirement benefits, transferred for $172 million cash; and the contribution of a non-insurance company, TLA Holdings, LLC, for $142 million.

                THE TRAVELERS INSURANCE COMPANY AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (CONTINUED)


17. SUBSEQUENT EVENT

On January 31, 2005, Citigroup announced that it had agreed to sell TIC, including TLAC and certain other domestic and international insurance businesses (the Life Insurance and Annuity Businesses) to MetLife, Inc. (MetLife) pursuant to an Acquisition Agreement (the Agreement). The transaction is subject to certain regulatory approvals, as well as other customary conditions to closing. Citigroup currently anticipates that the intended sale would be completed during this summer.

The Company's Primerica segment and certain other assets will remain with Citigroup. Accordingly, prior to the closing, TIC will distribute to its parent company by way of dividend (i) all of the outstanding shares of common stock of the Company's 100% owned subsidiary, Primerica Life Insurance Company (Primerica
Life), (ii) all shares of Citigroup's Series YYY and Series YY preferred stock held by the Company and (iii) certain other assets, including certain assets and liabilities related to the Company's share of the non-qualified pension plan, and post retirement benefits related to inactive employees of the former Travelers Insurance entities, assumed during Citigroup's 2002 spin-off of the Travelers Property Casualty operations (collectively, the Dispositions). The Dispositions require certain regulatory approvals.

Subject to closing adjustments described in the Agreement, the contemplated sale price would be $11.5 billion.

ITEM 9. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE.

None.

ITEM 9A.  CONTROLS AND PROCEDURES

DISCLOSURE CONTROLS AND PROCEDURES

The Company's management, with the participation of the Company's Chief Executive Officer and Chief Financial Officer, has evaluated the effectiveness of the Company's disclosure controls and procedures (as such term is defined in Rules 13a-15(e) and 15d-15(e) under the Securities Exchange Act of 1934, as amended ("Exchange Act")) as of the end of the period covered by this report. Based on such evaluation, the Company's Chief Executive Officer and Chief Financial Officer have concluded that, as of the end of such period, the Company's disclosure controls and procedures are effective in recording, processing, summarizing and reporting, on a timely basis, information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act.

INTERNAL CONTROL OVER FINANCIAL REPORTING

There have not been any changes in the Company's internal control over financial reporting (as such term is defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act) during the fiscal quarter ended December 31, 2004 that have materially affected, or are reasonably likely to materially affect, the Company's internal control over financial reporting.

ITEM 9B.  OTHER INFORMATION

Not Applicable

                                    PART III

ITEM 10.   DIRECTORS AND EXECUTIVE OFFICERS OF THE REGISTRANT.

Omitted pursuant to General Instruction I(2)(c) of Form 10-K.

ITEM 11.   EXECUTIVE COMPENSATION.

Omitted pursuant to General Instruction I(2)(c) of Form 10-K.

ITEM 12.   SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.

Omitted pursuant to General Instruction I(2)(c) of Form 10-K.

ITEM 13.   CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.

Omitted pursuant to General Instruction I(2)(c) of Form 10-K.

ITEM 14. PRINCIPAL ACCOUNTANT FEES AND SERVICES

The following is a description of the fees earned by KPMG for services rendered to the Company for the years ended December 31, 2004 and 2003:

AUDIT FEES: Audit fees include fees paid by the Company to KPMG in connection with the annual audit of the Company's consolidated financial statements, KPMG's audits of subsidiary financial statements and KPMG's review of the Company's interim financial statements. Audit fees also include fees for services performed by KPMG that are closely related to the audit and in many cases could only be provided by the Company's independent registered public accounting firm. Such services include comfort letters and consents related to SEC registration statements and other capital raising activities and certain reports relating to the Company's regulatory filings, reports on internal control reviews required by regulators, due diligence on completed acquisitions, and accounting advice on completed transactions. The aggregate fees earned by KPMG for audit services rendered to the Company and its subsidiaries for the years ended December 31, 2004 and December 31, 2003 totaled approximately $2.3 million and $1.3 million, respectively.

AUDIT RELATED FEES: Audit related services include due diligence services related to contemplated mergers and acquisitions, accounting consultations, internal control reviews not required by regulators, securitization related services, employee benefit plan audits and certain attestation services as well as certain agreed upon procedures. The aggregate fees earned by KPMG for audit related services rendered to the Company and its subsidiaries for the years ended December 31, 2004 and December 31, 2003 were $42 thousand and $37 thousand, respectively.

TAX FEES: Tax fees include corporate tax compliance, counsel and advisory services as well as expatriate tax services. The aggregate fees earned by KPMG for tax related services rendered to the Company and its subsidiaries for the years ended December 31, 2004 and December 31, 2003 totaled approximately $46,000 and $0, respectively.

ALL OTHER FEES: The Company did not incur any charges from KPMG for other services rendered to the Company and its subsidiaries for matters such as general consulting for the years ended December 31, 2004 and December 31, 2003.

The Company did not engage KPMG for any additional non-audit services other than those permitted under its policy, unless such services were individually approved by the Citigroup audit and risk management committee.

Approval of Independent Registered Public Accounting Firm Services and Fees Citigroup's audit and risk management committee has reviewed and approved all fees charged by Citigroup's independent registered public accounting firm, and actively monitored the relationship between audit and non-audit services provided. The audit and risk management committee has concluded that the provision of services by KPMG was consistent with the maintenance of the external auditors' independence in the conduct of its auditing functions. Effective January 1, 2003, Citigroup adopted a policy that it and its subsidiaries would no longer engage its primary independent registered public accounting firm for non-audit services other than "audit related services," as defined by the SEC, certain tax services, and other permissible non-audit services as specifically approved by the chair of the audit and risk management committee and presented to the full committee at its next regular meeting. The policy also includes limitations on the hiring of KPMG partners and other professionals to ensure that the Company satisfies the SEC's auditor independence rules.

During 2004, the following changes were made in Citigroup's policy for approval of audit fees and services. Pre-approval of the audit and risk management committee is required for all internal control engagements and, effective December 31, 2004, Citigroup further restricted the scope of tax services that may be provided by KPMG and determined that it will no longer use KPMG for tax advisory services, including consulting and tax planning, except as related to tax compliance services.

Under the Citigroup policy approved by the audit and risk management committee, the committee must pre-approve all services provided by Citigroup's independent registered public accounting firm and fees charged. The committee will consider annually the provision of audit services and, if appropriate, pre-approve certain defined audit fees, audit related fees, tax fees and other fees with specific dollar value limits for each category of service. The audit and risk management committee will also consider on a case by case basis and, if appropriate, approve specific engagements that are not otherwise pre-approved. Any proposed engagement that does not fit within the definition of a pre-approved service may be presented to the chair of the audit and risk management committee for approval and to the full audit and risk management committee at its next regular meeting. The policy includes limitations on hiring of partners or other professional employees of KPMG that require adjustments to KPMG 's audit approach if there is any apparent conflict, and at all times the Company is mindful of the independence requirements of the SEC in considering employment of these individuals.

Administration of the policy is centralized within, and monitored by, Citigroup senior corporate financial management, which reports throughout the year to the audit and risk management committee.


                                     PART IV

ITEM 15.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a) Documents filed:

        (1) Financial Statements. See index on page 19 of this report.

        (2) Financial Statement Schedules. See index on page 72 of this report.

        (3) Exhibits. See Exhibit Index on page 70.

                                  EXHIBIT INDEX
EXHIBIT
NO.         DESCRIPTION

2. Acquisition Agreement, dated as of January 31, 2005, by and between Citigroup Inc. and MetLife, Inc., incorporated by reference to
            Exhibit 10.1 to the Current Report on Form 8-K of Citigroup Inc. dated January 31, 2005 and filed February 4, 2005 (File No. 1-9924).

3.          Articles of Incorporation and By-Laws

                a) Charter of The Travelers Insurance Company (the "Company"), as effective October 19, 1994, incorporated by reference to
                    Exhibit 3.01 to the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 1994 (File No. 33-33691) (the "Company's September 30, 1994 10-Q").

                b) By-laws of the Company, as effective October 20, 1994, incorporated by reference to Exhibit 3.02 to the Company's September 30, 1994 10-Q.

10.01 Lease for office space in Hartford, Connecticut dated as of April 2, 1996, by and between the Company and The Travelers Indemnity Company, incorporated by reference to Exhibit 10.14 to the Annual Report on Form 10-K of Travelers Property Casualty Corp. for the fiscal year ended December 31, 1996 (File No. 1-14328).

10.02 Trademark License Agreement between Travelers Property Casualty Corp. and The Travelers Insurance Company, effective as of August 20, 2002, incorporated by reference to Exhibit 10.01 to the Company's Quarterly Report on form 10-Q for the fiscal quarter ended September 30, 2002.

10.03 Lease for office space at Cityplace, Hartford, Connecticut, dated March 28, 1996, by and between Aetna Life and Casualty Company and The Travelers Indemnity Company, (the "Cityplace Lease"), incorporated by reference to Exhibit 10.10 to the Registration Statement on Form S-1 of Travelers Insurance Group Holdings Inc. (then known as Travelers/Aetna Property Casualty Corp.) on April 22, 1996 (File No. 333-2254).

10.04 First Amendment, dated May 15, 2001, by and between Aetna Inc. (formerly Aetna Life and Casualty Company) as Landlord and The Travelers Indemnity Company, as Tenant, with respect to the Cityplace Lease, incorporated by reference to Exhibit 10.04 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2002.

10.05 Assignment and Assumption Agreement dated as of August 19, 2002, by and between The Travelers Indemnity Company as Assignor and the Company as Assignee, with respect to the Cityplace Lease, incorporated by reference to Exhibit 10.05 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2002.

14.01 Citigroup Code of Ethics for Financial Professionals, incorporated by reference to Exhibit 14.01 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2002.

21.         Subsidiaries of the Registrant:
                Omitted pursuant to General Instruction I (2)(b) of Form 10-K.

31.01+ Certification of chief financial officer pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.

31.02+ Certification of chief executive officer pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.

32.01+      Certification Pursuant to 18 USC Section 1350.

-------------
+Filed herewith

                                   SIGNATURES

Pursuant to the requirements of Section 13 or 15 (d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on the 30th day of March, 2004.

                         THE TRAVELERS INSURANCE COMPANY
                                  (Registrant)

         By:      /s/ GLENN D. LAMMEY
                  Glenn D. Lammey
                  Executive Vice President,
                  Chief Financial Officer and Chief Accounting Officer (Principal Financial Officer and Principal Accounting Officer)

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed by the following persons on behalf of the registrant and in the capacities indicated on the 30th day of March, 2004.

SIGNATURE                             CAPACITY

/s/ GEORGE C. KOKULIS                 Director and Chief Executive Officer
------------------------
(George C. Kokulis)                   (Principal Executive Officer)

/s/ GLENN D. LAMMEY                   Director, Chief Financial Officer and
------------------------              Chief Accounting Officer
(Glenn D. Lammey)                     (Principal Financial Officer and
                                      Principal Accounting Officer)

/s/ KATHLEEN L. PRESTON               Director
------------------------
(Kathleen L. Preston)

/s/ MARLA BERMAN LEWITUS              Director
------------------------
(Marla Berman Lewitus)

/s/ EDWARD W. CASSIDY                 Director
------------------------
(Edward W. Cassidy)

/s/ WILLIAM P. KRIVOSHIK              Director
------------------------
(William P. Krivoshik)

Supplemental Information to be Furnished With Reports Filed Pursuant to Section 15(d) of the Act by Registrants Which Have Not Registered Securities pursuant to
Section 12 of the Act: NONE

No Annual Report to Security Holders covering the registrant's last fiscal year or proxy material with respect to any meeting of security holders has been sent, or will be sent, to security holders.

         INDEX TO FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULES



                                                                            PAGE

The Travelers Insurance Company and Subsidiaries

     Report of Independent Registered Public Accounting Firm                  *

     Consolidated Statements of Income                                        *

     Consolidated Balance Sheets                                              *
     Consolidated Statements of Changes In Shareholder's Equity               *
     Consolidated Statements of Cash Flows                                    *
     Notes to Consolidated Financial Statements                               *

Report of Independent Registered Public Accounting Firm                       73

Schedule I - Summary of Investments - Other than Investments
   in Related Parties 2004                                                    74

Schedule III - Supplementary Insurance Information 2002-2004                  75

Schedule IV - Reinsurance 2002-2004                                           76

All other schedules are inapplicable for this filing

*  See index on page 19

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Shareholder
The Travelers Insurance Company:

Under date of March 28, 2005, we reported on the consolidated balance sheets of The Travelers Insurance Company and subsidiaries as of December 31, 2004 and 2003, and the related consolidated statements of income, changes in shareholder's equity and cash flows for each of the years in the three-year period ended December 31, 2004, which are included in the Form 10-K. In connection with our audits of the aforementioned consolidated financial statements, we also audited the related consolidated financial statement schedules as listed in the accompanying index. These financial statement schedules are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statement schedules based on our audits.

In our opinion, such financial statement schedules, when considered in relation to the basic consolidated financial statements taken as a whole, present fairly, in all material respects, the information set forth therein.

As discussed in Note 1 to the consolidated financial statements, the Company changed its methods of accounting and reporting for certain nontraditional long-duration contracts and for separate accounts in 2004, variable interest entities in 2003, and for goodwill and intangible assets in 2002.

/s/KPMG LLP

Hartford, Connecticut
March 28, 2005

                THE TRAVELERS INSURANCE COMPANY AND SUBSIDIARIES

                                   SCHEDULE I
       SUMMARY OF INVESTMENTS - OTHER THAN INVESTMENTS IN RELATED PARTIES
                                DECEMBER 31, 2004
                                 ($ IN MILLIONS)

--------------------------------------------------------------------------------------------------------------------------
TYPE OF INVESTMENT                                                                                    AMOUNT SHOWN IN
                                                                          COST          VALUE         BALANCE SHEET(1)
--------------------------------------------------------------------------------------------------------------------------
Fixed Maturities:
     Bonds:
         U.S. Government and government agencies and authorities           $6,582        $6,840             $6,840
         States, municipalities and political subdivisions                    364           404                404
         Foreign governments                                                  847           927                927
         Public utilities                                                   2,516         2,710              2,710
         Convertible bonds and bonds with warrants attached                   228           245                245
         All other corporate bonds                                         34,601        36,373             36,373
--------------------------------------------------------------------------------------------------------------------------
              Total Bonds                                                  45,138        47,499             47,499
     Redeemable preferred stocks                                              176           216                216
--------------------------------------------------------------------------------------------------------------------------
         Total Fixed Maturities                                            45,314        47,715             47,715
--------------------------------------------------------------------------------------------------------------------------

Equity Securities:
     Common Stocks:
         Banks, trust and insurance companies                                  13            17                 17
         Industrial, miscellaneous and all other                              140           177                177
--------------------------------------------------------------------------------------------------------------------------
              Total Common Stocks                                             153           194                194
     Nonredeemable preferred stocks                                           169           173                173
--------------------------------------------------------------------------------------------------------------------------
         Total Equity Securities                                              322           367                367
--------------------------------------------------------------------------------------------------------------------------

Mortgage Loans                                                              2,124                            2,124
Real Estate Held For Sale                                                      37                               37
Policy Loans                                                                1,121                            1,121
Short-Term Securities                                                       3,731                            3,731
Trading Securities                                                          1,360                            1,360
Other Investments  (2)(3)(4)                                                1,341                            1,341
--------------------------------------------------------------------------------------------------------------------------
         Total Investments                                                $55,350                          $57,796
==========================================================================================================================

(1) Determined in accordance with methods described in Notes 1 and 3 of the Notes to Consolidated Financial Statements.

(2) Excludes $3.2 billion of Citigroup Inc. preferred stock. See Note 13 of Notes to Consolidated Financial Statements.

(3) Also excludes $415 million fair value of investment in affiliated partnership interests.

(4) Includes derivatives marked to market and recorded at fair value in the balance sheet.

                THE TRAVELERS INSURANCE COMPANY AND SUBSIDIARIES

                                  SCHEDULE III
                       SUPPLEMENTARY INSURANCE INFORMATION
                                 ($ IN MILLIONS)


------------------------------------------------------------------------------------------------------------------------------------
                                           FUTURE
                                           POLICY        OTHER
                                           BENEFITS,     POLICY                                  AMORTIZATION
                              DEFERRED     LOSSES,       CLAIMS              NET      BENEFITS,  OF DEFERRED
                              POLICY       CLAIMS        AND                 INVEST-  CLAIMS     POLICY         OTHER
                              ACQUISITION  AND LOSS      BENEFITS   PREMIUM  MENT     AND        ACQUISITION    OPERATING   PREMIUMS
                              COSTS        EXPENSES(1)   PAYABLE    REVENUE  INCOME   LOSSES(2)  COSTS          EXPENSES    WRITTEN
------------------------------------------------------------------------------------------------------------------------------------
                        2004
                        ----
Travelers Life & Annuity      $2,771       $46,452       $581        $911    $3,012   $2,716      $400          $259          $911
Primerica                      2,178         3,696        180       1,315       336      560       249           228         1,310
------------------------------------------------------------------------------------------------------------------------------------
Total                         $4,949       $50,148       $761      $2,226    $3,348   $3,276      $649          $487        $2,221
====================================================================================================================================

                        2003
                        ----
Travelers Life & Annuity      $2,361       $42,023       $532      $1,082    $2,743   $2,816      $266          $240        $1,093
Primerica                      2,034         3,500        161       1,245       315      534       235           219         1,251
------------------------------------------------------------------------------------------------------------------------------------
Total                         $4,395       $45,523       $693      $2,327    $3,058   $3,350      $501          $459        $2,344
====================================================================================================================================

                        2002
                        ----
Travelers Life & Annuity      $2,043       $37,774       $461       $ 730    $2,646   $2,404     $174           $190         $ 729
Primerica                      1,893         3,261        147       1,194       290      527      219            217         1,184
------------------------------------------------------------------------------------------------------------------------------------
Total                         $3,936       $41,035       $608      $1,924    $2,936   $2,931     $393           $407        $1,913
====================================================================================================================================

(1)  Includes contractholder funds.

(2)  Includes interest credited to contractholders.

                THE TRAVELERS INSURANCE COMPANY AND SUBSIDIARIES

                                   SCHEDULE IV
                                   REINSURANCE
                                 ($ IN MILLIONS)

-------------------------------------- -------------- ---------------- ---------------- ------------ ----------------
                                                                                                      PERCENTAGE OF
                                                      CEDED TO OTHER    ASSUMED FROM                 AMOUNT ASSUMED
                                       GROSS AMOUNT      COMPANIES     OTHER COMPANIES  NET AMOUNT       TO NET
-------------------------------------- -------------- ---------------- ---------------- ------------ ----------------
2004
------
Life Insurance In Force                   $646,184        $397,411           $  3,470     $252,243              1.4%

Premiums:
     Life insurance                       $  2,609        $    460           $      1     $  2,150               --
     Accident and health insurance             305             229                 --           76               --
     Property casualty                           1               1                 --           --               --
                                          --------        --------           --------     --------           ------
         Total Premiums                   $  2,915        $    690           $      1     $  2,226               --
                                          ========        ========           ========     ========           ======

                                                                                                               2003
                                                                                                             ------
Life Insurance In Force
                                          $593,006        $356,298           $  3,519     $240,227              1.4%
Premiums:
     Life insurance                       $  2,672        $    419           $      1     $  2,254               --
     Accident and health insurance             308             235                 --           73               --
     Property casualty                          21              21                 --           --
                                          --------        --------           --------     --------           ------
         Total Premiums                   $  3,001        $    675           $      1     $  2,327               --
                                          ========        ========           ========     ========           ======

                                                                                                               2002
                                                                                                             ------
Life Insurance In Force
                                          $549,066        $321,940           $  3,568     $230,694              1.5%
Premiums:
     Life insurance                       $  2,227        $    377           $     --     $  1,850               --
     Accident and health insurance             316             242                 --           74               --
     Property casualty                         109             109                 --           --               --
                                          --------        --------           --------     --------           ------
         Total Premiums                   $  2,652        $    728           $     --     $  1,924               --
                                          ========        ========           ========     ========           ======

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ----------------------

                                    FORM 10-K

      _X_       ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                   FOR THE FISCAL YEAR ENDED DECEMBER 31, 2004

                                       OR

      ___     TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

          FOR THE TRANSITION PERIOD FROM ____________ TO ______________


                             ----------------------
                         COMMISSION FILE NUMBER 33-58677
                             ----------------------


                     THE TRAVELERS LIFE AND ANNUITY COMPANY
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                 CONNECTICUT                          06-0904249
        (State or other jurisdiction of            (I.R.S. Employer
        incorporation or organization)             Identification No.)

                 ONE CITYPLACE, HARTFORD, CONNECTICUT   06103-3415
               (Address of principal executive offices) (Zip Code)

                                 (860) 308-1000
              (Registrant's telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:  None
Securities registered pursuant to Section 12(g) of the Act:  None

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.

                              Yes _X_        No ___

Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K is not contained herein, and will not be contained, to the best of registrant's knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K or any amendment to this Form 10-K.

                              Yes _X_        No ___

Indicate by checkmark whether the registrant is an accelerated filer (as defined in Exchange Act Rule 12b-2).

                              Yes ___        No _X_

As of the date hereof, there were outstanding 30,000 shares of common stock, par value $100 per share, of the registrant, all of which were owned by The Travelers Insurance Company, an indirect wholly owned subsidiary of Citigroup Inc.

                            REDUCED DISCLOSURE FORMAT

The registrant meets the conditions set forth in General Instruction I(1)(a) and
(b) of Form 10-K and is therefore filing this Form with the reduced disclosure format.

DOCUMENTS INCORPORATED BY REFERENCE:  NONE

                     THE TRAVELERS LIFE AND ANNUITY COMPANY


                                TABLE OF CONTENTS


FORM 10-K
ITEM NUMBER                          PART I                                 PAGE

1.    Business ..............................................................  2

2.    Properties ............................................................  4

3.    Legal Proceedings .....................................................  5

4.    Submission of Matters to a Vote of Security Holders ...................  6

                                  PART II

5.    Market for Registrant's Common Equity and Related
      Stockholder Matters ...................................................  6

6.    Selected Financial Data ...............................................  6

7.    Management's Discussion and Analysis of Financial Condition
      and Results of Operations .............................................  7

7A.   Quantitative and Qualitative Disclosures About Market Risk ............ 12

8.    Financial Statements and Supplementary Data ........................... 15

9.    Changes in and Disagreements with Accountants on Accounting and Financial Disclosure .............................................. 52

9A.   Controls and Procedures ............................................... 52
9B.   Other Information ..................................................... 52

                                 PART III

10.   Directors and Executive Officers of the Registrant .................... 52

11.   Executive Compensation ................................................ 52

12.   Security Ownership of Certain Beneficial Owners and Management ........ 52

13.   Certain Relationships and Related Transactions ........................ 52

14.   Principal Accountant Fees and Services ................................ 53


                                  PART IV
15.   Exhibits and Financial Statement Schedules ............................ 54

      Exhibit Index ......................................................... 55

      Signatures ............................................................ 56
      Index to Financial Statements and Financial Statement Schedules ....... 57

                     THE TRAVELERS LIFE AND ANNUITY COMPANY
                           ANNUAL REPORT ON FORM 10-K

                                     PART I

ITEM 1.  BUSINESS.

GENERAL

The Travelers Life and Annuity Company (the Company) is a wholly owned subsidiary of The Travelers Insurance Company (TIC), a wholly owned subsidiary of Citigroup Insurance Holding Corporation (CIHC), an indirect wholly owned subsidiary of Citigroup Inc. (Citigroup). Citigroup is a diversified global financial services holding company whose businesses provide a broad range of financial services to consumer and corporate customers around the world. The periodic reports of Citigroup and TIC provide additional business and financial information concerning those companies and their consolidated subsidiaries.

On January 31, 2005, Citigroup announced that it had agreed to sell its Life Insurance and Annuity businesses, including TIC and the Company, to MetLife, Inc. The transaction is subject to certain domestic and international regulatory approvals, as well as other customary conditions to closing. TIC's Primerica segment and certain other assets will remain with Citigroup. The transaction is expected to close this summer. See Note 14 of Notes to Financial Statements. TIC filed a Form 8-K regarding this proposed transaction on February 2, 2005.

The Company is a stock insurance company chartered in 1973 in the State of Connecticut and has been continuously engaged in the insurance business since that time. The Company is licensed to conduct life and annuity insurance business in all the states except New York. The Company is also licensed to conduct life and annuity insurance business in the District of Columbia and Puerto Rico.

The Company offers retail annuities and individual life insurance to individuals and small businesses under the Travelers Life & Annuity (TLA) name. On April 1, 2004 Travelers Property Casualty Corporation (TPC), a former affiliate of the Company, merged with a subsidiary of The St. Paul Companies to form St. Paul Travelers. TIC has a license from St. Paul Travelers to use the names "Travelers Life & Annuity", "The Travelers Insurance Company" and "The Travelers Life and Annuity Company."

The retail annuity products offered are fixed and variable deferred annuities. Retail annuity products are distributed through affiliated and non-affiliated channels. The primary affiliated distribution channels are Smith Barney (SB), a division of Citigroup Global Markets Inc., and Primerica Financial Services, Inc. (PFS). Retail annuity sales by SB accounted for 25% of total retail annuity sales in 2004 and 32% in both 2003 and 2002. Sales by PFS accounted for 31%, 29% and 26% in 2004, 2003 and 2002, respectively. In addition, the Company distributes its products through CitiStreet Retirement Services, a division of CitiStreet LLC, (CitiStreet) and Citibank, N.A. (Citibank), also affiliates of the Company.

Individual life insurance is used to meet estate, business planning and retirement needs and also to provide protection against financial loss due to death. Individual life products are primarily marketed by independent financial professionals and account for 83.5% of total 2004 life sales. SB and Citibank accounted for 8.4% and 6.0%, respectively, of total individual life sales for 2004.

In the past, the Company offered group pension close-out business. The Company no longer actively markets this product and all new sales are reported in TIC. Periodically, premiums are collected from the business that remains in force. Reserves related to this block of business remain recorded in the Company's balance sheets.

                     THE TRAVELERS LIFE AND ANNUITY COMPANY
                           ANNUAL REPORT ON FORM 10-K


The Company has assets held in a separate account related to reserves on structured settlement contracts that provide guarantees for the contractholders independent of the investment performance of the separate account assets. The assets held in this separate account are owned by the Company and contractholders do not share in their investment performance. The assets, liabilities and earnings related to the structured settlements are fully consolidated and are classified consistently with general account assets, liabilities and earnings. These contracts were purchased by TPC in connection with the settlement of certain of their policyholder obligations. Effective April 1998, the Company no longer writes structured settlement contracts.

INSURANCE REGULATIONS

Insurance Regulatory Information System
---------------------------------------

The National Association of Insurance Commissioners (NAIC) Insurance Regulatory Information System (IRIS) was developed to help state regulators identify companies that may require special attention. The IRIS system consists of a statistical phase and an analytical phase whereby financial examiners review annual statements and financial ratios. The statistical phase consists of 12 key financial ratios based on year-end data that are generated from the NAIC database annually; each ratio has an established "usual range" of results. These ratios assist state insurance departments in executing their statutory mandate to oversee the financial condition of insurance companies.

A ratio result falling outside the usual range of IRIS ratios is not considered a failing result; rather, unusual values are viewed as part of the regulatory early monitoring system. Furthermore, in some years, it may not be unusual for financially sound companies to have several ratios with results outside the usual ranges. An insurance company may fall out of the usual range for one or more ratios because of specific transactions that are in themselves immaterial. Generally, an insurance company will become subject to regulatory scrutiny if it falls outside the usual ranges for four or more of the ratios. The Company had four ratios fall outside the usual range for December 31, 2004 statutory financial statements filed on March 1, 2005. The Company had one ratio and three ratios fall outside the usual range for December 31, 2003 and 2002, respectively. The Company was not subject to any regulatory action by any state insurance department or the NAIC with respect to these IRIS ratios for the 2003 and 2002 statutory financial statements.

Risk-Based Capital (RBC) Requirements
-------------------------------------

In order to enhance the regulation of insurer solvency, the NAIC adopted a formula and model law to implement RBC requirements for most life and annuity insurance companies, which are designed to determine minimum capital requirements and to raise the level of protection that statutory surplus provides for policyholder obligations. For this purpose, an insurer's total adjusted capital is measured in relation to its specific asset and liability profiles. A company's risk-based capital is calculated by applying factors to various asset, premium and reserve items, where the factor is higher for those items with greater underlying risk and lower for less risky items.

The RBC formula for life insurers measures four major areas of risk:

        o   asset risk (I.E., the risk of asset default),

        o insurance risk (I.E., the risk of adverse mortality and morbidity experience),

        o interest rate risk (I.E., the risk of loss due to changes in interest rates) and

        o   business risk (I.E., normal business and management risk).

                     THE TRAVELERS LIFE AND ANNUITY COMPANY
                           ANNUAL REPORT ON FORM 10-K


Under laws adopted by the states, insurers having less total adjusted capital than that required by the RBC calculation will be subject to varying degrees of regulatory action, depending upon the level of capital inadequacy.

The RBC law provides for four levels of regulatory action as defined by the NAIC. The extent of regulatory intervention and action increases as the level of total adjusted capital to RBC falls. The first level, the company action level, requires an insurer to submit a plan of corrective actions to the regulator if total adjusted capital falls below 200% of the RBC amount. The second level, the regulatory action level, requires an insurer to submit a plan containing corrective actions and requires the relevant insurance commissioner to perform an examination or other analysis and issue a corrective order if total adjusted capital falls below 150% of the RBC amount. The third level, the authorized control level, authorizes the relevant commissioner to take whatever regulatory actions are considered necessary to protect the best interest of the policyholders and creditors of the insurer which may include the actions necessary to cause the insurer to be placed under regulatory control, i.e., rehabilitation or liquidation, if total adjusted capital falls below 100% of the RBC amount. The fourth level, the mandatory control level, requires the relevant insurance commissioner to place the insurer under regulatory control if total adjusted capital falls below 70% or the RBC amount.

The formulas have not been designed to differentiate among adequately capitalized companies, which operate with higher levels of capital. Therefore, it is inappropriate and ineffective to use the formula to rate or rank companies. At December 31, 2004, the Company had total adjusted capital in excess of amounts requiring company action or any level of regulatory action at any prescribed RBC level.

Insurance Regulation Concerning Dividends
-----------------------------------------

The Company is domiciled in the State of Connecticut. The insurance holding company law of Connecticut requires notice to, and approval by, the State of Connecticut Insurance Department for the declaration or payment of any dividend which, together with other distributions made within the preceding twelve months, exceeds the greater of (i) 10% of the insurer's surplus or (ii) the insurer's net gain from operations for the twelve-month period ending on the preceding December 31st, in each case determined in accordance with statutory accounting practices. Such declaration or payment is further limited by adjusted unassigned funds (surplus), reduced by 25% of the change in net unrealized capital gains, as determined in accordance with statutory accounting practices. In accordance with the Connecticut statute, the Company may not pay dividends during 2005 without prior approval of the State of Connecticut Insurance Department.

Code of Ethics
--------------

The Company has adopted a code of ethics for financial professionals which applies to the Company's principal executive officer and principal financial and accounting officer. The code of ethics for financial professionals has been included as an exhibit to this Form 10-K and can be found on the Citigroup website by selecting the "Corporate Governance" page.

ITEM 2.  PROPERTIES.

The Company's executive offices are located in Hartford, Connecticut. The Company and TIC moved their executive offices to One Cityplace, Hartford, Connecticut, during the first quarter of 2003. The Company and TIC occupy 373,000 square feet at this location under an operating lease (in which TIC is the lessee) that runs through October 31, 2008. Management believes that these facilities are suitable and adequate for the Company's current needs.

The preceding discussion does not include information on investment properties.

                     THE TRAVELERS LIFE AND ANNUITY COMPANY
                           ANNUAL REPORT ON FORM 10-K


ITEM 3.  LEGAL PROCEEDINGS.

In August 1999, an amended putative class action complaint captioned LISA MACOMBER, ET AL. VS. TRAVELERS PROPERTY CASUALTY CORPORATION, ET AL. was filed in New Britain, Connecticut Superior Court against the Company, its parent corporation, certain of the Company's affiliates (collectively TLA), and the Company's former affiliate, Travelers Property Casualty Corporation. The amended complaint alleges Travelers Property Casualty Corporation purchased structured settlement annuities from the Company and spent less on the purchase of those structured settlement annuities than agreed with claimants; and that commissions paid to brokers of structured settlement annuities, including an affiliate of the Company, were paid, in part, to Travelers Property Casualty Corporation. The amended complaint was dismissed and following an appeal by plaintiff in September 2002 the Connecticut Supreme Court reversed the dismissal of several of the plaintiff's claims. On May 26, 2004, the Connecticut Superior Court certified a nationwide class action. The class action claims against TLA are violation of the Connecticut Unfair Trade Practice Statute, unjust enrichment and civil conspiracy. On June 15, 2004, the Defendants, including TLA, appealed the Connecticut Superior Court's May 26, 2004 class certification order.

In 2003 and 2004, several issues in the mutual fund and variable insurance product industries have come under the scrutiny of federal and state regulators. Like many other companies in our industry, the Company has received a request for information from the Securities and Exchange Commission (SEC) and a subpoena from the New York Attorney General regarding market timing and late trading. During 2004 the SEC requested additional information about the Company's variable product operations on market timing, late trading and revenue sharing, and the SEC, the National Association of Securities Dealers and the New York Insurance Department have made inquiries into these issues and other matters associated with the sale and distribution of insurance products. In addition, like many insurance companies and agencies, in 2004 and 2005 the Company received inquiries from certain state Departments of Insurance regarding producer compensation and bidding practices. The Company is cooperating fully with all of these requests and is not able to predict their outcomes.

                     THE TRAVELERS LIFE AND ANNUITY COMPANY
                           ANNUAL REPORT ON FORM 10-K


ITEM 4.  SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

Omitted pursuant to General Instruction I(2)(c) of Form 10-K.

                                     PART II

ITEM 5.  MARKET FOR REGISTRANT'S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS.

The Company has 100,000 authorized shares of common stock, of which 30,000 are issued and outstanding as of December 31, 2004. All outstanding shares of the Company's common stock are held by TIC, and there exists no established public trading market for the common stock of the Company. The Company did not pay dividends in 2004 or 2003. See Note 7 of Notes to Financial Statements for dividend restrictions.

ITEM 6.  SELECTED FINANCIAL DATA.

Omitted pursuant to General Instruction I(2)(a) of Form 10-K.

                     THE TRAVELERS LIFE AND ANNUITY COMPANY
                           ANNUAL REPORT ON FORM 10-K


                               PART II (CONTINUED)

ITEM 7. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

Management's narrative analysis of the results of operations is presented in lieu of Management's Discussion and Analysis of Financial Condition and Results of Operations, pursuant to General Instruction I(2)(a) of Form 10-K.

The Company's Annual Report on Form 10-K, its quarterly reports on Form 10-Q and any current reports on Form 8-K, and all amendments to these reports are available on the Travelers Life & Annuity website at http://www.travelerslife.com by selecting the "Financial Information" page and selecting "SEC Filings."

CRITICAL ACCOUNTING POLICIES

The Notes to Financial Statements contain a summary of the Company's significant accounting policies, including a discussion of recently issued accounting pronouncements. Certain of these policies are considered to be critical to the portrayal of the Company's financial condition since they require management to make difficult, complex or subjective judgments, some of which may relate to matters that are inherently uncertain, which are discussed below.

DEFERRED ACQUISITION COSTS

Deferred acquisition costs (DAC) represent costs that are deferred and amortized over the estimated life of the related insurance policies. DAC principally includes commissions and certain expenses related to policy issuance, underwriting and marketing, all of which vary with and are primarily related to the production of new business. The method for determining amortization of deferred acquisition costs varies by product type based upon three different accounting pronouncements: Statement of Financial Accounting Standards (SFAS) No. 60, "Accounting and Reporting by Insurance Enterprises" (SFAS 60), SFAS No. 91, "Accounting for Nonrefundable Fees and Costs Associated with Originating or Acquiring Loans and Initial Direct Costs of Leases" (SFAS 91) and SFAS No. 97, "Accounting and Reporting by Insurance Enterprises for Certain Long Duration Contracts and for Realized Gains and Losses from the Sale of Investments" (SFAS
97).

DAC for deferred annuities, both fixed and variable, is amortized employing a level effective yield methodology per SFAS 91 as indicated by AICPA Practice Bulletin 8, generally over 10-15 years. An amortization rate is developed using the outstanding DAC balance and projected account balances. This rate is applied to actual account balances to determine the amount of DAC amortization. The projected account balances are derived using a model that contains assumptions related to investment returns and persistency. The model rate is evaluated at least annually, and changes in underlying lapse and interest rate assumptions are to be treated retrospectively. Variances in expected equity market returns versus actual returns are treated prospectively and a new amortization pattern is developed so that the DAC balances will be amortized over the remaining estimated life of the business.

DAC for universal life (UL) is amortized in relation to estimated gross profits from surrender charges, investment, mortality, and expense margins per SFAS 97, generally over 16-25 years. Actual profits can vary from management's estimates, resulting in increases or decreases in the rate of amortization. Re-estimates of gross profits, performed at least annually, result in retrospective adjustments to earnings by a cumulative charge or credit to income.

                     THE TRAVELERS LIFE AND ANNUITY COMPANY
                           ANNUAL REPORT ON FORM 10-K


DAC relating to traditional life, including term insurance, is amortized in relation to anticipated premiums per SFAS 60, generally over 5-20 years. Assumptions as to the anticipated premiums are made at the date of policy issuance or acquisition and are consistently applied over the life of the policy.

All DAC is reviewed, at least annually, to determine if it is recoverable from future income, including investment income, and, if not recoverable, is charged to expense. All other acquisition expenses are charged to operations as incurred.


FUTURE POLICY BENEFITS

Future policy benefits represent liabilities for future insurance policy benefits for payout annuities and traditional life products and are prepared in accordance with industry standards and accounting principles generally accepted in the United States of America (GAAP). The annuity payout reserves are calculated using the mortality and interest assumptions used in the actual pricing of the benefit. Mortality assumptions are based on Company experience and are adjusted to reflect deviations such as substandard mortality in structured settlement benefits. The interest rates range from 1.5% to 9.2% for these annuity products with a weighted average interest rate of 6.6%, including adverse deviation. Traditional life products include whole life and term insurance. Future policy benefits for traditional life products are estimated on the basis of actuarial assumptions as to mortality, persistency and interest, established at policy issue and are based on the Company's experience, which, together with interest assumptions, include a margin for adverse deviation. Appropriate recognition has been given to experience rating and reinsurance. Interest assumptions applicable to traditional life products range from 3.0% to 7.0%, with a weighted average of 6.3%.

INVESTMENTS IN FIXED MATURITIES

Fixed maturities, which comprise 85% and 88% of total investments at December 31, 2004 and 2003, respectively, include bonds, notes and redeemable preferred stocks. Fixed maturities, including financial instruments subject to securities lending agreements (see Note 2 of Notes to Financial Statements), are classified as "available for sale" and are reported at fair value, with unrealized investment gains and losses, net of income taxes, credited or charged directly to shareholder's equity. Fair values of investments in fixed maturities are based on quoted market prices or dealer quotes. If quoted market prices are not available, discounted expected cash flows using market rates commensurate with the credit quality and maturity of the investment are used to determine fair value. Impairments are realized when investment losses in value are deemed other-than-temporary. The Company conducts a rigorous review each quarter to identify and evaluate investments that have indications of impairment. An investment in a debt or equity security is impaired if its fair value falls below its cost and the decline is considered other-than-temporary. Factors considered in determining whether a loss is other-than-temporary include the length of time and extent to which fair value has been below cost; the financial condition and near-term prospects of the issuer; and the Company's ability and intent to hold the investment for a period of time sufficient to allow for any anticipated recovery. Changing economic conditions - global, regional, or related to specific issuers or industries - could result in other-than-temporary losses.

PREMIUMS

Premium income is reported for individual payout annuities, group close-out annuities, whole life and term insurance. The annuities premiums are recognized as revenue when collected. The life premiums are recognized as revenues when due. Premiums for contracts with a limited number of premium payments, due over a significantly shorter period than the period over which benefits are provided, are

                     THE TRAVELERS LIFE AND ANNUITY COMPANY
                           ANNUAL REPORT ON FORM 10-K


considered revenue when due. The portion of premium which is not required to provide for benefits and expenses is deferred and recognized in revenues in a constant relationship to insurance benefits in force.

RESULTS OF OPERATIONS ($ IN MILLIONS)

FOR THE YEAR ENDED DECEMBER 31,                       2004        2003
-------------------------------                       ----        ----

Revenues                                              $822        $646

Benefits and interest credited                         326         307

Operating expenses                                     289         185
                                                      ----        ----

Income before taxes                                    207         154

Income taxes                                            49          35
                                                      ----        ----

Net income                                            $158        $119
                                                      ====        ====

Net income of $158 million in 2004, increased 33% from $119 million in 2003 from higher fee income and net investment income (NII) related to increased business volumes. These increases were partially offset by a 56% increase in operating expenses, which resulted from the increased business volumes related to deposits and market appreciation, and which included greater amortization of DAC. Lower tax benefits from the separate account dividends received deduction (DRD), also partially offset the increased revenues. Net income included net after-tax realized investment gains (losses) of $11.2 million and $(4.7) million for the years ended December 31, 2004 and 2003, respectively. A tax benefit related to adjustments to the DRD of prior periods in 2004 and 2003 of $9.6 million and $13.1 million, respectively, contributed to a 24% effective tax rate for 2004 and a 23% effective tax rate for 2003.

Revenues increased 27% in 2004 over prior year. This increase was driven by NII and fee income. NII was $389 million in 2004 compared to $356 million in 2003. This increase was primarily due to a larger invested asset base created from a $400 million capital contribution from TIC and higher business volumes. Fee income increased $134 million, or 57%, in the current year compared to 2003, primarily from $188 million of management fees from variable annuities and $182 million from universal life fees.

Operating expenses in 2004 were up $104 million, or 56%, over the prior year due to an increase in the amortization of DAC, which was $226 million in 2004 versus $136 million in 2003, and an increase in other expenses related to business volume.

The amortization of capitalized DAC is a significant component of the Company's expenses. The Company's recording of DAC amortization varies based upon product type. DAC for retail annuities, both fixed and variable employs a level yield methodology as described in SFAS 91. DAC for UL is amortized in relation to estimated gross profits as described in SFAS 97, with traditional life, including term insurance and other products, amortized in relation to anticipated premiums as per SFAS 60.

                     THE TRAVELERS LIFE AND ANNUITY COMPANY
                           ANNUAL REPORT ON FORM 10-K


The following is a summary of capitalized DAC by type:

                                                          Traditional       Deferred
($ in millions)                                              Life           Annuity          UL          Total
------------------------------------------------------------------------------------------------------------------
Beginning balance January 1, 2003                             $55              $632        $377         $1,064

Commissions and expenses deferred                              14               172         165            351
Amortization expense                                          (10)             (107)        (19)          (136)

------------------------------------------------------------------------------------------------------------------
Balance December 31, 2003                                      59               697         523          1,279

Commissions and expenses deferred                              11               182         276            469
Amortization expense                                          (10)             (147)        (43)          (200)
Underlying lapse and interest rate assumptions                 --                (2)         --             (2)
Pattern of estimated gross profit adjustment                   --                --         (24)           (24)

------------------------------------------------------------------------------------------------------------------
Balance December 31, 2004                                     $60              $730         $732        $1,522
------------------------------------------------------------------------------------------------------------------

DAC capitalization increased $118 million, or 34%, in 2004 versus 2003. The 2004 growth was driven by a 67% increase in UL capitalization which is consistent with the increase in premiums and deposits for the individual life line of business. The increase in amortization expense in 2004 was primarily driven by business volume growth in variable deferred annuities and UL. Included in UL's 2004 amortization expense was a one-time $24 million retrospective adjustment for the change in pattern of the estimated gross profits.

The following table shows net written premiums and deposits by product line for the years ended December 31, 2004 and 2003. The majority of the annuity business and a substantial portion of the life business written by the Company are accounted for as investment contracts, with the result that the deposits collected are reported as liabilities and are not included in revenues. Deposits represent a statistic used for measuring business volumes, which management of the Company uses to manage the life insurance and annuities operations, and may not be comparable to similarly captioned measurements used by other life insurance companies.

                     THE TRAVELERS LIFE AND ANNUITY COMPANY
                           ANNUAL REPORT ON FORM 10-K


PREMIUMS AND DEPOSITS ($ IN MILLIONS)

FOR THE YEARS ENDED DECEMBER 31,                        2004          2003
--------------------------------                      ------        ------
PREMIUMS
Individual Life                                       $   34        $   37
Other Annuity                                              6             4
                                                      ------        ------
    Total Premiums                                    $   40        $   41
                                                      ------        ------
DEPOSITS
                                                                    ------
Retail Annuity - Fixed                                $  392        $  606
Retail Annuity - Variable                              1,637         1,581
                                                      ------        ------
Total Retail Annuity                                   2,029         2,187
Individual Life                                          950           599
Other Annuity                                              4             4
                                                      ------        ------
    Total Deposits                                    $2,983        $2,790
                                                      ------        ------


Retail annuity deposits collected for the year ended December 31, 2004 decreased $158 million, or 7%, from the prior year. This decrease was driven by lower fixed annuity sales and a third quarter 2004 shift in offering certain retail annuity products by TIC, which were previously offered by the Company. Variable annuity deposits collected for the twelve months ended December 31, 2004 were up $56 million from the twelve months ended December 31, 2003 due mainly to improved equity market conditions in 2004 versus 2003; and sales related to the guaranteed minimum withdrawal benefit feature to the variable annuity product. These variable annuity deposit increases were partially decreased by the shift of variable products into TIC. This should continue in future periods. This is a forward looking statement within the meaning of the Private Securities Litigation Reform Act. See "Forward-Looking Statements" on the following page. Retail annuity account balances and benefit reserves were $14.9 billion and $13.0 billion at December 31, 2004 and 2003, respectively. This increase is reflective of $1.0 billion market appreciation and $1.2 billion of net sales of variable annuity investments over the past year.

Individual life deposits increased $351 million, or 59%, for the twelve months ended December 31, 2004 versus 2003 as a result of increased universal life production including significant single premium sales in the second quarter of 2004. Life insurance in force was $54.9 billion at December 31, 2004, up from $43.7 billion at December 31, 2003.

OUTLOOK

Certain of the statements below are forward-looking statements within the meaning of the Private Securities Litigation Reform Act. See "Forward-Looking Statements" on the following page.

The Company is included in the TLA segment of TIC and its outlook should be considered within that context. The Company should benefit from growth in the aging population which is becoming more focused on the need to accumulate adequate savings for retirement, to protect these savings and to plan for the transfer of wealth to the next generation. The Company is well positioned to take advantage of the favorable long-term demographic trends through its strong financial position, widespread brand name recognition and broad array of competitive life, annuity, retirement and estate planning products sold through established distribution channels.

                     THE TRAVELERS LIFE AND ANNUITY COMPANY
                           ANNUAL REPORT ON FORM 10-K


TLA's business is significantly affected by movements in the U.S. equity and fixed income credit markets. U.S. equity and credit market events can have both positive and negative effects on the deposit, revenue and policy retention performance of the business. A sustained weakness in the equity markets will decrease revenues and earnings in variable annuity products. Declines in credit quality of issuers will have a negative effect on earnings. The retail annuities business is interest rate and equity market sensitive. TLA's variable annuities offer products with guaranteed features that are equity market sensitive. The guaranteed minimum death benefit feature pays benefits when at the time of death of a contractholder the account value is below the guaranteed amount. Another guaranteed feature offered is a guaranteed minimum withdrawal benefit, which is considered an embedded derivative. Exposure increases with the decline in equity markets and exposure decreases with equity market growth. This creates earnings volatility because the embedded derivative is marked to market through income. TLA has entered into an alternative hedging strategy to reduce the earnings volatility.

Citigroup, the Company's ultimate parent has agreed to sell its Life Insurance and Annuities business to MetLife, Inc. The Company is included in Citigroup's Life Insurance and Annuities business. The transaction is expected to close this summer. At that time, the Company will become part of MetLife, Inc.

Federal and state regulators have focused on, and continue to devote substantial attention to, the mutual fund and variable insurance product industries. As a result of publicity relating to widespread perceptions of industry abuses, there have been numerous proposals for legislative and regulatory reforms, including mutual fund governance, new disclosure requirements concerning mutual fund share classes, commission breakpoints, revenue sharing, advisory fees, market timing, late trading, portfolio pricing, annuity products, hedge funds, producer compensation and other issues. It is difficult to predict at this time whether changes resulting from new laws and regulations will affect the industries or the Company's businesses, and, if so, to what degree.

FUTURE APPLICATION OF ACCOUNTING STANDARDS

See Note 1 of Notes to Financial Statements for a discussion of recently issued accounting pronouncements.

FORWARD-LOOKING STATEMENTS

Certain of the statements contained herein that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act. The Company's actual results may differ materially from those included in the forward-looking statements. Forward-looking statements are typically identified by the words "believe," "expect," "anticipate," "intend," "estimate," "may increase," "predict", and similar expressions or future or conditional verbs such as "will," "should," "would," and "could." These forward-looking statements involve risks and uncertainties including, but not limited to, regulatory matters, the resolution of legal proceedings, the impact that the proposed sale to MetLife, Inc., may have on the Company and its prospects, the potential impact of a decline in credit quality of investments on earnings; the Company's market risk and the discussions of the Company's prospects under "Outlook" on the page 11.

ITEM 7A.  QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

Market risk is the risk of loss arising from adverse changes in market rates and prices, such as interest rates, foreign currency exchange rates, and other relevant market rate or price changes. Market risk is directly influenced by the volatility and liquidity in the markets in which the related underlying assets are

                     THE TRAVELERS LIFE AND ANNUITY COMPANY
                           ANNUAL REPORT ON FORM 10-K


traded. The following is a discussion of the Company's primary market risk exposures and how those exposures are currently managed as of December 31, 2004. The Company's market risk sensitive instruments are entered into for purposes other than trading.

The primary market risk to the Company's investment portfolio is interest rate risk. The Company's exposure to equity price risk and foreign exchange risk is not significant. The Company has no direct commodity risk.

The interest rate risk taken in the investment portfolio is managed relative to the duration of the liabilities. The portfolio is differentiated by business unit, with each unit's portfolio structured to meet its particular needs. Potential liquidity needs of the business are also key factors in managing the investment portfolio. The portfolio duration relative to the liabilities' duration is primarily managed through cash market transactions. For additional information regarding the Company's investment portfolio see Note 2 of Notes to Financial Statements.

There were no significant changes in the Company's primary market risk exposures or in how those exposures are managed compared to the year ended December 31, 2003. The Company does not anticipate significant changes in the Company's primary market risk exposures or in how those exposures are managed in future reporting periods based upon what is known or expected to be in effect in future reporting periods. The statements above are forward-looking statements within the meaning of the Private Securities Litigation Reform Act. See "Forward-Looking Statements" on the previous page.

SENSITIVITY ANALYSIS

Sensitivity analysis is defined as the measurement of potential loss in future earnings, fair values or cash flows of market sensitive instruments resulting from one or more selected hypothetical changes in interest rates and other market rates or prices over a selected time. In the Company's sensitivity analysis model, a hypothetical change in market rates is selected that is expected to reflect reasonably possible near-term changes in those rates. The term "near-term" means a period of time going forward up to one year from the date of the financial statements. Actual results may differ from the hypothetical change in market rates assumed in this report, especially since this sensitivity analysis does not reflect the results of any actions that would be taken by the Company to mitigate such hypothetical losses in fair value.

In this sensitivity analysis model, the Company uses fair values to measure its potential loss. The sensitivity analysis model includes the following financial instruments: fixed maturities, mortgage loans, short-term securities, cash, investment income accrued, policy loans, contractholder funds, and derivative financial instruments. In addition, certain non-financial instrument liabilities have been included in the sensitivity analysis model. These non-financial instruments include future policy benefits and policy and contract claims. The primary market risk to the Company's market sensitive instruments is interest rate risk. The sensitivity analysis model uses a 100 basis point change in interest rates to measure the hypothetical change in fair value of financial instruments and the non-financial instruments included in the model.

For invested assets, duration modeling is used to calculate changes in fair values. Durations on invested assets are adjusted for call, put and reset features. Portfolio durations are calculated on a market value weighted basis, including accrued investment income, using trade date holdings as of December 31, 2004 and 2003. The sensitivity analysis model used by the Company produces a loss in fair value of interest rate sensitive invested assets of approximately $335 million and $299 million based on a 100 basis point increase in interest rates as of December 31, 2004 and 2003, respectively.

                     THE TRAVELERS LIFE AND ANNUITY COMPANY
                           ANNUAL REPORT ON FORM 10-K


Liability durations are determined consistently with the determination of liability fair values. Where fair values are determined by discounting expected cash flows, the duration is the percentage change in the fair value for a 100 basis point change in the discount rate. Where liability fair values are set equal to surrender values, option-adjusted duration techniques are used to calculate changes in fair values. The sensitivity analysis model used by the Company produces a decrease in fair value of interest rate sensitive insurance policy and claims reserves of approximately $274 million and $254 million based on a 100 basis point increase in interest rates as of December 31, 2004 and 2003, respectively. Based on the sensitivity analysis model used by the Company, the net loss in fair value of market sensitive instruments as a result of a 100 basis point increase in interest rates as of December 31, 2004 and 2003 is not material.

                     THE TRAVELERS LIFE AND ANNUITY COMPANY


ITEM 8.  FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA



                          INDEX TO FINANCIAL STATEMENTS


                                                                            PAGE

     Report of Independent Registered Public Accounting Firm.................16

     Financial Statements:

         Statements of Income for the years ended
         December 31, 2004, 2003 and 2002....................................17

         Balance Sheets as of December 31, 2004 and 2003.....................18

         Statements of Changes in Shareholder's Equity for the years ended December 31, 2004, 2003 and 2002..............................19

         Statements of Cash Flows for the years ended
         December 31, 2004, 2003 and 2002....................................20

         Notes to Financial Statements.......................................21

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM




The Board of Directors and Shareholder
The Travelers Life and Annuity Company:


We have audited the accompanying balance sheets of The Travelers Life and Annuity Company as of December 31, 2004 and 2003, and the related statements of income, changes in shareholder's equity, and cash flows for each of the years in the three-year period ended December 31, 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of The Travelers Life and Annuity Company as of December 31, 2004 and 2003, and the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 2004, in conformity with U.S. generally accepted accounting principles.

As discussed in Note 1 to the financial statements, the Company changed its methods of accounting and reporting for certain nontraditional long-duration contracts and for separate accounts in 2004 and for goodwill and intangible assets in 2002.

/s/ KPMG LLP

Hartford, Connecticut
March 28, 2005

                     THE TRAVELERS LIFE AND ANNUITY COMPANY
                              STATEMENTS OF INCOME
                                 ($ IN MILLIONS)



FOR THE YEAR ENDED DECEMBER 31,                    2004      2003       2002
                                                   ----      ----       ----

REVENUES
Premiums                                           $40       $41        $43
Net investment income                              389       356        312
Net realized investment gains (losses)              17        (7)       (31)
Fee income                                         371       237        190
Other revenues                                       5        19         19
-----------------------------------------------------------------------------
     Total Revenues                                822       646        533
-----------------------------------------------------------------------------

BENEFITS AND EXPENSES
Current and future insurance benefits               85        90         94
Interest credited to contractholders               241       217        181
Amortization of deferred acquisition costs         226       136         67
General and administrative expenses                 63        49         32
-----------------------------------------------------------------------------
     Total Benefits and Expenses                   615       492        374
-----------------------------------------------------------------------------

Income before federal income taxes                 207       154        159
-----------------------------------------------------------------------------

Federal income taxes
     Current                                        96        74        (31)
     Deferred                                      (47)      (39)        87
-----------------------------------------------------------------------------
     Total Federal Income Taxes                     49        35         56
-----------------------------------------------------------------------------

Net Income                                        $158      $119       $103
=============================================================================


                       See Notes to Financial Statements.

                     THE TRAVELERS LIFE AND ANNUITY COMPANY
                                 BALANCE SHEETS
                                 ($IN MILLIONS)


AT DECEMBER 31,                                            2004        2003
------------------------------------------------------------------------------

ASSETS
Fixed maturities, available for sale at fair value
  (including $133 and $131 subject to securities
  lending agreements) (cost $5,929 and $5,034)            $6,261      $5,357
Equity securities, at fair value (cost $16 and $8)            19           8
Mortgage loans                                               212         136
Short-term securities                                        420         195
Other invested assets                                        417         393
------------------------------------------------------------------------------
      Total Investments                                    7,329       6,089
------------------------------------------------------------------------------
Separate and variable accounts                            11,631       9,690
Deferred acquisition costs                                 1,522       1,279
Premiums and fees receivable                                  75          67
Other assets                                                 268         313
------------------------------------------------------------------------------
      Total Assets                                        $20,825     $17,438
------------------------------------------------------------------------------

LIABILITIES
Future policy benefits and claims                         $1,079      $1,098
Contractholder funds                                       5,227       4,512
Separate and variable accounts                            11,631       9,690
Deferred federal income taxes                                180         225
Other liabilities                                            747         515
------------------------------------------------------------------------------
     Total Liabilities                                    18,864      16,039
------------------------------------------------------------------------------

SHAREHOLDER'S EQUITY
Common stock, par value $100; 100,000 shares
  authorized, 30,000 issued and outstanding                    3           3
Additional paid-in capital                                   817         417
Retained earnings                                            922         764
Accumulated other changes in equity from
  nonowner sources                                           219         215
------------------------------------------------------------------------------
     Total Shareholder's Equity                            1,961       1,399
------------------------------------------------------------------------------

     Total Liabilities and Shareholder's Equity          $20,825     $17,438
==============================================================================


                       See Notes to Financial Statements.

                     THE TRAVELERS LIFE AND ANNUITY COMPANY
                  STATEMENTS OF CHANGES IN SHAREHOLDER'S EQUITY
                                 ($ IN MILLIONS)

                                                 FOR THE YEAR ENDED
                                                     DECEMBER 31,
-----------------------------------------------------------------------------
COMMON STOCK                                       2004      2003      2002
-----------------------------------------------------------------------------
Balance, beginning of year                           $3        $3        $3
Changes in common stock                               -         -         -
-----------------------------------------------------------------------------
Balance, end of year                                 $3        $3        $3
=============================================================================

-----------------------------------------------------------------------------
ADDITIONAL PAID-IN CAPITAL
-----------------------------------------------------------------------------
Balance, beginning of year                         $417      $417      $417
Capital contributed by parent                       400         -         -
-----------------------------------------------------------------------------
Balance, end of year                               $817      $417      $417
=============================================================================

-----------------------------------------------------------------------------
RETAINED EARNINGS
-----------------------------------------------------------------------------

Balance, beginning of year                         $764      $645      $542
Net income                                          158       119       103
-----------------------------------------------------------------------------
Balance, end of year                               $922      $764      $645
=============================================================================

-----------------------------------------------------------------------------
ACCUMULATED OTHER CHANGES
IN EQUITY FROM NONOWNER SOURCES
-----------------------------------------------------------------------------

Balance, beginning of year                         $215       $95       $16
Unrealized gains, net of tax                          9       123        72
Derivative instrument hedging activity
   gains (losses), net of tax                        (5)       (3)        7
-----------------------------------------------------------------------------
Balance, end of year                               $219      $215       $95
=============================================================================

-----------------------------------------------------------------------------
SUMMARY OF CHANGES IN EQUITY
FROM NONOWNER SOURCES
-----------------------------------------------------------------------------

Net income                                         $158      $119      $103
Other changes in equity from nonowner sources         4       120        79
-----------------------------------------------------------------------------
Total changes in equity from nonowner sources      $162      $239      $182
=============================================================================

-----------------------------------------------------------------------------
TOTAL SHAREHOLDER'S EQUITY
-----------------------------------------------------------------------------
Balance, beginning of year                       $1,399    $1,160      $978
Changes in total shareholder's equity               562       239       182
-----------------------------------------------------------------------------
Balance, end of year                             $1,961    $1,399    $1,160
=============================================================================


                       See Notes to Financial Statements.

                     THE TRAVELERS LIFE AND ANNUITY COMPANY

                            STATEMENTS OF CASH FLOWS
                           INCREASE (DECREASE) IN CASH
                                 ($ IN MILLIONS)

FOR THE YEARS ENDED DECEMBER 31,                                   2004      2003       2002
------------------------------------------------------------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES
   Premiums collected                                               $39        $44        $44
   Net investment income received                                   383        320        277
   Fee and other income received                                    399        265        239
   Benefits and claims paid                                        (134)      (106)      (104)
   Interest paid to contractholders                                (241)      (217)      (181)
   Operating expenses paid                                         (470)      (437)      (344)
   Income taxes (paid) received                                     179       (135)        89
   Other                                                            (46)        41        (21)
------------------------------------------------------------------------------------------------
      Net Cash Provided by (Used in) Operating Activities           109       (225)        (1)
------------------------------------------------------------------------------------------------

CASH FLOWS FROM INVESTING ACTIVITIES
   Proceeds from maturities of investments
      Fixed maturities                                              489        520        255
      Mortgage loans                                                 53         23         36
   Proceeds from sales of investments
      Fixed maturities                                              802      1,658      1,690
      Equity securities                                              19          8         36
      Mortgage loans                                                  6         --         --
      Real estate held for sale                                       2          1         --
   Purchases of investments
      Fixed maturities                                           (2,179)    (2,824)    (3,018)
      Equity securities                                             (30)        (4)       (36)
      Mortgage loans                                               (136)       (28)       (45)
   Policy loans, net                                                 (5)         1        (11)
   Short-term securities (purchases) sales, net                    (225)       280       (269)
   Other investment purchases, net                                  (43)       (46)       (21)
   Securities transactions in course of settlement, net              23         (4)       118
------------------------------------------------------------------------------------------------
      Net Cash Used in Investing Activities                      (1,224)      (415)    (1,265)
------------------------------------------------------------------------------------------------

CASH FLOWS FROM FINANCING ACTIVITIES
   Contractholder fund deposits                                   1,023        914      1,486
   Contractholder fund withdrawals                                 (308)      (288)      (224)
   Contribution from parent company                                 400         --         --
------------------------------------------------------------------------------------------------
      Net Cash Provided by Financing Activities                   1,115        626      1,262
------------------------------------------------------------------------------------------------
Net increase (decrease) in cash                                      --        (14)        (4)
Cash at beginning of year                                             1         15         19
------------------------------------------------------------------------------------------------
Cash at December 31,                                                 $1         $1        $15
================================================================================================


                       See Notes to Financial Statements.

                          NOTES TO FINANCIAL STATEMENTS


1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    Significant accounting policies used in the preparation of the accompanying financial statements follow.

    BASIS OF PRESENTATION

    The Travelers Life and Annuity Company (the Company) is a wholly owned subsidiary of The Travelers Insurance Company (TIC), a wholly owned subsidiary of Citigroup Insurance Holding Corporation (CIHC), an indirect wholly owned subsidiary of Citigroup Inc. (Citigroup), a diversified global financial services holding company whose businesses provide a broad range of financial services to consumer and corporate customers around the world.

    On January 31, 2005, Citigroup announced its intention to sell its Life Insurance and Annuities business, which includes TIC, the Company and certain other businesses, to MetLife. TIC's Primerica Life Segment will remain part of Citigroup. See Note 14.

    The financial statements and accompanying footnotes of the Company are prepared in conformity with U.S. generally accepted accounting principles
    (GAAP). The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and benefits and expenses during the reporting period. Actual results could differ from those estimates.

    Certain prior year amounts have been reclassified to conform to the 2004 presentation.

    ACCOUNTING CHANGES

    ACCOUNTING AND REPORTING BY INSURANCE ENTERPRISES FOR CERTAIN NONTRADITIONAL LONG-DURATION CONTRACTS AND FOR SEPARATE ACCOUNTS

    On January 1, 2004, the Company adopted the Accounting Standards Executive Committee of the American Institute of Certified Public Accountants Statement of Position 03-1, "Accounting and Reporting by Insurance Enterprises for Certain Nontraditional Long-Duration Contracts and for Separate Accounts" (SOP 03-1). The main components of SOP 03-1 provide guidance on accounting and reporting by insurance enterprises for separate account presentation, accounting for an insurer's interest in a separate account, transfers to a separate account, valuation of certain liabilities, contracts with death or other benefit features, contracts that provide annuitization benefits, and sales inducements to contract holders.

                          NOTES TO FINANCIAL STATEMENTS
                                   (CONTINUED)


    The following summarizes the more significant aspects of the Company's adoption of SOP 03-1:

    VARIABLE ANNUITY CONTRACTS WITH GUARANTEED MINIMUM DEATH BENEFIT FEATURES. For variable annuity contracts with guaranteed minimum death benefit (GMDB), features SOP 03-1 requires the reporting entity to categorize the contract as either an insurance or investment contract based upon the significance of mortality or morbidity risk. SOP 03-1 provides explicit guidance for calculating a reserve for insurance contracts, and provides that the reporting entity does not hold reserves for investment contracts (i.e. there is no significant mortality risk).

    The Company determined that the mortality risk on its GMDB features was not a significant component of the total variable annuity product, and accordingly continued to classify these products as investment contracts.

    RESERVING FOR UNIVERSAL LIFE AND VARIABLE UNIVERSAL LIFE CONTRACTS. SOP 03-1 requires that a reserve, in addition to the account balance, be established for certain insurance benefit features provided under universal life (UL) and variable universal life (VUL) products if the amounts assessed against the contract holder each period for the insurance benefit feature are assessed in a manner that is expected to result in profits in earlier years and losses in subsequent years from the insurance benefit function.

    The Company's UL and VUL products were reviewed to determine if an additional reserve is required under SOP 03-1. The Company determined that SOP 03-1 applied to some of its UL and VUL contracts with these features and established an additional reserve of less than $1 million.

    SALES INDUCEMENTS TO CONTRACT HOLDERS. SOP 03-1 provides that, prospectively, sales inducements provided to contract holders meeting certain criteria are capitalized and amortized over the expected life of the contract as a component of benefit expense. During 2004, the Company capitalized sales inducements of approximately $24.9 million in accordance with SOP 03-1. These inducements relate to bonuses on certain products offered by the Company. For the twelve months ended December 31, 2004, amortization of these capitalized amounts was insignificant.

    CONSOLIDATION OF VARIABLE INTEREST ENTITIES

    On January 1, 2004, the Company adopted the Financial Accounting Standards Board (FASB) Interpretation No. 46, "Consolidation of Variable Interest Entities (revised December 2003)" (FIN 46-R), which includes substantial changes from the original FIN 46. Included in these changes, the calculation of expected losses and expected residual returns has been altered to reduce the impact of decision maker and guarantor fees in the calculation of expected residual returns and expected losses. In addition, the definition of a variable interest has been changed in the revised guidance. FIN 46 and FIN 46-R change the method of determining whether certain entities should be included in the Company's financial statements. The Company has evaluated the impact of applying FIN 46-R to existing variable interest entities in which it has variable interests. The effect of adopting FIN 46-R on the Company's balance sheet is immaterial.

    An entity is subject to FIN 46 and FIN 46-R and is called a VIE if it has
    (1) equity that is insufficient to permit the entity to finance its activities without additional subordinated financial support from other parties, or (2) equity investors that cannot make significant decisions about the entity's operations or that do not absorb the expected losses or receive the expected returns of the entity. All other entities are evaluated for consolidation under Statement of Financial Accounting Standards (SFAS) No. 94, "Consolidation of All Majority-Owned Subsidiaries" (SFAS 94). A VIE is consolidated by its primary beneficiary, which is the party involved with the VIE that has a majority of the expected losses or a majority of the expected residual returns or both.

                          NOTES TO FINANCIAL STATEMENTS
                                   (CONTINUED)


    For any VIEs that must be consolidated under FIN 46 that were created before February 1, 2003, the assets, liabilities, and noncontrolling interests of the VIE are initially measured at their carrying amounts with any difference between the net amount added to the balance sheet and any previously recognized interest being recognized as the cumulative effect of an accounting change. If determining the carrying amounts is not practicable, fair value at the date FIN 46 first applies may be used to measure the assets, liabilities, and noncontrolling interests of the VIE. In October 2003, the FASB announced that the effective date of FIN 46 was deferred from July 1, 2003 to periods ending after December 15, 2003 for VIEs created prior to February 1, 2003. The Company elected to implement the provisions of FIN 46 in the 2003 third quarter. The implementation of FIN 46 encompassed a review of numerous entities to determine the impact of adoption and considerable judgment was used in evaluating whether or not a VIE should be consolidated. Based upon the implementation guidance, the Company is not considered a primary beneficiary of any VIEs, thus no consolidations were required due to the implementation of FIN 46 on July 1, 2003. The Company does, however, hold a significant interest in other VIEs, none of which were material to the Company's financial statements.

    DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES

    In April 2003, the FASB issued SFAS No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities" (SFAS 149). SFAS 149 amends and clarifies accounting for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities under SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities" (SFAS 133). In particular, this Statement clarifies under what circumstances a contract with an initial net investment meets the characteristic of a derivative and when a derivative contains a financing component that warrants special reporting in the statement of cash flows. This Statement is generally effective for contracts entered into or modified after June 30, 2003 and did not have an impact on the Company's financial statements.

    COSTS ASSOCIATED WITH EXIT OR DISPOSAL ACTIVITIES

    On January 1, 2003, the Company adopted SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities" (SFAS 146). SFAS 146 requires that a liability for costs associated with exit or disposal activities, other than in a business combination, be recognized when the liability is incurred. Previous generally accepted accounting principles provided for the recognition of such costs at the date of management's commitment to an exit plan. In addition, SFAS 146 requires that the liability be measured at fair value and be adjusted for changes in estimated cash flows.

    The provisions of the new standard are effective for exit or disposal activities initiated after December 31, 2002. The adoption of SFAS 146 did not have an impact on the Company's financial statements.

    STOCK-BASED COMPENSATION

    On January 1, 2003, the Company adopted the fair value recognition provisions of SFAS No. 123, Accounting for Stock-Based Compensation" (SFAS
    123), prospectively for all awards granted, modified, or settled after December 31, 2002. The prospective method is one of the adoption methods provided for under SFAS No. 148, "Accounting for Stock-Based Compensation-Transition and Disclosure," issued in December 2002. SFAS 123 requires that compensation cost for all stock awards be calculated and recognized over the service period (generally equal to the vesting period). This compensation cost is determined using option pricing models, intended to estimate the fair value of the awards at the grant date. Similar to Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees", (APB 25) the alternative method of accounting, an offsetting increase to shareholder's equity under SFAS 123 is recorded equal to the

                          NOTES TO FINANCIAL STATEMENTS
                                   (CONTINUED)


    amount of compensation expense charged. During the 2004 first quarter, the Company changed its valuation from the Black-Scholes model to the Binomial Method. The impact of this change was insignificant. Compensation expense and proforma compensation expense had the Company applied SFAS 123 prior to 2003 was insignificant for the year ended December 31, 2004 and 2003.

    BUSINESS COMBINATIONS, GOODWILL AND OTHER INTANGIBLE ASSETS

    Effective January 1, 2002, the Company adopted SFAS No. 141, "Business Combinations" (SFAS 141) and No. 142, "Goodwill and Other Intangible Assets" (SFAS 142). These standards change the accounting for business combinations by, among other things, prohibiting the prospective use of pooling-of-interests accounting and requiring companies to stop amortizing goodwill and certain intangible assets with an indefinite useful life created by business combinations accounted for using the purchase method of accounting. Instead, goodwill and intangible assets deemed to have an indefinite useful life will be subject to an annual review for impairment. All goodwill was fully amortized at December 31, 2001 and the Company did not have any other intangible assets with an indefinite useful life. Other intangible assets that are not deemed to have an indefinite useful life will continue to be amortized over their useful lives. See Note 4.

    FUTURE APPLICATION OF ACCOUNTING STANDARDS

    OTHER-THAN-TEMPORARY IMPAIRMENTS OF CERTAIN INVESTMENTS

    On September 30, 2004, the FASB voted unanimously to delay the effective date of Emerging Issues Task Force (EITF) No. 03-1, "The Meaning of Other-Than-Temporary Impairment and its Application to Certain Investments" (EITF 03-1). The delay applies to both debt and equity securities and specifically applies to impairments caused by interest rate and sector spreads. In addition, the provisions of EITF 03-1 that have been delayed relate to the requirements that a company declare its intent to hold the security to recovery and designate a recovery period in order to avoid recognizing an other-than-temporary impairment charge through earnings.

    The FASB will be issuing implementation guidance related to this topic. Once issued, the Company will evaluate the impact of adopting EITF 03-1. The disclosures required by EITF 03-1 are included in Note 2 to the Financial Statements.

    STOCK-BASED COMPENSATION

    In December 2004, the FASB issued SFAS No. 123 (Revised 2004), "Share-Based Payment" (SFAS 123-R), which replaces the existing SFAS 123 and supersedes APB 25. SFAS 123-R requires companies to measure and record compensation expense for stock options and other share-based payment based on the instruments' fair value. SFAS 123-R is effective for interim and annual reporting periods beginning after June 15, 2005. The Company will adopt SFAS 123-R on July 1, 2005 by using a modified prospective approach. For unvested stock-based awards granted before January 1, 2003 (APB 25 awards), the Company will expense the fair value of the awards as at the grant date over the remaining vesting period. The impact of recognizing compensation expense for the unvested APB 25 awards will be immaterial in the third and fourth quarters of 2005. In addition, the amount of additional compensation expense that will be disclosed as the impact in the first and second quarters of 2005, as if the standard had been adopted as of January 1, 2005, but will not be recognized in earnings, will be immaterial. The Company continues to evaluate other aspects of adopting SFAS 123-R.

                          NOTES TO FINANCIAL STATEMENTS
                                   (CONTINUED)


    ACCOUNTING POLICIES

    INVESTMENTS

    Fixed maturities include bonds, notes and redeemable preferred stocks. Fixed maturities, including financial instruments subject to securities lending agreements (see Note 2), are classified as "available for sale" and are reported at fair value, with unrealized investment gains and losses, net of income taxes, credited or charged directly to shareholder's equity. Fair values of investments in fixed maturities are based on quoted market prices or dealer quotes. If these are not available, discounted 22 26 expected cash flows using market rates commensurate with the credit quality and maturity of the investment are used to determine fair value. Impairments are realized when investment losses in value are deemed other-than-temporary. The Company conducts a rigorous review each quarter to identify and evaluate investments that have indications of impairment. An investment in a debt or equity security is impaired if its fair value falls below its cost and the decline is considered other-than-temporary. Factors considered in determining whether a loss is other-than-temporary include the length of time and extent to which fair value has been below cost; the financial condition and near-term prospects of the issuer; and the Company's ability and intent to hold the investment for a period of time sufficient to allow for any anticipated recovery. Changing economic conditions - global, regional, or related to specific issuers or industries - could result in other-than-temporary losses.

    Also included in fixed maturities are loan-backed and structured securities (including beneficial interests in securitized financial assets). Beneficial interests in securitized financial assets that are rated "A" and below are accounted for under the prospective method in accordance with EITF 99-20. Under the prospective method of accounting, the investment's effective yield is based upon projected future cash flows. All other loan-backed and structured securities are amortized using the retrospective method. The effective yield used to determine amortization is calculated based upon actual and projected future cash flows.

    Equity securities, which include common and non-redeemable preferred stocks, are classified as "available-for-sale" and are carried at fair value based primarily on quoted market prices. Changes in fair values of equity securities are charged or credited directly to shareholder's equity, net of income taxes.

    Mortgage loans are carried at amortized cost. A mortgage loan is considered impaired when it is probable that the Company will be unable to collect principal and interest amounts due. For mortgage loans that are determined to be impaired, a reserve is established for the difference between the amortized cost and fair market value of the underlying collateral. Cash received on impaired loans is reported as income. In estimating fair value, the Company uses interest rates reflecting the current real estate financing market.

    Short-term securities, consisting primarily of money market instruments and other debt issues purchased with a maturity of less than one year, are carried at amortized cost, which approximates fair value.

    Other invested assets include trading securities, which are marked to market with the change recognized in net investment income during the current period. Also included are limited partnership and limited liability company interests in investment funds and real estate joint ventures which are accounted for on the equity method of accounting. Undistributed income of these investments is reported in net investment income. Also included in other invested assets are policy loans which are carried at the amount of the unpaid balances that are not in excess of the net cash surrender values of the related insurance policies. The carrying value of policy loans, which have no defined maturities, is considered to be fair value.

                          NOTES TO FINANCIAL STATEMENTS
                                   (CONTINUED)


    Accrual of investment income, included in other assets, is suspended on fixed maturities or mortgage loans that are in default, or on which it is likely that future payments will not be made as scheduled. Interest income on investments in default is recognized only as payment is received.

    DERIVATIVE FINANCIAL INSTRUMENTS

    The Company uses derivative financial instruments, including interest rate and equity futures contracts, swaps, interest rate caps, options and forward contracts as a means of hedging exposure to interest rate changes, equity price changes and foreign currency risk. The Company does not hold or issue derivative instruments for trading purposes. (See Note 9 for a more detailed description of the Company's derivative use.) Derivative financial instruments in a gain position are reported in the balance sheet in other assets, derivative financial instruments in a loss position are reported in the balance sheet in other liabilities and derivatives purchased to offset embedded derivatives on variable annuity contracts are reported in other invested assets.

    To qualify for hedge accounting, the hedge relationship is designated and formally documented at inception detailing the particular risk management objective and strategy for the hedge. This documentation includes the item and risk that is being hedged, the derivative that is being used, as well as how effectiveness is being assessed. A derivative must be highly effective in accomplishing the objective of offsetting either changes in fair value or cash flows for the risk being hedged.

    For fair value hedges, in which derivatives hedge the fair value of assets and liabilities, changes in the fair value of derivatives are reflected in realized investment gains and losses, together with changes in the fair value of the related hedged item. The net amount is reflected in current earnings. The Company primarily hedges available-for-sale securities.

    For cash flow hedges, the accounting treatment depends on the effectiveness of the hedge. To the extent that derivatives are effective in offsetting the variability of the hedged cash flows, changes in the derivatives' fair value will be reported in accumulated other changes in equity from nonowner sources. These changes in fair value will be included in earnings of future periods when earnings are also affected by the variability of the hedged cash flows. To the extent these derivatives are not effective, the ineffective portion of the changes in fair value is immediately included in realized investment gains and losses.

    The effectiveness of these hedging relationships is evaluated on a retrospective and prospective basis using quantitative measures of effectiveness. If a hedge relationship is found to be ineffective, it no longer qualifies for hedge accounting and any gains or losses attributable to such ineffectiveness as well as subsequent changes in fair value are recognized in realized investment gains and losses.

    For those fair value and cash flow hedge relationships that are terminated, hedge designations removed, or forecasted transactions that are no longer expected to occur, the hedge accounting treatment described in the paragraphs above will no longer apply. For fair value hedges, any changes to the hedged item remain as part of the basis of the asset or liability and are ultimately reflected as an element of the yield. For cash flow hedges, any changes in fair value of the derivative remain in the accumulated other changes in equity from nonowner sources in shareholder's equity and are included in earnings of future periods when earnings are also affected by the variability of the hedged cash flow. If the hedged relationship is discontinued because a forecasted transaction will not occur when scheduled, the accumulated changes in fair value of the derivative recorded in shareholder's equity are immediately reflected in realized investment gains and losses.

                          NOTES TO FINANCIAL STATEMENTS
                                   (CONTINUED)


    The Company enters into derivative contracts that are economic hedges but do not qualify or are not designated as hedges for accounting purposes. These derivatives are carried at fair value, with changes in value reflected in realized investment gains and losses.

    FINANCIAL INSTRUMENTS WITH EMBEDDED DERIVATIVES

    The Company bifurcates an embedded derivative from the host contract where the economic characteristics and risks of the embedded instrument are not clearly and closely related to the economic characteristics and risks of the host contract, the entire instrument would not otherwise be remeasured at fair value and a separate instrument with the same terms of the embedded instrument would meet the definition of a derivative under SFAS 133.

    The Company purchases investments that have embedded derivatives, primarily convertible debt securities. These embedded derivatives are carried at fair value with changes in value reflected in realized investment gains and losses. Derivatives embedded in convertible debt securities are classified in the balance sheet as fixed maturity securities, consistent with the host instruments.

    The Company markets certain investment contracts that have embedded derivatives, primarily variable annuity contracts. These embedded derivatives are carried at fair value, with changes in value reflected in realized investment gains and losses. Derivatives embedded in variable annuity contracts are classified in the consolidated balance sheet as future policy benefits and claims.

    The Company may enter into derivative contracts to hedge the exposures represented by these embedded derivatives. These are economic hedges, however they do not qualify for hedge accounting. These derivatives are carried at fair value, with the changes in value reflected in realized gains and losses.

    INVESTMENT GAINS AND LOSSES

    Realized investment gains and losses are included as a component of pre-tax revenues based upon specific identification of the investments sold on the trade date. Realized gains and losses also result from fair value changes in derivative contracts that do not qualify, or are not designated, as hedging instruments, and from the application of fair value hedge accounting under SFAS 133. Impairments are recognized as realized losses when investment losses in value are deemed other-than-temporary. The Company conducts regular reviews to assess whether other-than-temporary losses exist. Also included are gains and losses arising from the remeasurement of the local currency value of foreign investments to U.S. dollars, the functional currency of the Company.

    SEPARATE AND VARIABLE ACCOUNTS

    Separate and variable accounts primarily represent funds for which investment income and investment gains and losses accrue directly to, and investment risk is borne by, the contractholders. Each account has specific investment objectives. The assets of each account are legally segregated and are not subject to claims that arise out of any other business of the Company. The assets of these accounts are carried at fair value.

    Amounts assessed to the separate account contractholders for management services are included in revenues. Deposits, net investment income and realized investment gains and losses for these accounts are excluded from revenues, and related liability increases are excluded from benefits and expenses.

                          NOTES TO FINANCIAL STATEMENTS
                                   (CONTINUED)


    VARIABLE ANNUITY CONTRACTS WITH GUARANTEED MINIMUM DEATH BENEFIT FEATURES. For variable annuity contracts with GMDB features, SOP 03-1 requires the reporting entity to categorize the contract as either an insurance or investment contract based upon the significance of mortality or morbidity risk. SOP 03-1 provides explicit guidance for calculating a reserve for insurance contracts, and provides that the reporting entity does not hold reserves for investment contracts (i.e. there is no significant mortality risk).

    The Company determined that the mortality risk on its GMDB features was not a significant component of the total variable annuity product, and accordingly continued to classify these products as investment contracts.

    DEFERRED ACQUISITION COSTS

    Deferred acquisition costs (DAC) represent costs that are deferred and amortized over the estimated life of the related insurance policies. DAC principally includes commissions and certain expenses related to policy issuance, underwriting and marketing, all of which vary with and are primarily related to the production of new business. The method for determining amortization of DAC varies by product type based upon three different accounting pronouncements: SFAS No. 60, "Accounting and Reporting by Insurance Enterprises" (SFAS 60), SFAS No. 91, "Accounting for Nonrefundable Fees and Costs Associated with Originating or Acquiring Loans and Initial Direct Costs of Leases" (SFAS 91) and SFAS No. 97, "Accounting and Reporting by Insurance Enterprises for Certain Long Duration Contracts and for Realized Gains and Losses from the Sale of Investments" (SFAS 97).

    DAC for deferred annuities, both fixed and variable, is amortized employing a level effective yield methodology per SFAS 91 as indicated by AICPA Practice Bulletin 8, generally over 10-15 years. An amortization rate is developed using the outstanding DAC balance and projected account balances. This rate is applied to actual account balances to determine the amount of DAC amortization. The projected account balances are derived using a model that contains assumptions related to investment returns and persistency. The model rate is evaluated at least annually, and changes in underlying lapse and interest rate assumptions are to be treated retrospectively. Variances in expected equity market returns versus actual returns are treated prospectively and a new amortization pattern is developed so that the DAC balances will be amortized over the remaining estimated life of the business.

    DAC for UL is amortized in relation to estimated gross profits from surrender charges, investment, mortality, and expense margins per SFAS 97, generally over 16-25 years. Actual profits can vary from management's estimates resulting in increases or decreases in the rate of amortization. Re-estimates of gross profits, performed at least annually, result in retrospective adjustments to earnings by a cumulative charge or credit to income.

    DAC relating to traditional life, including term insurance, is amortized in relation to anticipated premiums per SFAS 60, generally over 5-20 years. Assumptions as to the anticipated premiums are made at the date of policy issuance or acquisition and are consistently applied over the life of the policy.

    All DAC is reviewed, at least annually, to determine if it is recoverable from future income, including investment income, and, if not recoverable, is charged to expense. All other acquisition expenses are charged to operations as incurred. See Note 4.

    CASH AND CASH EQUIVALENTS

    Cash, which is reported in other assets, includes certificates of deposits and other time deposits with original maturities of less than 90 days.

                          NOTES TO FINANCIAL STATEMENTS
                                   (CONTINUED)


    VALUE OF INSURANCE IN FORCE

    The value of insurance in force, reported in other assets, is an asset that represents the actuarially determined present value of anticipated profits to be realized from annuity contracts at the date of acquisition using the same assumptions that were used for computing related liabilities, where appropriate. The value of insurance in force was the actuarially determined present value of the projected future profits discounted at an interest rate of 16% for the annuity business acquired. The annuity contracts are amortized employing a level yield method over 31 years. The value of insurance in force is reviewed periodically for recoverability to determine if any adjustment is required. Adjustments, if any, are charged to income. See Note 4.

    FUTURE POLICY BENEFITS

    Future policy benefits represent liabilities for future insurance policy benefits for payout annuities and traditional life products and are prepared in accordance with industry standards and U.S. GAAP. The annuity payout reserves are calculated using the mortality and interest assumptions used in the actual pricing of the benefit. Mortality assumptions are based on Company experience and are adjusted to reflect deviations such as substandard mortality in structured settlement benefits. The interest rates range from 1.5% to 9.2% for these annuity products with a weighted average interest rate of 6.6%, including adverse deviation. Traditional life products include whole life and term insurance. Future policy benefits for traditional life products are estimated on the basis of actuarial assumptions as to mortality, persistency and interest, established at policy issue and are based on the Company's experience, which, together with interest assumptions, include a margin for adverse deviation. Appropriate recognition has been given to experience rating and reinsurance. Interest assumptions applicable to traditional life products range from 3.0% to 7.0%, with a weighted average of 6.3%.

    CONTRACTHOLDER FUNDS

    Contractholder funds represent deposits from the issuance of UL pension investment and certain retail annuity and structured settlement contracts. For UL contracts, contractholder fund balances are increased by receipts for mortality coverage, contract administration, surrender charges and interest accrued where one or more elements are not fixed or guaranteed. These balances are decreased by withdrawals, mortality charges and administrative expenses charged to the contractholders where these charges and expenses may not be fixed or guaranteed. Interest rates credited to contractholder funds related to UL range from 4.5% to 5.4%, with a weighted average interest rate of 5.0%.

    Pension investment and certain annuity contracts do not contain significant insurance risk and are considered investment-type contracts. Contractholder fund balances are increased by receipts and credited interest, and reduced by withdrawals and administrative expenses charged to the contractholder. Interest rates credited to these investment-type contracts range from less than 1.0% to 8.0% with a weighted average interest rate of 5.2%.

    RESERVING FOR UNIVERSAL LIFE AND VARIABLE UNIVERSAL LIFE CONTRACTS. SOP 03-1 requires that a reserve, in addition to the account balance, be established for certain insurance benefit features provided under UL and VUL products if the amounts assessed against the contract holder each period for the insurance benefit feature are assessed in a manner that is expected to result in profits in earlier years and losses in subsequent years from the insurance benefit function.

                          NOTES TO FINANCIAL STATEMENTS
                                   (CONTINUED)


    The Company's UL and VUL products were reviewed to determine if an additional reserve is required under SOP 03-1. The Company determined that SOP 03-1 applied to some of its UL and VUL contracts with these features and established an additional reserve of less than $1 million.

    GUARANTY FUND AND OTHER INSURANCE-RELATED ASSESSMENTS

    Included in other liabilities is the Company's estimate of its liability for guaranty fund and other insurance-related assessments. State guaranty fund assessments are based upon the Company's share of premiums written or received in one or more years prior to an insolvency occurring in the industry.

    Once an insolvency has occurred, the Company recognizes a liability for such assessments if it is probable that an assessment will be imposed and the amount of the assessment can be reasonably estimated. At December 31, 2004 and 2003, the Company's liability for guaranty fund assessments was not significant.

    PERMITTED STATUTORY ACCOUNTING PRACTICES

    The Company, domiciled in the State of Connecticut, prepares statutory financial statements in accordance with the accounting practices prescribed or permitted by the State of Connecticut Insurance Department. Prescribed statutory accounting practices are those practices that are incorporated directly or by reference in state laws, regulations, and general administrative rules applicable to all insurance enterprises domiciled in a particular state. Permitted statutory accounting practices include practices not prescribed by the domiciliary state, but allowed by the domiciliary state regulatory authority. The Company does not have any permitted statutory accounting practices.

    PREMIUMS

    Premium income is reported for individual payout annuities, group close-out annuities, whole life and term insurance. The annuities premiums are recognized as revenue when collected. The life premiums are recognized as revenues when due. Premiums for contracts with a limited number of premium payments, due over a significantly shorter period than the period over which benefits are provided, are considered revenue when due. The portion of premium which is not required to provide for benefits and expenses is deferred and recognized in revenues in a constant relationship to insurance benefits in force.

    FEE INCOME

    Fee income is recognized on deferred annuity and UL contracts for mortality, administrative and equity protection charges according to contract due dates. Fee income is recognized on variable annuity and universal life separate accounts either daily, monthly, quarterly or annually as per contract terms.

    OTHER REVENUES

    Other revenues include surrender penalties collected at the time of a contract surrender, and other miscellaneous charges related to annuity and universal life contracts recognized when received.

    CURRENT AND FUTURE INSURANCE BENEFITS

    Current and future insurance benefits represent charges for mortality and morbidity related to fixed annuities, universal life and term life insurance benefits.

                          NOTES TO FINANCIAL STATEMENTS
                                   (CONTINUED)


    INTEREST CREDITED TO CONTRACTHOLDERS

    Interest credited to contractholders represents amounts earned by universal life, pension investment and certain retail annuity contracts in accordance with contract provisions.

    FEDERAL INCOME TAXES

    The provision for federal income taxes is comprised of two components, current income taxes and deferred income taxes. Deferred federal income taxes arise from changes during the year in cumulative temporary differences between the tax basis and book basis of assets and liabilities.

                          NOTES TO FINANCIAL STATEMENTS
                                   (CONTINUED)


2.  INVESTMENTS

    FIXED MATURITIES

    The amortized cost and fair values of investments in fixed maturities were as follows:

                                                                         GROSS          GROSS
    DECEMBER 31, 2004                                AMORTIZED COST    UNREALIZED     UNREALIZED         FAIR
    ($ IN MILLIONS)                                                      GAINS          LOSSES          VALUE
    ---------------------------------------------------------------------------------------------------------------
    AVAILABLE FOR SALE:
       Mortgage-backed securities -- CMOs and
       pass-through securities                                 $906            $24            $1            $929
       U.S. Treasury securities and obligations
       of U.S. Government and government agencies
       and authorities                                          154              9            --             163
       Obligations of states and political
       subdivisions                                              57              8            --              65
       Debt securities issued by foreign
       governments                                               63              6            --              69
       All other corporate bonds                              3,565            219             4           3,780
       All other debt securities                              1,180             71             2           1,249
       Redeemable preferred stock                                 4              2            --               6
    ---------------------------------------------------------------------------------------------------------------
           Total Available For Sale                          $5,929           $339            $7          $6,261
    ---------------------------------------------------------------------------------------------------------------

    ---------------------------------------------------------------------------------------------------------------
                                                                         GROSS           GROSS
    DECEMBER 31, 2003                                AMORTIZED COST    UNREALIZED     UNREALIZED         FAIR
    ($ IN MILLIONS)                                                      GAINS          LOSSES          VALUE
    ---------------------------------------------------------------------------------------------------------------
    AVAILABLE FOR SALE:
       Mortgage-backed securities -- CMOs and
       pass-through securities                                 $645            $18            $2            $661
       U.S. Treasury securities and obligations
       of U.S. Government and government agencies
       and authorities                                          192              5             1             196
       Obligations of states and political
       subdivisions                                              53              6            --              59
       Debt securities issued by foreign
       governments                                               58              3            --              61
       All other corporate bonds                              3,179            241             5           3,415
       All other debt securities                                903             59             3             959
        Redeemable preferred stock                                4              2            --               6
    ---------------------------------------------------------------------------------------------------------------
           Total Available For Sale                          $5,034           $334           $11          $5,357
    ---------------------------------------------------------------------------------------------------------------

                          NOTES TO FINANCIAL STATEMENTS
                                   (CONTINUED)


    Proceeds from sales of fixed maturities classified as available for sale were $801.9 million, $1.7 billion and $1.7 billion in 2004, 2003 and 2002, respectively. Gross gains of $25.0 million, $48.2 million and $85.6 million and gross losses of $24.4 million, $52.4 million and $29.9 million in 2004, 2003 and 2002, respectively, were realized on those sales. Additional losses of $6.9 million, $10.2 million and $66.9 million were realized due to other-than-temporary losses in value in 2004, 2003 and 2002, respectively. The significant impairment activity in 2002 was concentrated in telecommunication and energy company investments.

    The amortized cost and fair value of fixed maturities available for sale at December 31, 2004, by contractual maturity, are shown below. Actual maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.


    --------------------------------------------------------------------------
                                                AMORTIZED         FAIR
    ($ IN MILLIONS)                                COST           VALUE
    --------------------------------------------------------------------------

    MATURITY:
         Due in one year or less                     $264            $270
         Due after 1 year through 5 years           1,675           1,757
         Due after 5 years through 10 years         2,365           2,514
         Due after 10 years                           719             791
    --------------------------------------------------------------------------
                                                    5,023           5,332
    --------------------------------------------------------------------------

         Mortgage-backed securities                   906             929
    --------------------------------------------------------------------------
             Total Maturity                        $5,929          $6,261
    --------------------------------------------------------------------------

    The Company makes significant investments in collateralized mortgage obligations (CMOs). CMOs typically have high credit quality, offer good liquidity, and provide a significant advantage in yield and total return compared to U.S. Treasury securities. The Company's investment strategy is to purchase CMO tranches which are protected against prepayment risk, including planned amortization class tranches and last cash flow tranches. Prepayment protected tranches are preferred because they provide stable cash flows in a variety of interest rate scenarios. The Company does invest in other types of CMO tranches if an assessment indicates a favorable risk/return tradeoff. The Company does not purchase residual interests in CMOs.

    At December 31, 2004 and 2003, the Company held CMOs classified as available for sale with a fair value of $532.6 million and $332.4 million, respectively. Approximately 34% of the Company's CMO holdings were fully collateralized by GNMA, FNMA or FHLMC securities at December 31, 2004 and 2003. In addition, the Company held $396.0 million and $327.7 million of GNMA, FNMA or FHLMC mortgage-backed pass-through securities at December 31, 2004 and 2003, respectively. All of these securities are rated AAA.

    The Company engages in securities lending transactions whereby certain securities from its portfolio are loaned to other institutions for short periods of time. The Company generally receives cash collateral from the borrower, equal to at least the market value of the loaned securities plus accrued interest, and invests in a short-term investment pool. See Note 11. The loaned securities remain a recorded asset of the Company. The Company records a liability for the amount of the cash collateral held, representing its obligation to return the cash collateral, and reports that liability as part of other liabilities in the balance

                          NOTES TO FINANCIAL STATEMENTS
                                   (CONTINUED)


    sheet. At December 31, 2004 and 2003, the Company held cash collateral of $113.5 million and $154.0 million, respectively. The Company also had $23.7 million of investments held with a third party used as collateral at December 31, 2004. The Company does not have the right to sell or pledge this collateral and it is not recorded on the balance sheet. No such collateral existed at December 31, 2003.

    The Company participates in dollar roll repurchase transactions as a way to generate investment income. These transactions involve the sale of mortgage-backed securities with the agreement to repurchase substantially the same securities from the same counterparty. Cash is received from the sale, which is invested in the Company's short-term money market pool. The cash is returned at the end of the roll period when the mortgage-backed securities are repurchased. The Company will generate additional investment income based upon the difference between the sale and repurchase prices.

    These transactions are recorded as secured borrowings. The mortgage-backed securities remain recorded as assets. The cash proceeds are reflected in short-term investments and a liability is established to reflect the Company's obligation to repurchase the securities at the end of the roll period. This liability is classified as other liabilities in the balance sheets and fluctuates based upon the timing of the repayments. Although these types of transactions occurred during the years, there were no outstanding amounts at December 31, 2004 and 2003.


    EQUITY SECURITIES

    The cost and fair values of investments in equity securities were as follows:

    --------------------------------------------------------------------------------------------------------
                                                             GROSS               GROSS
                                                          UNREALIZED           UNREALIZED           FAIR
    ($ IN MILLIONS)                           COST           GAINS                LOSSES           VALUE
    --------------------------------------------------------------------------------------------------------
    DECEMBER 31, 2004
       Common stocks                           $12             $3                  $--              $15
       Non-redeemable preferred stocks           4             --                   --                4
    --------------------------------------------------------------------------------------------------------
           Total Equity Securities             $16             $3                  $--              $19
    --------------------------------------------------------------------------------------------------------

    DECEMBER 31, 2003
       Common stocks                            $2            $--                  $--               $2
       Non-redeemable preferred stocks           6             --                   --                6
    --------------------------------------------------------------------------------------------------------
           Total Equity Securities              $8            $--                  $--               $8
    --------------------------------------------------------------------------------------------------------

    Proceeds from sales of equity securities were $18.5 million, $7.8 million and $35.6 million in 2004, 2003 and 2002, respectively. Gross gains and losses on sales and impairments were insignificant.

                          NOTES TO FINANCIAL STATEMENTS
                                   (CONTINUED)


    OTHER-THAN-TEMPORARY LOSSES ON INVESTMENTS

    Management has determined that the unrealized losses on the Company's investments in fixed maturity and equity securities at December 31, 2004 are temporary in nature. The Company conducts a periodic review to identify and evaluate investments that have indications of possible impairment. An investment in a debt or equity security is impaired if its fair value falls below its cost and the decline is considered other-than-temporary. Factors considered in determining whether a loss is other-than-temporary include the length of time and extent to which fair value has been below cost; the financial condition and near-term prospects of the issuer; and the Company's ability and intent to hold the investment for a period of time sufficient to allow for any anticipated recovery. The Company's review for impairment generally entails:

    o Identification and evaluation of investments that have possible indications of impairment;

    o Analysis of individual investments that have fair values less than 80% of amortized cost, including consideration of length of time the investment has been in an unrealized loss position.

    o Discussion of evidential matter, including an evaluation of factors or triggers that would or could cause individual investments to qualify as having other-than-temporary impairments and those that would not support other-than-temporary impairment;

    o Documentation of the results of these analyses, as required under business policies.

    The tables below shows the fair value of investments in fixed maturities and equity securities that are available-for-sale and have been in an unrealized loss position at:

                                                                 Gross Unrealized Losses
                                                                 -----------------------
                                                     Less Than One Year          One Year or Longer                 Total
                                                 -----------------------------------------------------------------------------------
                                                                      Gross                        Gross                      Gross
DECEMBER 31, 2004                                    Fair        Unrealized          Fair     Unrealized         Fair    Unrealized
($ IN MILLIONS)                                     Value            Losses         Value         Losses        Value        Losses
------------------------------------------------------------------------------------------------------------------------------------
Fixed maturity securities available-for-sale:
Mortgage-backed securities-CMO's and
    pass-through securities                          $103                $1           $--            $--         $103           $1
U.S. Treasury securities and obligations of
    U.S. Government and government agencies
    and authorities                                     5                --            --             --            5           --
Debt securities issued by foreign governments           1                --            --             --            1           --
All other corporate bonds                             408                 4            15             --          423            4
All other debt securities                             141                 1            24              1          165            2
Redeemable preferred stock                              1                --            --             --            1           --
------------------------------------------------------------------------------------------------------------------------------------
Total fixed maturities                               $659                $6           $39             $1         $698           $7
Equity securities                                      $1               $--            $3            $--           $4          $--
------------------------------------------------------------------------------------------------------------------------------------

    At December 31, 2004, the cost of approximately 269 investments in fixed maturity and equity securities exceeded their fair value by $7 million. Of the $6 million which represents fixed maturity investments that have been in a gross unrealized loss position for less than a year and the $1 million in such a position for a year or more, 93% and 82% of these investments are rated investment grade, respectively.

                          NOTES TO FINANCIAL STATEMENTS
                                   (CONTINUED)

                                                                 Gross Unrealized Losses
                                                                 -----------------------
                                                     Less Than One Year          One Year or Longer                 Total
                                                 -----------------------------------------------------------------------------------
                                                                      Gross                        Gross                      Gross
DECEMBER 31, 2003                                       Fair     Unrealized          Fair     Unrealized         Fair    Unrealized
($ IN MILLIONS)                                        Value         Losses         Value         Losses        Value        Losses
------------------------------------------------------------------------------------------------------------------------------------
Fixed maturity securities available-for-sale:
Mortgage-backed securities-CMO's and
    pass-through securities                             $143             $2           $--            $--         $143            $2
U.S. Treasury securities and obligations of
    U.S. Government and government agencies
    and authorities                                      132              1            --             --          132             1
Debt securities issued by foreign governments              2             --            --             --            2            --
All other corporate bonds                                238              4            19              1          257             5
All other debt securities                                123              2            20              1          143             3
Redeemable preferred stock                                --             --             1             --            1            --
------------------------------------------------------------------------------------------------------------------------------------
Total fixed maturities                                  $638             $9           $40             $2         $678           $11
Equity securities                                         $3            $--            $1            $--           $4           $--
------------------------------------------------------------------------------------------------------------------------------------


    At December 31, 2003, the cost of approximately 220 investments in fixed maturity and equity securities exceeded their fair value by $11 million. Of the $9 million which represents fixed maturity investments that have been in a gross unrealized loss position for less than a year and the $2 million in such a position for a year or more, 87% and 32% of these investments are rated investment grade, respectively.

    AGING OF GROSS UNREALIZED LOSSES ON AVAILABLE FOR SALE

    The aging of gross unrealized losses on fixed maturity investments is as follows:

                                                                                              TOTAL FIXED MATURITIES WITH
                                                                                            UNREALIZED LOSS TOTALING 20% OR
                                                              TOTAL FIXED MATURITIES                      MORE
-----------------------------------------------------------------------------------------------------------------------------
DECEMBER 31, 2004                                         AMORTIZED         UNREALIZED         AMORTIZED        UNREALIZED
($ IN MILLIONS)                                              COST              LOSS               COST             LOSS
-----------------------------------------------------------------------------------------------------------------------------
     Six months or less                                      $505              $  3               $ --             $ --
     Greater than six months to nine months                   134                 2                 --               --
     Greater than nine months to twelve months                 26                 1                 --               --
     Greater than twelve months                                40                 1                 --               --
                                                             ----              ----               ----             ----
         Total                                               $705              $  7               $ --             $ --
                                                             ====              ====               ====             ====

                          NOTES TO FINANCIAL STATEMENTS
                                   (CONTINUED)

                                                                                              TOTAL FIXED MATURITIES WITH
                                                                                            UNREALIZED LOSS TOTALING 20% OR
                                                              TOTAL FIXED MATURITIES                      MORE
-----------------------------------------------------------------------------------------------------------------------------
DECEMBER 31, 2004                                         AMORTIZED         UNREALIZED         AMORTIZED        UNREALIZED
($ IN MILLIONS)                                              COST              LOSS               COST             LOSS
-----------------------------------------------------------------------------------------------------------------------------
      Six months or less                                     $540               $ 7                 $1             $ --
      Greater than six months to nine months                   72                 1                  -               --
      Greater than nine months to twelve months                35                 1                  -               --
      Greater than twelve months                               42                 2                  -               --
                                                             ----               ---                 --             ----
          Total                                              $689               $11                 $1             $ --
                                                             ====               ===                 ==             ====

    Fair values of investments in fixed maturities and equity securities are based on quoted market prices or dealer quotes or, if these are not available, discounted expected cash flows using market rates commensurate with the credit quality and maturity of the investment. The fair value of investments for which quoted market prices, third-party broker quotations or validated model prices are not available amounted to $36.0 million and $124.9 million at December 31, 2004 and 2003, respectively.

    MORTGAGE LOANS

    At December 31, 2004 and 2003, the Company's mortgage loan portfolios consisted of the following:

    ------------------------------------------------------------------------
    ($ IN MILLIONS)                               2004            2003
    ------------------------------------------------------------------------
    Current Mortgage Loans                        $209            $136
    Underperforming Mortgage Loans                   3              --
    ------------------------------------------------------------------------
    Total                                         $212            $136
    ------------------------------------------------------------------------


    Underperforming assets include delinquent mortgage loans over 90 days past due, loans in the process of foreclosure and loans modified at interest rates below market.

    Aggregate annual maturities on mortgage loans at December 31, 2004 are as shown below. Actual maturities will differ from contractual maturities because borrowers may have the right to prepay obligations with or without prepayment penalties.

    --------------------------------------------------------------------
         YEAR ENDING DECEMBER 31,
         ($ IN MILLIONS)
    --------------------------------------------------------------------
         2005                                                        $9
         2006                                                        25
         2007                                                        10
         2008                                                         8
         2009                                                         9
         Thereafter                                                 151
         ---------------------------------------------------------------
         Total                                                     $212
         ===============================================================

                          NOTES TO FINANCIAL STATEMENTS
                                   (CONTINUED)


    OTHER INVESTED ASSETS

    Other invested assets are composed of the following:

        ----------------------------------------------------------------------
        ($ IN MILLIONS)                                    2004          2003
        ----------------------------------------------------------------------
        Private equity and arbitrage investments           $219          $203
        Derivatives                                         135           115
        Trading Securities                                   22            33
        Policy Loans                                         32            27
        Real estate joint ventures                            9            15
        ----------------------------------------------------------------------
        Total                                              $417          $393
        ----------------------------------------------------------------------

    CONCENTRATIONS

    The Company participates in a short-term investment pool maintained by TIC. See Note 11.

    The Company's industry concentrations of investments, excluding those in federal and government agencies, primarily fixed maturities at fair value, were as follows:

        -------------------------------------------------------------------
        ($ IN MILLIONS)                             2004          2003
        -------------------------------------------------------------------
        Finance                                     $918          $555
        Banking                                      515           364
        Electric Utilities                           430           455
        Real Estate Investment Trust                 394           241
        Media                                        342           354
        Insurance                                    323           261
        Telecommunications                           290           288
        -------------------------------------------------------------------

    The Company held investments in foreign banks in the amount of $201 million and $152 million at December 31, 2004 and 2003, respectively, which are included in the table above.

    The Company defines its below investment grade assets as those securities rated Ba1 by Moody's Investor Services (or its equivalent) or below by external rating agencies, or the equivalent by internal analysts when a public rating does not exist. Such assets include publicly traded below investment grade bonds and certain other privately issued bonds and notes that are classified as below investment grade. Below investment grade assets included in the preceding table include $119 million and $157 million in Electric Utilities, $25 million and $31 million in Media, and $12 million and $34 million in Telecommunications at December 31, 2004 and 2003, respectively. Below investment grade assets in other categories were insignificant. Total below investment grade fixed maturities were $501 million and $506 million at December 31, 2004 and 2003, respectively.

                          NOTES TO FINANCIAL STATEMENTS
                                   (CONTINUED)


    Included in mortgage loans were the following group concentrations:

         ($ IN MILLIONS)
        -------------------------------------------------------------------
        At December 31,                                  2004         2003
        -------------------------------------------------------------------
        STATE
        California                                        $58          $34
        New York                                           40           31
        -------------------------------------------------------------------
        PROPERTY TYPE
        Agricultural                                     $106          $64
        Office                                             70           62
        -------------------------------------------------------------------

    The Company monitors creditworthiness of counterparties to all financial instruments by using controls that include credit approvals, credit limits and other monitoring procedures. Collateral for fixed maturities often includes pledges of assets, including stock and other assets, guarantees and letters of credit. The Company's underwriting standards with respect to new mortgage loans generally require loan to value ratios of 75% or less at the time of mortgage origination.

    NON-INCOME PRODUCING INVESTMENTS

    Investments included in the consolidated balance sheets that were non-income producing were insignificant at December 31, 2004 and 2003, respectively.

    RESTRUCTURED INVESTMENTS

    Mortgage loan and debt securities which were restructured at below market terms at December 31, 2004 and 2003 were insignificant. The new terms of restructured investments typically defer a portion of contract interest payments to varying future periods. Gross interest income on restructured assets that would have been recorded in accordance with the original terms of such assets was insignificant. Interest on these assets, included in net investment income, was insignificant.

    NET INVESTMENT INCOME

        ---------------------------------------------------------------------
        FOR THE YEAR ENDED DECEMBER 31,
        ($ IN MILLIONS)                         2004        2003        2002
        ---------------------------------------------------------------------
        GROSS INVESTMENT INCOME
          Fixed maturities                      $346        $317        $277
          Other invested assets                   30          32          28
          Mortgage loans                          18          11          11
          Other                                    1           2           1
        ---------------------------------------------------------------------
        Total gross investment income            395         362         317
        ---------------------------------------------------------------------
         Investment expenses                       6           6           5
        ---------------------------------------------------------------------
        Net investment income                   $389        $356        $312
        ---------------------------------------------------------------------

                          NOTES TO FINANCIAL STATEMENTS
                                   (CONTINUED)


    REALIZED AND UNREALIZED INVESTMENT GAINS (LOSSES)

    Net realized capital gains (losses) by asset class for the periods were as follows:

      -----------------------------------------------------------------------
      FOR THE YEAR ENDED DECEMBER 31,
      ($ IN MILLIONS)                             2004        2003      2002
      -----------------------------------------------------------------------
      REALIZED INVESTMENT GAINS (LOSSES)
      Fixed maturities                             $(6)       $(14)     $(11)
      Derivatives:
        Guaranteed minimum withdrawal benefit
           derivatives, net                         19          --        --
        Other derivatives                            2           8       (17)
      Other invested assets                         (1)          1        (3)
      Mortgage loans                                --          (1)       --
      Other                                          3          (1)       --
      -----------------------------------------------------------------------
      Total realized investment gains (losses)     $17         $(7)     $(31)
      -----------------------------------------------------------------------

    Changes in net unrealized investment gains (losses) that are included as accumulated other changes in equity from nonowner sources in shareholder's equity were as follows:

      -----------------------------------------------------------------------
      FOR THE YEAR ENDED DECEMBER 31,
      ($ IN MILLIONS)                               2004      2003      2002
      -----------------------------------------------------------------------
      UNREALIZED INVESTMENT GAINS (LOSSES)
      Fixed maturities                                $9      $189       $91
      Other invested assets                            4        (3)       22
      -----------------------------------------------------------------------
      Total unrealized investment gains               13       186       113
      -----------------------------------------------------------------------
      Related taxes                                    5        65        40
      -----------------------------------------------------------------------
      Change in unrealized investment gains            8       121        73
      Balance beginning of year                      207        86        13
      -----------------------------------------------------------------------
      Balance end of year                           $215      $207       $86
      -----------------------------------------------------------------------


3.  REINSURANCE

    The Company uses reinsurance in order to limit losses, minimize exposure to large risks, provide additional capacity for future growth and to effect business-sharing arrangements. Reinsurance is accomplished through various plans of reinsurance, primarily yearly renewable term (YRT), coinsurance and modified coinsurance. The Company remains primarily liable as the direct insurer on all risks reinsured.

    Since 1997 the majority of UL business has been reinsured under an 80% ceded/20% retained YRT quota share reinsurance program and term life business has been reinsured under a 90%/10% YRT quota share reinsurance program. Beginning in September 2002, newly issued term life business has been reinsured under a 90%/10% coinsurance quota share reinsurance program. Subsequently, portions of this term coinsurance has reverted to YRT for new business. Generally, the maximum retention on an ordinary life risk is $2.5 million. Maximum retention of $2.5 million is generally reached on policies in excess of $12.5 million for UL and $25.0 million for term insurance. For other plans of insurance, it is the policy

                          NOTES TO FINANCIAL STATEMENTS
                                   (CONTINUED)


    of the Company to obtain reinsurance for amounts above certain retention limits on individual life policies, which limits vary with age and underwriting classification.

    Total life insurance in-force ceded under reinsurance contracts was $44.3 billion and $35.0 billion at December 31, 2004 and 2003, including $3.4 million and $4.5 million, respectively to TIC. Total life insurance premiums ceded were $34.4 million, $24.9 million and $14.9 million in 2004, 2003 and 2002, respectively. Ceded premiums paid to TIC were insignificant for these same periods.

    During 2004, The Travelers Life and Annuity Reinsurance Company (TLARC) was formed as a pure captive insurer in order to permit the Company to cede 100% of its statutory-based risk associated with the death benefit guarantee rider on certain universal life contracts. The reinsurance transaction related to statutory-only reserves, and had no impact on GAAP premiums and benefits. TLARC is a direct subsidiary of CIHC, TIC's parent. See Note 11.

    Prior to April 1, 2001, the Company also reinsured substantially all of the GMDB on its variable annuity product. Total variable annuity account balances with GMDB were $11.1 billion, including $4.8 billion or 43% which was reinsured, and $9.9 billion, of which $5.4 billion or 55% is reinsured at December 31, 2004 and 2003, respectively. GMDB is payable upon the death of a contractholder. When the benefit payable is greater than the account value of the variable annuity, the difference is called the net amount at risk (NAR). NAR was $595 million and $887 million at December 31, 2004 and 2003, respectively. NAR included $536 million, or 90%, and $816 million, or 92%, which was reinsured at December 31, 2004 and 2003, respectively.

4.  INTANGIBLE ASSETS

    The Company has two intangible, amortizable assets, DAC and the value of insurance in force.

    DAC

                                      Traditional   Deferred
    ($ IN MILLIONS)                       Life       Annuity     UL      Total
    ----------------------------------------------------------------------------

    Balance January 1, 2003               $55         $632      $377    $1,064

     Commissions and expenses deferred     14          172       165       351
     Amortization expense                 (10)        (107)      (19)     (136)

   -----------------------------------------------------------------------------
     Balance December 31, 2003             59          697       523     1,279

    Commissions and expenses deferred      11          182       276       469
    Amortization expense                  (10)        (147)      (43)     (200)
    Underlying lapse and interest rate
       assumptions                         --           (2)       --        (2)
    Pattern of estimated gross profit
       adjustment                          --           --       (24)      (24)
   -----------------------------------------------------------------------------
    Balance December 31, 2004             $60         $730      $732    $1,522
    ----------------------------------------------------------------------------

    VALUE OF INSURANCE IN FORCE

    The value of insurance in force totaled $10.8 million and $11.7 million at December 31, 2004 and 2003, respectively, and was reported in other assets. Amortization expense of value of insurance in force was insignificant for 2004, 2003 and 2002.

                          NOTES TO FINANCIAL STATEMENTS
                                   (CONTINUED)


5.  DEPOSIT FUNDS AND RESERVES

    At December 31, 2004 and 2003, the Company had $6.3 billion and $5.6 billion of life and annuity deposit funds and reserves, respectively, as follows.

                                            DECEMBER 31, 2004  DECEMBER 31, 2003
                                            -----------------  -----------------
     ($ IN MILLIONS)
     Subject to discretionary withdrawal:
         With fair value adjustments              $2,594            $2,552
         Subject to surrender charges              1,672             1,318
         Surrenderable without charge                289                99
                                                  ------            ------
         Total                                    $4,555            $3,969

     Not subject to discretionary withdrawal:     $1,744            $1,637
                                                  ------            ------
             Total                                $6,299            $5,606
                                                  ======            ======

    Average surrender charges included in the subject to surrender charge category above were 4.7% in both 2004 and 2003. In addition, during the payout phase, these funds are credited at significantly reduced interest rates.

6.  FEDERAL INCOME TAXES

    EFFECTIVE TAX RATE ($ IN MILLIONS)

        ---------------------------------------------------------------------
        FOR THE YEAR ENDED DECEMBER 31,         2004      2003       2002
        ---------------------------------------------------------------------
        Income before federal income taxes      $207      $154       $159
        Statutory tax rate                        35%       35%        35%
        ---------------------------------------------------------------------
        Expected federal income taxes             72        54         56
        Tax effect of:
        Non-taxable investment income            (15)      (11)        --
        Tax reserve release                       (8)       (8)        --
       ----------------------------------------------------------------------
        Federal income taxes                     $49       $35        $56
        =====================================================================
        Effective tax rate                        24%       22%        35%
       ----------------------------------------------------------------------
        COMPOSITION OF FEDERAL INCOME TAXES
       ----------------------------------------------------------------------
        Current:
        United States                            $96       $73       $(31)
        Foreign                                   --         1         --
       ----------------------------------------------------------------------
        Total                                     96        74        (31)
       ----------------------------------------------------------------------
        Deferred:
        United States                            (47)      (39)        87
        Foreign                                   --        --         --
       ----------------------------------------------------------------------
        Total                                    (47)      (39)        87
        ---------------------------------------------------------------------
        Federal income taxes                     $49       $35        $56
        =====================================================================

                          NOTES TO FINANCIAL STATEMENTS
                                   (CONTINUED)


    The net deferred tax liabilities at December 31, 2004 and 2003 were comprised of the tax effects of temporary differences related to the following assets and liabilities:


      ($ IN MILLIONS)                                     2004          2003
      ------------------------------------------------------------------------
      Deferred Tax Assets:
      Benefit, reinsurance and other reserves             $372          $251
      Other                                                  7             6
      ------------------------------------------------------------------------
      Total                                                379           257
      ------------------------------------------------------------------------

      Deferred Tax Liabilities:
      Investments, net                                    (131)         (117)
      Deferred acquisition costs and value
         of insurance in force                            (426)         (364)
      Other                                                 (2)           (1)
      ------------------------------------------------------------------------
      Total                                               (559)         (482)
      ------------------------------------------------------------------------

      Net Deferred Tax Liability                         $(180)        $(225)
      ------------------------------------------------------------------------

    TIC and its subsidiaries, including the Company, file a consolidated federal income tax return with Citigroup. Federal income taxes are allocated to each member of the consolidated group, according to a Tax Sharing Agreement (the Agreement), on a separate return basis adjusted for credits and other amounts required by the Agreement. The Company had a $265.3 million payable to TIC at December 31, 2004 and a $9.1 million recoverable from TIC at December 31, 2003 pursuant to the Agreement.

    At December 31, 2004 and 2003, the Company had no ordinary or capital loss carryforwards.

    The policyholders' surplus account, which arose under prior tax law, is generally that portion of the gain from operations that has not been subjected to tax, plus certain deductions. The balance of this account is approximately $2.1 million. At current rates the maximum amount of such tax would be approximately $700 thousand. Income taxes are not provided for on this amount because under current U.S. tax rules such taxes will become payable only to the extent such amounts are distributed as a dividend or exceed limits prescribed by federal law. The 2004 Tax Act provides that this account can be reduced directly by distributions made by the life insurance subsidiaries in 2005 and 2006. The Company intends to make sufficient distributions to eliminate this account within the timeframe permitted under the Act.

7.  SHAREHOLDER'S EQUITY

    SHAREHOLDER'S EQUITY AND DIVIDEND AVAILABILITY

    The Company's statutory net income (loss) was $(211) million, $37 million and $(134) million for the years ended December 31, 2004, 2003 and 2002, respectively. Statutory capital and surplus was $942 million and $494 million at December 31, 2004 and 2003, respectively.

    The Company is currently subject to various regulatory restrictions that limit the maximum amount of dividends available to be paid to its parent without prior approval of insurance regulatory authorities. In accordance with Connecticut statutes, the Company may not pay dividends during 2005 without prior approval of the State of Connecticut Insurance Department.

                          NOTES TO FINANCIAL STATEMENTS
                                   (CONTINUED)


    ACCUMULATED OTHER CHANGES IN EQUITY FROM NONOWNER SOURCES, NET OF TAX

    Changes in each component of Accumulated Other Changes in Equity from Nonowner Sources were as follows:

                                                                         NET                               ACCUMULATED
                                                                      UNREALIZED        DERIVATIVE       OTHER CHANGES
                                                                     GAIN/LOSS ON     INSTRUMENTS &     IN EQUITY FROM
                                                                      INVESTMENT         HEDGING              NONOWNER
    ($ IN MILLIONS)                                                   SECURITIES        ACTIVITIES             SOURCES
    -------------------------------------------------------------------------------------------------------------------
    BALANCE, JANUARY 1, 2002                                              $13               $3                $16
    -------------------------------------------------------------------------------------------------------------------
    Unrealized gains on investment securities, net of tax of $35
    Add:   Reclassification adjustment for losses included in net
           income, net of tax of $4                                        64               --                 64
    Add:   Derivative instrument hedging activity gains, net of
           tax of  $3                                                      --                7                  7
    -------------------------------------------------------------------------------------------------------------------
    PERIOD CHANGE                                                          72                7                 79
    -------------------------------------------------------------------------------------------------------------------

    BALANCE DECEMBER 3 1, 2002                                             85               10                 95
    -------------------------------------------------------------------------------------------------------------------
    Unrealized gains on investment securities,
           net of tax of $61                                              114               --                114
    Add:   Reclassification adjustment for losses included in net
           income, net of tax of $5                                         9               --                  9
    Less:  Derivative instrument hedging activity loss, net of
           tax benefits of  $(1)                                           --               (3)                (3)
    -------------------------------------------------------------------------------------------------------------------
    PERIOD CHANGE                                                         123               (3)               120
    -------------------------------------------------------------------------------------------------------------------

    BALANCE, DECEMBER 31, 2003                                            208                7                215
    Unrealized gains on investment securities,
          net of tax of $3                                                  5               --                  5
    Add:  Reclassification adjustment for losses
          included in net income, net of tax of $2                          4               --                  4
    Less: Derivative instrument hedging activity loss, net of
          benefits of $(3) tax                                             --               (5)                (5)
    -------------------------------------------------------------------------------------------------------------------
    PERIOD CHANGE                                                           9               (5)                 4
    -------------------------------------------------------------------------------------------------------------------
    DECEMBER 31, 2004                                                    $217               $2               $219
    -------------------------------------------------------------------------------------------------------------------

                          NOTES TO FINANCIAL STATEMENTS
                                   (CONTINUED)


8.  BENEFIT PLANS

    PENSION AND OTHER POSTRETIREMENT BENEFITS

    The Company participates in a qualified, noncontributory defined benefit pension plan, a non-qualified pension plan and other postretirement benefits to retired employees through plans sponsored by Citigroup. The Company's share of net expense for these plans was not significant for 2004, 2003 and 2002.

    401(K) SAVINGS PLAN

    Substantially all of the Company's employees are eligible to participate in a 401(k) savings plan sponsored by Citigroup. The Company's expenses in connection with the 401(k) savings plan were not significant in 2004, 2003 and 2002. See Note 11.


9.  DERIVATIVE FINANCIAL INSTRUMENTS AND FAIR VALUE OF FINANCIAL INSTRUMENTS

    DERIVATIVE FINANCIAL INSTRUMENTS

    The Company uses derivative financial instruments, including financial futures, interest rate swaps, options and forward contracts, as a means of hedging exposure to foreign currency, equity price changes and/or interest rate risk on anticipated transactions or existing assets and liabilities. The Company does not hold or issue derivative instruments for trading purposes.

    The Company uses exchange traded financial futures contracts to manage its exposure to changes in interest rates that arise from the sale of certain insurance and investment products, or the need to reinvest proceeds from the sale or maturity of investments. To hedge against adverse changes in interest rates, the Company enters long or short positions in financial futures contracts, which offset asset price changes resulting from changes in market interest rates until an investment is purchased, or a product is sold. Futures contracts are commitments to buy or sell at a future date a financial instrument, at a contracted price, and may be settled in cash or through delivery.

    The Company uses equity option contracts to manage its exposure to changes in equity market prices that arise from the sale of certain insurance products. To hedge against adverse changes in the equity market prices, the Company enters long positions in equity option contracts with major financial institutions. These contracts allow the Company, for a fee, the right to receive a payment if the Standard and Poor's 500 Index falls below agreed upon strike prices.

    The Company enters into interest rate swaps in connection with other financial instruments to provide greater risk diversification and better match the cash flows from assets and related liabilities. Under interest rate swaps, the Company agrees with other parties to exchange, at specified intervals, the difference between fixed rate and floating rate interest amounts calculated by reference to an agreed notional principal amount. Generally, no cash is exchanged at the outset of the contract and no principal payments are made by either party. A single net payment is usually made by one counterparty at each due date.

    Forward contracts are used on an ongoing basis to hedge the Company's exposure to foreign currency exchange rates that result from the net investment in the Company's direct foreign currency investments. To hedge against adverse changes in exchange rates, the Company enters into contracts to exchange

                          NOTES TO FINANCIAL STATEMENTS
                                   (CONTINUED)


    foreign currency for U.S. Dollars with major financial institutions. These contracts cannot be settled prior to maturity. At the maturity date the Company must purchase the foreign currency necessary to settle the contracts.

    Several of the Company's hedging strategies do not qualify or are not designated as hedges for accounting purposes. This can occur when the hedged item is carried at fair value with changes in fair value recorded in earnings, the derivative contracts are used in a macro hedging strategy, the hedge is not expected to be highly effective, or structuring the hedge to qualify for hedge accounting is too costly or time consuming.

    The Company monitors creditworthiness of counterparties to these financial instruments by using criteria of acceptable risk that are consistent with on-balance-sheet financial instruments. The controls include credit approvals, limits and other monitoring procedures. Additionally, the Company enters into collateral agreements with its derivative counterparties. As of December 31, 2004 and 2003 the Company held collateral under these contracts amounting to approximately $101.5 million and $69.7 million, respectively.

    The table below provides a summary of the notional and fair value of derivatives by type:


                                                     DECEMBER 31, 2004                     DECEMBER 31, 2003
($ IN MILLIONS)                                                Fair Value                           Fair Value
                                                               ----------                           ----------
                                            Notional                              Notional
DERIVATIVE TYPE                               Amount      Assets    Liabilities     Amount     Assets    Liabilities
---------------                             --------------------------------------------------------------------------
Interest rate, equity and currency swaps        $228.5        $4.1         $12.5      $331.8      $12.2          $8.5
Financial futures                                216.9          --            --        92.2         --           --
Interest rate and equity options               1,031.6       135.4            --       491.0      115.1           --
Currency forwards                                  3.1          --            --         1.4         --           --
Credit derivatives                                 8.6         0.2           0.1         8.6        0.2           0.1
                                           ---------------------------------------------------------------------------
          TOTAL                              $1,488.70        0.2$          $0.1      $925.0       $0.2          $0.1
                                           ===========================================================================


    The following table summarizes certain information related to the Company's hedging activities for the years ended December 31, 2004 and 2003:

                                               Year Ended          Year Ended
    ($ IN MILLIONS)                      December 31, 2004   December 31, 2003
    ----------------------------------------------------------------------------
    Hedge ineffectiveness recognized
       related to fair value hedges                  $(3.8)              $(3.3)
    Hedge ineffectiveness recognized
       related to cash flow hedges                     (.1)                (.3)
    Net gain or loss from economic
       hedges in earnings                              (.6)                 8.1

    Cash flow transaction amounts expected to be reclassified from accumulated other changes in equity from nonowner sources into pre-tax earnings within twelve months from December 31, 2004 is not significant.

                          NOTES TO FINANCIAL STATEMENTS
                                   (CONTINUED)


    FINANCIAL INSTRUMENTS WITH OFF-BALANCE SHEET RISK

    In the normal course of business, the Company issues fixed and variable rate loan commitments and has unfunded commitments to partnerships and joint ventures. All of these commitments are to unaffiliated entities. The notional values of loan commitments at December 31, 2004 and 2003 were $34.4 million and $7.6 million, respectively. The notional values of other unfunded commitments were $19.9 million and $31.0 million at December 31, 2004 and 2003, respectively.

    FAIR VALUE OF CERTAIN FINANCIAL INSTRUMENTS

    The Company uses various financial instruments in the normal course of its business. Certain insurance contracts are excluded by SFAS No. 107, "Disclosure about Fair Value of Financial Instruments," and therefore are not included in the amounts discussed.

    At December 31, 2004, investments in fixed maturities had a carrying value and a fair value of $6.3 billion compared with a carrying value and a fair value of $5.4 billion at December 31, 2003. See Notes 1 and 2.

    At December 31, 2004, mortgage loans had a carrying value of $212.1 million and a fair value of $220.8 million and at December 31, 2003 had a carrying value of $135.4 million and a fair value of $147.6 million. In estimating fair value, the Company used interest rates reflecting the current real estate financing market.

    The carrying values of short-term securities were $420.0 million and $195.3 million in 2004 and 2003, respectively, which approximated their fair values. Policy loans, which are included in other invested assets, had carrying values of $31.9 million and $26.8 million in 2004 and 2003, respectively, which also approximated their fair values. The Company had interest rate and equity options with fair values of $135.4 million and $115.1 million, at December 31, 2004 and 2003, respectively, also included in other invested assets.

    The carrying values of $208.7 million and $260.6 million of financial instruments classified as other assets approximated their fair values at December 31, 2004 and 2003, respectively. The carrying values of $425.9 million and $439.2 million of financial instruments classified as other liabilities also approximated their fair values at December 31, 2004 and 2003, respectively. Fair value is determined using various methods, including discounted cash flows, as appropriate for the various financial instruments.

    At December 31, 2004 and 2003, contractholder funds with defined maturities had a carrying value of $2.8 billion and a fair value of $3.0 billion. The fair value of these contracts is determined by discounting expected cash flows at an interest rate commensurate with the Company's credit risk and the expected timing of cash flows. Contractholder funds without defined maturities had a carrying value of $610.6 million and a fair value of $543.2 million at December 31, 2004, compared with a carrying value of $677.7 million and a fair value of $527.3 million at December 31, 2003. These contracts generally are valued at surrender value.

                          NOTES TO FINANCIAL STATEMENTS
                                   (CONTINUED)


10. COMMITMENTS AND CONTINGENCIES

    LITIGATION

    In August 1999, an amended putative class action complaint captioned LISA MACOMBER, ET AL. VS. TRAVELERS PROPERTY CASUALTY CORPORATION, ET AL. was filed in New Britain, Connecticut Superior Court against the Company, its parent corporation, certain of the Company's affiliates (collectively TLA), and the Company's former affiliate, Travelers Property Casualty Corporation. The amended complaint alleges Travelers Property Casualty Corporation purchased structured settlement annuities from the Company and spent less on the purchase of those structured settlement annuities than agreed with claimants; and that commissions paid to brokers of structured settlement annuities, including an affiliate of the Company, were paid, in part, to Travelers Property Casualty Corporation. The amended complaint was dismissed and following an appeal by plaintiff in September 2002 the Connecticut Supreme Court reversed the dismissal of several of the plaintiff's claims. On May 26, 2004, the Connecticut Superior Court certified a nation wide class action. The class action claims against TLA are violation of the Connecticut Unfair Trade Practice Statute, unjust enrichment and civil conspiracy. On June 15, 2004, the Defendants, including TLA, appealed the Connecticut Superior Court's May 26, 2004 class certification order.

    In 2003 and 2004, several issues in the mutual fund and variable insurance product industries have come under the scrutiny of federal and state regulators. Like many other companies in our industry, the Company has received a request for information from the Securities and Exchange Commission (SEC) and a subpoena from the New York Attorney General regarding market timing and late trading. During 2004 the SEC requested additional information about the Company's variable product operations on market timing, late trading and revenue sharing, and the SEC, the National Association of Securities Dealers and the New York Insurance Department have made inquiries into these issues and other matters associated with the sale and distribution of insurance products. In addition, like many insurance companies and agencies, in 2004 and 2005 the Company received inquiries from certain state Departments of Insurance regarding producer compensation and bidding practices. The Company is cooperating fully with all of these requests and is not able to predict their outcomes.

    In addition, the Company is a defendant or co-defendant in various other litigation matters in the normal course of business. These include civil actions, arbitration proceedings and other matters arising in the normal course of business out of activities as an insurance company, a broker and dealer in securities or otherwise.

    In the opinion of the Company's management, the ultimate resolution of these legal and regulatory proceedings would not be likely to have a material adverse effect on the Company's financial condition or liquidity, but, if involving monetary liability, may be material to the Company's operating results for any particular period.

                          NOTES TO FINANCIAL STATEMENTS
                                   (CONTINUED)


11. RELATED PARTY TRANSACTIONS

    TIC handles banking functions, including payment of expenses for the Company and some of its non-insurance affiliates. In addition, Citigroup and certain of its subsidiaries provide investment management and accounting services, payroll, internal auditing, benefit management and administration, property management and investment technology services to the Company as of December 31, 2004 and 2003. Charges for these services are shared by the Company and TIC on cost allocation methods, based generally on estimated usage by department and were insignificant for the Company in 2004, 2003 and 2002.

    TIC maintains a short-term investment pool in which the Company participates. The position of each company participating in the pool is calculated and adjusted daily. At December 31, 2004 and 2003, the pool totaled approximately $4.1 billion and $3.8 billion, respectively. The Company's share of the pool amounted to $384.2 million and $124.6 million at December 31, 2004 and 2003, respectively, and is included in short-term securities in the balance sheet.

    At December 31, 2004 and 2003, the Company had investments in Tribeca Citigroup Investments Ltd., an affiliate of the Company, in the amounts of $13.8 million and $25.5 million, respectively. Income of $1.3 million, $6.6 million and $1.9 million was earned on these investments in 2004, 2003 and 2002, respectively.

    At December 31, 2004 and 2003 the Company had outstanding loaned securities to an affiliate, Citigroup Global Markets Inc., (CGMI) in the amount of $38.1 million and $7.1 million, respectively.

    The Company has other affiliated investments. The individual investment with any one affiliate was insignificant at December 31, 2004 and 2003.

    The Company's Travelers Target Maturity (TTM) Modified Guaranteed Annuity Contracts are subject to a limited guarantee agreement by TIC in a principal amount of up to $450 million. TIC's obligation is to pay in full to any owner or beneficiary of the TTM Modified Guaranteed Annuity Contracts principal and interest as and when due under the annuity contract to the extent that the Company fails to make such payment. In addition, TIC guarantees that the Company will maintain a minimum statutory capital and surplus level.

    The Company distributes fixed and variable annuity products through its affiliate Smith Barney (SB), a division of CGMI. Premiums and deposits related to these products were $506 million, $707 million and $821 million in 2004, 2003 and 2002, respectively. The Company also markets term and universal life products through SB. Premiums related to such products were $107.7 million, $87.5 million and $87.2 million in 2004, 2003 and 2002, respectively. Commissions and fees paid to SB were $50.2 million, $56.7 million and $57.5 million in 2004, 2003 and 2002, respectively.

    The Company also distributes deferred annuity products through its affiliates Primerica Financial Services, Inc. (PFS), CitiStreet Retirement Services, a division of CitiStreet LLC, (together with its subsidiaries, CitiStreet) and Citibank, N.A. (Citibank). Deposits received from PFS were $636 million, $628 million and $662 million in 2004, 2003 and 2002, respectively. Commissions and fees paid to PFS were $47.9 million, $52.4 million and $47.1 million in 2004, 2003 and 2002, respectively.

                          NOTES TO FINANCIAL STATEMENTS
                                   (CONTINUED)


    Deposits received from CitiStreet were $116 million, $82 million and $184 million in 2004, 2003 and 2002, respectively. Related commissions and fees paid to CitiStreet were $3.1 million, $2.3 million and $2.6 million in 2004, 2003 and 2002, respectively.

    Deposits received from Citibank were $112 million, $162 million and $117 million in 2004, 2003 and 2002, respectively. Commissions and fees paid to Citibank were $13.0 million, $12.4 million and $7.2 million in 2004, 2003 and 2002, respectively.

    The Company participates in a stock option plan sponsored by Citigroup that provides for the granting of stock options in Citigroup common stock to officers and other employees. To further encourage employee stock ownership, Citigroup introduced the WealthBuilder stock option program during 1997 and the Citigroup Ownership Program in 2001. Under these programs, all employees meeting established requirements have been granted Citigroup stock options. During 2001, Citigroup introduced the Citigroup 2001 Stock Purchase Program for new employees, which allowed eligible employees of Citigroup, including the Company's employees, to enter into fixed subscription agreements to purchase shares at the market value on the date of the agreements. During 2003 Citigroup introduced the Citigroup 2003 Stock Purchase Program, which allowed eligible employees of Citigroup, including the Company's employees, to enter into fixed subscription agreements to purchase shares at the lesser of the market value on the first date of the offering period or the market value at the close of the offering period. Enrolled employees are permitted to make one purchase prior to the expiration date. The Company's charge to income for these plans was insignificant in 2004, 2003 and 2002.

    Most leasing functions for TIC and the Company are administered by a Citigroup subsidiary. Rent expense related to leases is shared by the companies on a cost allocation method based generally on estimated usage by department. The Company's rent expense was insignificant in 2004, 2003 and 2002.

    During 2004 TLARC was established as a pure captive to reinsure 100% of the statutory-based risk associated with universal life contracts. Statutory premiums paid by the Company to TLARC totaled $927 million in 2004. Ceding commissions and experience refunds paid by TLARC to the Company totaled $913 million in 2004. The net amount paid was $14 million and was reported as a reduction of other income. See Note 3.

                          NOTES TO FINANCIAL STATEMENTS
                                   (CONTINUED)


12. RECONCILIATION OF NET INCOME TO NET CASH USED IN OPERATING ACTIVITIES

    The following table reconciles net income to net cash used in operating activities:

        ---------------------------------------------------- ---------------- ---------------- ----------------
        FOR THE YEAR ENDED DECEMBER 31,                             2004             2003             2002
        ($ IN MILLIONS)
        ---------------------------------------------------- ---------------- ---------------- ----------------
        Net Income                                                  $158             $119              $103
        Adjustments to reconcile net income to
           cash used in operating activities:
        Realized (gains) losses                                      (17)               7                31
        Deferred federal income taxes                                (47)             (39)               87
        Amortization of deferred policy acquisition costs            226              136                67
        Additions to deferred policy acquisition costs              (469)            (351)             (317)
        Investment income accrued                                     (7)             (37)             (35)
        Insurance reserves                                           (49)             (16)              (9)
        Other                                                        314              (44)              72
        ---------------------------------------------------- ---------------- ---------------- ----------------
        Net cash used in operations                                 $109            $(225)             $(1)
        ---------------------------------------------------- ---------------- ---------------- ----------------


13. NON-CASH INVESTING AND FINANCING ACTIVITIES

    There were no significant non-cash activities for the years end December 31, 2004, 2003 and 2002.

14. SUBSEQUENT EVENT

    On January 31, 2005, Citigroup announced that it had agreed to sell TIC, the Company and certain other domestic and international insurance businesses (the Life Insurance and Annuity Businesses) to MetLife, Inc. (MetLife) pursuant to an Acquisition Agreement (the Agreement). The transaction is subject to certain regulatory approvals, as well as other customary conditions to closing. Citigroup currently anticipates that the intended sale would be completed this summer.

    TIC's Primerica segment and certain other assets will remain with Citigroup. Accordingly, prior to the closing, TIC will distribute to its parent company, by way of dividend, Primerica Life Insurance Company and certain other assets.

    Subject to closing adjustments described in the Agreement, the contemplated sale price would be $11.5 billion.

    ITEM 9. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE.

    None.

    ITEM 9A. CONTROLS AND PROCEDURES

    DISCLOSURE CONTROLS AND PROCEDURES

    The Company's management, with the participation of the Company's Chief Executive Officer and Chief Financial Officer, has evaluated the effectiveness of the Company's disclosure controls and procedures (as such term is defined in Rules 13a-15(e) and 15d-15(e) under the Securities Exchange Act of 1934, as amended ("Exchange Act")) as of the end of the period covered by this report. Based on such evaluation, the Company's Chief Executive Officer and Chief Financial Officer have concluded that, as of the end of such period, the Company's disclosure controls and procedures are effective in recording, processing, summarizing and reporting, on a timely basis, information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act.

    INTERNAL CONTROL OVER FINANCIAL REPORTING

    There have not been any changes in the Company's internal control over financial reporting (as such term is defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act) during the fiscal quarter ended December 31, 2004 that have materially affected, or are reasonably likely to materially affect, the Company's internal control over financial reporting.

    ITEM 9B. OTHER INFORMATION

    Not Applicable

                                    PART III

    ITEM 10. DIRECTORS AND EXECUTIVE OFFICERS OF THE REGISTRANT.

    Omitted pursuant to General Instruction I(2)(c) of Form 10-K.

    ITEM 11. EXECUTIVE COMPENSATION.

    Omitted pursuant to General Instruction I(2)(c) of Form 10-K.

    ITEM 12. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.

    Omitted pursuant to General Instruction I(2)(c) of Form 10-K.

    ITEM 13. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.

    Omitted pursuant to General Instruction I(2)(c) of Form 10-K.

    ITEM 14. PRINCIPAL ACCOUNTANT FEES AND SERVICES

    The following is a description of the fees earned by KPMG for services rendered to the Company for the years ended December 31, 2004 and 2003.

    AUDIT FEES: Audit fees include fees paid by the Company to KPMG in connection with the annual audit of the Company's financial statements, KPMG's audits of subsidiary financial statements and KPMG's review of the Company's interim financial statements. Audit fees also include fees for services performed by KPMG that are closely related to the audit and in many cases could only be provided by the Company's independent registered public accounting firm. Such services include comfort letters and consents related to SEC registration statements and other capital raising activities and certain reports relating to the Company's regulatory filings, reports on internal control reviews required by regulators, due diligence on completed acquisitions and accounting advice on completed transactions. The aggregate fees earned by KPMG for audit services rendered to the Company totaled $345 thousand and $70 thousand in each of the years ended December 31, 2004 and 2003, respectively.

    AUDIT RELATED FEES: Audit related services include due diligence services related to contemplated mergers and acquisitions, accounting consultations, internal control reviews not required by regulators, securitization related services, employee benefit plan audits and certain attestation services as well as certain agreed upon procedures. The aggregate fees earned by KPMG for audit related services rendered to the Company were $4 thousand for the year ended December 31, 2004 and $3 thousand for the year ended December 31, 2003.

    TAX FEES: Tax fees include corporate tax compliance, counsel and advisory services as well as expatriate tax services. The Company did not incur any charges from KPMG for tax related services rendered to the Company for the years ended December 31, 2004 and 2003.

    ALL OTHER FEES: The Company did not incur any charges from KPMG for other services rendered to the Company for matters such as general consulting for the years ended December 31, 2004 and 2003.

    The Company did not engage KPMG for any additional non-audit services other than those permitted under its policy, unless such services were individually approved by the Citigroup audit and risk management committee.

    APPROVAL OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM SERVICES AND FEES:
    Citigroup's audit and risk management committee has reviewed and approved all fees charged by Citigroup's independent registered public accounting firm, and actively monitored the relationship between audit and non-audit services provided. The audit and risk management committee has concluded that the provision of services by KPMG was consistent with the maintenance of the external auditors' independence in the conduct of its auditing functions. Effective January 1, 2003, Citigroup adopted a policy that it and its subsidiaries would no longer engage its primary independent registered public accounting firm for non-audit services other than "audit related services," as defined by the SEC, certain tax services, and other permissible non-audit services as specifically approved by the chair of the audit and risk management committee and presented to the full committee at its next regular meeting. The policy also includes limitations on the hiring of KPMG partners and other professionals to ensure that the Company satisfies the SEC's auditor independence rules.

    During 2004, the following changes were made in Citigroup's policy for approval of audit fees and services. Pre-approval of the audit and risk management committee is required for all internal control engagements and, effective December 31, 2004, Citigroup further restricted the scope of tax services that may be provided by KPMG and determined that it will no longer use KPMG for tax advisory services, including consulting and tax planning, except as related to tax compliance services.

    Under the Citigroup policy approved by the audit and risk management committee, the committee must pre-approve all services provided by Citigroup's independent registered public accounting firm and fees charged. The committee will consider annually the provision of audit services and, if appropriate, pre-approve certain defined audit fees, audit related fees, tax fees and other fees with specific dollar value limits for each category of service. The audit and risk management committee will also consider on a case by case basis and, if appropriate, approve specific engagements that are not otherwise pre-approved. Any proposed engagement that does not fit within the definition of a pre-approved service may be presented to the chair of the audit and risk management committee for approval and to the full audit and risk management committee at its next regular meeting. The policy includes limitations on hiring of partners or other professional employees of KPMG that require adjustments to KPMG 's audit approach if there is any apparent conflict, and at all times we are mindful of the independence requirements of the SEC in considering employment of these individuals.

    Administration of the policy is centralized within, and monitored by, Citigroup senior corporate financial management, which reports throughout the year to the audit and risk management committee.


                                     PART IV


    ITEM 15. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

    (a) Documents filed:

            (1) Financial Statements. See index on page 15 of this report.

            (2) Financial Statement Schedules. See index on page 57 of this report.

            (3) Exhibits. See Exhibit Index on the following page.

                                  EXHIBIT INDEX

EXHIBIT
  NO.       DESCRIPTION

3.          Articles of Incorporation and By-Laws


                a.) Charter of The Travelers Life and Annuity Company (the
                    "Company"), as amended on April 10, 1990, incorporated herein by reference to Exhibit 6(a) to the Registration Statement on Form N-4, File No. 33-58131, filed on March 17, 1995.

                b.) By-laws of the Company as amended October 20, 1994,
                    incorporated herein by reference to Exhibit 6(b) to the Registration Statement on Form N-4, File No. 33-58131, filed on March 17, 1995.


14.01 Citigroup Code of Ethics for Financial Professionals, incorporated by reference to Exhibit 14.01 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2002.

31.01+ Certification of chief financial officer pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.

31.02+ Certification of chief executive officer pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.

32.01+ Certification pursuant to 18 U.S.C. Section 1350 as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.


----------
+Filed herewith

                                   SIGNATURES

Pursuant to the requirements of Section 13 or 15 (d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on the 30th day of March, 2005.


                     THE TRAVELERS LIFE AND ANNUITY COMPANY
                                  (Registrant)


         By:      /s/GLENN D. LAMMEY
                  --------------------------------------------
                  Glenn D. Lammey
                  Senior Executive Vice President,
                  Chief Financial Officer and Chief Accounting Officer (Principal Financial Officer and Principal Accounting Officer)

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed by the following persons on behalf of the registrant and in the capacities indicated on the 30th day of March, 2005.


SIGNATURE                             CAPACITY

/s/ George C. Kokulis                 Director, Chief Executive Officer
------------------------
(George C. Kokulis)                   (Principal Executive Officer)

/s/ Glenn D. Lammey                   Director, Chief Financial Officer and
------------------------              Chief Accounting Officer
(Glenn D. Lammey)                     (Principal Financial Officer and
                                      Principal Accounting Officer)

/s/ Kathleen L. Preston               Director
------------------------
(Kathleen L. Preston)

/s/ Marla Berman Lewitus              Director
------------------------
(Marla Berman Lewitus)

/s/ Edward W. Cassidy                 Director
------------------------
(Edward W. Cassidy)

/s/ William P. Krivoshik              Director
------------------------
(William P. Krivoshik)


Supplemental Information to be Furnished With Reports Filed Pursuant to Section 15(d) of the Act by Registrants Which Have Not Registered Securities pursuant to
Section 12 of the Act: NONE

No Annual Report to Security Holders covering the registrant's last fiscal year or proxy material with respect to any meeting of security holders has been sent, or will be sent, to security holders.

                     THE TRAVELERS LIFE AND ANNUITY COMPANY


         INDEX TO FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULES


                                                                            PAGE
      The Travelers Life and Annuity Company
           Report of Independent Registered Public Accounting Firm            *
           Statements of Income                                               *
           Balance Sheets                                                     *
           Statements of Changes in Shareholder's Equity                      *
           Statements of Cash Flows                                           *
           Notes to Financial Statements                                      *

      Report of Independent Registered Public Accounting Firm                 58

      Schedule I - Summary of Investments - Other than
                   Investments in Related Parties 2004                        59

      Schedule III - Supplementary Insurance Information 2002-2004            60

      Schedule IV - Reinsurance 2002-2004                                     61


All other schedules are inapplicable for this filing.








* See index on page 15.

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM




The Board of Directors and Shareholder
The Travelers Life and Annuity Company:


Under date of March 28, 2005, we reported on the balance sheets of The Travelers Life and Annuity Company as of December 31, 2004 and 2003, and the related statements of income, changes in shareholder's equity and cash flows for each of the years in the three-year period ended December 31, 2004, which are included in the Form 10-K. In connection with our audits of the aforementioned financial statements, we also audited the related financial statement schedules as listed in the accompanying index. These financial statement schedules are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statement schedules based on our audits.

In our opinion, such financial statement schedules, when considered in relation to the basic consolidated financial statements taken as a whole, present fairly, in all material respects, the information set forth therein.

As discussed in Note 1 to the financial statements, the Company changed its methods of accounting and reporting for certain nontraditional long-duration contracts and for separate accounts in 2004 and for goodwill and intangible assets in 2002.

/s/ KPMG LLP

Hartford, Connecticut
March 28, 2005

                                   SCHEDULE I
       SUMMARY OF INVESTMENTS - OTHER THAN INVESTMENTS IN RELATED PARTIES
                                DECEMBER 31, 2004
                                 ($ IN MILLIONS)

---------------------------------------------------------------------------------------------------------------------------
                                                                                                        AMOUNT SHOWN IN
TYPE OF INVESTMENT                                                          COST          VALUE        BALANCE SHEET (1)
---------------------------------------------------------------------------------------------------------------------------
Fixed Maturities:
   Bonds:
      U.S. Government and government agencies and authorities                $719           $741                   $741
      States, municipalities and political subdivisions                        57             65                     65
      Foreign governments                                                      63             69                     69
      Public utilities                                                        354            382                    382
      Convertible bonds and bonds with warrants attached                       25             28                     28
      All other corporate bonds                                             4,707          4,970                  4,970
---------------------------------------------------------------------------------------------------------------------------
           Total Bonds                                                      5,925          6,255                  6,255
   Redeemable Preferred Stocks                                                  4              6                      6
---------------------------------------------------------------------------------------------------------------------------
      Total Fixed Maturities                                                5,929          6,261                  6,261
---------------------------------------------------------------------------------------------------------------------------

Equity Securities:
   Common Stocks:
      Industrial, miscellaneous and all other                                  12             15                     15
---------------------------------------------------------------------------------------------------------------------------
           Total Common Stocks                                                 12             15                     15
   Non-Redeemable Preferred Stocks                                              4              4                      4
---------------------------------------------------------------------------------------------------------------------------
      Total Equity Securities                                                  16             19                     19
---------------------------------------------------------------------------------------------------------------------------

Mortgage Loans                                                                212                                   212
Policy Loans (4)                                                               32                                    32
Short-Term Securities                                                         420                                   420
Other Investments (2) (3)                                                     312                                   312
---------------------------------------------------------------------------------------------------------------------------
         Total Investments                                                 $6,921                                $7,256
===========================================================================================================================

(1) Determined in accordance with methods described in Notes 1 and 2 of Notes to Financial Statements.

(2) Excludes cost and carrying value of investments in related parties of $72 million and $73 million, respectively.

(3) Includes derivatives marked to market and recorded at fair value in the balance sheet.

(4) Included in other invested assets on balance sheet.

                     THE TRAVELERS LIFE AND ANNUITY COMPANY

                                  SCHEDULE III
                       SUPPLEMENTARY INSURANCE INFORMATION
                                    2002-2004
                                 ($ IN MILLIONS)

------------------------------------------------------------------------------------------------------------------------------------
                                                                            BENEFITS,       AMORTIZATION
                  DEFERRED       FUTURE POLICY                              CLAIMS,         OF DEFERRED
                  POLICY         BENEFITS, LOSSES,             NET          LOSSES AND      POLICY          OTHER
                  ACQUISITION    CLAIMS AND LOSS     PREMIUM   INVESTMENT   SETTLEMENT      ACQUISITION     OPERATING     PREMIUMS
                  COSTS          EXPENSES (1)        REVENUE   INCOME       EXPENSES (2)    COSTS           EXPENSES      WRITTEN
------------------------------------------------------------------------------------------------------------------------------------
     2004            $1,522         $6,306             $40        $389         $326             $226           $63           $40

     2003            $1,279         $5,610             $41        $356         $307             $136           $49           $41

     2002            $1,064         $5,032             $43        $312         $275              $67           $32           $43


(1) Includes contractholder funds.

(2) Includes interest credited on contractholder funds.

                     THE TRAVELERS LIFE AND ANNUITY COMPANY

                                   SCHEDULE IV
                                   REINSURANCE
                                 ($ IN MILLIONS)

--------------------------------------------------------------------------------------------------------------------------
                                                                                                             PERCENTAGE
                                                                            ASSUMED                           OF AMOUNT
                                                    CEDED TO OTHER         FROM OTHER                        ASSUMED TO
                                 GROSS AMOUNT          COMPANIES           COMPANIES        NET AMOUNT           NET
--------------------------------------------------------------------------------------------------------------------------
2004
----

Life Insurance In Force            $54,886               $44,286            $ --              $10,600             --%
Premiums:
   Annuity                              $6               $    --            $ --                   $6
   Individual life                      68                    34                                   --             34
                                                         -------            ----              -------            ---
      Total Premiums                   $74                  $ 34            $ --                  $40             --%
                                                         =======            ====              =======            ===
2003
----

Life Insurance In Force            $43,671               $34,973            $ --               $8,698             --%
Premiums:
   Annuity                              $4                  $ --                                 $ --            $ 4
   Individual Life                      62                    25                                   --             37
                                                         -------            ----              -------            ---
      Total Premiums                   $66                  $ 25            $ --                  $41             --%
                                                         =======            ====              =======            ===
2002
----

Life Insurance In Force            $35,807               $29,261            $ --               $6,546             --%
Premiums:
   Annuity                              $5                  $ --                                 $ --            $ 5
   Individual life                      53                    15                                   --             38
                                                         -------            ----              -------            ---
      Total Premiums                   $58                   $15            $ --                  $43             --%
                                                         =======            ====              =======            ===

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L-21256                                                              May 2, 2005